As Filed with the Securities and Exchange Commission on September 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Golden Path Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Park Avenue,

New York,

New York 10017

(917) 267-4569

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shaosen Cheng

Chief Executive Officer

Golden Path Acquisition Corporation

100 Park Avenue,
New York,
New York 10017
(917) 267-4569

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Bill Huo, Esq. Brian C. Daughney, Esq. Becker & Poliakoff LLP 45 Broadway, 17th Floor New York, NY 10006 (212) 599-3322	Yang Ge, Esq. James Chang, Esq. DLA Piper UK LLP 20th Floor, South Tower, Kerry Center No. 1 Guanghua Road, Chao Yang District Beijing, People’s Republic of China, 100020 +86 (10) 8520-0616

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share(2)	44,934,455	10.45	$469,565,054.70	$51,229.55
			$469,565,054.70	$51,229.55

(1)

Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices ($10.45) of the Golden Path Acquisition Corporation ordinary shares on the Nasdaq Capital Market as of September 28, 2021.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to the terms of the Business Combination and Merger Agreement as described in this Proxy/Registration Statement, Golden Path Acquisition Corporation (“Golden Path”) will be issuing to the shareholders of MC Hologram Inc. (“MC”), a Cayman Islands exempted company, an aggregate of 44,554,455 Golden Path Acquisition Corporation ordinary shares equal to approximately 84.07% of the post transaction ordinary shares issued and outstanding of Golden Path. Pursuant to a finder agreement, Golden Path will be issuing to Peace Asset Management Ltd. (“Peace Asset Management”) an aggregate of 380,000 ordinary shares. All of the ordinary shares to be issued to the MC shareholders and Peace Asset Management in connection with the Business Combination will be freely transferable under the Securities Act of 1933 without restriction or further registration under the Securities Act, by virtue of this Proxy/Registration Statement on Form S-4, subject, however, to contractually agreed upon lock-up agreements entered into by the MC shareholders and Peace Asset Management which will prohibit the sale, transfer or assignment of 41,934,455 of such ordinary shares upon the terms and conditions contained in the lock-up agreements as described elsewhere in this Proxy/Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

GOLDEN PATH ACQUISITION CORPORATION PRELIMINARY— PROXY STATEMENT AND PROSPECTUS

SUBJECT TO COMPLETION DATED SEPTEMBER [●], 2021

PROXY STATEMENT/PROSPECTUS FOR 44,934,455 ORDINARY SHARES
AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
GOLDEN PATH ACQUISITION CORPORATION

The Board of Directors of Golden Path Acquisition Corporation, a Cayman Islands exempted company, has unanimously approved the transaction (collectively, the “Business Combination”) contemplated by that certain Business Combination and Merger Agreement dated as of September 10, 2021 (“Business Combination Agreement” or “Merger Agreement”) by and among Golden Path Acquisition Corporation (“Golden Path”), Golden Path Merger Sub Corporation (“Golden Path Merger Sub”), a Cayman Islands exempted company incorporated for the purpose of effectuating the Business Combination, and MC Hologram Inc. (“MC”), a Cayman Islands exempted company. A copy of the Business Combination Agreement without exhibits is attached to this Proxy Statement as Annex A. As used in this proxy statement/prospectus, “New Golden Path” refers to Golden Path after giving effect to the consummation of the Business Combination and being renamed as MicroCloud Hologram Inc.

Pursuant to the Business Combination Agreement, MC will merge with Golden Path Merger Sub and survive the merger and continue as the surviving company and a wholly-owned subsidiary of New Golden Path and continue its business operations. The shareholders of MC will receive an aggregate of 44,554,455 Golden Path ordinary shares equal to approximately 84.07% of the post transaction ordinary shares issued and outstanding of Golden Path: (i) assuming that none of the current shareholders of Golden Path elect to redeem their ordinary shares in Golden Path; (ii) excluding ordinary shares underlying the warrants issued by Golden Path in its initial public offering completed on June 24, 2021 (“IPO”) and warrants to acquire 135,250 ordinary shares held by our sponsor, Greenland Asset Management Corporation; (iii) giving effect to the conversion of Golden Path Rights issued in its IPO and private placement into 602,050 ordinary shares; and (iv) the issuance of an aggregate of 380,000 ordinary shares as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate. The time that the Business Combination becomes effective is referred to as the “Effective Time”.

MC operates its business through its subsidiaries in the PRC in which MC owns equity interests. As such, in light of the recent statements and regulatory actions by the PRC government, such as those related to the use of data security and anti-monopoly concerns, MC may be subject to the risks of uncertainty of any future actions of the PRC government in this regard, which may result in a material change in MC’s operations, including the ability of MC to carry on its current business or accept foreign investments, and any resulting adverse change in value to New Golden Path’s ordinary shares. MC may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the Chinese Securities Regulatory Commission, if it fails to comply with such rules and regulations, which could adversely affect the ability of MC to list on Nasdaq or another foreign exchange, which may cause the value of New Golden Path securities to significantly decline or become worthless. For a detailed description of the risks facing MC, please refer to “Risk Factors — Risk Factors Relating to Doing Business in China — Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on MC’s business, financial condition and results of operations.”

This proxy statement/prospectus is intended to cover the issuance of 44,554,455 ordinary shares being issued to certain MC shareholders and the resale of such ordinary shares subject to the lock-up and resale restrictions provided in the Business Combination Agreement as described elsewhere in this proxy/registration statement, which lock-up and resale restrictions shall prohibit the sale, transfer or assignment of 41,554,455 of such ordinary shares being issued to the MC shareholders. This proxy statement/prospectus is also intended to cover the issuance of 380,000 ordinary shares being issued to Peace Asset Management and resale of such ordinary shares subject to the same lock-up and resale restrictions as those applicable to our Sponsor.

Golden Path’s ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GPCO”. Golden Path will apply for listing of the ordinary shares to be issued to the MC shareholders, and in connection therewith, apply for listing of the New Golden Path ordinary shares on the Nasdaq Capital Market (including the presently outstanding Golden Path ordinary shares) under a new symbol [“●”] to reflect the change of business resulting from the Business Combination and the anticipated name change from Golden Path to MicroCloud Hologram Inc. immediately following the Business Combination. It is a condition to the consummation of the Business Combination that Golden Path receives confirmation from Nasdaq that New Golden Path has been conditionally approved for listing on the Nasdaq Capital Market following completion of the Business Combination. There can be no assurance that such listing condition will be satisfied or that Golden Path will receive confirmation from Nasdaq. If such listing condition is not met or if Golden Path does not receive confirmation, the Business Combination will not be consummated unless the parties waive the Nasdaq listing condition. Additionally, Golden Path also intends to obtain a new trading symbol of [“●W”] for its publicly traded warrants.

The accompanying proxy statement/prospectus provides shareholders of Golden Path with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting (defined below) of Golden Path. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in its entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 22 of the accompanying proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying Proxy Statement/Prospectus is dated [●], 2021 and first mailed to the shareholders of Golden Path Acquisition Corporation on or about [●], 2021

GOLDEN PATH ACQUISITION CORPORATION

100 Park Avenue

New York

New York 10017

To the Shareholders of Golden Path Acquisition Corporation:

You are cordially invited to attend the Extraordinary General Meeting of Golden Path Acquisition Corporation. (“Golden Path,” “GPCO,” “we,” “our,” or “us”), which will be held at 10:00 a.m., Eastern Time, on [●], 2021 (the “Extraordinary General Meeting”) at the offices of Becker & Poliakoff LLP, 45 Broadway, 17th Floor, New York, NY 10006. Golden Path is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “target business” (the “Business Combination”). Golden Path completed its initial public offering on June 24, 2021.

One of the matters you will be asked to vote on at the Extraordinary General Meeting is the approval of a merger agreement and plan of merger, dated as of September 10, 2021 (the “Merger Agreement”), which provides for a Business Combination between Golden Path, Golden Path Merger Sub Corporation (“Golden Path Merger Sub”), a Cayman Islands exempted company incorporated for the purpose of effectuating the Business Combination, MC Hologram Inc. (“MC”), a Cayman Islands exempted company. Pursuant to the Merger Agreement, the Golden Path Merger Sub will merge with and into MC, with MC surviving the merger to become a wholly owned subsidiary of Golden Path. For the purposes of this proxy statement/prospectus, “New Golden Path” refers to Golden Path after the consummation of the Business Combination.

The aggregate consideration for the Business Combination is $450,000,000, payable to the shareholders of MC in the form of approximately 44,554,455 newly issued Golden Path ordinary shares valued at $10.10 per ordinary share.

Upon the closing of the Business Combination, the following transactions and events will also be consummated:

●	The board of directors of Golden Path will be reconstituted to be comprised of a total of five (5) persons, four (4) of whom shall be nominees of MC and one of whom shall be a nominee of Golden Path;

●	Golden Path shall change its name to MicroCloud Hologram Inc.;

●	The MC shareholders shall enter into a registration rights agreement whereby the ordinary shares of Golden Path to be received by them shall be registered for resale under the Securities Act; and

●

The MC shareholders will execute lock-up agreements where such persons will agree not to sell, transfer or assign, except for estate planning purposes or to persons who agree to the terms of the lock-up period, any securities of New Golden Path held by them (an aggregate of 41,554,455 ordinary shares until the earlier of (i) six (6) months after the date of the consummation of Business Combination or (ii) the date on which the closing price of Golden Path ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination. Additionally, our sponsor and our officers and directors have previously executed a lockup agreement covering all the securities held by them under the same terms and conditions.

At the Extraordinary General Meeting, Golden Path shareholders will be asked to consider and vote upon the following proposals:

1.	Approval of the Business Combination (the “Business Combination Proposal” or “Proposal 1”);

2.	Approval of the appointment of five (5) members to the Board of directors of Golden Path (the “Director Election Proposal” or “Proposal 2”);

3.

Approval for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), the issuance by Golden Path of an aggregate of 44,554,455 newly issued Golden Path ordinary shares to the MC shareholders pursuant to the Merger Agreement and the issuance of an aggregate of 380,000 ordinary shares as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate (the “Nasdaq Stock Issuance Proposal” or “Proposal 3”);

4.	Approval by way of special resolution to change the name of Golden Path to MicroCloud Hologram Inc. (the “Name Change Proposal” or “Proposal 4”). For the purposes of the laws of the Cayman Islands, the full text of the resolution is as follows: “RESOLVED, as a special resolution, that the Company change its name from “Golden Path Acquisition Corporation” to “MicroCloud Hologram Inc.” and, subject to the provisions of the Companies Act (Revised), the change of name shall take effect immediately from the passing this resolution;”

5.	Approval by way of special resolution of all other changes in connection with the amendment, restatement and replacement of the Golden Path’s memorandum and articles of association including, among other things, (1) making New Golden Path’s corporate existence perpetual, and (2) removing certain provisions related to Golden Path’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination (the “Articles Amendment Proposal” or “Proposal 5”). For the purposes of the laws of the Cayman Islands, the full text of the resolution is as follows: “RESOLVED, as a special resolution, that the Memorandum of Association and the Articles of Association, copies of which are attached to the accompanying proxy statement/prospectus, be and are hereby adopted as the memorandum and articles of association of the Company in substitution for and to the exclusion of the Company’s existing Memorandum of Association and Articles of Association;” and

6.	Approval to adjourn the Extraordinary General Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus, which we refer to as the “Adjournment Proposal” or Proposal 6”) and, together with the Business Combination Proposal, the Director Election Proposal, the Nasdaq Stock Issuance Proposal, the Name Change Proposal, the Articles Amendment Proposal and the Adjournment Proposal, the “Proposals.”

If the Business Combination Proposal is not approved, neither the Director Election Proposal, the Nasdaq Stock Issuance Proposal, Name Change Proposal, nor the Articles Amendment Proposal will be presented to the Golden Path shareholders for a vote. The approval of all of the Proposals other than the Adjournment Proposal are preconditions to the closing of the Business Combination with MC.

It is anticipated that, upon the consummation of the Business Combination, MC shareholders will own approximately 84.07% of the issued New Golden Path ordinary shares and the other shareholders of Golden Path, including the Sponsor (as defined below), will own approximately 15.93% of the issued New Golden Path ordinary shares.

These relative percentages assume that: (i) none of Golden Path’s existing public shareholders exercise their redemption rights, as discussed herein; (ii) Golden Path Rights are automatically converted to New Golden Path ordinary shares upon the consummation of the Business Combination; (iii) there is no exercise of Golden Path Warrants prior to the consummation of the Business Combination; and (iv) the issuance of an aggregate of 380,000 ordinary shares as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate; If any of Golden Path’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of Golden Path’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

Following the Business Combination, Golden Path will have the following securities issued and outstanding:

●

52,392,455 ordinary shares consisting of (i) 7,458,000 ordinary shares held by Golden Path shareholders and its Sponsor; (ii) the 44,554,455 newly issued Golden Path ordinary shares to the MC shareholders pursuant to the Merger Agreement; and 380,000 ordinary shares to be issued as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate for Golden Path;

●	Warrants to acquire an aggregate of 2,875,000 ordinary shares with an exercise price of $11.50 per share held by existing shareholders, other than the Sponsor; and

●	Warrants held by our Sponsor to acquire 135,250 ordinary shares with an exercise price of $11.50 per share.

●	Rights held by our Sponsor are automatically converted to 27,050 ordinary shares upon the consummation of the Business Combination.

●	Rights held by our existing public shareholders are automatically converted to 575,000 ordinary shares upon the consummation of the Business Combination.

These relative percentages assume that (i) none of Golden Path’s existing public shareholders exercise their redemption rights, as discussed herein; (ii) Golden Path Rights are automatically converted to New Golden Path ordinary shares upon the consummation of the Business Combination; and (iii) there is no exercise of Golden Path Warrants prior to the consummation of the Business Combination. If any of Golden Path’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of Golden Path’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

The Golden Path Units, Golden Path ordinary shares, Golden Path Rights and Golden Path Warrants are currently listed on the Nasdaq Capital Market under the symbols “GPCOU,” “GPCO,” “GPCOR” and “GPCOW” respectively. New Golden Path intends to apply to list the New Golden Path ordinary shares on the Nasdaq Capital Market under the symbols “[●]”, in connection with the closing of the Business Combination. Golden Path cannot assure you that the New Golden Path ordinary shares will be approved for listing on Nasdaq Capital Market.

Investing in New Golden Path securities involves a high degree of risk. See “Risk Factors” beginning on page 22 for a discussion of information that should be considered in connection with an investment in New Golden Path securities.

As of September 10, 2021, there was approximately $58,075,671.26 in Golden Path’s trust account. On September 22, 2021, the last sale price of Golden Path ordinary shares was $9.90.

Pursuant to Golden Path’s amended and restated articles of association, Golden Path is providing its public shareholders with the opportunity to redeem all or a portion of their shares of Golden Path ordinary shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Golden Path’s trust account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding shares of Golden Path ordinary shares that were sold in Golden Path’s IPO. Golden Path estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.10 at the time of the Extraordinary General Meeting. Golden Path’s public shareholders may elect to redeem their shares even if they vote for the Business Combination or the other Proposals or do not vote at all. Golden Path has no specified maximum redemption threshold under the Golden Path’s memorandum and articles of association.

Golden Path is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. Only holders of Golden Path ordinary shares are entitled to vote on the Proposals. The Sponsor, which own in the aggregate approximately 22.90% of Golden Path ordinary shares as of the record date, has agreed to vote its Golden Path ordinary shares in favor of the Business Combination Proposal, and intends to vote for the Director Election Proposal, the Nasdaq Stock Issuance Proposals, the Name Change Proposal, the Articles Amendment Proposal and the Adjournment Proposal, although there is no agreement in place with respect to voting on those proposals.

Each Golden Path shareholder’s vote is very important. Whether or not you plan to attend the Extraordinary General Meeting in person, please submit your proxy card without delay. Golden Path’s shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a Golden Path shareholder from voting in person if such shareholder subsequently chooses to attend the Extraordinary General Meeting. If you are a holder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals. And broker non-votes will have no effect on any of the Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting of shareholders and, if a quorum is present, will have the effect of a vote against the Business Combination Proposal and no effect on the Adjournment Proposal. If you are a Golden Path shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 22.

Golden Path board of directors has unanimously approved the Merger Agreement and the transactions contemplated therein and described elsewhere in this the Proxy/Registration Statement, and unanimously recommends that Golden Path shareholders vote “FOR” approval of each of the Proposals. When you consider Golden Path board of director’s recommendation of these Proposals, you should keep in mind that Golden Path’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

On behalf of the Golden Path board of directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Sincerely,

/s/ Shaosen Cheng
Shaosen Cheng
Chairman and Chief Executive Officer
Golden Path Acquisition Corporation
[●], 2021

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Golden Path with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact:

Golden Path Solicitation Agent:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

or

Golden Path Acquisition Corporation

4100 Park Avenue

New York,

New York 10017

Tel.: (917) 267-4569

If you would like to request documents, please do so no later than one week prior to the meeting date to receive them before the Extraordinary General Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about Golden Path, Golden Path Merger Sub and MC. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. Neither of Golden Path, New Golden Path, Golden Path Merger Sub, nor MC has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement/prospectus, references to:

●	“Business Combination” are to the transaction contemplated by Merger Agreement;

●	“CAGR” are to compound annual growth rate;

●	“China” or “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and the Macao Special Administrative Region;

●	“Closing Date” are to the date on which the Business Combination is consummated;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended:

●	“Extraordinary General Meeting” are to the extraordinary general meeting of Golden Path to be held at 10:00 a.m., Eastern Time, on [●], 2021:

●	“Golden Path”, “the Company”, “we”, “our” or “us” are to Golden Path Acquisition Corporation;

●	“Golden Path Merger Sub” are to Golden Path Merger Sub Corporation;

●	“Golden Path Rights” with respect to each right, are to the right of a holder to receive one-tenth (1/10) of a New Golden Path ordinary share upon the consummation of the Business Combination;

●	“Golden Path Units” with respect to each unit, are to a combination of one Golden Path ordinary share, one Golden Path Right and one Golden Path Warrant;

●	“Golden Path Warrants” with respect to each warrant, are to one warrant that is exercisable to purchase one-half (1/2) of one Golden Path ordinary share prior to the consummation of the Business Combination, or one New Golden Path ordinary share after the consummation of the Business Combination;

●	“HKD” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“IPO” are to the initial public offering of 5,750,000 units of Golden Path consummated on June 24, 2021;

●	“iResearch” are to Shanghai iResearch Consulting Co., Ltd., a third-party professional industry research firm;

●	“iResearch Report” are to the independent market research for the PRC hologram technology service industry prepared by iResearch;

●	“LOI” are to a letter of intent executed between MC and Golden Path prior to the Merger Agreement;

●	“MC” are to MC Hologram Inc.;

●	“MC Shareholders” are collectively to Best Road Holdings Limited, Tiger Initiative Investment Ltd, Super plus Holding Limited, Import & Export Guojin Development Co., Ltd, Wu Yue Investment Ltd, Lucky monkey Holding Limited, Sensegain Prosperity Holding Limited, Innovation Spark Technology Limited, Kobecho Holdings Limited, Brilliantrf Holdings Limited, Jintgian Tiyqi Holdings Limited, Hangzhou Chuyuan Investment Partnership (Limited Partnership), Bright Brothers Holdings Limited, Bright Hill Holdings Limited, Sensegain Glitter Holding Limited, Vision Ace Limited.;

●	“Merger” are to the transaction between Golden Path, Golden Path Merger Sub, and MC under the Merger Agreement;

●

“Merger Agreement” or “Business Combination Agreement” are to the Business Combination and Merger Agreement dated September 10, 2021 by and among Golden Path, Golden Path Merger Sub, and MC, whereby the Golden Path Merger Sub will merge with and into MC, with MC continuing as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Golden Path;

●	“MOFCOM” are to the Ministry of Commerce of the People’s Republic of China;

●	“New Golden Path” are to Golden Path after the consummation of the Business Combination whereby the Golden Path Merger Sub will merge with and into MC with MC continuing as the surviving company and becoming a wholly owned subsidiary of Golden Path;

●	“Plan of Merger” are to the statutory plan of merger (the form of which is attached as Annex A to the Merger Agreement) to be filed with the Registrar of Companies in the Cayman Islands;

●	“Proposals” are to the Business Combination Proposal, the Director Election Proposal, the Nasdaq Stock Issuance Proposal, the Name Change Proposal, the Article Amendment Proposal and the Adjournment Proposal;

●	“Qianhaiyoushi” are to Shenzhen Qianhaiyoushi Technology Co., Ltd.;

●	“RMB” or “Renminbi” are to the legal currency of the PRC;

●	“SAFE” are to the State Administration for Foreign Exchange;

●	“SEC” are to the Securities and Exchange Commission;

●	“Shanghai Mengyun” are to Shanghai Mengyun holographic technology Co., Ltd.;

●	“Shenzhen Bowei” are to Shenzhen Bowei Vision Technology Co., Ltd.;

●	“Sponsor” are to Greenland Asset Management Corporation, a British Virgin Islands company;

●	“Shenzhen Tianyuemeng” are to Shenzhen Tianyuemeng Technology Co., Ltd.;

●	“US Dollars,” “$,” or “US$” are to the legal currency of the United States;

●	“U.S. GAAP” are to accounting principles generally accepted in the United States;

●	“WFOE” are to Beijing Xihuiyun Technology Co., Ltd; and

●	“Yijia Network” are to Shenzhen Yijia Network Technology Co., Ltd.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this proxy statement/prospectus were calculated at the rate of RMB 1.00 to USD 0.1533, representing the mid-point reference rate set by Peoples’ Bank of China on December 31, 2020. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed by Golden Path (File No. 333-________) with the SEC, constitutes a prospectus of Golden Path under Section 5 of the Securities Act, with respect to the issuance of Golden Path ordinary shares to MC’s shareholders if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Extraordinary General Meeting at which Golden Path’s shareholders will be asked to consider and vote upon the Proposals to approve the Business Combination.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

Golden Path files periodic report under the Securities Exchange Act of 1934, as amended with the SEC which can be found at http://www.sec.gov. After the consummation of the Business Combination, New Golden Path will continue to file its Annual Report on Form 10-K with the SEC no later than 90 days following its fiscal year end. You can read Golden Path’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact Golden Path’s proxy solicitor, Advantage Proxy, Inc. at:

P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

All information contained in this proxy statement/prospectus relating to Golden Path and Golden Path Merger Sub has been supplied by Golden Path, and all such information relating MC has been supplied by MC. Information provided by either of Golden Path or MC does not constitute any representation, estimate or projection of the other party.

Neither Golden Path, New Golden Path, Golden Path Merger Sub, nor MC has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of New Golden Path, Golden Path and/or MC and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MC,” and “Business of MC.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Golden Path and MC, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors”, those discussed and identified in public filings made with the SEC by Golden Path and the following:

●	expectations regarding MC’s strategies and future financial performance, including MC’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and MC’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

●	the outcome of any legal proceedings that may be instituted against MC, Golden Path and others following announcement of the Merger Agreement and transactions contemplated therein;

●	the inability to complete the Business Combination due to the failure to obtain Golden Path’s shareholders’ approval;

●	the risk that the proposed Business Combination disrupts current plans and operations of MC as a result of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the proposed Business Combination;

●	the amount of any redemptions by existing holders of Golden Path ordinary shares being greater than expected;

●	the management and board composition of New Golden Path following the proposed Business Combination;

●	the ability to list New Golden Path’s securities on the Nasdaq Capital Market;

●	limited liquidity and trading of Golden Path and New Golden Path’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that MC and/or Golden Path may be adversely affected by other economic, business, and/or competitive factors;

●	operational risks;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on MC’s resources;

●	fluctuations in exchange rates between the foreign currencies in which MC typically does business and the United States dollar; and

●	the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Golden Path, MC and New Golden Path prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to MC, Golden Path, New Golden Path or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, New Golden Path, MC and Golden Path undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

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QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND
THE EXTRAORDINARY GENERAL MEETING

Q:	What is the purpose of this document?

A:	Golden Path is proposing to consummate the Business Combination and complete the additional transactions contemplated under the Merger Agreement and related matters, including but not limited to the change of Golden Path's name and reconstituting its Board of Directors, amendments to Golden Path’s Memorandum and Articles of Association to reflect that it no longer will be a blank check or SPAC company, and adjournment of the Extraordinary General Meeting. The Business Combination and other transactions are described in this proxy statement/prospectus. In addition, the Merger Agreement is attached to this proxy statement/prospectus as Annex A, and is incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Q:	What is being voted on at the Extraordinary General Meeting?

A:	Below are the Proposals that Golden Path’s shareholders are being asked to vote on:

●	the Business Combination Proposal;

●	the Director Election Proposal;

●	the Nasdaq Stock Issuance Proposal;

●	the Name Change Proposal;

●	the Article Amendment Proposal; and

●	the Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event Golden Path does not receive the requisite shareholder vote to approve the Business Combination.

Approval of the Business Combination Proposal, Director Election Proposal, Nasdaq Stock Issuance Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the issued and outstanding Golden Path ordinary shares present and entitled to vote at the Extraordinary General Meeting to be passed as ordinary resolutions. The Name Change Proposal and Articles Amendment Proposal require the affirmative vote of at least a two-thirds majority of the issued and outstanding Golden Path ordinary shares present and entitled to vote at the Extraordinary General Meeting to be passed as special resolutions.

Assuming that a quorum is present, attending the Extraordinary General Meeting either in person or by proxy and abstaining from voting will have the same effect as voting against the Business Combination Proposal and no effect on the other Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

As of the record date, 1,708,000 ordinary shares held by the initial shareholders (our Sponsor), or approximately 22.90% of the issued and outstanding Golden Path ordinary shares, would be voted in favor of each of the Proposals.

Q:	Are any of the proposals conditioned on one another?

A:	Yes. Golden Path will not undertake the Change of Name Proposal, the Nasdaq Share Issuance Proposal, the Articles Amendment Proposal or the Director Election Proposal unless and until the Business Combination Proposal is approved by its shareholders.

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Q:	How were the transaction structured and consideration for the Business Combination determined?

A:	The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of Golden Path’s Sponsor, management team and board of directors. The terms of the Business Combination were the result of extensive negotiations between Golden Path, Golden Path Merger Sub, and MC. Please see the section entitled “The Business Combination Proposal — Background of the Business Combination” for more information.

Q:	Did the board of directors of Golden Path obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	Yes. Golden Path retained Valtech Valuation Advisory Limited, which we refer to as Valtech, to evaluate the fairness of the potential Business Combination of Golden Path and MC. On September 10, 2021, Valtech rendered its opinion to the Golden Path Board of Directors as to the fairness, from a financial point of view, to Golden Path of the Aggregate Merger Consideration (the “Aggregate Closing Merger Consideration”) to be issued and paid by Golden Path pursuant to the Merger Agreement.

Q:	Do any of Golden Path’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:	Golden Path’s directors and officers may have interests in the Business Combination that are different from your interests as a shareholder. In May 2018, the Company issued one ordinary share to the Sponsor for no consideration. In January 2021, the Company effected a 10 for 1 share subdivision, resulting in an aggregate of 10 ordinary shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share subdivision. On January 6, 2021, the Sponsor purchased an aggregate of 1,150,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.02 per share. On March 26, 2021, the Company issued an additional 287,500 founder shares to our sponsor in connection with a recapitalization. Simultaneously with the closing of the IPO on June 24, 2021, Golden Path consummated a private placement of 270,500 units (the “Private Units”) with its Sponsor at a price of $10.00 per Private Unit.

As a result of these purchases, our sponsor owns an aggregate of 1,708,000 ordinary shares which were acquired at an average price of $1.60 per share. Giving effect to the conversion of the rights held by our Sponsor into ordinary shares, our sponsor would own an aggregate of 1,735,050 shares acquired for an average acquisition price of $1.57 per share. Investors in our IPO paid a per share price of approximately $10.00 per share, without assigning a value to the warrants and rights included in the units. Therefore, our sponsor may earn a positive return on the ordinary shares owned by it even if the ordinary shares trade following the completion of the business combination below $10.00 per share and the IPO investors experience a loss on their return. The likely benefit to our sponsor and our directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal.

Further, in the event that the Business Combination with MC is not completed, and Golden Path is not able to consummate a business combination with any other proposed target business before June 23, 2022 (unless such date is extended in accordance with Golden Path’s constitutive documents), the securities held by the Sponsor and other insiders of Golden Path will become worthless.

Q:	Why is Golden Path proposing the Nasdaq Stock Issuance Proposal?

A:	Golden Path is proposing the Nasdaq Stock Issuance Proposal in order to comply with Nasdaq listing rules, which require, among other things, shareholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock (or ordinary shares in the case of a Cayman Islands exempted company such as Golden Path) outstanding before the issuance of stock or securities or the issuance of stock or securities to any director, officer or “Substantial Shareholder.” In connection with the Business Combination, Golden Path is seeking shareholder approval for the issuance of up to 44,554,455 Golden Path ordinary shares to the MC shareholders and 380,000 shares issued to Peace Asset Management. Because the number of securities that New Golden Path will issue in connection with the Business Combination is equal to 20% or more of Golden Path’s outstanding voting power and outstanding Golden Path ordinary shares in connection with the Business Combination, it is required to obtain shareholder approval of such issuances pursuant to Nasdaq listing rules. Shareholder approval of the Nasdaq Stock Issuance Proposal is also a condition to closing the Merger Agreement. See the section entitled “Nasdaq Stock Issuance Proposal” for additional information.

Q:	Why is Golden Path proposing the Name Change Proposal?

A:	Golden Path was created as a blank check company with no business operations and whose sole business purpose was to consummate a business combination with a target business. As such, the name “Golden Path Acquisition Corporation” has no business significance. Golden Path’s Board of Directors, in consultation with MC, has determined that the new proposed name “MicroCloud Hologram Inc.” more properly conveys and reflects the business operations of MC as may be expanded following completion of the Business Combination.

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Q:	Why Golden Path is proposing Articles Amendment Proposal?

A:	Golden Path is proposing the Articles Amendment Proposal to make our corporate existence perpetual as opposed to our current corporate existence terminating 12 months (or up to 21 months, if Golden Path extends the period of time to consummate a business combination) following the consummation of the IPO and removing various provisions applicable only to special purpose acquisition companies (SPACs)

Q:	When and where is the Extraordinary General Meeting?

A:	The Extraordinary General Meeting will be held on [●], 2021 at 10:00 AM Eastern Time at Becker & Poliakoff LLP, at 45 Broadway, 17th Floor, New York, NY 10006.

Q:	Who may vote at the Extraordinary General Meeting?

A:	Only holders of record of Golden Path ordinary shares as of the close of business on [●] (the record date) may vote at the Extraordinary General Meeting. As of [●], there were 7,458,000 Golden Path ordinary shares issued and outstanding and entitled to vote. Please see the section titled “The Extraordinary General Meeting — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Extraordinary General Meeting?

A:	Shareholders representing a majority of the shares of the shares issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting must be present in person or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. Golden Path ordinary shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, the Extraordinary General Meeting will be adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors.

Q:	How will the initial shareholders vote?

A:	Golden Path’s initial shareholders, including the Sponsor, who as of the record date, owned 1,708,000 shares of Golden Path ordinary shares, or approximately 22.90% of the issued and outstanding Golden Path ordinary shares, have agreed to vote their respective shares acquired by them prior to the IPO in favor of the Business Combination Proposal and the other Proposals. The initial shareholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals. As of [●] no such purchases have been made.

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a Golden Path shareholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

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Q:	Do I need to attend the Extraordinary General Meeting to vote my shares?

A:	No. You are invited to attend the Extraordinary General Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Extraordinary General Meeting to vote your Golden Path ordinary shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. Golden Path encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:	Am I required to vote against the Business Combination Proposal in order to have my Golden Path ordinary shares redeemed?

A:	No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that Golden Path redeems your Golden Path ordinary shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (including interest earned on your pro rata portion of the trust account, net of taxes payable) before payment of deferred underwriting commissions. These redemption rights in respect of the Golden Path ordinary shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of Golden Path ordinary shares electing to exercise their redemption rights will not be entitled to receive such payments and their Golden Path ordinary shares will be returned to them.

Q:	How do I exercise my redemption rights?

A:	If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2021 (two business days before the Extraordinary General Meeting), that Golden Path redeems your shares for cash, and (ii) submit your request in writing to Golden Path’s transfer agent, at the address listed at the end of this section and deliver your shares to Golden Path’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Extraordinary General Meeting. You are not required to vote for or against the Business Combination or any other Proposal in order to redeem your Golden Path ordinary shares.

Any corrected or changed written demand of redemption rights must be received by Golden Path’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary General Meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Golden Path ordinary shares as of the record date. Any public shareholder who holds Golden Path ordinary shares on or before [●], 2021 (two (2) business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

VStock Transfer LLC

18 Lafayette Place

Woodmere, New York 11598

E-mail: shay@vstocktransfer.com

Tel: (212) 828-8436

Facsimile: (646) 536-3179

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Q:	How can I vote?

A:	If you were a holder of record of Golden Path ordinary shares on [●], the record date for the Extraordinary General Meeting, you may vote with respect to the Proposals in person at the Extraordinary General Meeting, or by submitting a proxy by mail so that it is received prior to [●], in accordance with the instructions provided to you under the section titled “The Extraordinary General Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide you with voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. Under Nasdaq rules, your broker, bank or nominee cannot vote your Golden Path ordinary shares with respect to non-discretionary matters unless you provide them with instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Golden Path believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your Golden Path ordinary shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your Golden Path ordinary shares; this indication that a bank, broker or nominee is not voting your Golden Path ordinary shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your Golden Path ordinary shares only if you provide instructions on how to vote. You should instruct your broker to vote your Golden Path ordinary shares in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:	Golden Path will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting of Golden Path shareholders. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person or by proxy and abstaining from voting will have the same effect as voting against the Business Combination Proposal and no effect on the other Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

Q:	What happens if I sell my Golden Path ordinary shares before the Extraordinary General Meeting?

A:	The record date for the Extraordinary General Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your Golden Path ordinary shares after the record date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting. However, you would not be entitled to receive any New Golden Path ordinary shares following the consummation of the Business Combination because only Golden Path’s shareholders at the time of the consummation of the Business Combination will be entitled to receive New Golden Path ordinary shares in connection with the Business Combination.

If you are the purchaser of Golden Path ordinary shares after the record date, you must either (i) have a written agreement from the seller or transferor of the Golden Path ordinary shares whereby the seller/transferor agrees to vote the Golden Path ordinary shares in accordance with your instructions, or (ii) obtain a proxy from the seller/transferor which authorizes you to vote the Golden Path ordinary shares held in record name of the seller/transferor.

Q:	What happens to my Golden Path Rights if the Business Combination with MC is consummated?

A:	Each holder of a Golden Path Right will receive one-tenth (1/10) of a New Golden Path ordinary share upon consummation of our Business Combination with MC. As soon as practicable upon the consummation of our Business Combination, we will direct registered holders of the rights to return their rights to our rights agent, VStock Transfer LLC. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full ordinary shares to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such Business Combination and have been informed by the rights agent that the process of exchanging their rights for ordinary shares should take no more than a matter of days. No fractional New Golden Path ordinary shares will be issued in connection with the conversion of the rights, and any fractional entitlement will be rounded down to the nearest whole ordinary share.

Q:	What happens to my warrants if I hold Golden Path Warrants?

A:	The warrants of Golden Path issued in our IPO will continue to be outstanding. We have applied to change the trading symbol with Nasdaq to [●W]. Under the terms of the warrants, we must have an effective registration statement providing for the issuance of the underlying ordinary shares declared effective by the SEC in order for any warrant hold to exercise the warrants.

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Q:	If I am a Golden Path warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:	Do I have appraisal rights if I object to the Business Combination?

A:	No. There are no appraisal rights available to holders of Golden Path ordinary shares in connection with the Business Combination under Cayman Islands law.

Q:	Do I have appraisal rights in connection with the Merger with MC?

A:	No. There are no appraisal rights available to holders of Golden Path ordinary shares in connection with the Business Combination with MC or any other proposal under Cayman Islands law.

Q:	Will I experience dilution as a result of the Business Combination?

A:

Prior to the Business Combination, Golden Path’s public shareholders, who hold shares issued in the IPO, own approximately 77.10% of Golden Path’s issued and outstanding ordinary shares. After giving effect to the Business Combination and (i) to the issuance of the 44,554,455 New Golden Path ordinary shares issued to the current MC shareholders; (ii) to the conversion of the Golden Path rights into 602,050 New Golden Path ordinary shares, and (iii) assuming no exercise of the New Golden Path Warrants, and (iv) issue an aggregate of 380,000 ordinary shares as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate, Golden Path’s current public shareholders will own approximately 11.94% of the issued share capital of New Golden Path.

Q:	Are MC’s shareholders required to approve the Business Combination?

A:	Yes. MC’s shareholders’ approval of the Merger Agreement and the Plan of Merger is required to consummate the Business Combination. The MC shareholders have previously approved the Merger Agreement and the Plan of Merger.

Q:	Is the consummation of the Business Combination subject to any conditions?

A:	Yes. The obligations of each of Golden Path, MC, and Golden Path Merger Sub to consummate the Business Combination are subject to conditions, as more fully described in the section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” in this proxy statement/prospectus.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Extraordinary General Meeting in person and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that Golden Path’s proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your Golden Path ordinary shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to our transfer agent VStock Transfer LLC, at 18 Lafayette Place Woodmere, New York 11598, or our proxy solicitor Advantage Proxy, Inc, at PO Box 13581 Des Moines, WA 98198 or by email at ksmith@advantageproxy.com.

Q:	Should I send in my share certificates now?

A:	Yes. Golden Path’s shareholders who intend to have their shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Extraordinary General Meeting. Please see the section titled “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

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Q:	When is the Business Combination expected to occur?

A:	Assuming the requisite shareholder approvals are received, Golden Path expects that the Business Combination will occur as soon as practicable following the Extraordinary General Meeting, but only after the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to Business Combination. Under the terms of the Merger Agreement, the Business Combination may be terminated by either party if closing has not been completed by March 31, 2022.

Q:	Who will manage New Golden Path?

A:	Guohui Kang, who currently serves as Chairman of the board of directors and the Chief Executive Officer of MC, Guolong Qi, who currently serves as the Chief Operating Officer of MC, and Bei Zhen, who currently serves as the Chief Financial Officer of MC, will serve in those respective roles as Chairman of the board of directors and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer respectively at Golden Path following the consummation of the Business Combination. For more information on Golden Path’s current and anticipated management, see the section titled “New Golden Path’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q:	What happens if the Business Combination is not consummated?

A:	If the Business Combination is not consummated, Golden Path may seek another suitable business combination. If Golden Path does not consummate a business combination by the date that is 12 months from the closing of the IPO (or extended up to 21 months, as previously described), then pursuant to its Memorandum and Articles of Association, Golden Path will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Golden Path’s remaining shareholders and Board of Directors, liquidate and dissolve, subject in each case to Golden Path’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Q:	What happens to the funds deposited in the trust account following the Business Combination?

A:	Following the closing of the Business Combination, holders of Golden Path ordinary shares exercising redemption rights will receive their per share redemption price out of the funds in the trust account. The balance of the funds will be released to Golden Path and utilized to fund working capital needs of Golden Path. As of June 30, 2021, there was approximately $58,075,002 in Golden Path’s trust account. Golden Path estimates that approximately $51,477,834 per issued and outstanding share issued in Golden Path’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the trust account after such uses will be used for future working capital and other corporate purposes of Golden Path.

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Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	In the event that a U.S. Holder elects to redeem its Golden Path ordinary shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the Golden Path ordinary shares under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the Golden Path ordinary shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Golden Path ordinary shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Golden Path ordinary shares redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights.”

Q:	Will holders of Golden Path’s ordinary shares, Rights or Warrants be subject to U.S. federal income tax on the Golden Path ordinary shares received in the Business Combination?

A:	Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Business Combination,” there will be no taxable event to the pre-Business Combination holders of Golden Path securities.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Golden Path’s proxy solicitor at:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

You may also obtain additional information about Golden Path from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

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DELIVERY OF DOCUMENTS TO GOLDEN PATH’S SHAREHOLDERS

Pursuant to the rules of the SEC, Golden Path and vendors that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus, unless Golden Path has received contrary instructions from one or more of such shareholders. Upon written or oral request, Golden Path will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that Golden Path delivers single copies of this proxy statement/prospectus in the future. Shareholders may notify Golden Path of their requests by contacting:

Golden Path’s proxy solicitor:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

or

Golden Path Acquisition Corporation

100 Park Avenue,

New York,

New York 10017

(917) 267-4569

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, you are encouraged to read carefully this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A and the Golden Path’s Memorandum and Articles of Association attached as Annex B. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by Golden Path’s shareholders.

The Parties to the Business Combination

Golden Path Acquisition Corporation

Golden Path is a blank check company incorporated in the Cayman Islands which was incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. Although Golden Path’s efforts in identifying prospective target businesses will not be limited to a particular geographic region, it intends to focus on businesses that have a connection to the Asian market. Golden Path believes that it will add value to these businesses primarily by providing them with access to the U.S. capital markets.

Golden Path has 12 months from the date of Golden Path’s IPO (June 24, 2021) to consummate a prospective business combination. However, if Golden Path anticipates that it may not be able to consummate a business combination within 12 months, it may, by resolution of its board of directors extend the period of time to consummate a business combination up to nine times, each by an additional one month (for a total of up to 21 months to complete a business combination). In the event Golden Path does not consummate a business combination within 12 months from the closing of its IPO (or up to 21 months as previously described), it will cease operations and liquidate the trust account and distribute the funds included therein to the holders of its securities sold in its IPO and dissolve.

On June 24, 2021, Golden Path consummated the IPO of 5,000,000 units, at $10.00 per unit. In addition, Golden Path’s underwriters exercised in full the over-allotment option for an additional 750,000 units on the same date, resulting in the issuance and sale of an aggregate of 5,750,000 units, generating gross proceeds of $57,500,000.

Simultaneously with the closing of the IPO, Golden Path consummated a private placement with its Sponsor, Greenland Asset Management Corporation, for the purchase of 270,500 Units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,705,000. The Sponsor has also previously loaned Golden Path the sum of $300,000, which loan was payable upon the earlier of completion of the IPO or December 31, 2021. In connection with the completion of the IPO, the Sponsor instructed Golden Path to offset payment of the note with a corresponding portion of the subscription price for the Private Unit purchase.

After deducting the underwriting discounts, the pre-IPO Sponsor loan, offering expenses, and commissions from the IPO and the sale of the Private Units, a total of $58,075,002 was deposited into a trust account established for the benefit of Golden Path’s public shareholders with Wilmington Trust, National Association acting as trustee, at an account at Morgan Stanley, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of June 30, 2021, Golden Path has approximately cash of $509,568 and cash held in escrow of $9,000 were held outside of the Trust Account and is available for the payment of offering costs and for working capital purposes. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of June 30, 2021, there was $58,075,002 held in the trust account.

Golden Path’s units, ordinary shares, warrants and rights are each quoted on the Nasdaq Capital Market, under the symbols “GPCOU,” “GPCO,” “GPCOW” and “GPCOR,” respectively. Each Golden Path Unit consists of one share of ordinary share, one warrant entitling its holder to purchase one-half of one share of ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one share of ordinary share upon the consummation of the Business Combination. Golden Path’s units commenced trading on the Nasdaq Capital Market on June 23, 2021. Golden Path’s ordinary shares, public rights and public warrants commenced trading separately on the Nasdaq Capital Market on July 30, 2021.

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Since completing its initial public offering, Golden Path has been dedicating its management’s time and efforts to sourcing a target business. Golden Path has until June 23, 2022 to consummate a business combination. However, if Golden Path anticipates that it may not be able to consummate a business combination within 12 months, Golden Path may extend the period of time to consummate a business combination up to nine times, each by an additional month (for a total of 21 months to complete a business combination (the “combination period”). In order to extend the time available for Golden Path to consummate a business combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $191,667 (approximately $0.033 per public Ordinary Share), up to an aggregate of $1,725,000, or $0.30 per public ordinary share, on or prior to the date of the applicable deadline, for each one-month extension. Any funds which may be provided to extend the time frame will be in the form of a loan to us from our Sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if Golden Path completes a business combination. If Golden Path is unable to complete a business combination within the combination period, Golden Path will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding public Golden Path ordinary shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and Golden Path’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of Golden Path, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the trust account in the event Golden Path does not complete a business combination within the combination period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the public Golden Path ordinary shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the initial public offering price per unit ($10.00).

MC Hologram Inc.

MC focuses on the research and development and application of holographic technology. MC has been committed to providing leading holographic technology services to its customers worldwide. MC’s holographic technology services include high-precision holographic light detection and ranging solutions, or LiDAR, based on holographic technology, exclusive holographic LiDAR point cloud algorithms architecture design, breakthrough technical holographic imaging solutions, holographic LiDAR sensor chip design and holographic vehicle intelligent vision technology to service customers that provide reliable holographic advanced driver assistance systems, or ADAS. MC also provides holographic digital twin technology services for customers and has built a holographic digital twin technology resource library. MC’s holographic digital twin technology resource library captures shapes and objects in 3D holographic form by utilizing a combination of MC’s holographic digital twin software, digital content, spatial data-driven data science, holographic digital cloud algorithm, and holographic 3D capture technology. MC’s holographic digital twin technology and resource library has the potential to become the new norm for the digital twin augmented physical world in the near future.

On November 10, 2020, MC was incorporated under the laws of the Cayman Islands under the name of MC Hologram Inc. MC’s principal executive offices are located at Room 302, Building A, Zhongkenaneng Building, Yuexing Sixth Road, Nanshan District, Shenzhen, People’s Republic of China. MC’s telephone number at this address is +86 (0755)-22912036. MC’s registered office in the Cayman Islands is located at the office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. After the consummation of the Business Combination, MC will become a wholly owned subsidiary of New Golden Path.

MC operates its business through its subsidiaries in the PRC in which MC owns equity interests. As such, in light of the recent statements and regulatory actions by the PRC government, such as those related to the use of data security and anti-monopoly concerns, MC may be subject to the risks of uncertainty of any future actions of the PRC government in this regard, which may result in a material change in MC’s operations, including the ability of MC to carry on its current business or accept foreign investments, and the resulting adverse change in value to New Golden Path’s ordinary shares. MC may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the Chinese Securities Regulatory Commission, if it fails to comply with such rules and regulations, which could adversely affect the ability of MC to list on Nasdaq or another foreign exchange, which may cause the value of New Golden Path securities to significantly decline or become worthless. For a detailed description of the risks facing MC, please refer to “Risk Factors — Risk Factors Relating to Doing Business in China — Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on MC’s business, financial condition and results of operations.”

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The information contained on, or accessible through, MC’s websites are not incorporated by reference into this proxy statement, and you should not consider any information contained on, or that can be accessed through, MC’s websites as part of this proxy statement or in deciding how to vote your shares. For more information on MC, please see the sections entitled “Business of MC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MC.”

Effect of the Completion of the Business Combination Upon Our Corporate Ownership Structure

Assuming the Business Combination with MC is consummated, the corporate structure described above, including ownership of MC’s PRC subsidiaries will remain the same. However, MC will be owned by Golden Path, which in turn will be owned by its shareholders, including the shareholders of MC receiving the shares in the Merger, the IPO investors and our Sponsor.

The following table illustrates the ownership structure of Golden Path immediately following the Business Combination. The ownership percentages set forth below do not take into account the exercise of any issued and outstanding Golden Path Warrants into New Golden Path ordinary shares. None of the parties in the chart below purchase Golden Path ordinary shares in the open market; and other than the conversion of outstanding Golden Path rights into 602,050 New Golden Path ordinary shares, there are no other issuances of equity by Golden Path prior to or in connection with the consummation of the Business Combination.

The equity interests shown in the table below were calculated based on the assumptions that (i) no Golden Path shareholder exercises its redemption, and (ii) Maximum Golden Path shareholder properly exercises its redemption, or 5,750,000 ordinary shares, represents the maximum redemption.

	Assuming No Redemption	Assuming Maximum Redemption
Golden Path’ public shareholders	11.94%	1.22%
Golden Path’ initial shareholders (Sponsor)	3.27%	3.67%
MC shareholders	84.07%	94.31%

Effects of PRC foreign exchange regulations on MC’s ability to transfer assets within MC’s organization

Current foreign exchange and other regulations in the PRC may restrict MC’s PRC subsidiaries in their ability to transfer their net assets to MC and its subsidiaries in Hong Kong and to investors. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under MC’s current corporate structure, MC may rely on dividend payments from MC’s PRC subsidiaries to fund any cash and financing requirements MC may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of MC’s PRC subsidiaries in China may be used to pay dividends to MC. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, MC needs to obtain SAFE approval to use cash generated from the operations of MC’s PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

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In light of the flood of capital outflows of China in 2016 due to the weakening of Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped-up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of MC’s shareholders regulated by such policies fail to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents MC from obtaining sufficient foreign currencies to satisfy MC’s foreign currency demands, MC may not be able to pay dividends in foreign currencies to its shareholders.

Golden Path Merger Sub

Golden Path Merger Sub was incorporated on August 19, 2021 under the laws of Cayman Islands for the purpose of effecting the Business Combination and to serve as the vehicle for, and be subsumed into, MC pursuant to the Business Combination.

The Business Combination and the Merger Agreement

The Merger Agreement was entered into by and among Golden Path, Golden Path Merger Sub, and MC on September 10, 2021. Pursuant to the terms of the Merger Agreement, the Golden Path Merger Sub will merge with and into MC, with MC continuing as the Surviving Company and becoming a wholly owned subsidiary of Golden Path. Golden Path shall continue to be publicly listed and will change its name to “MicroCloud Hologram Inc.” immediately after the consummation of the Business Combination. New Golden Path refers to Golden Path immediately following the consummation of the Business Combination.

The aggregate consideration for the Business Combination is $450,000,000, payable in the form of approximately 44,554,455 newly issued Golden Path ordinary shares to MC shareholders. At the closing of the Business Combination, the issued and outstanding shares and all other equity interests in MC held by MC shareholders will be cancelled and ceased to exist, in exchange for the issuance of an aggregate of approximately 44,554,455 Golden Path ordinary shares. Following completion of the Merger, MC will be wholly-owned by New Golden Path.

For more information about the Business Combination, please see the sections titled “The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

Post-Business Combination Structure and Impact on the Public Float

The following table illustrates the ownership structure of Golden Path immediately following the Business Combination. The equity interests shown in the table below were calculated based on the assumptions that (i) no Golden Path shareholder exercises its redemption, (ii) none of the parties in the chart below purchase Golden Path ordinary shares in the open market; and (iii) other than the conversion of outstanding Golden Path rights into 602,050 New Golden Path ordinary shares, (iv) issue an aggregate of 380,000 ordinary shares as compensation to Peace Asset Management for services provided by Peace Asset Management in connection with sourcing MC as a business combination candidate, there are no other issuances of equity by Golden Path prior to or in connection with the consummation of the Business Combination. Notwithstanding the foregoing, the ownership percentages set forth below do not take into account the exercise of any issued and outstanding Golden Path Warrants into New Golden Path ordinary shares.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Golden Path public shares	5,750,000	0
Golden Path shares converted from rights	602,050	602,050
Golden Path Sponsor shares	1,708,000	1,708,000
Golden Path shares issued to Peace Asset Management	380,000	380,000
Golden Path shares issued in the Business Combination	44,554,455	44,554,455
Weighted average shares outstanding	52,994,505	47,244,505
Percent of shares owned by MC shareholders	84.07%	94.31%
Percent of shares owned by Golden Path	15.21%	4.89%
Percent of shares owned by Peace Asset Management	0.72%	0.80%

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If the actual facts are different from these assumptions, the percentage ownership retained by Golden Path’s public shareholders following the Business Combination will be different. The public warrants and private placement warrants will become exercisable upon on the later of the completion of a business combination and 12 months from the date of this prospectus, and will expire five (5) years after the completion of the Business Combination or earlier upon redemption or liquidation.

Of the total 44,554,455 ordinary shares issued in the merger to the MC shareholders, 3,000,000 ordinary shares will be freely tradeable under the Securities Act of 1933, as amended and free of any lockup restrictions. These 3,000,000 ordinary shares will be included in the determination of the public float for compliance with Nasdaq listing purposes.

Domestic Issuer Status

After the consummation of the Business Combination and the completion of this offering, New Golden Path will remain a domestic filer until at least June 30, 2022, on which date New Golden Path will reassess whether it qualifies as a “foreign private issuer”. New Golden Path may qualify as a “foreign private issuer” on June 30, 2022, after which New Golden Path will become exempt from certain rules under the Exchange Act that would otherwise apply if New Golden Path was a domestic issuer. For example, as a “foreign private issuer”, New Golden Path:

●	will not be required to provide as the Exchange Act reports, or as frequently or as promptly, as domestic issuers with securities registered under the Exchange Act. For example, New Golden Path will only be required to furnish current reports on Form 6-K any information that New Golden Path (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. In addition, New Golden Path will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a “foreign private issuer”, New Golden Path will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	will not be required to provide the same level of disclosure on certain issues, such as executive compensation or be required to conduct advisory votes on executive compensation;

●	will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Management and Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the board of directors of New Golden Path will consist of five members, four of whom will be nominated by MC. In order to continue to satisfy the Nasdaq Capital Market listing standards, at least three of the members of the board of directors will be independent in accordance with the Nasdaq listing rules. Additionally, at least one member must be designated and qualify as a “financial expert” under Securities and Exchange Commission rules and regulations. See section titled “New Golden Path’s Directors and Executive Officers after the Business Combination” for additional information.

Other Documents Relating to the Business Combination

Registration Rights Agreement

In connection with the transactions and the execution of the Merger Agreement, Golden Path and MC shareholders have entered into a registration rights agreement as of September 10, 2021, to provide for the resale registration with respect to the shares issued to MC shareholders in connection with the Business Combination.

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Lock-up Agreements

In connection with the closing of the Merger, Golden Path will enter into a Lock-Up Agreement with each MC shareholder and Peace Asset Management with respect to certain lock-up arrangements, which will provide that such MC shareholder and Peace Asset Management will not, within certain period of time from the closing of the Business Combination, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, subject to express carve-outs therein, any of the shares issued in connection with the Business Combination, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. Our Sponsor, Greenland Asset Management Corporation, and the pre-merger officers and directors of Golden Path executed a similar lock-up agreement in connection with completion of the Golden Path IPO.

The Lock-up Agreement provides that all shares held by the parties to the lock-up agreements will be subject to restrictions of sale, transfer or assignment as follows: (A) 50% of the shares until the earlier of (i) six (6) months after the date of the consummation of the Merger or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Merger, and (B) the remaining 50% of the shares may not be transferred, assigned or sold until six months after the date of the consummation of the Merger.

Non-competition and Non-solicitation Agreements

In connection with the transactions, Golden Path and MC will enter into a Non-competition and Non-solicitation Agreement (the form of which is attached as Exhibit E to the Merger Agreement) with MC major shareholder in favor of Golden Path and MC. Pursuant to these agreements, the MC shareholders shall agree not to compete with MC’s business, nor support any affiliate in competing with MC’s business during the two years following the closing of the Merger. Additionally, none of such persons will encourage, induce or solicit any employee, director or officer of MC to leave MC.

Redemption Rights

Golden Path’s public shareholders will be provided with the opportunity to redeem all or a portion of their public shares upon the completion of a business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. As of June 30, 2021, this would have amounted to approximately $10.10 per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	hold public Golden Path ordinary shares or hold public Golden Path ordinary shares through Golden Path Units and you elect to separate your Golden Path Units into the underlying public Golden Path ordinary shares, public Golden Path Rights and public Golden Path Warrants prior to exercising your redemption rights with respect to the public Golden Path ordinary shares; and

(ii)	prior to [●], (a) submit a written request to the transfer agent that Golden Path redeems your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

Holders of outstanding Golden Path Units must separate the underlying Golden Path ordinary shares, Golden Path Warrants and Golden Path Rights prior to exercising redemption rights with respect to the Golden Path ordinary shares. If Golden Path Units are registered in a holder’s own name, the holder must deliver the certificate for its Golden Path Units to the transfer agent with written instructions to separate the Golden Path Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Golden Path ordinary shares from the Golden Path Units.

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If a broker, dealer, commercial bank, trust company or other nominee holds Golden Path Units for an individual or entity (the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s Golden Path Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of Golden Path Units to be separated and the nominee holding such Golden Path Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant Golden Path Units and a deposit of an equal number of Golden Path ordinary shares, Golden Path Warrants and Golden Path Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the Golden Path ordinary shares from the Golden Path Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If the beneficial owners fail to cause their Golden Path ordinary shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

In seeking shareholder approval of the Business Combination, Golden Path’s Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in Golden Path’s IPO, which Golden Path refers to as the “Excess Shares.” However, Golden Path would not be restricting shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination.

The Proposals

At the Extraordinary General Meeting, the Golden Path’s shareholders will be asked to vote on the following:

●	the Business Combination Proposal to approve the Business Combination;

●	the Director Election Proposal;

●	the Nasdaq Stock Issuance Proposal;

●	the Name Change Proposal;

●	the Articles Amendment Proposal; and

●	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event Golden Path does not receive the requisite shareholder vote to approve the Business Combination.

Please see the sections titled “The Extraordinary General Meeting” on page 1 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of [●], there were 7,458,000 shares of Golden Path ordinary shares issued and outstanding. Only Golden Path’s shareholders who hold shares of Golden Path ordinary shares of record as of the close of business on [●] (“Record Date”) are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. Approval of the Business Combination Proposal will require the affirmative vote of a majority of the votes cast by the holders of the issued Golden Path ordinary shares entitled to vote thereon which were present at the meeting to approve the Business Combination. Approval of the Directors Election Proposal, the Nasdaq Stock Issuance Proposal and Adjournment Proposal will require the affirmative vote of at least a majority of the votes cast by the holders of the issued Golden Path ordinary shares present in person or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. Approval of the Name Change Proposal, and the Articles Amendment Proposal will require the affirmative vote of at least a two-thirds majority of the votes cast by the holders of the issued Golden Path ordinary shares of the Company present in person or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter (to be passed as special resolutions).

As of [●], the initial shareholders collectively owned and were entitled to vote 1,708,000 shares of Golden Path ordinary shares, or approximately 22.90% of Golden Path’s issued and outstanding shares. With respect to the Business Combination, the initial shareholders which own approximately 22.90% of Golden Path’s outstanding shares as of the Record Date, have agreed to vote its Golden Path ordinary shares in favor of Business Combination Proposal although there is no agreement in place with respect to voting on the other Proposals.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Golden Path will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of MC expecting to have a majority of the voting power of the post-combination company, MC’s senior management comprising all of the senior management of New Golden Path, the relative size of MC compared to Golden Path, and MC’s operations comprising the ongoing operations of New Golden Path. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MC’s issuing shares for the net assets of Golden Path, accompanied by a recapitalization. The net assets of Golden Path will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MC.

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Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plan of Merger.

MC is currently not required to obtain approvals from the PRC authorities to list on the U.S. stock exchanges and thus have not received any explicit permission or denial from the China Securities Regulatory Commission (“CSRC”), the Cyberspace Administration of China (“CAC”) or other PRC authorities. However, there are uncertainties when and whether MC will be required to obtain permission from the PRC government to list on the U.S. stock exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. For a description of regulations applicable to MC, please refer to “Regulations Applicable to MC.”

Interests of Certain Persons in the Business Combination

When you consider the recommendation of Golden Path’s board of directors in favor of approval of the Business Combination Proposal and the other related Proposals, you should keep in mind that Golden Path’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	If the proposed Business Combination is not completed by June 23, 2022, the date that is 12 months from the closing of the IPO (or March 23, 2023, the date that is 21 months from the closing of the IPO, if the time period is extended as previously described herein), Golden Path will cease all operations and liquidate as previously described herein, in such event:

●	the 1,437,500 ordinary shares of Golden Path held by the initial shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such shares had an aggregate market value of approximately $[●] based on the closing price of Golden Path ordinary shares of $[●] on the Nasdaq Capital Market as of [●];

●	the 270,500 private units purchased by the Sponsor for a total purchase price of $2,705,000, will be worthless. Such private units had an aggregate market value of approximately $[●] closing price of Golden Path Units of $[●] on the Nasdaq Capital Market as of [●];

Recommendations of Golden Path’s Board of Directors to Golden Path’s Shareholders

After careful consideration of the terms and conditions of the Merger Agreement, the Golden Path’s board of directors has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of Golden Path and its shareholders. In reaching its decision with respect to the Business Combination, the Golden Path’s board of directors reviewed various industry and financial data and the due diligence and evaluation materials provided by MC. The Golden Path’s board of directors also obtained a fairness opinion on which to base its assessment. Golden Path’s board of directors recommends that Golden Path’s shareholders vote:

●	the Business Combination Proposal to approve the Business Combination;

●	the Director Election Proposal;

●	the Nasdaq Stock Issuance Proposal;

●	the Name Change Proposal;

●	the Articles Amendment Proposal; and

●	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event Golden Path does not receive the requisite shareholder vote to approve the Business Combination.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Extraordinary General Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 22 of this proxy statement/prospectus. Below is a summary of material factors that make an investment in our ordinary shares speculative or risky. Importantly, this summary does not address all of the risks that we and MC face. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) Golden Path’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of New Golden Path following consummation of the Business Combination. These risks include, but are not limited to the following:

●	The holographic technology service industry is developing rapidly and affected by continuous technological changes, with the risk that MC cannot continue to make the correct strategic investment and develop new products to meet customer needs.

●	Adverse conditions in the related industries, such as the automotive industry, or the global economy in general could have adverse effects on MC’s results of operations.

●	MC may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies.

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●

MC may become subject to a variety of laws and regulations in the PRC regarding the payment of dividends, the transfer of cash between MC, other subsidiaries and New Golden Path, privacy, data security, cybersecurity, and data protection.

●	Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on MC’s business, financial condition and results of operations.

●

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against New Golden Path or its management named in the prospectus based on foreign laws.

●	The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	The PRC government exerts substantial influence over the manner in which MC and its PRC subsidiaries must conduct its business activities. MC is currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if MC or its PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, MC will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

●	The approval of the China Securities Regulatory Commission may be required in connection with this business combination and offering under a regulation adopted in August 2006, and, if required, MC cannot assure you that MC will be able to obtain such approval.

●	Golden Path is requiring shareholders who wish to redeem their Golden Path ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

●	Golden Path’s directors and officers may have certain conflicts in determining to recommend the acquisition of MC, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

●	There are risks to our shareholders who are not affiliates of the Sponsor of becoming shareholders of the Post-Business Combination company through the Business Combination rather than acquiring securities of MC directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

●	In the event that a significant number of Golden Path shares are redeemed, New Golden Path ordinary shares may become less liquid following the Business Combination.

●	New Golden Path’s share price may be volatile and could decline substantially and the sale or availability for sale of substantial amounts ordinary shares could adversely affect New Golden Path’s market price.

Other Golden Path Considerations

The Board of Directors focused its analysis on whether the Business Combination is likely to generate a return for Golden Path’s shareholders that is greater than if the trust were to be liquidated. Our Board of Directors unanimously concluded that the Merger Agreement with MC is fair to and in the best interests of the Golden Path shareholders. See “The Business Combination Proposal — Basis for Golden Path Board of Directors’ Recommendation — Fairness Opinion”.

Recommendation of Golden Path’s Board of Directors

After careful consideration, Golden Path’s Board of Directors determined that the Business Combination with MC is fair to, and in the best interests of, Golden Path and its shareholders. On the basis of the foregoing, Golden Path’s Board of Directors has approved and declared advisable the Business Combination and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other Proposals.

Golden Path’s Board of Directors has interests that may be different from, or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further information.

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SUMMARY FINANCIAL INFORMATION OF MC

The following selected consolidated statements of income and comprehensive income for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021, selected consolidated balance sheets data as of December 31, 2019 and 2020 and for the six months ended June 30, 2021 and selected consolidated cash flow data for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021 have been derived from MC’s consolidated financial statements included elsewhere in this proxy statement/prospectus and have been prepared on the same basis as MC’s consolidated financial statements and have included all adjustments, consisting only of normal and recurring adjustments, that MC considers necessary for a fair statement of MC’s financial position and operating results for the periods presented. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of MC’s future performance. You should read the section headed “Selected Historical Consolidated Financial and Operating Data of MC” together with MC’s consolidated financial statements and the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MC” contained elsewhere herein.

The following table represents MC’s selected consolidated statements of income and comprehensive income for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021:

Summary Consolidated Statements of Income and Comprehensive Income:

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
				(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues	75,618,941	216,094,501	33,132,149	28,769,720	217,912,589	33,716,419
Cost of revenues	(1,958,163)	(82,400,901)	(12,633,912)	(2,099,579)	(65,674,464)	(10,161,449)
Gross profit	73,660,778	133,693,600	20,498,237	26,670,141	152,238,125	23,554,970
Operating expenses	(63,914,247)	(101,451,514)	(15,554,799)	(28,606,669)	(104,694,599)	(16,198,820)
Income from operations	9,746,531	32,242,086	4,943,438	(1,936,528)	47,543,526	7,356,150
Other income (expenses), net	510,423	(99,424)	(15,244)	10,943	1,248,217	193,130
Benefit (Provision) for income taxes	—	(312,216)	(47,870)	—	(152,491)	(23,594)
Net income	10,256,954	31,830,446	4,880,324	(1,925,585)	48,639,252	7,525,686
Other comprehensive income (loss)	—	(25,795)	(3,955)	—	(13,580)	(2,101)
Comprehensive income attributable to MC Hologram Inc.	10,256,954	31,804,651	4,876,369	(1,925,585)	48,625,672	7,523,585

The following table represents MC’s selected consolidated balance sheet data as of December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021:

Summary Consolidated Balance Sheet Data:

	As of December 31,			As of June 30,
	2019	2020	2020	2021	2021
	RMB	RMB	USD	RMB	USD
				(Unaudited)	(Unaudited)
Current assets	10,648,883	142,288,967	21,816,100	186,626,991	28,875,770
Other assets	149,700	49,922,068	7,654,177	46,681,890	7,222,833
Total assets	11,536,561	193,026,780	29,595,349	234,040,501	36,211,803
Total liabilities	12,254,390	161,939,959	24,829,039	154,328,008	23,878,327
Total shareholders’ equity	(717,829)	31,086,821	4,766,310	79,712,493	12,333,476

The following table represents MC’s selected consolidated cash flow data for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021:

Summary Consolidated Cash Flow Data:

	For the Years Ended December 31,			For the Six Months Ended
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
				(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	9,744,849	(14,246,064)	(2,184,240)	1,728,023	58,219,981	9,008,058
Net cash (used in) provided by investing activities	(4,970,690)	195,266	183,262	-	(47,069,970)	(7,282,878)
Net cash (used in) provided by financing activities	(6,821,973)	43,130,455	6,612,870	(204,604)	7,590,618	1,174,455
Effect of exchange rate on cash and cash equivalents	—	(396,174)	(60,746)	—	(87,062)	(13,471)
Change in cash and cash equivalents	(2,047,814)	29,683,483	4,551,146	1,523,419	18,653,567	2,886,164
Cash and cash equivalents, beginning of period	3,046,705	998,891	153,152	998,891	30,682,374	4,747,315
Cash and cash equivalents, end of period	998,891	30,682,374	4,704,298	2,522,310	49,335,941	7,633,479

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COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of MC and Golden Path on a stand-alone basis and the unaudited pro forma condensed combined per share data for the six months ended June 30, 2021 and for the year ended December 31, 2020 after giving effect to the Business Combination assuming (i) no redemption of Golden Path ordinary shares, and (ii) maximum redemption of Golden Path ordinary shares. The pro forma earnings information for the year ended December 31, 2020 were computed as if the Business Combination had been completed on January 1, 2020, and carried forward through the interim period.

The historical book value per share is computed by dividing total ordinary shareholders’ equity by the number of Golden Path ordinary shares outstanding at the end of the period. The pro forma combined book value per Golden Path ordinary share is computed by dividing total pro forma ordinary shareholders’ equity by the pro forma number of Golden Path ordinary shares outstanding at the end of the period. The pro forma earnings per share of the combined company is computed by dividing the pro forma income available to the combined company’s ordinary shareholders by the pro forma weighted-average number of Golden Path ordinary shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Golden Path and MC and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Golden Path and MC pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Golden Path and MC would have been had the companies been combined during the periods presented.

For the six months ended June 30, 2021:

	MC	Golden Path	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net income (loss) attributable to shareholders	$7,525,686	$(200,042)	$7,425,644	$7,425,644
Weighted average shares outstanding – basic and diluted		2,121,546	52,994,505	47,244,505
Basic and diluted net (loss) income per share		(0.09)	0.14	0.16

For the year ended December 31, 2020:

	MC	Golden Path	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net income (loss) attributable to shareholders	$4,880,324	$(32,267)	$4,948,057	$4,948,057
Weighted average shares outstanding – basic and diluted		10	52,994,505	47,244,505
Basic and diluted net (loss) income per share		(3,226.70)	0.09	0.10

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SECURITIES AND DIVIDENDS

Golden Path’s units, ordinary share, warrants and rights are each quoted on the Nasdaq, under the symbols “GPCOU,” “GPCO,” “GPCOW,” and “GPCOR,” respectively. Each GPCO Unit consists of one share of ordinary share, one warrant entitling its holder to purchase one-half of one share of ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Business Combination. Golden Path’s units commenced trading on the Nasdaq Capital Market on June 23, 2021. Golden Path’s ordinary shares, rights and warrants commenced trading separately on the Nasdaq Capital Market on July 30, 2021.

Golden Path has not paid any cash dividends on its ordinary share to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon Golden Path’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be at the discretion of Golden Path’s board of directors. It is the present intention of Golden Path’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, Golden Path’s board does not anticipate declaring any dividends in the foreseeable future.

Securities being issued to MC’s shareholders in connection with the Business Combination are not currently publicly traded. Golden Path is applying to the New Golden Path ordinary shares issued in connection with the Business Combination on the Nasdaq Capital Market. Golden Path has applied to Nasdaq to use the symbol “[●]” for New Golden Path ordinary shares and [“●W”] for the New Golden Path warrants following completion of the Business Combination.

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RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditions, and results of operations of Golden Path, and could adversely affect the trading price of New Golden Path’s securities following the Business Combination.

Risk Factors Relating to MC’s Business and Industry

The holographic technology service industry is developing rapidly and affected by continuous technological changes, with the risk that MC cannot continue to make the correct strategic investment and develop new products to meet customer needs.

The holographic service industry develops rapidly, and MC’s success depends on its ability to continuously develop and implement services and solutions that predict and respond to rapid and ongoing changes in holographic technology and the industry, and to continuously provide services that meet the changing needs of customers. If MC does not invest enough in new technologies, or if it does not make the right strategic investments to address these developments and drive innovation, its competitive advantage may be negatively impacted. To maintain and enhance MC’s current competitive position, MC needs to continuously introduce new solutions and services to meet customers’ needs.

Research and development of new technologies and solutions require substantial investments of human resources and capital. However, there is no guarantee that MC’s research and development will be successful, or that MC could achieve the excepted return on its human resources and capital investments. While MC intends to invest substantial resources to remain on the forefront of technological development, continuing changes in holographic technology and the markets, including the ADAS and autonomous driving industries, LiDAR and holographic digital twin technology service industries, could adversely affect adoption of holographic technology and/or MC’s products, either generally or for particular applications. MC’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as the ability to introduce a variety of new product offerings, to address the changing needs of the markets. If MC is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or system configurations that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products could lose market share, its revenue may decline, and its business and prospects may be adversely affected.

In addition, MC’s success to date has been based on the delivery of holography-centered software and hardware solutions to research and development programs in which developers are investing substantial capital to develop new systems. MC’s continued success relies on the success of the research and development phase of these customers as they expand into commercialized projects. For example, with respect to MC’s holographic ADAS segment, most of MC’s automotive customers are just beginning on the path to commercialization, as large-scale commercialization of the autonomous driving industry is yet to start. As holographic technology reaches the stage of large-scale commercialization, MC will be required to develop and deliver holography-centered software and hardware solutions at price points that enable wider and ultimately mass-market adoption. In addition, the delays in introducing products and innovations, and the failure to choose correctly among technical alternatives or the failure to offer innovative products or configurations at competitive prices may cause existing and potential customers to purchase MC’s competitors’ products or turn to alternative technologies.

MC’s competitive position and results of operations could be harmed if MC does not compete effectively.

The holographic service market is characterized by intense competition, new industry standards, limited barriers to entry, disruptive technology developments, short product life cycles, customer price sensitivity and frequent product introductions (including alternatives with limited functionality available at lower costs or free of charge). Any of these factors could create downward pressure on pricing and profitability and could adversely affect MC’s ability to retain current customers or attract new customers. MC’s future success will depend on the ability to continuously enhance and integrate MC’s existing products and services, introduce new products and services in a timely and cost-effective manner, meet changing customer expectations and needs, extend MC’s core technology into new applications, and anticipate emerging standards, business models, software delivery methods and other technological developments. Furthermore, some of MC’s current and potential competitors enjoy competitive advantages such as greater financial, technical, sales, marketing and other resources, broader brand awareness, and access to larger customer bases. As a result of these advantages, potential and current customers might select the products and services of MC’s competitors, which may cause a loss of market share to MC.

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Adverse conditions in the related industries, such as the automotive industry, or the global economy in general could have adverse effects on MC’s results of operations.

MC’s business is dependent, in large part on, and directly affected by, business cycles and other factors affecting the related industries, such as the automobile industry, and the global economy in general. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements, and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by MC’s automotive customers’ ability to continue operating in response to challenging economic conditions and in response to labor relations issues, regulatory requirements, trade agreements and other factors. The volume of automotive production in China has fluctuated, sometimes significantly, from year to year, and MC expects such fluctuations to give rise to fluctuations in the demand for its products. In addition, adverse conditions in the global economy in general could also adversely affect the results of operations of MC’s customers. Any significant adverse changes in the results of operations of MC’s customers could in turn have material adverse effects on MC’s business, results of operations and financial position.

The market adoption of LiDAR, especially holographic LiDAR technology, is uncertain. If market adoption of LiDAR does not continue to develop, or develops more slowly than MC expects, its business will be adversely affected.

MC’s holographic LiDAR-based ADAS solutions can be applied to different use cases across end markets. Despite the fact that the automotive industry has engaged in considerable effort to research and test LiDAR products for ADAS and autonomous driving applications, the application of LiDAR products, especially holographic LiDAR products, in commercially available vehicles has been generally limited. MC continually studies emerging and competing sensing technologies and methodologies and it may add new sensing technologies to address LiDAR’s relative deficiencies in detecting colors and low reflectivity objects and performing in extreme weather conditions. However, LiDAR products remain relatively new, and it is possible that other sensing modalities, or a new disruptive modality based on new or existing technology, including a combination of different technologies, will achieve acceptance or leadership in the ADAS and autonomous driving industries. Even if LiDAR products are used in initial generations of autonomous driving technology and certain ADAS products, MC cannot guarantee that LiDAR products will be designed into or included in subsequent generations of such commercialized technology.

Market growth potentials for ADAS or autonomous vehicles is difficult to predict, especially in light of the economic consequences of the COVID-19 pandemic. By the time mass market adoption of autonomous vehicle technology is achieved, MC expects competition among providers of sensing technology based on LiDAR and other modalities to increase substantially. If commercialization of LiDAR products is not successful, or not as successful as MC or the market expects, or if other sensing modalities gain acceptance by market participants and regulators by the time autonomous vehicle technology achieves mass market adoption, MC’s business, results of operations and financial condition will be materially and adversely affected.

MC is investing in and pursuing market opportunities outside of the automotive markets, including but not limited to industrial and security robots, mapping applications for topography and surveying and smart city initiatives. MC believes that its future revenue growth, if any, will depend in part on its ability to expand within new markets such as these and to enter new markets as they emerge. Each of these markets presents distinct risks and, in many cases, requires MC to address the particular requirements of that market. Addressing these requirements can be time-consuming and costly. The market for LiDAR technology outside of automotive applications is relatively new, rapidly developing and unproven in many markets or industries. Many of MC’s customers outside of the automotive industry are still in the testing and development phases and it cannot be certain that they will commercialize products or systems with its LiDAR products or at all. MC cannot be certain that LiDAR will be sold into these markets, or any market outside of automotive market, at scale. If LiDAR technology does not achieve commercial success outside of the automotive industry, or if the market develops at a pace slower than MC expects, its business, results of operation and financial condition will be materially and adversely affected.

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MC’s results of operations could materially suffer in the event of insufficient pricing to enable MC to meet profitability expectations.

If MC is not able to obtain sufficient pricing for its services and solutions, MC’s revenues and profitability could materially suffer. The rates MC is able to charge for services and solutions are affected by a number of factors, including:

●	general economic and political conditions;

●	the competitive environment in MC’s industry;

●	market price of its service and products provided;

●	MC’s bargaining power when entering into contract with customers;

●	MC’s customers’ preferences and desire to reduce their costs; and

●	MC’s ability to accurately estimate, monitor and manage its contract revenues, costs of sales, profit margins and cash flows over the full contract period.

In addition, MC’s profitability with respect to services and solutions for new technologies may be different when compared to the profitability of MC’s current business, due to factors such as the use of alternative pricing, the mix of work and the number of service providers, among others.

The competitive environment in the holographic technology service industry and related industries in the PRC affects MC’s ability to obtain favorable pricing in a number of ways, any of which could have a material negative impact on MC’s results of operations. The less MC is able to differentiate and/or clearly convey the value of MC’s services and solutions, the more likely that price will become the driving factor in selecting a service provider. In addition, the introduction of new services or products by competitors could reduce MC’s ability to obtain favorable pricing for the services or products that MC offers. Competitors may be willing, at times, to price contracts lower than MC in an effort to enter new markets or increase market share. Further, if competitors develop and implement methodologies that yield greater efficiency and productivity, they may be better positioned to offer similar services at lower prices. As such, failure to adopt a sufficient pricing policy or adjust its pricing policy in a timely and effective manner could adversely and materially affect MC’s competitive position in the industry, which could adversely and materially affect MC’s operations and financial conditions.

MC expects to incur substantial research and development costs and devote significant resources to identifying and commercializing new products, which could significantly reduce its profitability, and there is no guarantee that such efforts would eventually generate revenue for MC.

MC’s future growth depends on penetrating new markets, adapting existing technologies and products to new applications and customer requirements, and introducing new services and products that achieve market acceptance. MC plans to incur substantial and potentially increasing, research and development costs as part of its efforts to design, develop, manufacture, and commercialize new products and enhance existing products. MC’s research and development expenses were RMB 57.8 million and RMB 86.0 million in 2019 and 2020, respectively, and are likely to grow in the future. Because MC accounts for research and development as an operating expense, these expenditures will adversely affect its results of operations in the future. Further, the performance of holographic LiDAR depends on software and hardware solutions involving the integration of automotive integrated circuit (IC), holographic image processing and algorithm software. Production of these complex components may require extremely high cost, which may reduce MC’s profit margins or increase MC’s losses.

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MC may need to raise additional capital in the future in order to execute its business plan, which may not be available on terms acceptable to MC, or at all.

In the future, MC may require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and it may determine to engage in equity or debt financings, or to enter into credit facilities for other reasons. In order to further business relationships with current or potential customers and partners, MC may issue equity or equity-linked securities to such current or potential customers or partners. MC may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If MC raises additional funds through the issuance of equity or convertible debt or other equity-linked securities or if it issues equity or equity-linked securities to current or potential customers to further business relationships, its existing shareholders could experience significant dilution. Any debt financing obtained by MC in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for MC to obtain additional capital and to pursue business opportunities, including potential acquisitions. If MC is unable to obtain adequate financing or financing on terms satisfactory to MC, MC’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited.

Market share of MC’s holographic LiDAR products will be materially adversely affected if such products are not adopted by the automotive original equipment manufacturers (OEMs) or their supplier for ADAS applications.

The OEMs and their suppliers have been developing applications in the autonomous driving and ADAS industries over the years. These OEMs manufacturers and suppliers perform extensive testing or identification processes before ordering a large number of LiDAR products, as such products would function as part of a larger system or platform and must comply with certain other specifications. In the future, MC may spend a lot of time and resources to have its products selected by automotive OEMs and their suppliers, which is called “design win.” In terms of autonomous driving and ADAS technology, a design win means that MC’s holographic LiDAR products have been selected for use in specific models. If MC’s product is not selected by the OEMs or their suppliers for one model, or if MC’s product is not successful on that model, it is unlikely to be deployed on other models of that OEM. If MC fails to win a large number of models from one or more automotive OEMs or their suppliers, MC’s business will be materially adversely affected.

The period of time from a “design win” to implementation is long, and MC is subject to the risks of cancellation or postponement of the contract or unsuccessful implementation

Prospective customers, including those in the automotive industry, generally must make significant commitments of resources to test and validate MC’s products and confirm that they can integrate with other technologies before including them in any particular system, product or model. The development cycles of MC’s products with new customers varies widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be five to seven or more years. The development cycle in certain other markets can be months to one or two years. These development cycles result in MC investing its resources prior to realizing any revenue from the commercialization. Further, MC is subject to the risk that customers cancel or postpone implementation of its technology, as well as that it will not be able to integrate its technology successfully into a larger system with other sensing modalities. Further, MC’s revenue could be less than forecasted if the system, product or vehicle model that includes its LiDAR products is unsuccessful, including for reasons unrelated to its technology. Long development cycles and product cancellations or postponements may adversely affect MC’s business, results of operations and financial condition.

The complexity of MC’s products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of its new products, damage its reputation with current or prospective customers, result in product returns or expose MC to product liability and other claims and adversely affect its operating costs.

MC’s products are highly technical and very complex, and require high standards to manufacture. These products have in the past and will likely in the future experience defects, errors or bugs at various stages of development. MC may be unable to timely release new products, manufacture existing products, correct problems that have arisen or correct such problems to its customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities, especially as new products are introduced or as new versions are released, could result in (i) serious injury to the end users of technology incorporating MC’s products, or those in the surrounding area, (ii) customers never being able to commercialize technology incorporating MC’s products, and (iii) litigation against MC, negative publicity and other consequences. These risks are particularly prevalent in the highly competitive autonomous driving and ADAS markets. Some errors or defects in MC’s products may only be discovered after they have been tested, commercialized and deployed by customers. If that is the case, MC may incur significant additional development costs and product recall, repair or replacement costs. Furthermore, MC could also experience higher levels of product returns in such cases, which could adversely affect its financial results. These problems may also result in claims against MC by its customers or others. MC’s reputation or brand may be damaged as a result of these problems, and customers may be reluctant to buy MC’s products, which could adversely affect MC’s ability to retain existing customers and attract new customers.

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Failure in cost control may negatively impact the market adoption and profitability of MC’s products.

MC’s production output depends on MC’s ability to produce and/or procure certain key components and raw materials at an acceptable price. If MC fails to reduce or control costs to be incurred thereof, it might not be able to price its products competitively, which in turn may reduce the market adoption rate of MC’s products. In addition, failure in cost control may also result in material adverse effects on the profitability of MC. As such, MC’s results of operations and financial position will be adversely affected.

Continued pricing pressures may result in low profitability, or even losses to MC.

Automotive OEMs possess significant leverage over their suppliers, including MC, because the automotive component supply industry is highly competitive and has a high fixed cost base. Accordingly, MC expects to be subject to substantial continuing pressure from automotive OEMs and their suppliers to reduce the price of its products. It is possible that pricing pressures could intensify beyond MC’s expectations as automotive OEMs pursue restructuring, consolidation and cost-cutting initiatives. If MC is unable to generate sufficient production cost savings in the future to offset price reductions, its profitability would be adversely affected.

MC has a limited operating history, and it may not be able to sustain rapid growth, effectively manage growth or implement business strategies.

MC has a limited operating history. Although MC has experienced significant growth since launching its business, MC’s historical performance results and growth rate may not be indicative of its future performance. MC may not be able to achieve similar results or grow at the same rate as it has in the past. To keep pace with the development of the holographic technology service industry in the PRC, MC may need to adjust and upgrade its product and service offerings or modify its business model. These adjustments may not achieve expected results and may have a material and adverse impact on MC’s financial conditions and results of operations.

In addition, MC’s rapid growth and expansion have placed, and is expected to continue to place, a significant strain on MC’s management and resources. There is no assurance that the future growth of MC will be sustained at a similar rate or at all. MC believes that its revenue, expenses and operating results may vary from period to period in response to a variety of factors beyond its control, which primarily include general economic conditions, emergencies and changes in policies, laws and regulations that may affect MC’s business operations and its ability to monitor costs. In addition, MC’s ability to develop new sources of revenues, diversify monetization methods, attract and retain customers, continue developing innovative technologies, increase brand awareness, expand into new market segments, and adjust to the rapidly changing regulatory environment in the PRC, will also affect its future growth to a great extent. Therefore, MC’s historical results are not predictive of its future financial performance.

If MC fails to attract, retain and engage appropriately-skilled personnel, including senior management and technology professionals, its business may be harmed.

MC’s future success depends on the retention of highly skilled executives and employees. Competition for well-qualified and skilled employees is intense. MC’s future success also depends on the continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, including, in particular, software engineers, LiDAR scientists and holographic technology professionals. MC’s continued ability to compete effectively depends on the ability to attract new employees and to retain and motivate existing employees. If any member of MC’s senior management team or other key employees leave, MC’s ability to successfully operate the business and execute the business strategy could be adversely affected. MC may also have to incur significant costs in identifying, hiring, training and retaining replacements of departing employees.

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MC’s business depends substantially on the market recognition of its brand, and negative media coverage could adversely affect MC’s business.

MC believes that enhancing its brand and extending its customer base are cornerstones to sustaining its competitive advantages. Negative publicity about MC and its business, shareholders, affiliates, directors, officers, and other employees, as well as the industry in which MC operates, could be devastating and could materially and adversely affect the public perception of MC’s brand, and in turn, reduce the sales of its products and services. Negative publicity concerning could be related to a wide variety of matters, including:

●	alleged misconduct or other improper activities committed by MC’s shareholders, affiliates, directors, officers and other employees;

●	false or malicious allegations or rumors about MC or its shareholders, affiliates, directors, officers, and other employees;

●	user complaints about the quality of MC’s products and services;

●	copyright or patent infringements involving MC and contents offered on MC’s platforms; and

●	governmental and regulatory investigations or penalties resulting from MC’s failure to comply with applicable laws and regulations.

In addition to traditional media, there has been an increasing use of social media platforms and similar devices in China, including instant messaging applications, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of users and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate as its impact without affording MC an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning MC, shareholders, directors, officers and employees may be posted on such platforms at any time. Risks associated with any such negative publicity or incorrect information cannot be eliminated entirely or mitigated, and may materially harm MC’s reputation, business, financial condition and results of operations.

Failure to maintain, protect, and enhance MC’s brand or to enforce its intellectual property rights may damage the results of its business and operations.

MC believes that the protection of trade secrets, patents, trademarks and domain names is key to its success. In particular, it must maintain, protect, and strengthen its intellectual property rights related to its holographic technical services. Its intellectual property is essential to expanding the population of individuals and corporate users as well as increasing their trust in its services. MC is committed to protecting their intellectual property rights in accordance with PRC laws and relevant agreements. MC usually enters into confidentiality agreements with its employees to restrict the access, disclosure, and use of its proprietary information. However, MC cannot guarantee that the contractual arrangements and other measures taken by it are sufficient to prevent the theft of MC’s proprietary information, to prevent competitors from independently developing similar technologies, or to prevent any attempt to imitate it. Preventing unauthorized use of MC’s intellectual property is difficult and costly, and the measures it takes may not be enough to prevent intellectual property theft. If MC sues for enforcing intellectual property, the litigation may result in huge costs and dispersion of MC’s management and financial resources. Failure to protect MC’s intellectual property rights may have a significant adverse impact on its business, financial position and operating performance.

MC may be vulnerable to intellectual property infringement charges filed by other companies.

Although MC developed and owns the core intellectual properties, the interpretation of PRC intellectual property laws and intellectual property standards are constantly evolving and may be uncertain. As a result, there might be litigations based on allegations of infringement, misappropriation or other violations of intellectual property rights. MC’s defense of intellectual property rights claims brought against it or its customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force MC to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments. An adverse determination also could invalidate MC’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that MC procure or develop substitute products that do not infringe, which could require significant effort and expense. A claim that its products infringe a third party’s intellectual property rights, even if untrue, could adversely affect MC’s relationships with its customers, may deter future customers from purchasing its products and could expose MC to costly litigation and settlement expenses. Any of these events could adversely affect MC’s business, operating results, financial condition and prospects.

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MC may not be able to protect its source code from copying if there is an unauthorized disclosure.

Source code, the detailed program commands for MC’s middleware and software programs and solutions, is critical to MC’s business. Although MC licenses portions of its application and operating system source code to several licensees, MC takes significant measures to protect the secrecy of large portions of MC’s source code. If MC’s source code leaks, MC might lose future trade secret protection for that code. It may then become easier for third parties to compete with MC by copying functionality, which could adversely affect MC’s results of operations.

Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to MC’s trademarks, brand or websites, or misappropriate MC’s data and copy MC’s platform, all of which could cause confusion to MC’s users, divert online customers away from MC’s products and services or harm its reputation.

To divert potential customers from MC to such competitors’ or third parties’ websites or platforms, competitors and other third parties may purchase (i) trademarks that are similar to MC’s trademarks and (ii) keywords that are confusingly similar to MC’s brand or websites in internet search engine advertising programs and in the header and text of the resulting sponsored links or advertisements in order to divert potential customers from MC to such competitors’ or third parties’ websites or platforms. Preventing such unauthorized use is inherently difficult. If MC is unable to prevent such unauthorized use, competitors and other third parties may continue to drive potential customers away from MC’s platform to competing, irrelevant or potentially offensive platform, which could harm MC’s reputation and cause MC to lose revenue.

MC’s business is highly dependent on the proper functioning and improvement of its information technology systems and infrastructure. MC’s business and operating results may be harmed by service disruptions, or by MC’s failure to timely and effectively scale up and adjust MC’s existing technology and infrastructure.

MC’s business depends on the continuous and reliable operation of MC’s information technology (“IT”) systems. MC’s IT systems are vulnerable to damage or interruption as a result of fires, floods, earthquakes, power losses, telecommunications failures, undetected errors in software, computer viruses, hacking and other attempts to harm MC’s IT systems. Disruptions, failures, unscheduled service interruptions or a decrease in connection speeds could damage MC’s reputation and cause MC’s customers and end-users to migrate to its competitors’ platforms. If MC experiences frequent or constant service disruptions, whether caused by failures of MC’s own IT systems or those of third-party service providers, then MC’s user experience may be negatively affected, which in turn may have a material and adverse effect on MC’s reputation and business. MC may not be successful in minimizing the frequency or duration of service interruptions. As the number of MC’s end-users increases and more user data are generated on MC’s platform, it may be required to expand and adjust technology and infrastructure to continue to reliably store and process content.

MC’s operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.

Almost all access to the Internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology, or the MIIT. Moreover, MC primarily relies on a limited number of telecommunication service providers to provide MC with data communications capacity through local telecommunications lines and Internet data centers to host MC’s servers. MC has limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s Internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. Web traffic in China has experienced significant growth during the past few years. Effective bandwidth and server storage at Internet data centers in large cities such as Beijing and Shenzhen are scarce. With the expansion of MC’s business, it may be required to upgrade technology and infrastructure to keep up with the increasing traffic on its platform. MC cannot assure you that the Internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in Internet usage. If MC cannot increase its capacity to deliver online services, then it may not be able to expand its customer base, and the adoption of MC’s services may be hindered, which could adversely impact its business and profitability.

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In addition, MC has no control over the costs of the services provided by telecommunication service providers. If the prices MC pays for telecommunications and Internet services rise significantly, MC’s results of operations may be materially and adversely affected. Furthermore, if Internet access fees or other charges to Internet users increase, some users may be prevented from accessing the mobile Internet and thus cause the growth of mobile Internet users to decelerate. Such deceleration may adversely affect MC’s ability to continue to expand MC’s user base.

MC uses third-party services and technologies in connection with MC’s business, and any disruption to the provision of these services and technologies to MC could result in adverse publicity and a slowdown in the growth of MC’s users, which could materially and adversely affect MC’s business, financial condition and results of operations.

MC’s business partially depends on services provided by, and relationships with, various third parties. Some third-party software MC uses in its operations is currently publicly available and free of charge. If the owner of any such software decides to charge users or no longer makes the software publicly available, then MC may need to incur significant costs to obtain licensing, find replacement software or develop it on MC’s own. If MC is unable to obtain licensing, find or develop replacement software at a reasonable cost, or at all, MC’s business and operations may be adversely affected.

MC exercises no control over the third parties with whom MC has business arrangements. If such third parties increase their prices, fail to provide their services effectively, terminate their service or agreements or discontinue their relationships with MC, then MC could suffer service interruptions, reduced revenues or increased costs, any of which may have a material adverse effect on MC’s business, financial condition and results of operations.

MC’s insurance policies may not provide adequate coverage for all claims associated with its business operations.

MC maintains various insurance policies, such as group personal accident insurance and corporate employee benefits insurance. However, MC’s insurance coverage is still limited in terms of amount, scope and benefit. Insurance companies in China offer limited business insurance products. MC does not have any business liability or disruption insurance coverage for MC’s operations in China. Any business disruption may result in MC’s incurring substantial costs and the diversion of MC’s resources. Any uninsured business disruption, litigation or legal proceedings or natural disasters, such as epidemics, pandemics or earthquakes, or other events beyond MC’s control could result in substantial costs and the diversion of MC’s management’s attention. If MC were to be held liable for uninsured losses or amounts and claims for insured losses exceeding the limits of its insurance coverage, then MC’s business, financial condition, and results of operations may be materially and adversely affected as a result.

MC may be subject to claims, disputes or legal proceedings in the ordinary course of its business. If the outcome of these proceedings is unfavorable to MC, then MC’s business, results of operations and financial condition could be adversely affected.

MC may be subject to claims, disputes, or legal proceedings in the ordinary course of its business from time to time, which could adversely affect MC’s business, results of operations and financial condition. MC may receive formal and informal inquiries from governmental authorities and regulators regarding MC’s compliance with applicable laws and regulations, many of which are evolving and subject to interpretation. Claims arising out of actual or alleged violations of laws could be asserted against MC by MC’s employees, customers, media partners, competitors, governmental entities in civil or criminal investigations and proceedings or other third parties. These claims could be asserted under a variety of laws, including but not limited to advertising laws, Internet information services laws, intellectual property laws, unfair competition laws, data protection and privacy laws, labor and employment laws, securities laws, real estate laws, tort laws, contract laws, property laws and employee benefit laws. MC may also be subject to lawsuits due to actions by MC’s media partners or advertising customers. In addition, some of MC’s service agreements contain certain indemnity provisions requiring MC to indemnify its customers for certain non-compliance, intellectual property infringement, personal injury and death claims. MC’s indemnity obligations may adversely affect MC’s cash flow, operating results and financial conditions.

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There can be no guarantee that MC will be successful in defending itself in legal and arbitration actions or in asserting MC’s rights under various laws. If the outcome of these proceedings is unfavorable to MC, then MC’s business, results of operations and financial conditions could be adversely affected. Even if MC is successful in its attempt to defend itself in legal and arbitration actions or to assert MC’s rights under various laws, enforcing MC’s rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions may expose MC to negative publicity, substantial monetary damages and legal defense costs, injunctive relief, and criminal and civil fines and penalties, including but not limited to suspension or revocation of MC’s licenses to conduct business.

MC may need additional capital to support or expand its business, and MC may be unable to obtain such capital in a timely manner or on acceptable terms, if at all.

Although MC believes that its anticipated cash flows from operating activities, together with cash on hand, will be sufficient to meet MC’s anticipated working capital requirements and capital expenditures in the ordinary course of business for the next twelve months, MC cannot assure you this will be the case. MC may also need additional cash resources in the future if it pursues opportunities for investments, acquisitions or similar actions. If MC determines that its cash requirements exceed the amount of cash and cash equivalents MC has on hand at the time, MC may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to MC’s shareholding. The incurrence of indebtedness would result in increased fixed obligations and could result in operational and financial covenants that would restrict MC’s operations. MC has historically used bank borrowings to partially finance operations. MC cannot assure you that additional financing will be available in amounts sufficient or on terms acceptable to MC, if at all.

MC’s business may be materially and adversely affected by the effects of natural disasters, health epidemics or similar situation. In particular, the COVID-19 pandemic has already and may continue to cause negative impacts to the MC’s business, results of operations and financial condition.

MC’s business could be materially and adversely affected by natural disasters, such as earthquakes, floods, blizzards, typhoons or fire accidents, epidemics such as avian flu, swine flu, Severe Acute Respiratory Syndrome (or SARS), Ebola, Zika, COVID-19, or other events, such as acts of war, terrorism, environmental accidents, power shortages or communication interruptions.

Since the beginning of 2020, the COVID-19 pandemic has caused temporary closures of shops and facilities in China and around the world. MC’s business growth in 2020 was negatively affected as a result of the COVID-19 pandemic, and MC incurred additional implementation costs and general and administrative expenses, which resulted in a decrease in MC’s operating income and net income in 2020. As COVID-19 has negatively affected the broader Chinese economy and the global economy, China may continue to experience lower domestic consumption, higher unemployment, severe disruptions to exporting of goods to other countries and greater economic uncertainty, all of which may materially and adversely affect MC’s business and results of operations. Potential impacts of the COVID-19 pandemic include, but not limited to the following aspects:

●	Temporary closure of offices, travel restrictions or business suspension of MC’s customers’ business have already affected and may continue to adversely affect the demand for MC’s services;

●	MC’s suppliers may experience supply chain disruption, which could significantly reduce goods supply;

●	MC’s customers may request additional time for payment or may not pay MC at all, which could significantly increase the amount and turnover days of MC’s trade receivables, and require MC to record additional allowance for doubtful accounts;

●	Any precautionary measure taken to minimize the risks of COVID-19, including travel restriction, quarantine, provisional request of remote work for employees, cancellation or postponement of industry activities and business travel, could damage MC’s efficiency and productivity during the above-mentioned period and incur additional costs, slow down the brand promotion and marketing efforts, causing short-term fluctuation to MC’s results of operations.

Due to the uncertain nature of the COVID-19 pandemic, it is impossible to reasonably estimate the financial impact brought by the outbreak and countermeasures of COVID-19 pandemic for the time being. While most of the restrictions on movement within China have been relaxed as of the date of this prospectus/proxy statement, there is great uncertainty as to the future progress of the pandemic. Relaxation of restrictions on economic and social life may lead to new cases, which may lead to re-imposition of restrictions. Consequently, the COVID-19 pandemic may materially adversely affect MC’s business, financial condition and results of operations in 2021. The extent to which this pandemic impacts MC’s results of operations will depend on future developments which are highly uncertain and unpredictable, including new outbreaks of COVID-19, the severity of the virus infection, the effectiveness and availability of vaccines, and future actions MC or the authorities may take in response to these developments.

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MC may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies.

The PRC government extensively regulates the Internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulations of the Internet business include, but are not limited to, the following:

●	There are uncertainties relating to the regulation of the Internet business in China, including evolving licensing practices and the requirement for real-name registrations. MC's PRC subsidiaries may be required to hold certain permits, licenses or operations, MC may not be able to timely obtain or maintain all the required licenses or approvals, permits, or to complete filing, registration or other formalities necessary for MC’s present or future operations, and MC may not be able to renew certain permits or licenses or renew certain filing or registration or other formalities.

●	The evolving PRC regulatory system for the Internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office. The primary role of this new agency is to facilitate the policy-making and legislative development in this field to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the Internet industry. MC is unable to determine what policies this new agency or any new agencies to be established in the future may have or how they may interpret existing laws, regulations and policies and how they may affect MC. Further, new laws, regulations or policies may be promulgated or announced that will regulate Internet activities. If these new laws, regulations or policies are promulgated, additional licenses may be required for MC’s operations. If MC’s operations do not comply with these new regulations after they become effective, or if MC fails to obtain any licenses required under these new laws and regulations, MC could be subject to penalties, and MC’s business could be disrupted.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the Internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China, including MC’s business. There are also risks that MC may be found to violate the existing or future laws and regulations given the uncertainty and complexity of China’s regulation of Internet business.

MC’s business may be exposed to Internet data, and MC is required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject MC to enforcement actions for compliance failures, or restrict portions of MC’s business or cause MC to change its data practices or business model.

MC’s business exposed to a large quantity of data. MC faces risks inherent in handling and protecting large volume of data. including:

●	protecting the data in and hosted on MC’s system, including against attacks on MC’s system by outside parties or fraudulent behavior or improper use by MC’s employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

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●	complying with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal information, including any requests from regulatory and government authorities relating to this data.

Governments around the world, including the PRC government, have enacted or are considering legislation related to online businesses. There may be an increase in legislation and regulation related to the collection and use of anonymous internet user data and unique device identifiers, such as IP address or mobile unique device identifiers, and other data protection and privacy regulation. The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. All these laws and regulations may result in additional expenses to MC and any non-compliance may subject MC to negative publicity which could harm its reputation and negatively affect the trading price of MC’s ordinary shares. There are also uncertainties with respect to how these laws will be implemented in practice. PRC regulators have been increasingly focused on regulation in the areas of data security and data protection. MC expects that these areas will receive greater attention and focus from regulators, as well as attract continued or greater public scrutiny and attention going forward, which could increase MC’s compliance costs and subject it to heightened risks and challenges associated with data security and protection. If MC is unable to manage these risks, MC could become subject to penalties, fines, suspension of business and revocation of required licenses, and MC’s reputation and results of operations could be materially and adversely affected. In addition, regulatory authorities around the world have recently adopted or are considering a number of legislative and regulatory proposals concerning data protection. These legislative and regulatory proposals, if adopted, and the uncertain interpretations and application thereof could, in addition to the possibility of fines, result in an order requiring that MC change its data practices, which could have an adverse effect on MC’s business and results of operations.

MC may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.

MC may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to MC are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

MC expects to obtain information about various aspects of its customers’ and end users’ operations as well as regarding its employees and third parties. MC also maintains information about various aspects of its customers’ operations as well as regarding its employees. The integrity and protection of MC’s customers, employees and company data is critical to MC’s business. MC’s customers and employees expect that MC will adequately protect their personal information. MC is required by applicable laws to keep strictly confidential the personal information that it collects, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

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The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1,2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. MC does not know what regulations will be adopted or how such regulations will affect MC and its listing on Nasdaq. In the event that the Cyberspace Administration of China determines that MC is subject to these regulations, MC may be required to delist from Nasdaq and MC may be subject to fines and penalties.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits the costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of MC’s products and services and could have an adverse impact on MC’s business.

Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like MC, MC faces uncertainties as to whether such clearance can be timely obtained, or at all.

If the new PRC Data Security Law is enacted in September, MC will not be subject to the cybersecurity review by the CAC for this offering, given that: (i) MC’s products and services are offered not directly to individual users but through MC’s business customers; (ii) MC does not possess a large amount of personal information in MC’s business operations; and (iii) data processed in MC’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, MC will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on MC.

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On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which will become effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. MC offers its holographic digital twin technology resource library services mainly to corporate clients and has limited interactions with individual end-users, which means MC’s potential access or exposure to customers’ personal identifiable information is limited. However, in the event MC inadvertently accesses or becomes exposed to customers’ personal identifiable information, through its holographic digital twin technology resource library services which access or store customer’ personal identifiable information, then MC may face heightened exposure to the PIPL.

MC cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as MC does, and there is no assurance that MC can fully or timely comply with such laws. In the event that MC is subject to any mandatory cybersecurity review and other specific actions required by the CAC, MC faces uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, MC may be further required to suspend MC’s relevant business, shut down MC’s website, or face other penalties, which could materially and adversely affect its business, financial condition, and results of operations.

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Risk Factors Relating to Doing Business in China

Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on MC’s business, financial condition and results of operations.

Substantially all of MC’s revenues are generally sourced from Mainland China through the operating companies in China. Accordingly, MC’s results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. Economic reforms begun in the late 1970s have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among different economic sectors. The Chinese government has implemented measures to encourage economic growth and guide the allocation of the resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on MC. For example, MC’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

Although the PRC economy has grown significantly in the past decade, that growth may not continue, as evidenced by the slowing of the growth of the PRC economy since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on a specific industry including the one MC’s operating company is in or the overall economic growth of China. Such developments could adversely affect MC’s business and operating results, lead to reduction in demand for MC’s services and adversely affect MC’s competitive position.

A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect MC’s business and MC’s financial condition.

The global macroeconomic environment is facing challenges, including the end of quantitative easing by the U.S. Federal Reserve, the economic slowdown in the Eurozone since 2014 and uncertainties over the impact of Brexit. The Chinese economy has shown slower growth compared to the previous decade since 2012 and the trend may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in market volatility.

If MC plans to expand its business internationally and does business cross-border in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for MC’s products and services, impact MC’s competitive position, or prevent MC from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect MC’s business, financial condition, and results of operations. In particular, there have been heightened tensions in international economic relations between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what the U.S. government characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020. Although the direct impact of the current international trade tension, and any escalation of such tension, on the holographic technology industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact MC’s business, financial condition and results of operations.

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Furthermore, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, on December 18, 2020, the former U.S. President Donald J. Trump signed the Holding Foreign Companies Accountable Act into law, which requires the SEC to propose rules within 90 days after its enactment to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over the counter” if the auditor of the registrant’s financial statements is not subject to the PCAOB inspection for three consecutive years after the law becomes effective. The Holding Foreign Companies Accountable Act and any proposed SEC rules may have a material and adverse impact on the stock performance of China-based companies listed in the United States. In addition, the recent market panics over the global outbreak of COVID-19 materially and negatively affected the global financial markets in March 2020, which may cause potential slowdown of the global economy. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy and the political tensions between the United States and China may materially and adversely affect MC’s business, financial condition, results of operations and prospects.

The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to the PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. As of March 24, 2021, the SEC adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Holding Foreign Companies Accountable Act.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

MC’s auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus/proxy statement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess MC’s auditor’s compliance with the applicable professional standards. MC’s auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in June 2018. However, in the event the PRC authorities would further strengthen regulations over auditing work of Chinese companies listed on the U.S. stock exchanges, which would prohibit MC’s current auditor to perform work in China, then MC would need to change its auditor and the audit workpapers prepared by MC’s new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, in which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. Furthermore, due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act (“HFCA Act”), MC cannot assure you whether the SEC, Nasdaq or other regulatory authorities would apply additional and more stringent criteria to MC after considering the effectiveness of MC’s auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of MC’s financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, may result in the delisting of MC in the future if the PCAOB is unable to inspect MC’s accounting firm at such future time.

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Uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and MC.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the promulgation of new rules and explanations and interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Specifically, rules and regulations in China can change quickly with little advance notice.

From time to time, MC may have to resort to administrative and court proceedings to enforce MC’s legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection MC enjoys than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, MC may not be aware of its violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of MC’s contractual, property (including intellectual property) and procedural rights, could materially and adversely affect MC’s business and impede MC’s ability to continue its operations.

Under the PRC enterprise income tax law, MC may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to MC and its shareholders and have a material adverse effect on MC’s results of operations and the value of your investment.

Under the PRC enterprise income tax law that became effective on January 1, 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. On April 22, 2009, the State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, on August 3, 2011, the SAT issued the Administrative Measures of Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, which became effective on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC tax resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) not less than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. SAT Bulletin 45 further clarifies the resident status determination, post-determination administration as well as competent tax authorities.

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Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise group instead of those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

MC believes that none of its entities outside of China is a PRC resident enterprise for PRC tax purposes even if the standards for “de facto management body” prescribed in the SAT Circular 82 are applicable to MC. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that the company or any of MC’s subsidiaries outside of China is a PRC resident enterprise for enterprise income tax purposes, MC may be subject to PRC enterprise income on MC’s worldwide income at the rate of 25%, which could materially reduce MC’s net income. In addition, MC will also be subject to PRC enterprise income tax reporting obligations.

Although dividends paid by one PRC tax resident to another PRC tax resident should qualify as “tax-exempt income” under the enterprise income tax law, MC cannot assure you that dividends by MC’s PRC subsidiaries to MC’s Cayman Islands holding company will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax on dividends, and the PRC tax authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.

Non-PRC resident holders of MC’s ordinary shares may also be subject to PRC withholding tax on dividends paid by MC and PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is sourced from within the PRC. The tax would be imposed at the rate of 10% in the case of non-PRC resident enterprise holders and 20% in the case of non-PRC resident individual holders. In the case of dividends, MC would be required to withhold the tax at source. Any PRC tax liability may be reduced under applicable tax treaties or similar arrangements. Although MC’s holding company is incorporated in the Cayman Islands, it remains unclear whether dividends received and gains realized by MC’s non-PRC resident holders of MC’s ordinary shares will be regarded as income from sources within the PRC if MC is classified as a PRC resident enterprise. Any such tax will reduce the returns on your investment in MC’s ordinary shares.

MC cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing and withholding or tax payment obligations with respect to any internal restructuring, and MC’s PRC subsidiaries may be requested to assist in the filing. Any PRC tax imposed on a transfer of MC’s shares not through a public stock exchange, or any adjustment of such gains would cause MC to incur additional costs and may have a negative impact on the value of your investment in the company.

MC may not be able to obtain certain benefits under relevant tax treaties on dividends paid by its PRC subsidiaries to MC through its Hong Kong subsidiaries.

MC is an exempted company with limited liability, used as holding company, incorporated under the laws of the Cayman Islands and as such relies on dividends and other distributions on equity from MC’s PRC subsidiaries, as paid to MC through MC’s Hong Kong subsidiaries, to satisfy part of MC’s liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, and Circular 81 issued by the State Administration of Taxation, such withholding tax rate may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise throughout the 12 months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other requirements. Furthermore, under the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in August 2015, the non-resident enterprises shall determine whether they are qualified for preferential tax treatment under the tax treaties and file relevant reports and materials with the tax authorities. There are also other conditions for benefiting from the reduced withholding tax rate according to other relevant tax rules and regulations. MC cannot assure you that its determination regarding MC’s Hong Kong subsidiaries’ qualification to benefit from the preferential tax treatment will not be challenged by the relevant PRC tax authority or that MC will be able to complete the necessary filings with the relevant PRC tax authority and benefit from the preferential withholding tax rate of 5% under the Double Taxation Avoidance Arrangement with respect to dividends to be paid by MC’s PRC subsidiaries to its Hong Kong subsidiaries.

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If New Golden Path is classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to New Golden Path and its non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

New Golden Path believes it is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that New Golden Path is a PRC resident enterprise for enterprise income tax purposes, New Golden Path would be subject to PRC enterprise income tax on New Golden Path’s worldwide income at the rate of 25%. Furthermore, New Golden Path would be required to withhold a 10% tax from dividends New Golden Path pays to its shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if New Golden Path is deemed a PRC resident enterprise, dividends paid to New Golden Path’s non-PRC individual shareholders and any gain realized on the transfer of the ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by New Golden Path). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of New Golden Path would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that New Golden Path is treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ordinary shares.

MC faces uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

MC faces uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in MC by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Bulletin 7, as amended in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

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There is uncertainty as to the application of SAT Bulletin 7. MC faces uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in MC’s offshore subsidiaries or investments. MC may be subject to filing obligations or taxed if MC is transferor in such transactions, and may be subject to withholding obligations if MC is transferee in such transactions under SAT Bulletin 7. For transfer of shares in MC by investors that are non-PRC resident enterprises, MC’s PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7. As a result, MC may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom MC purchases taxable assets to comply with these circulars, or to establish that MC should not be taxed under these circulars, which may have a material adverse effect on MC’s financial condition and results of operations.

Certain judgments obtained against MC by its shareholders may not be enforceable.

MC is a Cayman Islands exempted company and substantially all of MC’s current operations are conducted in China. In addition, most of MC’s current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against MC or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against MC’s assets or the assets of MC’s directors and officers.

If the chops of MC’s PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of MC’s PRC subsidiaries are generally held securely by personnel designated or approved by MC in accordance with its internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, MC could experience disruption to MC’s normal business operations. MC may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from MC’s operations.

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Implementation of labor laws and regulations in China may adversely affect MC’s business and results of operations.

Pursuant to the labor contract law that took effect in January 2008, its implementation rules that took effect in September 2008 and its amendment that took effect in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Due to lack of detailed interpretative rules and uniform implementation practices and broad discretion of the local competent authorities, it is uncertain as to how the labor contract law and its implementation rules will affect MC’s current employment policies and practices. MC’s employment policies and practices may violate the labor contract law or its implementation rules, and MC may thus be subject to related penalties, fines or legal fees. Compliance with the labor contract law and its implementation rules may increase MC’s operating expenses, in particular MC’s personnel expenses. In the event that MC decides to terminate some of its employees or otherwise changes its employment or labor practices, the labor contract law and its implementation rules may also limit MC’s ability to effect those changes in a desirable or cost-effective manner, which could adversely affect MC’s business and results of operations. According to the Social Insurance Law and the Regulations on the Management of Housing Fund, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance and housing funds, and the employers must, together with their employees or separately, pay the social insurance premiums and housing funds for such employees.

As the interpretation and implementation of these laws and regulations are still evolving, MC cannot assure you that MC’s employment practice will at all times be deemed in full compliance with labor-related laws and regulations in China, which may subject MC to labor disputes or government investigations. If MC is deemed to have violated relevant labor laws and regulations, MC could be required to provide additional compensation to MC’s employees and MC’s business, financial condition and results of operations could be materially and adversely affected.

Further, labor disputes, work stoppages or slowdowns at MC’s operations or any of MC’s third-party service providers could significantly disrupt daily operation or MC’s expansion plans and have a material adverse effect on MC’s business.

The M&A Rules and certain other PRC regulations may make it more difficult for MC to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for acquisition of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Ministry of Commerce before they can be completed. In addition, the security review rules issued by the Ministry of Commerce and became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, MC may pursue potential strategic acquisitions that are complementary to MC’s business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit MC’s ability to complete such transactions, which could affect MC’s ability to expand its business or maintain MC’s market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the Ministry of Commerce. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the PRC regulators may promulgate new rules or explanations requiring that MC obtain approval of the Ministry of Commerce for MC’s completed or ongoing mergers and acquisitions. There is no assurance that MC can obtain such approval from the Ministry of Commerce for MC’s mergers and acquisitions, and if MC fails to obtain those approvals, MC may be required to suspend the acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on MC’s business, results of operations and corporate structure.

The approval of the China Securities Regulatory Commission may be required in connection with this business combination and offering under a regulation adopted in August 2006, and, if required, MC cannot assure you that MC will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Currently, there is no consensus among leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

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MC’s PRC counsel, Fawan Law Firm, has advised MC based on their understanding of the current PRC law, rules and regulations that the CSRC’s approval is not required for the listing and trading of MC’s ordinary shares on Nasdaq in the context of the proposed business combination with Golden Path, given that:

●	MC is not a special purpose vehicle formed for listing purpose through acquisition of domestic companies that are controlled by MC’s PRC individual shareholders, as MC holds equity interests in its subsidiaries in the PRC; and

●	The Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors that became effective in March 2011, and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce (MOFCOM) of the PRC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

Furthermore, the M&A Rules purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through the acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as this offering are subject to the CSRC approval procedures under the M&A Rules. MC is of the position that MC is a Cayman company, and its PRC subsidiaries are foreign-funded enterprises, it is not required to obtain approval from the CSRC under the M&A Rules for listing and trading of its securities after the consummation of the Business Combination, but uncertainties still exist as to how the M&A Rules will be interpreted and implemented and the opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

MC cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as MC does. If it is determined that CSRC approval is required for this business combination and offering, MC may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on MC’s operations in the PRC, limitations on MC’s operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by MC’s PRC Entities, or other actions that could have a material and adverse effect on MC’s business, financial condition, results of operations, reputation and prospects, as well as the trading price of MC’s ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring MC, or making it advisable for it, to halt this offering before the settlement and delivery of the ordinary shares that MC is offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares MC is offering, you would be doing so at the risk that the settlement and delivery may not occur.

PRC regulations relating to offshore investment activities by PRC residents may limit MC’s PRC subsidiaries’ ability to increase their registered capital or distribute profits to MC or otherwise expose MC to liability and penalties under PRC law.

The State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Relating to PRC Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC residents or entities, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 is issued to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments through Overseas Special Purpose Vehicles. If MC’s shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, MC’s PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to MC, and MC may be restricted in its ability to contribute additional capital to MC’s PRC subsidiaries. Moreover, failure to comply with SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, MC may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest of MC, nor can MC compel its shareholders to comply with the requirements of SAFE Circular 37. Although MC’s shareholders who are PRC residents or entities have complied with SAFE Circular 37, MC cannot assure you that all of its shareholders who are PRC residents or entities will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37. Failure by such shareholders to comply with SAFE Circular 37, or failure by MC to amend the foreign exchange registrations of its PRC subsidiaries, could subject MC to fines or legal sanctions, restrict MC’s overseas or cross-border investment activities, limit MC’s PRC subsidiaries’ ability to make distributions or pay dividends to MC or affect MC’s ownership structure, which could adversely affect MC’s business and prospects.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent MC from using the proceeds it receives from offshore financing activities to make loans to or make additional capital contributions to MC’s PRC subsidiaries, which could materially and adversely affect MC’s liquidity and its ability to fund and expand business.

Any transfer of funds by MC to its PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to MC’s PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by MC’s PRC subsidiaries is required to be registered with SAFE or its local branches or filed with SAFE in its information system; and (ii) MC’s PRC subsidiaries may not procure loans which exceed the difference between their total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the People’s Bank of China Notice No. 9 (“PBOC Notice No. 9”). Any medium- or long-term loan to be provided by MC to its PRC-based subsidiaries must be registered with the National Development and Reform Commission and SAFE or its local branches. MC may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by MC to its PRC subsidiaries. If MC fails to receive such approvals or complete such registration or filing, MC’s ability to use the proceeds it receives from MC’s offshore financing activities and to capitalize MC’s PRC operations may be negatively affected, which could adversely affect MC’s liquidity and ability to fund and expand its business. There is, in effect, no statutory limit on the amount of capital contribution that MC can make to its PRC subsidiaries. This is because there is no statutory limit on the amount of registered capital for MC’s PRC subsidiaries, and MC is allowed to make capital contributions to its PRC subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the PRC subsidiaries complete the relevant filing and registration procedures.

With respect to loans to the its PRC subsidiaries by MC, (i) if the PRC subsidiaries adopt the traditional foreign exchange administration mechanism, or the Current Foreign Debt Mechanism, the outstanding amount of the loans shall not exceed the difference between the total investment and the registered capital of the PRC subsidiaries; and (ii) if the PRC subsidiaries adopt the foreign exchange administration mechanism as provided in Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or the PBOC Notice No. 9, the risk-weighted outstanding amount of the loans, which shall be calculated based on the formula provided in PBOC Notice No. 9, shall not exceed 200% of the net asset of the PRC subsidiaries. According to the PBOC Notice No. 9, after a transition period of one year since the promulgation of PBOC Notice No. 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of PBOC Notice No. 9. As of the date hereof, neither the PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by the PBOC and SAFE in the future and what statutory limits will be imposed on MC when providing loans to MC’s PRC subsidiaries. Currently, MC’s PRC subsidiaries have the flexibility to choose between the Current Foreign Debt Mechanism and the Notice No. 9 Foreign Debt Mechanism. However, if a more stringent foreign debt mechanism becomes mandatory, MC’s ability to provide loans to MC’s PRC subsidiaries or MC’s consolidated affiliated entities may be significantly limited, which may adversely affect MC’s business, financial condition, and results of operations.

The Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-Invested Enterprises, or SAFE Circular 19, effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, effective on June 9, 2016, allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, and also prohibit FIEs from using such Renminbi fund to provide loans to persons other than affiliates unless otherwise permitted under its business scope. As a result, MC is required to apply Renminbi funds converted from the net proceeds MC received from its offshore financing activities within the business scopes of MC’s PRC subsidiaries. SAFE Circular 19 and SAFE Circular 16 may significantly limit MC’s ability to use Renminbi converted from the net proceeds from MC’s offshore financing activities to fund the establishment of new entities in China by MC’s PRC subsidiaries, to invest in or acquire any other PRC companies through MC’s PRC subsidiaries, or to establish new consolidated subsidiary in China, which may adversely affect MC’s business, financial condition, and results of operations.

MC’s PRC subsidiaries are subject to restrictions on paying dividends or making other payments to MC, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of MC’s ordinary shares.

MC is a holding company incorporated in the Cayman Islands. MC relies on dividends from its PRC subsidiaries, such as the funds necessary to pay dividends and other cash distributions to MC’s shareholders, including holders of MC’s ordinary shares, and service any debt MC may incur. Current PRC regulations permit MC’s PRC subsidiaries to pay dividends to MC only out of their accumulated after-tax profits upon satisfaction of relevant statutory condition and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, MC’s PRC subsidiaries are required to set aside at least 10% of their accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Furthermore, if MC’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to MC, which may restrict MC’s ability to satisfy MC’s liquidity requirements.

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In addition, the Enterprise Income Tax Law of the PRC, or the PRC EIT Law, and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Fluctuations in exchange rates could have a material adverse effect on MC’s results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and China’s foreign exchange policies, among other things. In 2005, the PRC government changed its decades-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and MC cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Governmental control of currency conversion may limit MC’s ability to utilize revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. MC receives substantially all of MC’s revenues in Renminbi. Under MC’s current corporate structure, MC’s Cayman Islands holding company may rely on dividend payments from MC’s PRC subsidiaries to fund any cash and financing requirements MC may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of MC’s PRC subsidiaries in China may be used to pay dividends to MC. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, MC needs to obtain SAFE approval to use cash generated from the operations of MC’s PRC subsidiaries and consolidated affiliated entities to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped-up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of MC’s shareholders regulated by such policies fail to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents MC from obtaining sufficient foreign currencies to satisfy MC’s foreign currency demands, MC may not be able to pay dividends in foreign currencies to its shareholders.

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Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or MC to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, MC’s directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by MC, may follow the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or 2012 SAFE notices, promulgated by the SAFE in 2012. Pursuant to the 2012 SAFE notices, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. MC’s executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines, and legal sanctions and may also limit MC’s ability to contribute additional capital into MC’s PRC subsidiaries and limit MC’s PRC subsidiaries’ ability to distribute dividends to MC. MC also faces regulatory uncertainties that could restrict MC’s ability to adopt additional incentive plans for MC’s directors, executive officers, and employees under PRC law.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, MC’s employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. MC’s PRC subsidiaries have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If MC’s employees fail to pay or MC fails to withhold their income taxes according to relevant laws and regulations, MC may face sanctions imposed by the tax authorities or other PRC governmental authorities.

MC’s leased property interests may be defective and its right to lease the properties affected by such defects may be challenged, which could adversely affect MC’s business.

According to the PRC Land Administration Law, land in urban districts is owned by the state. The owner of a property built on state-owned land must possess the proper land and property title certificate to demonstrate that it is the owner of the premises and that it has the right to enter into lease contracts with the tenants or to authorize a third party to sublease the premises. Some of the landlords of MC’s leased locations have failed to provide the title certificates to MC. MC’s right to lease the premises may be interrupted or adversely affected if MC’s landlords are not the property owners and the actual property owners should appear.

In addition, the title certificate usually records the approved use of the state-owned land by the government and the property owner is obligated to follow the approved use requirement when making use of the property. In the case of failure to utilize the property in accordance with the approved use, the land administration authorities may order the tenant to cease utilizing the premises or even invalidate the contract between the landlord and the tenant. If MC’s use of the leased premises is not in full compliance with the approved use of the land, MC may be unable to continue to use the property, which may cause disruption to MC’s business.

The PRC government exerts substantial influence over the manner in which MC and its PRC subsidiaries must conduct its business activities. MC is currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if MC or its PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, MC will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. MC’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central data security, anti-monopoly policies or local PRC governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on MC’s part to ensure its compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require MC to divest itself of any interest it then holds in Chinese properties.

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For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

Additionally, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities. However, the Opinions did not provide detailed rules and regulations. As a result, uncertainties remain regarding the interpretation and implementation of the Opinions.

As such, MC and its PRC subsidiaries’ business segments may be subject to various government and regulatory interference in the provinces in which they operate. MC and its PRC subsidiaries could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. MC and its PRC subsidiaries may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether MC will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although MC is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, MC’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risk Factors Relating to Golden Path’s Business

You must tender your Golden Path ordinary shares in order to validly seek redemption at the Extraordinary General Meeting.

Golden Path may require its public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to Golden Path’s transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve a business combination in the event Golden Path distributes proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against a business combination. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against Golden Path, the proceeds held in trust could be reduced and the per-share liquidation price received by Golden Path’s shareholders may be less than $10.10.

Golden Path’s placing of funds in the trust account may not protect those funds from third-party claims. Although Golden Path will seek to have all vendors, service providers, prospective target businesses or other entities with which Golden Path does business execute agreements with Golden Path waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Golden Path’s public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Golden Path’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, Golden Path’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Golden Path than any alternative.

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Examples of possible instances where Golden Path may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Golden Path and will not seek recourse against the trust account for any reason. Upon redemption of Golden Path’s public shares, if Golden Path is unable to complete Golden Path’s business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with Golden Path’s business combination, Golden Path will be required to provide for payment of claims of creditors that were not waived that may be brought against Golden Path within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors.

Golden Path’s Sponsor has agreed that it will be liable to Golden Path if and to the extent any claims by a vendor for services rendered or products sold to Golden Path, or a prospective target business with which Golden Path has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Golden Path’s indemnity of the underwriters of Golden Path’s IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Golden Path’s Sponsor will not be responsible to the extent of any liability for such third party claims. Golden Path has not independently verified whether Golden Path’s Sponsor has sufficient funds to satisfy their indemnity obligations and believes that Golden Path’s Sponsor’s only assets are securities of Golden Path. Golden Path’s Sponsor may not have sufficient funds available to satisfy those obligations. Golden Path has not asked its Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the Business Combination and redemptions could be reduced to less than $[●] per public share. In such event, Golden Path may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of Golden Path’s officers or directors will indemnify Golden Path for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Any distributions received by Golden Path’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Golden Path was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

If Golden Path is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Golden Path was unable to pay debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Golden Path’s shareholders. Furthermore, Golden Path’s directors may be viewed as having breached their fiduciary duties to Golden Path or its creditors and/or may have acted in bad faith, and thereby exposing themselves and Golden Path to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. Golden Path cannot assure you that claims will not be brought against Golden Path for these reasons. Golden Path and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of Golden Path’s share premium account while Golden Path was unable to pay debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable on summary conviction to a fine of approximately $18,292.68 and to imprisonment for five years in the Cayman Islands.

If Golden Path’s due diligence investigation of MC was inadequate, then Golden Path shareholders following the Business Combination could lose some or all of their investment.

Even though Golden Path conducted a due diligence investigation of MC, it cannot be sure that this due diligence uncovered all material issues that may be present inside MC or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of MC and its business and outside of its control will not later arise. If Golden Path’s due diligence investigation of MC was inadequate, then Golden Path shareholders following the Business Combination could lose some or all of their investment.

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Golden Path’s officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to Golden Path’s affairs. This conflict of interest could have a negative impact on Golden Path’s ability to complete a business combination.

Golden Path’s officers and directors are not required to, and will not, commit their full time to Golden Path’s affairs, which may result in a conflict of interest in allocating their time between Golden Path’s operations and its search for a business combination and their other businesses. Golden Path does not have any full-time employees prior to the completion of the Business Combination. Each of Golden Path’s officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and Golden Path’s officers are not obligated to contribute any specific number of hours per week to Golden Path’s affairs. Golden Path’s independent directors also serve as officers and board members for other entities. If Golden Path’s officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to Golden Path’s affairs which may have a negative impact on Golden Path’s ability to complete a business combination.

All of Golden Path’s officers and directors own Golden Path ordinary shares, Golden Path warrants and Golden Path rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

On January 6, 2021, Golden Path’s Sponsor purchased an aggregate of 1,150,000 founder shares of Golden Path for an aggregate purchase price of $25,000, or approximately $0.02 per share. Prior to the investment in Golden Path of $25,000 by its Sponsor, Golden Path had no assets, tangible or intangible. On March 26, 2021, we issued an additional 287,500 in connection with a recapitalization of the Company. These founder shares will be worthless if Golden Path does not complete a business combination within a specified time limit. In addition, Golden Path’s Sponsor has purchased an aggregate of 270,500 private placement units, for a purchase price of $2,705,000 in the aggregate that will also be worthless if Golden Path does not complete a business combination within a specified time limit.

Each private placement unit consists of one private placement share, one private placement right, granting the holder thereof the right to receive one-tenth (1/10) of an ordinary share upon the consummation of a business combination, and one private placement warrant. Each private placement warrant may be exercised for one-half of one ordinary share at a price of $11.50 per whole share, subject to adjustment as provided herein.

The founder shares are identical to Golden Path’s ordinary shares except that (i) the founder shares are subject to certain transfer restrictions and (ii) Golden Path’s Sponsor, officers and directors have entered into a letter agreement with Golden Path, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of Golden Path’s business combination, (B) to waive their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to Golden Path’s memorandum and articles of association (x) to modify the substance or timing of Golden Path’s obligation to provide for the redemption of its public shares in connection with a business combination or to redeem 100% of Golden Path’s public shares if it has not consummated a business combination within the timeframe set forth therein or (y) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if Golden Path fails to complete a business combination within 12 months from the closing of Golden Path’s IPO (or up to 21 months from the closing of Golden Path’s IPO if Golden Path extends the period of time to consummate a business combination, as described in more detail in this prospectus/registration statement) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares if they hold that Golden Path failed to complete a business combination within the prescribed time frame).

The personal and financial interests of Golden Path’s officers and directors may influence their motivation in identifying and selecting a target business combination, completing a business combination and influencing the operation of the business following the Business Combination.

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Golden Path is requiring shareholders who wish to redeem their Golden Path ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Golden Path is requiring public shareholders who wish to redeem their Golden Path ordinary shares to either tender their certificates to Golden Path’s transfer agent or deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC System prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve a business combination in the event Golden Path distributes proxy materials. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Golden Path’s transfer agent will need to act to facilitate this request. It is Golden Path’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Golden Path does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While Golden Path has been advised that it takes a short time to deliver shares through the DWAC System, Golden Path cannot assure you of this fact. Accordingly, if it takes longer than Golden Path anticipates for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Golden Path ordinary shares.

Golden Path will require its public shareholders who wish to redeem their Golden Path ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Golden Path requires public shareholders who wish to redeem their Golden Path ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and elsewhere in this proxy/registration statement and the Business Combination is not consummated, Golden Path will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their Golden Path ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until Golden Path has returned their securities to them. The market price for Golden Path’s ordinary shares may decline during this time and public shareholders may not be able to sell their securities when they wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

The initial shareholders of Golden Path, including the officers and directors, control a substantial interest in Golden Path and thus may influence certain actions requiring a shareholder vote.

Golden Path’s initial shareholders, including the officers and directors, collectively own approximately 22.90% of its issued and outstanding Golden Path ordinary shares. However, if a significant number of Golden Path shareholders vote, or indicate an intention to vote, against the Business Combination, Golden Path’s initial shareholders or the affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. Golden Path’s initial shareholders or the affiliates have agreed to vote any shares they own in favor of the Business Combination.

If the current Golden Path’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of New Golden Path’s securities.

Pursuant to an agreement entered into concurrently with the issuance and sale of the securities in Golden Path’s IPO, Golden Path’s Sponsor and its permitted transferees can demand that Golden Path registers their founder shares. In addition, holders of Golden Path’s private placement units and their permitted transferees can demand that Golden Path registers the private placement units and their underlying securities, and holders of units that may be issued upon conversion of working capital loans, may demand that Golden Path registers such units and their underlying securities. Golden Path will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Golden Path’s ordinary shares. In addition, the existence of the registration rights may make Golden Path’s business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of Golden Path’s ordinary shares that is expected when the ordinary shares owned by Golden Path’s Sponsor, holders of Golden Path’s private placement units or holders of Golden Path’s working capital loans or their respective permitted transferees are registered.

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If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Golden Path’s securities may decline after the consummation of the Business Combination.

The market price of Golden Path’s securities may decline as a result of the Business Combination if:

●	Golden Path does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

Golden Path’s directors and officers may have certain conflicts in determining to recommend the acquisition of MC, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Golden Path’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Golden Path’s securities owned by Golden Path’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and Golden Path otherwise fails to consummate a business combination prior to its liquidation.

Our Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if an initial business combination is not completed.

At the closing, our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Golden Path’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on Golden Path’s behalf. The personal and financial interests of our Sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business and completing the Business Combination.

The following table illustrates the out-of-pocket expenses incurred of Sponsor, officers and directors, or any of their respective affiliates, who are awaiting reimbursement on June 30, 2021.

Payment Due As of June 30, 2021
Traveling Expense	$0.00
Consulting Expense, including special experts	$26,497
Telephone and Delivery Expenses	$1,434
Total	$27,931

The personal and financial interests of our Sponsor, executive officers and directors on obtaining reimbursement of expenses may therefore influence their motivation in identifying and selecting a target business and completing the Business Combination. See also “The Business Combination Proposal — Potential Conflicts of Interest” for further discussion of the possible conflicts between you and our Sponsor, officers and directors as a result of the Business Combination Proposal.

Golden Path will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.

Golden Path will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Golden Path may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

New Golden Path’s goodwill is subject to impairment review and any goodwill impairment may negatively affect New Golden Path’s reported results of operation.

Under United States generally accepted accounting principles (GAAP) requires New Golden Path to test for goodwill impairment at least annually. In addition, New Golden Path will review goodwill and amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances indicating that the carrying value of New Golden Path’s goodwill or amortizable intangible assets may not be recoverable include declines in stock price, market capitalization or cash flows, and slower growth rates in New Golden Path; industry. Depending on the results of New Golden Path’s review, New Golden Path could be required to record a significant charge to earnings in its financial statements during the period in which any impairment of New Golden Path’s goodwill or amortizable intangible assets were determined, negatively impacting New Golden Path’s results of operations.

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Risk Factors Relating to the Business Combination

Golden Path’s search for a business combination, and any target business with which Golden Path ultimately consummates a business combination, may be materially adversely affected by the recent coronavirus (“COVID-19”) outbreak.

In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout the world. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has resulted in a widespread health crisis that has adversely affected economies and financial markets worldwide, business operations and the conduct of commerce generally, and the business of any potential target business with which Golden Path consummates a business combination could be, or may already have been, materially and adversely affected. Furthermore, Golden Path may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel or limit the ability to have meetings with potential investors, or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts Golden Path’s search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, Golden Path’s ability to consummate a business combination, or the operations of a target business with which Golden Path ultimately consummates a business combination, may be materially adversely affected.

In addition, Golden Path’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility and decreased market liquidity and third-party financing being unavailable on terms acceptable to Golden Path or at all.

There are risks to our shareholders who are not affiliates of the Sponsor of becoming shareholders of the Post-Business Combination company through the Business Combination rather than acquiring securities of MC directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of the ordinary shares as the Merger consideration in connection therewith, investors will not receive the benefit of any outside independent review of MC’s finances and operations. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, our shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

In addition, the Sponsor and Golden Path’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of our shareholders generally. Such interests may have influenced Golden Path’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See “The Business Combination Proposal — Potential Conflicts of Interest” for further discussion of the possible conflicts between you and our Sponsor, officers and directors as a result of the Business Combination Proposal.

Golden Path and MC have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by New Golden Path if the Business Combination is completed or by Golden Path if the Business Combination is not completed.

Golden Path and MC expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Golden Path expects to incur approximately $500,000 in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by New Golden Path if the Business Combination is completed or by Golden Path if the Business Combination is not completed.

Deferred underwriting fees in connection with our IPO and payable at the consummation of our initial business combination will not be adjusted to account for redemptions by our Public Shareholders.

The underwriters in our IPO are entitled to deferred underwriting commissions totaling $1,437,500 upon the consummation of our initial business combination, such amounts being held in our Trust Account until the consummation of our initial business combination. Such amounts will not be adjusted to account for redemptions of Public Shares by our Public Shareholders.

If MC or New Golden Path fails to implement and maintain an effective system of internal controls, New Golden Path may be unable to accurately report MC’s results of operations, meet New Golden Path’s reporting obligations or prevent fraud, and investor confidence and the market price of New Golden Path’s ordinary shares may be materially and adversely affected.

In the course of auditing MC’s consolidated financial statements for the years ended December 31, 2019 and 2020, MC and its independent registered public accounting firm have identified certain material weaknesses in MC’s internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board of the United States (“PCAOB”). As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

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The first material weakness is that MC did not maintain an effective control environment. Specifically, MC lacked sufficient resources regarding financial reporting and accounting personnel with an understanding of U.S. GAAP, in particular, to address complex U.S. GAAP technical accounting issues, related disclosures in accordance with U.S. GAAP, and financial reporting requirements set forth by the SEC. However, after the consummation of the Business Combination, MC will become a part of New Golden Path, a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Under these circumstances, New Golden Path and MC’s accounting department will be strengthened to place a focus on continuously enhancing staff’s U.S. GAAP expertise. New Golden Path and MC also undertake to provide internal training to the current accounting team on U.S. GAAP knowledge and also require staff members to participate in trainings and seminars provided by professional services firms on a regular basis to gain knowledge on regular accounting/SEC reporting updates.

The second material weakness is that MC lacked formal policies and procedures to establish a risk assessment process and internal control framework and lacked an audit committee and the internal audit function to establish formal risk assessment process and internal control framework. To respond to this material weakness, New Golden Path and MC plan to devote significant effort and resources to the remediation and improvement of its risk assessment process and internal control framework. Moreover, upon the closing of the Business Combination, Golden Path will re-constitute the membership of the audit committee. The existing charters previously adopted by Golden Path following its IPO will continue to be in effect. The audit committee will consist of three independent directors and be headed by audit committee chair, Mr. Mi Zhou. Mr. Mi Zhou has extensive experience and expertise in finance, investment and capital markets and Golden Path has determined that he qualifies as an “audit committee financial expert.”

In addition, MC has identified three material weaknesses in information technology general control (“ITGC”) in the areas of: (1) system change, incident management, and vulnerability or penetration testing management; (2) backup management, disaster recovery, proper equipment in physical environment control and IT management monitors; and (3) system security and access/segregation of duties. Although MC has since taken some steps to remediate the material weaknesses since its identification, remediation efforts may be ineffective which as a result may materially and adversely affect MC’s business.

After the consummation of the Business Combination MC will become a part of Golden Path (which we refer to as New Golden Path), a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that New Golden Path include a report of management on its internal control over financial reporting and that its independent registered public accounting firm attest to and report on the effectiveness of New Golden Path’s internal control over financial reporting in New Golden Path’s annual report on Form 20-F or Form 10-K beginning with New Golden Path’s annual report for the fiscal year ending December 31, 2022. New Golden Path’s management may conclude that its internal control over financial reporting is not effective. Moreover, even if New Golden Path’s management concludes that its internal control over financial reporting is effective, New Golden Path’s independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with New Golden Path’s internal controls or the level at which such internal controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from New Golden Path. In addition, once MC becomes part of Golden Path after the Business Combination, New Golden Path’s reporting obligations may place a significant strain on management, operational and financial resources and systems for the foreseeable future. New Golden Path may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing New Golden Path’s internal control procedures, in order to satisfy the requirements of Section 404, New Golden Path may identify other weaknesses and deficiencies in its internal control over financial reporting. In addition, if New Golden Path fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, New Golden Path may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. If New Golden Path fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in New Golden Path’s financial statements and fail to meet reporting obligations, which would likely cause investors to lose confidence in New Golden Path’s reported financial information. This could in turn limit New Golden Path’s access to capital markets, harm New Golden Path’s results of operations, and lead to a decline in the trading price of New Golden Path’s ordinary shares.

Additionally, ineffective internal control over financial reporting could expose New Golden Path to increased risk of fraud or misuse of corporate assets and subject New Golden Path to potential delisting from the stock exchange on which New Golden Path lists, regulatory investigations and civil or criminal sanctions. New Golden Path may also be required to restate New Golden Path’s financial statements from prior periods.

In the event that a significant number of Golden Path shares are redeemed, New Golden Path ordinary shares may become less liquid following the Business Combination.

At the time Golden Path enters into an agreement for the Business Combination, Golden Path will not know how many shareholders may exercise their redemption rights, and therefore Golden Path will need to structure the transaction based on its expectations as to the number of shares that will be submitted for redemption. If Golden Path’s business combination agreement requires Golden Path to use a portion of the cash in the trust account to pay the purchase price, or requires Golden Path to have a minimum amount of cash at closing, Golden Path will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than Golden Path initially expected, Golden Path may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit Golden Path’s ability to complete the most desirable business combination available to Golden Path or optimize its capital structure.

The Sponsor or Golden Path’s directors, executive officers or advisors or their respective affiliates or shareholders of MC may elect to purchase shares from Public Shareholders, which may influence the vote on the Business Combination and reduce the public “float” of New Golden Path’s Ordinary Shares.

The Sponsor or Golden Path’s directors, executive officers or advisors or their respective affiliates or the shareholders of MC may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so and have not advised Golden Path that they anticipate making such purchases. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Golden Path ordinary shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or Golden Path’s directors, executive officers or advisors or their respective affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of New Golden Path ordinary shares post-closing and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of securities on a national securities exchange.

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If a shareholder fails to comply with the procedures for redeeming its public shares, such shares may not be redeemed.

In order to validly redeem public shares, holders of Golden Path’s public shares will need to comply with the various procedures described in this proxy statement/prospectus. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Golden Path’s public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of an initial business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend Golden Path’s existing organizational documents pursuant to the extension proxy statement, and (iii) the redemption of Golden Path’s public shares if it is unable to complete an initial business combination by June 23, 2022, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Golden Path may waive one or more of the conditions to the Business Combination without resoliciting Golden Path shareholder approval for the Business Combination.

Golden Path may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Golden Path’s board of directors will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted.

In some instances, if the Golden Path’s board of directors determines that a waiver is not sufficiently material to warrant resolicitation of Golden Path’s shareholders, Golden Path has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to Golden Path’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting MC’s conduct of its business, however, if the Golden Path’s board of directors determines that any such order or injunction is not material to the business of MC, then the Golden Path’s board of directors may elect to waive that condition and close the Business Combination.

Golden Path’s directors may decide not to enforce the indemnification obligations of its Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to Golden Path’s public shareholders.

In the event that the proceeds in the trust account are reduced below (i) $10.10 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and Golden Path’s Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Golden Path’s independent directors would determine whether to take legal action against Golden Path’s Sponsor to enforce its indemnification obligations. While Golden Path currently expects that its independent directors would take legal action on Golden Path’s behalf against its Sponsor to enforce its indemnification obligations to Golden Path, it is possible that such independent directors in exercising their business judgment may choose not to do so in any particular instance. If Golden Path’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to Golden Path’s public shareholders may be reduced below $10.10 per share.

Golden Path may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.

Golden Path has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, Golden Path’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by Golden Path only if (i) it has sufficient funds outside of the trust account or (ii) Golden Path consummates an initial business combination. Golden Path’s obligation to indemnify its officers and directors may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Golden Path’s officers and directors, even though such an action, if successful, might otherwise benefit Golden Path and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Golden Path pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

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There will be a substantial number of Golden Path ordinary shares available for sale in the future that may adversely affect the market price of Golden Path ordinary shares.

Sales of a substantial number of ordinary shares following the completion of the Merger in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of ordinary shares intend to sell ordinary shares, could reduce the market price of New Golden Path ordinary shares.

It is anticipated that, upon completion of the Business Combination, we will have an aggregate of 52,994,505 ordinary shares issued and outstanding. Of these shares, an aggregate of 41,934,455 ordinary shares will be subject to the lock-up restrictions on sale, assignment or transfer on the terms described elsewhere in this prospectus.

We will also have an aggregate of warrants to acquire an aggregate of 2,875,000 ordinary shares with an exercise price of $11.50 per share held by existing shareholders, other than the Sponsor; and warrants held by our Sponsor to acquire 135,250 ordinary shares with an exercise price of $11.50 per share.

We intend to file one or more registration statements shortly after the closing of the Business Combination to provide for the resale of such shares from time to time, including the ordinary shares underlying our warrants. As restrictions on resale end and the registration statements are available for use, the market price of New Golden Path ordinary shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Golden Path shareholders will experience immediate dilution as a consequence of the issuance of Golden Path ordinary shares as consideration in the Business Combination and the automatic conversion of Golden Path Rights into New Golden Path ordinary shares upon the consummation of the Business Combination. Having a minority share position may reduce the influence that Golden Path’s current shareholders have on the management of Golden Path.

After the Business Combination, (i) assuming there are no redemptions of Golden Path’s shares, or (ii) an exercise of any outstanding Golden Path Warrants to acquire Golden Path ordinary shares, and (iii) Golden Path Rights are converted into New Golden Path ordinary shares upon the closing of the Business Combination, Golden Path’s current public shareholders will own approximately 11.94% of the issued share capital of Golden Path, Golden Path’s current directors, officers and affiliates will own approximately 3.27% of the issued share capital of Golden Path, and MC shareholders will own approximately 84.07% of the issued share capital of New Golden Path. Assuming redemption by holders of 5,750,000 Golden Path’s outstanding ordinary shares, Golden Path’s current public shareholders will own approximately 1.22% of the issued share capital of Golden Path, Golden Path’s current directors, officers and affiliates will own approximately 3.67% of the issued share capital of Golden Path, and MC shareholders will own approximately 94.31% of the issued share capital of Golden Path. The minority position of the former Golden Path’s shareholders will give them limited influence over the management and operations of the post-Business Combination Company.

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Risk Factors Relating to an Investment in New Golden Path ordinary shares

New Golden Path is a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

New Golden Path’s corporate affairs are governed by its memorandum and articles of association as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of New Golden Path’s directors to New Golden Path under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of New Golden Path’s shareholders and the fiduciary duties of its directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

Certain judgments obtained against New Golden Path by New Golden Path’s shareholders may not be enforceable.

New Golden Path is a company incorporated under the laws of the Cayman Islands. MC conducts most of its operations in China and substantially all of its operations outside of the United States. Most of MC’s assets are located in China, and substantially all of MC’s assets are located outside of the United States. In addition, after the Business Combination, most of New Golden Path’s senior executive officers reside within China for a significant portion of the time and most are PRC nationals. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against New Golden Path or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against New Golden Path’s assets or the assets of MC’s directors and officers.

Golden Path shareholders cannot be sure that an active trading market will develop for or of the market price of the ordinary shares of New Golden Path they will receive or that New Golden Path will successfully obtain authorization for listing on the Nasdaq Capital Market.

Golden Path and MC have agreed to use their best efforts to cause the ordinary shares of New Golden Path to be issued in the Business Combination to be approved for listing on the Nasdaq Capital Market prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq Capital Market does not ensure that a market for the ordinary shares of New Golden Path will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the ordinary shares of New Golden Path following the closing of the Business Combination and the ordinary shares of New Golden Path may trade at a price less than the current market price of the ordinary share of Golden Path.

Even if New Golden Path is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for the combined New Golden Path’s ordinary shares does not develop, investors may not be able to re-sell their ordinary shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. New Golden Path cannot predict the extent to which investor interest in New Golden Path will lead to the development of an active, liquid trading market. The trading price of and demand for the ordinary shares of New Golden Path following completion of the Business Combination and the development and continued existence of a market and favorable price for the ordinary shares of New Golden Path will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of New Golden Path, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the ordinary shares of New Golden Path to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the ordinary shares of New Golden Path. Many of these factors and conditions are beyond the control of New Golden Path or New Golden Path shareholders.

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New Golden Path may be unable to obtain additional financing to fund its operations or growth.

New Golden Path may require additional financing to fund its operations or growth. The failure to secure additional financing could have a material adverse effect on the continued development or growth of New Golden Path. None of Golden Path’s officers, directors or shareholders is required to provide any financing to New Golden Path in connection with or after its initial business combination.

New Golden Path’s share price may be volatile and could decline substantially.

The trading prices of New Golden Path’s ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond New Golden Path’s control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial decline in their trading prices. The trading performances of other PRC companies’ securities after their offerings may affect the attitudes of investors toward PRC companies listed in the United States, which consequently may impact the trading performance of New Golden Path’s ordinary shares, regardless of New Golden Path’s actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other PRC companies may also negatively affect the attitudes of investors towards PRC companies in general, including New Golden Path, regardless of whether New Golden Path has conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to New Golden Path’s operating performance, which may have a material adverse effect on the market price of New Golden Path’s shares. In addition to the above factors, the price and trading volume of New Golden Path’s ordinary shares may be highly volatile due to multiple factors, including the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the holographic technology services industry;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other companies New Golden Path competes with;

●	announcements by New Golden Path or its competitors of new services and solutions, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving New Golden Path;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting New Golden Path or its industry;

●	the trading volume of New Golden Path’s ordinary shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on New Golden Path’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

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●	financial market conditions;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of New Golden Path’s ordinary shares.

New Golden Path does not intend to pay cash dividends for the foreseeable future.

Following the Business Combination, New Golden Path currently intends to retain future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determinations to pay dividends will be at the discretion of New Golden Path’s board of directors and will depend on New Golden Path’s financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as New Golden Path’s board of directors deems relevant.

New Golden Path may be subject to securities litigation, which is expensive and could divert management attention.

The market price of New Golden Path’s ordinary shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. New Golden Path may be the target of this type of litigation in the future. Securities litigation against New Golden Path could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm New Golden Path’s business.

The sale or availability for sale of substantial amounts ordinary shares could adversely affect New Golden Path’s market price.

Sales of substantial amounts of the ordinary shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the New Golden Path ordinary shares and could materially impair New Golden Path’s ability to raise capital through equity offerings in the future. In connection with the Business Combination, MC shareholders will exchange the ordinary shares of MC held by them for New Golden Path ordinary shares upon the consummation of the Business Combination and will agree, subject to certain exceptions, not to sell any New Golden Path ordinary shares for a period as set forth in the Lock-up Agreements. Shares of New Golden Path to be held by MC’s certain existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. There will be 52,994,505 outstanding and issued New Golden Path ordinary shares immediately after the Business Combination. New Golden Path cannot predict what effect, if any, market sales of securities held by New Golden Path’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the New Golden Path ordinary shares.

If the current Golden Path security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of New Golden Path’s securities.

Pursuant to an agreement entered into concurrently with the issuance and sale of the securities in Golden Path’s IPO, our Sponsor and its permitted transferees can demand that New Golden Path register their founder shares. In addition, holders of Golden Path’s private placement units and their permitted transferees can demand that New Golden Path register for resale under the Securities Act the securities underlying the private placement units, and holders of units that may be issued upon conversion of working capital loans, may demand that New Golden Path register for resale under the Securities Act the underlying securities. New Golden Path will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of New Golden Path ordinary shares. In addition, the existence of the registration rights may make Golden Path’s business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of New Golden Path ordinary shares that is expected when the ordinary shares owned by our Sponsor, holders of Golden Path private placement units or holders of working capital loans or their respective permitted transferees are registered.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about New Golden Path or its business, its ordinary shares price and trading volume could decline.

The trading market for New Golden Path’s ordinary shares will depend in part on the research and reports that securities or industry analysts publish about New Golden Path or its business. Securities and industry analysts do not currently, and may never, publish research on New Golden Path. If no securities or industry analysts commence coverage of New Golden Path, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover New Golden Path downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of New Golden Path or fail to publish reports on New Golden Path, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

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New Golden Path may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

New Golden Path will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration. If and when the warrants become redeemable by New Golden Path, New Golden Path may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold onto such warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

In addition, New Golden Path may redeem your warrants after they become exercisable for a number of shares of New Golden Path ordinary shares determined based on the redemption date and the fair market value of New Golden Path ordinary shares. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the- money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our ordinary shares had your warrants remained outstanding.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Golden Path’s securities prior to the Closing may decline. The market values of Golden Path’s securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which Golden Path shareholders vote on the Business Combination. Because the number of shares to be issued is based on the per share value of the amount in the Trust Account and will not be adjusted to reflect any changes in the market price of Golden Path ordinary shares, the market value of New Golden Path ordinary shares issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of New Golden Path’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the stock of MC and trading in Golden Path’s ordinary shares has not been active. Accordingly, the valuation ascribed to New Golden Path in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of New Golden Path securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and New Golden Path securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to New Golden Path could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If New Golden Path cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, New Golden Path’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

New Golden Path will seek to have its securities approved for listing on the Nasdaq Capital Market in connection with the Business Combination. New Golden Path cannot assure you that it will be able to meet those initial listing requirements at that time. Even if New Golden Path’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, New Golden Path will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. In order to continue listing New Golden Path’s securities on Nasdaq, New Golden Path must maintain certain financial, distribution and stock price levels. Generally, New Golden Path must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of New Golden Path’s securities (generally 300 public holders). Additionally, New Golden Path will be required to demonstrate compliance with Nasdaq’s initial listing requirements after this offering, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of New Golden Path’s securities on Nasdaq. For instance, New Golden Path’s share price would generally be required to be at least $4.00 per share, New Golden Path’s shareholders’ equity would generally be required to be at least $5.0 million and New Golden Path would be required to have a minimum of 300 round lot holders of New Golden Path’s securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). New Golden Path cannot assure you that New Golden Path will continue to meet those initial listing requirements. Even if New Golden Path initially meets the listing requirements and other applicable rules of Nasdaq, New Golden Path may not be able to continue to satisfy these requirements and applicable rules. If New Golden Path is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

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If Nasdaq does not list New Golden Path’s securities, or subsequently delists its securities from trading, New Golden Path could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to New Golden Path’s securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in New Golden Path’s ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Golden Path’s ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because New Golden Path expects that New Golden Path’s ordinary shares will be listed on Nasdaq, New Golden Path’s ordinary shares will be covered securities. Although the states are preempted from regulating the sale of New Golden Path’s securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Golden Path’s directors and officers may have certain conflicts in determining to recommend the acquisition of MC, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Golden Path’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the following facts:

●	certain of the Golden Path’s securities owned by its Sponsor, management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and Golden Path otherwise fails to consummate a business combination prior to its liquidation;

●	our sponsor owns an aggregate of 1,708,000 ordinary shares which were acquired at an average price of $1.60 per share while investors in our IPO paid an average per share price of approximately $10.00 per share, without assigning a value to the warrants and rights included in the IPO. Therefore, our sponsor may earn a positive return on the ordinary shares owned by it even if the ordinary shares trade following the completion of the business combination trade below $10.00 per share and the IPO investors experience a loss on their return. The likely benefit to our sponsor and our directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal; and

●	in order to extend the deadline for Golden Path to complete an alternative business combination before its required liquidation, our sponsor would be required to deposit into the Golden Path trust account $191,667 up to an aggregate of $1,725,000 or $0.30 per public share (representing the entire 9 months’ extension), on or prior to the date of the applicable deadline, for each one (1) month extension. Therefore, our sponsor, officers and directors would have an adverse financial obligation to avoid liquidation of Golden Path to source and complete an alternative business combination to the proposed Business combination with MC.

See also “The Business Combination Proposal — Potential Conflicts of Interest” for further discussion of the possible conflicts between you and our Sponsor, officer and directors as a result of the Business Combination Proposal.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because New Golden Path is incorporated under Cayman Islands law.

New Golden Path is an exempted company incorporated under the laws of the Cayman Islands. New Golden Path’s corporate affairs are governed by its memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against New Golden Path’s directors, actions by New Golden Path’s minority shareholders and the fiduciary duties of New Golden Path’s directors to New Golden Path under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of New Golden Path’s shareholders and the fiduciary duties of New Golden Path’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like New Golden Path have no general rights under Cayman Islands law to inspect corporate records (save for New Golden Path’s memorandum and articles of association, register of mortgages and charges and any special resolutions of New Golden Path’s shareholders) or to obtain copies of lists of shareholders of these companies. New Golden Path’s directors have discretion under its articles of association that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, New Golden Path’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by New Golden Path’s management, users of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against New Golden Path or its management named in the prospectus based on foreign laws.

New Golden Path is a company incorporated under the laws of the Cayman Islands, New Golden Path conducts substantially all of its operations in China, and substantially all of New Golden Path’s assets are located in China. In addition, all New Golden Path’s senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for New Golden Path’s shareholders to effect service of process upon New Golden Path or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism.

According to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. See also “Risk Factors — Risk Factors Relating to an Investment in New Golden Path ordinary shares — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because New Golden Path is incorporated under Cayman Islands law.”

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect New Golden Path’s business, investments and results of operations.

New Golden Path is subject to laws, regulations and rules enacted by national, regional and local governments and the Nasdaq. In particular, New Golden Path is required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on New Golden Path’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on New Golden Path’s business and results of operations.

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Future changes to tax laws could adversely affect New Golden Path.

Government agencies in jurisdictions where New Golden Path and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which New Golden Path and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect New Golden Path and its affiliates.

New Golden Path is an emerging growth company within the meaning of the Securities Act, and if New Golden Path takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make New Golden Path’s securities less attractive to investors and may make it more difficult to compare New Golden Path’s performance with other public companies.

New Golden Path is an emerging growth company within the meaning of the Securities Act, as modified by the JOBS Act, and New Golden Path may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in New Golden Path periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, New Golden Path’s shareholders may not have access to certain information they may deem important. New Golden Path could remain an emerging growth company for up to five years from the date of New Golden Path’s IPO, although circumstances could cause New Golden Path to lose that status earlier, including if the market value of New Golden Path ordinary shares held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case New Golden Path would no longer be an emerging growth company as of the following December 31. New Golden Path cannot predict whether investors will find its securities less attractive because New Golden Path will rely on these exemptions. If some investors find New Golden Path’s securities less attractive as a result of its reliance on these exemptions, the trading prices of New Golden Path’s securities may be lower than they otherwise would be, there may be a less active trading market for New Golden Path’s securities and the trading prices of its securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. New Golden Path has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, New Golden Path, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Golden Path’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

New Golden Path will continue to incur increased costs as a result of being a public company, particularly after New Golden Path ceases to qualify as an “emerging growth company.”

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in revenues for its last fiscal year, New Golden Path qualifies as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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New Golden Path expects these rules and regulations to increase its legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After New Golden Path is no longer an “emerging growth company”, New Golden Path expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, New Golden Path will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. New Golden Path also expects that operating as a public company will make it more difficult and more expensive for New Golden Path to obtain director and officer liability insurance, and New Golden Path may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, New Golden Path will incur additional costs associated with its public company reporting requirements. It may also be more difficult for New Golden Path to find qualified persons to serve on New Golden Path’s board of directors or as executive officers. New Golden Path is currently evaluating and monitoring developments with respect to these rules and regulations, and New Golden Path cannot predict or estimate with any degree of certainty the amount of additional costs New Golden Path may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If New Golden Path were involved in a class action suit, it could divert a significant amount of its management’s attention and other resources from its business and operations, which could harm its results of operations and require New Golden Path to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm New Golden Path’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against New Golden Path, it may be required to pay significant damages, which could have a material adverse effect on its financial condition and results of operations.

New Golden Path may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If New Golden Path is deemed a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder (as defined in the section of this prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders”) of New Golden Path’s ordinary shares, rights or warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. New Golden Path’s PFIC status for its current and subsequent taxable years may depend on whether New Golden Path qualifies for the PFIC start-up exception (see the section of this prospectus/registration statement captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that New Golden Path will qualify for the start-up exception. Accordingly, there can be no assurances with respect to New Golden Path’s status as a PFIC for its current taxable year or any subsequent taxable year. New Golden Path’s actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if New Golden Path determines that it is a PFIC for any taxable year, New Golden Path will endeavor to provide to a U.S. holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a “qualified electing fund” election, but there can be no assurance that New Golden Path will timely provide such required information, and such election would be unavailable with respect to New Golden Path’s warrants in all cases. U.S. holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of New Golden Path’s ordinary shares, rights and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus/registration statement captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

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CAPITALIZATION

The following table sets forth the capitalization on an unaudited, historical basis of Golden Path as of June 30, 2021, after giving effect to the Business Combination assuming that (i) no holders of Golden Path ordinary shares exercise their redemption rights, and (ii) that the maximum number of holders of Golden Path ordinary shares have properly exercised their redemption rights.

			As Adjusted
			Assuming	Assuming
	Historical		No	Maximum
	MC	Golden Path	Redemption	Redemption
Cash and cash equivalents	$7,633,479	$518,568	$63,360,668	$5,285,666
Marketable securities held in trust account	-	58,075,002	-	-
Loan payable, including current portion	6,547,245	-	6,547,245	6,547,245
Due to related parties	185,812	-	185,812	185,812
Ordinary shares, subject to possible redemption	-	51,477,834	-	-
Total shareholders' equity	12,333,476	5,000,008	67,437,334	9,362,332
Total capitalization	$19,066,533	$56,477,842	$74,170,391	$16,095,389

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THE BUSINESS COMBINATION PROPOSAL

PROPOSAL 1

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement, without certain disclosure schedules and exhibits and the Plan of Merger is attached hereto as Annex A, which is incorporated by reference herein.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the merger agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which may be subject to contractual standards of materiality applicable to the contracting parties that differ from what may be viewed as material to shareholders. The representations and warranties in the merger agreement and the items listed in the Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Purpose of the Business Combination Proposal

The Merger Agreement was entered into by and among Golden Path, Golden Path Merger Sub and MC on September 10, 2021. Pursuant to the terms of the Merger Agreement, Golden Path Merger Sub will merge with and into MC, with MC continuing as the Surviving Company and becoming a wholly owned subsidiary of Golden Path. Golden Path shall continue to be publicly listed and will change its name to “MicroCloud Hologram Inc.” after the consummation of the Business Combination. New Golden Path refers to Golden Path immediately following the consummation of the Business Combination.

The aggregate consideration for the Business Combination is $450,000,000, payable in the form of approximately 44,554,455 newly issued Golden Path ordinary shares issued to MC shareholders. At the closing of the Business Combination, the issued and outstanding shares in MC held by MC shareholders will be cancelled and cease to exist, in exchange for the issue of an aggregate of 44,554,455 New Golden Path Ordinary shares.

Immediately prior to the effective date of the closing of the Business Combination, the board of directors of Golden Path will consist of five members, four of whom will be nominated by MC. In order to continue to satisfy Nasdaq Capital Market listing standards, at least three of the members of the board of directors will be independent in accordance with Nasdaq listing rules. See section titled “New Golden Path’s Directors and Executive Officers after the Business Combination” for additional information.

According to the Amended and Restated Memorandum and Articles of Association of New Golden Path, the authorized share capital of New Golden Path will be $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each.

After the Business Combination, assuming there is no redemption of Golden Path’s ordinary shares, Golden Path’s current public shareholders will own approximately 11.94% of the issued share capital of New Golden Path, Golden Path’s current directors, officers and affiliates will own approximately 3.27% of the issued share capital of New Golden Path, and MC shareholders will own approximately 84.07% of the issued share capital of New Golden Path. Assuming redemption by holders of 5,750,000 Golden Path’s outstanding ordinary shares, Golden Path’s current public shareholders will own approximately 1.22% of the issued share capital of New Golden Path, Golden Path’s current directors, officers and affiliates will own approximately 3.67% of the issued share capital of New Golden Path, and MC shareholders will own approximately 94.31% of the issued share capital of New Golden Path. Assuming the Business Combination Proposal is approved, Golden Path expects to close the Business Combination by [●], 2022.

Representations and Warranties

MC made certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to MC on the following aspects: (1) corporate existence and power, (2) authorization, (3) governmental authorization, (4) non-contravention, (5) capital structure, (6) organizational documents, (7) Subsidiaries, (8) financial statements, (9) books and records, (10) absence of certain changes, (11) properties, title to the Company’s assets, (12) litigation, (13) contracts, (14) licenses and permits, (15) compliance with laws, (16) compliance with anti-corruption laws, (17) intellectual property, (18) employees, (19) employment matters, (20) tax matters, (21) environmental laws, (22) finders’ fees, (23) status as not an investment company, (24) Affiliate transactions, (25) proxy/registration Statement.

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Golden Path and Golden Path Merger Sub made certain representations and warranties on the following aspects: (1) corporate existence and power, (2) authorization, (3) governmental authorization, (4) non-contravention, (5) finders’ fees, (6) issuance of shares, (7) capitalization, (8) information supplied, (9) trust account, (10) listing on Nasdaq, (11) board approval, (12) Golden Path’s SEC documents and financial statements, (13) litigation, (14) compliance with laws, (15) compliance with anti-corruption and sanction laws, (16) not an investment company, (17) tax matters, (18) contracts, (19) business activities, (20) registration statement and proxy statement, (21) no outside reliance. Golden Path and Golden Path Merger Sub make no representation or warranty on other aspect.

Covenants

Each of the parties to the Merger Agreement agreed to the following covenants:

●	From the date of the Merger Agreement to the closing of the Business Combination, conduct their respective business only in ordinary course and not take certain acts without written consent from the other parties.

●	From the date of the Merger Agreement to the earlier of the closing of the Business Combination and the termination of the Merger Agreement, MC, Golden Path and Golden Path Merger Sub shall and shall cause each of their respective directors, officers, affiliates, managers, consultants, employees, representatives and agents not to solicit or approve an alternative transaction and inform the others of any alternative proposal.

●	From the date of the Merger Agreement to the closing of the Business Combination (inclusive), MC on one hand and Golden Path and Golden Path Merger Sub on the other hand shall provide the other party access to information relating to such party’s business.

●	Each of MC on one hand and Golden Path and Golden Path Merger Sub on the other hand shall notify the other upon occurrence of certain events.

●	As promptly as reasonably practicable after the execution of the Merger Agreement, Golden Path and Golden Path Merger Sub shall prepare and file a registration statement that includes the proxy statement with the SEC and each of the Purchaser Parties and MC will furnish to the other all information concerning itself and its subsidiaries, officers, directors, managers, shareholders and other equity holders that may be reasonably requested in connection with such proxy/registration statement or other filing or application required by authority in connection with the transactions.

●	Each of the parties will and cause its subsidiaries to use reasonable best efforts to obtain material consents of third party required to consummate the Transactions.

●	Each of the parties will use reasonable best efforts to take and cause to be done all things necessary or desirable and cooperate with the others to consummate the transactions.

MC agreed to the following additional covenants: (1) compliance with laws, (2) delivery of the consolidated audited financial statements for the year ended December 31, 2020 and 2019, and unaudited financial statements for the six months ended June 30, 2021, all in accordance with PCAOB standards and SEC regulations, no later than November 30, 2021, and (3) waive claims against trust account money.

Golden Path and Golden Path Merger Sub agreed to the following additional covenants: (1) from the date of the Merger Agreement through the effective time of the Business Combination, to ensure Golden Path’s listing on Nasdaq and to reserve new trading symbol prior to the effective time of the Business Combination, (2) from the date of the Merger Agreement through the closing, keep current and timely file all SEC filings and comply with its reporting obligations, (3) appropriate disbursement of trust account funds, (4) election of Golden Path’s directors and officers in accordance with the composition contemplated under the Merger Agreement, (5) indemnification and insurance coverage for director and officers of MC and Golden Path, (7) adopting Section 16 board resolutions, (8) notifying MC of any shareholder litigation and (9) delivery of the finalized consideration allocation statement.

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In addition, Golden Path agreed to prepare and file a proxy/registration statement on Form S-4 with the SEC to provide for (i) approval of the Business Combination and related transactions contemplated by the Merger Agreement; (ii) the appointment of new directors in accordance with the Merger Agreement; (iii) approval for the issuance of 44,934,455 ordinary shares; (iv) approval of a name change to MicroCloud Hologram Inc.; and (v) approval of amendments of the Memorandum and Articles of Association of Golden Path.

Conditions to Closing

Consummation of the closing of the Business Combination is conditioned on:

●	with respect to all parties: (a) no injunction, (b) no action, (c) effectiveness of the proxy/registration statement and no stop order thereof, (d) relevant approval by Golden Path’s shareholders and (e) Golden Path shall have at least $5,000,000 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the closing of the Business Combination.

●	with respect to Golden Path and Golden Path Merger Sub: (a) MC’s performance of its obligations, (b) MC’s representations and warranties being true and correct, (c) no material adverse effect on MC.

●	with respect to MC: (a) Golden Path’s and Golden Path Merger Sub’s performance of their obligations, (b) Golden Path’s and Golden Path Merger Sub’s representations and warranties being true and correct, (c) no material adverse effect on Golden Path, (d) Golden Path’s and Golden Path Merger Sub’s compliance with reporting obligations, (e) listing approval by the Nasdaq Capital Market of the Consideration Shares, (f) election of directors to Purchaser’s board pursuant to Merger Agreement, (g) Golden Path’s name has changed to “MicroCloud Hologram Inc.”, (h) effectiveness of the Form S-4 proxy/registration statement.

Termination

The Merger Agreement may be terminated by either Golden Path and Golden Path Merger Sub or MC if Closing has not occurred by March 31, 2022.

Golden Path and Golden Path Merger Sub may terminate the Merger Agreement by written notice to MC if MC has materially breached any covenant, agreement, representations and warranties and failed to cure such breach within 15 days after notification of breach.

MC may terminate the Merger Agreement by written notice to Golden Path and Golden Path Merger Sub if any of them has materially breached any covenant, agreement, representations and warranties and failed to cure such breach within 15 days after notification of breach.

The Merger Agreement shall become void forthwith upon termination.

Other Documents relating to the Business Combination

Registration Rights Agreement

In connection with the transactions, Golden Path and MC shareholders have entered into a registration rights agreement as of September 10, 2021, to provide for the resale registration with respect to the shares issued to MC shareholders (“Reg Rights Holders”) in connection with the Business Combination. Pursuant to the Registration Rights Agreement, Golden Path agreed that, within 15 business days after it becomes eligible to use Form S-3 or its successor form, New Golden Path will use its reasonable best efforts to file with the SEC (at its sole cost and expense) a registration statement registering the resale of the securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and New Golden Path shall use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, certain of the Reg Rights Holders can demand up to three underwritten offerings, and all of the Reg Rights Holders will be entitled to piggyback registration rights which rights provide that New Golden Path will include the ordinary shares held by the Reg Rights holders in any registration statement filed by New Golden Path to provide for the registration for resale of such securities.

Lock-Up Agreements

In connection with the closing of the Merger, Golden Path will enter into a Lock-Up Agreement with each MC shareholder, with respect to certain lock-up arrangements, which will provide that such MC shareholder, will not, within certain period of time from the closing of the Business Combination, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, subject to express carve-outs therein, any of the shares issued in connection with the Business Combination, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. The Lock-up Agreement provides that all shares held by the parties to the Lock-up Agreements will be subject to restrictions of sale, transfer or assignment as follows: (A) 50% of the shares until the earlier of (i) six (6) months after the date of the consummation of the Merger or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Merger and (B) the remaining 50% of the shares may not be transferred, assigned or sold until six (6) months after the date of the consummation of the Merger.

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Non-competition and Non-solicitation Agreements

In connection with the transactions, Golden Path and MC will enter into a Non-competition and Non-solicitation Agreement (the form of which is attached as Exhibit E to the Merger Agreement) with each MC shareholder in favor of Golden Path and MC. Pursuant to these agreements, the MC shareholders shall agree not to compete with MC’s business, nor support any affiliate in competing with MC’s business during the two years following the closing of the Merger. Additionally, none of such persons will encourage, induce or solicit any employee, director or officer of MC to leave MC.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of Golden Path board of directors in favor of approval of the Business Combination Proposal and the other related Proposals, you should keep in mind that Golden Path’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	If Golden Path does not complete a business combination by June 23, 2022, the date that is 12 months from the closing of the IPO (or March 23, 2023, the date that is 21 months from the closing of the IPO, if the time period is extended as previously described herein), Golden Path will cease all operations and liquidate as previously described herein, in such event:

●	the 1,150,000 shares of Golden Path ordinary shares held by the initial shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such shares had an aggregate market value of approximately $[●] based on the closing price of Golden Path ordinary shares of $[●] on Nasdaq as of [●];

●	the 270,500 Private Units purchased by the Sponsor for a total purchase price of $2,705,000, will be worthless. Such Private Units had an aggregate market value of approximately $[●] closing price of Golden Path Units of $[●] on Nasdaq as of [●];

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Golden Path will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of MC expecting to have a majority of the voting power of the post-combination company, MC senior management comprising all of the senior management of New Golden Path, the relative size of MC compared to Golden Path, and MC operations comprising the ongoing operations of the New Golden Path. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MC issuing shares for the net assets of Golden Path, accompanied by a recapitalization. The net assets of Golden Path will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MC.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the plans of merger.

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Background of the Business Combination

Golden Path was formed on May 9, 2018 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Entities such as Golden Path as referred to are SPACs or special purpose acquisition companies. Golden Path is an early-stage and emerging growth company and, as such, Golden Path is subject to all of the risks associated with early-stage and emerging growth companies.

Under the Nasdaq listing rules, any SPAC, including Golden Path, can only proceed with a business combination if the SPAC has net tangible assets of at least $5,000,001 at completion of the transaction. Further, Nasdaq rules require that our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets.

Prior to the consummation of Golden Path’s IPO on June 24, 2021, neither Golden Path, nor anyone on its behalf, had contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Golden Path.

Immediately after the closing of our IPO transaction, Golden Path formed a search team led by Shaosen Cheng, its Chief Executive Officer, and Teddy Zheng, its Chief Financial Officer, to start screening for target companies. In June 2021, Golden Path engaged Cindy Cao in China to support its management team. Ms. Cindy Cao worked at Standard Chartered and Commonwealth Bank as the finance manager and has 13 years of experience in banking and capital markets. Based on the extensive business connections and industry insights, Golden Path was introduced to various potential acquisition targets that might potentially meet Golden Path management team’s preliminary target selection criteria. Golden Path’s search team reviewed, among others, the financial performance, management team, business industry and a description of each initial candidate. Following such initial review, Golden Path’s search team selected preliminary qualified candidates and continued with second stage review by conducting conference calls and/or on-site visits and in-person meetings with the management of candidates, and collecting more detailed business information from these candidates.

Golden Path reviewed and evaluated the potential targets based on the investment criteria set forth in its IPO prospectus. However, these criteria are not intended to be exhaustive, and Golden Path was looking for factors with respect to potential targets including but not limited to:

●	those which have exhibited strong growth in revenue or profit in recent fiscal periods or have healthy cash flow from operations;

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●	those which may offer an attractive return for its shareholders, potential upside from growth in the target business and an improved capital structure will provide a favorable upside reward metric measured against any identified downside risks;

●	candidates which meet some key characteristics such as being or having the capability of being a disruptive participant within an industry;

●	candidates which are capable of obtaining both organic and acquisitive growth;

●	candidates which are or can be positioned to enhance shareholder value and revenue growth as a result of increased presence across geographic borders; and

●	candidates which possess exploitable intellectual property.

Our business strategy was to identify and complete our business combination with one or more entities that meets one or more criteria of:

●	being or having the potential to be disruptive within an industry;

●	possessing a strong growth records;

●	significant potential for further growth;

●	a leading technology position or potential for such position; or

●	a proven management team prepared for being a public company.

The following is a brief description of the background of Golden Path’s search and discussion with various potential target companies.

From the closing date of Golden Path’s IPO through September 10, 2021, the execution date of the Merger Agreement with MC, Golden Path considered a number of potential target companies with the objective of consummating a business combination. Golden Path’s representatives contacted and were contacted by a number of individuals and entities who offered to present ideas and opportunities for a business combination, including financial advisors and companies that have their operations in either the United States, Europe or Asia. Golden Path compiled a list of high priority potential targets and updated and supplemented such list from time to time. Such list was periodically shared, in depth, with the Golden Path’s Board.

During the search period, Golden Path and its representatives:

●	identified and evaluated over 40 potential target companies;

●	participated in in-person or telephonic discussions with representatives of approximately 18 potential targets (other than MC); and

●	provided an initial non-binding indication of interest to 5 potential acquisition targets (other than MC) or their representatives.

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From June 2021 to September 2021, Golden Path held many internal meetings to discuss preliminary candidates. At each meeting, Golden Path reviewed and discussed the qualifications of those candidates and prioritized companies based on the criteria described above. After reviewing over 40 potential targets, and holding discussions with their respective management, Golden Path provided an initial non-binding indication of interest to 5 potential acquisition targets before Golden Path identified MC as a preferred acquisition target.

Company A:    In June 2021, Company A, which is not affiliated with Golden Path or to any affiliated business entities of Golden Path, was referred to Golden Path’s search team. Company A is a top vibrant and trustworthy social community platform focusing on medical aesthetic treatment and products in China. On June 30, 2021, after reviewing business introduction and models of Company A, and discussing with the management of Company A, Golden Path’s management team established Company A as a merger candidate based upon a preliminary due diligence review. Subsequently, Golden Path entered into a letter of intent with Company A on July 5, 2021. Golden Path later conducted additional due diligence on Company A from July 2021 through August 2021 reviewing Company A’s information as it became available. In September 2021, Golden Path removed Company A from the priority list of candidates because Company A’s valuation is much higher than fair market price as evaluated by Golden Path’s team and is much higher than we anticipated.

Company B:    In July 2021, Company B, which is not affiliated with Golden Path or any affiliated business entities, was referred to Golden Path’s search team through a financial advisor for Company B. Company B is a human resource company focusing on flexible employment in China, which has worked with a few top-notch companies in China in hiring professionals. On July 1, 2021, after reviewing the basic information of Company B and holding meetings with its management, Golden Path’ management team established Company B as a potential merger candidate and submitted Company B’s information to Golden Path’s Board. On July 5, 2021, Golden Path entered into a letter of intent with Company B after receiving approval from Golden Path’s Board. From July to September 2021, Golden Path conducted due diligence involving examining Company B’s financial information, share structure and business model. Golden Path removed Company B from the priority list of candidates in August 2021 since Golden Path concluded that Company B would not attract investors in the public market.

Company C:    In July 2021, Company C, which is not affiliated with Golden Path or any of its affiliated business entities, was referred to Golden Path’s management team by a financial advisor of Company C. Company C is a printer circuit board and active components semiconductor design and manufacture provider in China, and owns client portfolio of several reputable public companies in China. On July 20, 2021, after reviewing basic information of Company C, Golden Path’s management team established Company C as a candidate and submitted Company C’s information to Golden Path’s Board on the same day. After an on-site visit and discussion with the management, Golden Path entered into a letter of intent with Company C on July 27, 2021. Golden Path subsequently conducted due diligence and reviewed the business model and financial needs of Company C. In August 2021, Golden Path removed Company C from its priority list of business merger target candidates because the valuation requested by Company C was significantly higher than what Golden Path considered fair.

Company D:    In July 2021, Company D, which is not affiliated with Golden Path or any affiliated business entities, was referred to Golden Path’s management team. Company D is a leading full-service operator for global personal care products in Singapore. On July 21, 2021, Golden Path’s management team reviewed basic information of Company D and had a conference call with its management. As a result, Golden Path’s management team established Company D as a candidate and entered into a letter of intent with Company D on August 4, 2021. From August through September 2021, Golden Path continued its due diligence on Company D, reviewed Company D’s financial and business forecasting as well as held further discussions with Company D. In September 2021, Golden Path decided to remove Company D from its priority list of candidates because Company D’s expectation on valuation is higher than what the management believes fair on the capital market.

Company E:    In July 2021, Company E, which is not affiliated with Golden Path or to any affiliated business entities of Golden Path, was referred to Golden Path’s search. Company E is a leading Chinese EV charging operator. On July 24, 2021, after reviewing business introduction and models of Company E, and discussing with the management of Company E, Golden Path’s management team established Company E as a merger candidate based upon a preliminary due diligence review. It then entered into a letter of intent with Company E on August 20, 2021. Golden Path conducted additional due diligence on Company E from July 2021 through September 2021 screening Company E’s information as it became available. In September 2021, Golden Path removed Company E from the priority list of candidates considering that Company E’s anticipated valuation is much higher than fair market price as evaluated by Golden Path’s team.

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Timeline of the Merger with MC

On July 10, 2021, Mr. Heping Zheng, director of Peace Asset Management Ltd, a financial advisory firm based in Shenzhen, China, proposed MC as a potential business combination target to Golden Path. On the same day, Mr. Zheng introduced MC’s CEO, Mr. Guohui Kang to Golden Path’s management team. An introduction call held was among all the parties, Mr. Shaosen Cheng, CEO of Golden Path and Mr. Teddy Zheng, CFO of Golden Path, attended the meeting.

On July 12, 2021, a kick-off meeting was held between Golden Path and MC, and Mr. Guohui Kang, MC’s CEO, delivered a detailed presentation of the company to Golden Path’s management team. Golden Path believed the management team of MC was sophisticated with many years’ experiences in the industry. Immediately after the meeting, MC sent their Business Presentation to Golden Path’s management. Golden Path’s management team discussed the merits and characteristics of a potential business combination with MC and sent an NDA and a due diligence list to MC as well.

On the same day, Golden Path and MC entered into an NDA that allowed Golden Path to receive and evaluate detailed materials and information of MC.

On July 14, 2021, response to the due diligence list was sent by MC, including most materials requested by Golden Path’s management team. At the same time, MC immediately set up a data room and granted Golden Path access to its data-room, where MC’s detailed annual and interim reports, summarized financial information, legal documents, material agreements and business forecasting of MC were located.

From July 14, 2021 to July 18, 2021, Golden Path conducted due diligence, reviewing the materials and documents provided by MC. Golden Path also had a series of conference calls with MC management regarding the issues identified during the due diligence and the proposed merger. Based on the materials provided, Golden Path put forward a further request for some supplementary materials, mainly focusing on the material contracts and the development plan of the business.

During that same period, Golden Path also had a number of internal calls among its management and board members to discuss the proposed transaction with MC. Throughout these negotiations, Golden Path’s management reported to its Board of Directors on the status of such discussions.

On July 19, 2021, MC sent its latest full version business presentation to Golden Path so that it may better understand MC’s business and to engage in further discussion with respect to a potential business combination. On the same day, Golden Path hired Deheng Law Firm (“Deheng”) to conduct Chinese legal due diligence on MC.

On July 22, 2021, Golden Path hired Valtech Valuation Advisory Limited (“Valtech”) as the independent valuation advisory, to provide valuation advice to the Board of Directors of Golden Path in connection with the proposed merger with MC. Meanwhile, both Golden Path’s management team and Valtech carefully reviewed the financial and other information about MC, including drafts of the financial statements, 5-year financial projection and the assumptions utilized for this projection provided by MC.

From July 20 to July 25, 2021, Mr. Teddy Zheng, CFO of Golden Path, along with Golden Path’s team and Lawyers from Deheng, Chinese counsel for Golden Path, conducted on-site due diligence at MC’s office in Shenzhen, China, which included but was not limited to i) reviewing corporate documents, operations, financial information, business plan, and other material agreements, ii) conducting interviews of Friedman LLP (“Friedman”), the auditor of MC, and top five customers and four suppliers in the last two years, and iii) conducting interviews of MC’s executive team, including Mr. Guohui Kang, CEO of MC, Mr. Guolong Qi, COO of MC, Mr. Jianbo Zhou, CTO of MC, and Mrs. Bei Zhen, CFO of MC.

Deheng also conducted legal due diligence in depth. They reviewed the industrial and commercial archives of the company, certificates of the assets, credit reports, material agreements and other related documents. Also, MC, together with DLA Piper UK LLP (“DLA”), its US counsel, conducted due diligence on Golden Path, including a review of its public filings and interview with Golden Path’s management.

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Golden Path conducted its own preliminary analysis and deemed the proposed valuation to be acceptable, subject to further due diligence and a fairness opinion prepared by a reputable, independent valuation expert selected by Golden Path and reasonably acceptable to MC. The reason Golden Path’s Board of Directors decided to obtain a fairness opinion was because they determined that it was prudent and in the best interests of Golden Path and its shareholders to engage an independent valuation consultant with relevant experiences to provide a professional opinion as to whether the transaction is fair to all shareholders of Golden Path by providing its insightful view of the potential valuation of MC. Golden Path engaged Valtech as a consultant to assist Golden Path in evaluating MC’s fair enterprise value.

MC provided additional materials requested by Golden Path’s team and Deheng, and addressed the follow up questions from these parties in the following days. Golden Path had a series of internal discussions and also had a bunch of conference calls with MC management regarding issues identified in the due diligence and the proposed merger.

On July 26, 2021, Golden Path proposed a letter of intent (“LOI”) to MC. The initial terms of the LOI included, among others, (i) a preliminary valuation of $450 million for MC, subject to further due diligence and a fairness opinion prepared by a reputable, independent valuation expert or investment bank selected by Golden Path and reasonably acceptable to MC, (ii) a non-competition and non-solicitation agreement for a period of two years after the Closing, (iii) a new equity incentive plan with an award pool equal to 5% of MC’s outstanding stock immediately after the Closing, (iv) initial board of directors of MC after business combination, (v) an exclusivity period of 60 days for MC not shopping for other similar opportunities, and (vi) a deposit of Escrow Shares equal to 10% of the Transaction Consideration at the Closing.

On July 28, 2021, DLA proposed some changes regarding to the LOI, including: (i) the number of the board of directors nominated by Golden Path to be narrowed from two to one; (ii) cancelation of the equity incentive plan, (iii) cancelation of all the escrow shares of the transaction; (iv) clarifying the payment of the expense incurred in the connection with the transactions, and (v) adding the regulatory and other approvals and fillings, to ensure that each party use its reasonable best efforts to prepare or obtain all necessary waivers, consents, approvals, permits, filings, orders or authorizations from governmental entities and third parties.

On July 29, 2021, Golden Path, MC, Becker & Poliakoff LLP (“Becker”), Golden Path’s US counsel, and DLA held a conference call, discussing the outstanding terms of LOI listed above. In addition, Golden Path made it clear in the LOI that signing a definitive merger agreement would be subject to the satisfactory completion of the due diligence.

In the following days, Golden Path and MC had multiple discussions, where the parties negotiated the outstanding terms of the Business Combination. MC requested to reduce the number of board of directors for the combined company as proposed by Golden Path, and requested to reduce the number of shares to be put in escrow for indemnification.

On July 31, 2021, DLA proposed a revised LOI reflecting result from the negotiation including the reducing the board of directors proposed by Golden Path from two to one after the business combination, cancellation of equity incentive plan, stated that each Golden Path and MC will be responsible for and pay its own transaction expenses incurred, and addition obligations of regulatory and other approvals and fillings. DLA also proposed some subsequent revision of the terms for further discussion, including: (i) cancelling the Exclusivity period binding on MC and (ii) adding “Indemnification and survival terms” within the indemnification for breaches of representations and warranties subject to a cap equal to 2% of the Transaction Consideration and a tipping basket equal to 0.5% of the Transaction Consideration.

On the same day, Becker replied to MC with certain changes in the LOI, changes including the increase of the indemnification from 2% of the transaction consideration to 10% for the purpose of protecting its public shareholders.

On August 2, 2021, a conference call was held among Golden Path, MC, Becker and DLA, summarizing the current terms of LOI and making sure no outstanding terms incurred.

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On August 3, 2021, Golden Path and MC reached an agreement on the terms of the LOI and entered into the LOI regarding a proposed business combination between Golden Path and MC.

On the same day, the Board of Directors of Golden Path held a conference call meeting with Valtech, to review their analysis, discuss the valuation methods and propose some suggestions in the current selection of the comparable companies.

On August 4, 2021, Becker started the legal due diligence on MC and its business operations, and had a conference call with MC’s legal counsel team regarding the legal due diligence, responsibilities and timeline for the proposed transaction.

On August 6, 2021, Golden Path engaged Shanghai PKF Certified Public Accountants Co., Ltd. (“PKF”) as the independent financial advisor, to conduct financial due diligence on MC. Immediately after the engagement, PKF sent MC a due diligence list, including the 2-year financial statements, trail balance, audit report, income tax final settlement report and other related materials.

From August 3, 2021 to August 11, 2021, a few conference calls were held between Golden Path and Valtech’s team, discussing the suitable comparable companies and the valuation model. A series of conference calls were also held among Golden Path, Becker, MC, DLA, and Friedman LLP. These meetings covered the following topics (i) introduction of each party, (ii) current status of the audit of MC’s financial statements under U.S. GAAP, and (iii) a proposed detailed timeline to carry forward the process of the Business Combination.

On August 11, 2021, for the efficiency of the communication, a working group list including all the parties was set up.

On August 12, 2021, the Board of Directors of Golden Path held a conference call meeting with Valtech to review and discuss Valtech’s analysis of the potential valuation of MC and the fairness of the proposed transaction to Golden Path’s shareholders. The list of comparable companies was narrowed down from 44 to 23. Valtech presented to the Board of Directors about the current list of comparable companies, valuation model used, the financial projection, and drafted opinion regarding the valuation of MC equal to $450 million. Mr. Shaosen Cheng, CEO of Golden Path and Mr. Teddy Zheng, CFO of Golden Path, delivered their comments and suggestions on the drafted report after the presentation of Valtech. Immediately after the meeting, an internal meeting of Golden Path was held to discuss the drafted fairness opinion and the valuation generated, and the Board of Directors agreed on the most part of the report except for several mineral adjustments needed to be done in the later version.

On August 16, 2021, a draft merger agreement was prepared by DLA, MC’s legal counsel and provided to Golden Path and its legal counsel for discussion. The draft merger agreement substantially reflects the terms of the LOI, including a valuation of $450 million for MC.

From August 16, 2021 to August 19, 2021, PKF conducted an on-site due diligence review of the materials and information provided by MC. PKF’s work mainly included (i) the analysis of the company and its business; (ii) the review of the financial statements the material accounts through inquiry, substantive analytical procedures and detailed testing, and (iii) the analysis of the material financials such as revenue, account receivables and research and development expenses.

On August 19, 2021, Golden Path incorporated the Golden Path Merger Sub in the Cayman Islands.

During the same period, a series of conference calls were held among all the parties of the Merger, discussing issues surrounding the proposed deal structures, SEC registration, proxy statements, Nasdaq listing and fairness opinion. Key topics included: (i) the merge structure, (ii) the post-completion capitalization table, (iii) the merger agreement, (iv) expenses issues, (v) requirements of PRC legal opinion and indemnity and (vi) minimum cash closing condition. Meanwhile, discussions continued between Golden Path and Valtech’s team, screening the suitable comparable companies and verifying the valuation model. The Board of Directors had a meeting on August 25, 2021 updating the current status of the fairness opinion and asking for the Board of Director’s comments.

On August 26, 2021, MC and its legal counsel further provided comments to the draft Merger Agreement to Golden Path and its legal counsel for review. In these comments, DLA had proposed (i) clarifying the Effective time, (ii) the range and standard of the disclosure of the Financial Statements, (iii) additional obligations of Licenses and Permits, Intellectual Properties, Employee Matters and Data Privacy and Security.

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On that same day, Ogier Global (BVI) Limited (“Ogier”), the Cayman legal counsel of Golden Path, provided a revised draft Merger Agreement to Golden Path, MC and their legal counsels for review. In this revised draft, Ogier had proposed (i) the status of the new name of the Surviving Corporation after the Business Combination, (ii) deleting the unrelated proposals such as Change of Name Proposal, Director Appointment Proposal and Organizational Documents Proposal, and (iii) clarifying the terms of Purchaser Shareholders’ Approval and (iv) asking for the constitutional documents for merger sub.

In the next few days, Golden Path had internal discussions regarding these issues and other open business issues in the draft Merger Agreement.

On August 30, 2021, DLA provided the drafted ancillary documents including Plan of Merger, Lock-up Agreement, Non-compete Agreement and Registration Rights Agreement to Golden Path and its legal counsel for review. Meanwhile, DLA also provided the Disclosure Schedule of MC to Golden Path and Becker.

On August 31, 2021, MC provided the constitutional documents of Golden Path Merger Sub requested by Ogier.

On September 3, 2021, Maples and Calder (Hong Kong) LLP (“Maples”), the Cayman legal counsel of MC, proposed some of the changes regarding the Merger Agreement.

In the following days, all parties continued to work on the draft Merger Agreement and ancillary documents and tried to address the outstanding items within these documents.

On September 5, 2021, Becker drafted the 8-K and provided to MC and its legal counsel for discussion. And DLA provided the preliminary comments on the drafted 8-K to Golden Path and its legal counsel for review on the second day.

On September 8, 2021, Becker provided comments to the revised draft of the Merger Agreement and 8-K to MC and its legal counsel for review. The revised draft Merger Agreement included: (i) the number of free trading shares based on the minimum liquidation requirement of Nasdaq, (ii) additional obligations regarding the Financial Statements, Data Privacy and Security, Compliance with International Trade & Anti-Corruption Laws, No Trading in Securities of Purchaser and Trust Wavier and (iii) whether to have PIPE or backstop financing or not.

In addition, Golden Path proposed that MC should complete and deliver its audited financial statements required for the proxy statement for the proposed Business Combination by a certain date. Furthermore, Golden Path proposed that a certain amount of indemnification, subject to a cap of equal to 10% of the transaction consideration to be paid to fund any potential claims and liabilities of MC in connection with the proposed Business Combination under the merger agreement.

On the same day, regarding to the Merger Agreement, the parties discussed the amount of additional capital that MC believed was necessary for it to achieve its growth plans and the extent to which the business combination would be conditioned on the ability of the parties to obtain additional financing commitments. Throughout such discussion, PIPE investment would not be considered as closing condition. As a result of the negotiation, Golden Path and MC reached agreement on the outstanding terms.

On September 8, 2021, Becker drafted the press release for both parties to review.

On the same day, a few conference calls were held among Golden Path’ and MC’s management team and their respective advisors to discuss the outstanding items for the Merger Agreement, press release and 8-K.

On September 9, 2021, Golden Path’s management advised its board of directors on the progress of the MC transaction. The board package included a near final draft of Merger Agreement, MC’s unaudited financial statements, a preliminary assessment of valuation presentation prepared by Valtech, and financial and legal due diligence reports prepared by PKF and Deheng. Ogier, as Cayman Islands counsel to Golden Path, drafted the amended and restated memorandum and articles of the post business combination company to all parties for review.

On the same day, a conference call meeting was held between the Board of Directors and Valtech to conduct a further review of their analysis of the fairness opinion in connection with the proposed merger with MC. Golden Path, MC, Becker and DLA had a discussion on the final outstanding issues relating to the Merger Agreement. Golden Path and MC managed to agree on all major commercial issues.

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MC’s board of directors approved the transaction on September 9, 2021 and authorized MC to enter into the definitive agreement with Golden Path and certain other parties for the purpose of consummating a business combination. On the same day, the MC shareholders also approved the Business Combination.

On September 10, 2021, Golden Path’s board of directors approved the transaction and authorized Golden Path’s management to enter into the definitive agreement with MC and certain other parties for the purpose of consummating a business combination. On the same day, Valtech rendered its opinion letter to the Board of Directors of Golden Path. As of September 10, 2021, the date of the opinion letter, Valtech concluded that the consideration to be paid by Golden Path in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial point of view, to Golden Path and its shareholders. The fairness opinion of Valtech addresses fairness to all shareholders of Golden Path as a group as opposed to only those shareholders unaffiliated with the Sponsor of Golden Path or its affiliates.

In addition, on September 10, 2021, the Merger Agreement was signed by all parties thereto. The execution of the Merger Agreement by Golden Path and MC was announced to the public on the same day.

Basis for Golden Path Board of Directors’ Recommendation — Fairness Opinion

Valtech Valuation Advisory Limited delivered a written fairness opinion on September 10, 2021 about the fairness of the merger transaction from a financial point of view. Valtech understood that MC and Golden Path have entered into a LOI dated August 3, 2021, whereby Golden Path will acquire 100% of the outstanding equity and equity equivalents of the MC (including options, warrants or other securities that have the right to acquire or convert into equity securities of the Company), or all of MC’s business in the capital of MC, by means of Golden Path will continue as the ongoing public entity. Valtech has undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity interest in MC as at June 30, 2021. Valtech understood that pursuant to the Agreement, the total consideration provided to or for the benefit of the MC or MC shareholders (excluding any convertible debt or other new equity financing into the Company), as applicable, in the Business Combination is based on a total equity value of MC of US$ 450,000,000. The opinion of the 100% equity interest in MC was developed through the application of an income approach known as discount cash flow methodology and market approach. Under these methods, the equity result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth. Valtech has also reviewed information prepared by MC and relevant operational information regarding the subject business from public sources which relied to a considerable extent on such information in arriving the opinion of value. A copy of the Fairness Opinion is attached to the accompanying proxy statement/prospectus as Annex D.

In addition to the foregoing factors, the Board of Directors of Golden Path also considered the fairness opinion and supporting analysis provided by an independent valuation consultancy, Valtech Valuation Advisory Limited. Valtech provides business valuation and transaction advisory services in connection with financings, and mergers and acquisitions for both public and private companies to institutions and individuals. Valtech’s team is experienced in providing valuation advice to over 250 listed companies in Hong Kong, China, Singapore, Taiwan, Australia, the United Kingdom, the United States and Germany. Valtech was selected to provide the opinion based on their experience in and knowledge of the hologram industry and their ability to complete the assignment in a timely manner. Pursuant to a letter agreement dated July 22, 2021, Golden Path retained Valtech to provide a fairness opinion to the Board of Directors of Golden Path in connection with the proposed merger with MC. On August 3, 2021, the Board of Directors held a Zoom conference call meeting with Valtech to review their analysis, discuss the valuation in the LOI and proposed some suggestions in selecting the comparable companies. On August 12, 2021, the Board of Directors held a Zoom conference call meeting with Valtech to discuss the market and income approach results and the adjustments for the comparable companies. From August 13, 2021 to September 8, 2021, a few conference calls held between Mr. Teddy Zheng and Valtech team to discuss the suitable comparable companies and the valuation model. On September 9, 2021, a conference call meeting was held between the Board of Directors and Valtech to review their analysis of the fairness opinion in connection with the proposed merger with MC. Following the meeting, Valtech rendered its opinion letter to the Board that, as of September 10, 2021, the date of the opinion letter, and based upon and subject to the factors and assumptions set forth therein, that the consideration to be paid by the Company in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial point of view, to the Company and its shareholders.

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In connection with rendering the opinion described above and performing its related financial analyses, Valtech reviewed and performed the following, among other things:

●	The LOI relating to the Business Combination;

●	The Merger Agreement and Plan of Reorganization;

●	The unaudited financial statements of MC for the months ended June 30, 2021, the fiscal years ended December 31, 2019 and 2020, and financial forecasts by MC for the fiscal years ending December 31, 2021 – 2025;

●	Compared financial and other data for MC to similar data for publicly-held companies in similar and related sectors, and industry sale and investment transactions;

●	Discounted cash flow analyses of MC;

●	Such other financial studies and analyses and other information Valtech deemed appropriate for the purposes of its opinion.

Valtech also held discussions with the management of both Golden Path and MC regarding their assessment of past and current business operations, financial condition and future prospects.

For purposes of rendering the fairness opinion described above, Valtech relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting, and other information provided to, discussed with or reviewed by Valtech, without assuming any responsibility for independent verification thereof. In that regard, Valtech assumed that the forecasts provided were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Golden Path’s and MC’s management. Valtech also assumed that the transactions contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition, the effect of which would be in any way meaningful to its analysis.

Valtech’s opinion does not address the underlying business decision of Golden Path to engage in the transaction contemplated by the Merger Agreement, or the relative merits of the transaction contemplated by the Merger Agreement as compared to any strategic alternatives that may be available to Golden Path, nor does it address any legal, regulatory, tax or accounting matters. Valtech expressed no opinion or view as to any terms or other aspects of the Business Combination, including, without limitation, the form or structure of the Business Combination or any ongoing obligations of the parties pursuant to the Merger Agreement. Valtech’s opinion addresses only the fairness, from a financial point of view, to the holders of Golden Path as of September 10, 2021, of the Merger Consideration to be paid to the shareholders of MC pursuant to the Merger Agreement. Valtech’s opinion was necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Valtech as of, the date of the opinion and Valtech assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. The issuance of Valtech’s opinion was approved by a fairness opinion review committee of Valtech.

The following is a summary of the material financial analyses delivered by Valtech to the Board of Directors of Golden Path in connection with rendering the fairness opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Valtech, nor does the order of analyses described represent the relative importance or weight given to those analyses by Valtech. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Valtech, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Valtech. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Valtech. Except as otherwise noted, the following information, to the extent that it is based on market data, is based on market data as it existed on or before September 10, 2021, the date of the opinion letter and is not necessarily indicative of current market conditions.

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Valtech primarily used three customary approaches in conducting its analyses and arriving at its opinion, including a comparison to guideline public companies, a comparison to guideline transactions, and discounted cash flow analyses.

Guideline Public Companies Analysis

In determining the market multiple, a list of comparable companies was identified. The selection criteria include: the companies derive most, if not all, of their revenues from the same industry or closely related industry of the MC, and the comparable companies which are publicly listed in the US and searchable in Bloomberg.

The details of the comparable companies which are considered as fair and representative samples are listed below:

Company Name	Ticker	Description
AppFolio, Inc.	APPF US	AppFolio, Inc. provides cloud-based software solutions. The Company offers a cloud-based property management software that allows apartment and residential property managers to market, manage, and grow their business. AppFolio serves customers in the United States.
ARHT Media Inc.	ART CN	ARHT Media Inc. is an augmented reality holographic technology platform. The Company designs platforms that allows humans to interact with a human holograms created for personalized services including sales, presentations, and concerts. ARHT Media operates in Canada and the United States.
II-VI Incorporated.	IIVI US	II-VI Incorporated designs engineered materials and optoelectronic components. The Company offers products to industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. II-VI also manufactures semiconductor lasers and optics for high power industrial lasers, optical communications systems, datacenter connectivity, and 3D sensing.
Luminar Technologies, Inc.	LAZR US	Luminar Technologies, Inc. manufactures auto parts. The Company offers autonomous vehicle and lidar technology solutions. Luminar Technologies serves customers worldwide.
Medallia, Inc.	MDLA US	Medallia, Inc. provides software as a services. The Company offers cloud for marketing management, digital solutions, and research activities. Medallia serves customers worldwide.
Microvision, Inc.	MVIS US	Microvision, Inc. develops miniature display and imaging engines based on an integrated photonics module (IPM) in the United States and internationally. The Company’s IPM’s utilize two-dimensional micro-electrical mechanical system (MEMS) light scanning technologies, lasers, optics, and electronics to create video or still images from a small form factor.
ON Semiconductor Corporation	ON US	ON Semiconductor Corporation supplies analog, standard logic, and discrete semiconductors for data and power management. The Company offers products include integrated circuits and analog ICs. ON Semiconductor also offers discrete semiconductors in a variety of surface mount and standard packages.

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Tyler Technologies, Inc.	TYL US	Tyler Technologies, Inc. provides end-to-end information management solutions and services for local governments. The Company’s client base includes local government offices throughout the United States, Canada, Puerto Rico, and the United Kingdom.
Unity Software Inc.	U US	Unity Software Inc. provides software solutions. The Company offers graphic tools to create, run, and monetize real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. Unity Software serves customers worldwide.
Velodyne Lidar, Inc.	VLDR US	Velodyne Lidar, Inc. operates as an automotive technology company. The Company develops silicon valley-based lidar technology company spun off from Velodyne Acoustics. Velodyne Lidar serves customers worldwide.
Vuzix Corporation	VUZI US	Vuzix Corporation provides optical goods. The Company offers eye glasses for manufacturing, tele-medicine, warehouse, remote assist, and field service clients. Vuzix serves customers worldwide.
WiMi Hologram Cloud Inc.	WIMI US	WiMi Hologram Cloud Inc. provides cloud software solutions. The Company offers holographic audio-video integrative operation, data management, tracking, and acquisition module. WiMi Hologram Cloud serves customers in China.
Zhejiang CrystalOptech Co., Ltd.	002273 CH	Zhejiang Crystal-Optech Co., Ltd. manufactures and distributes optical components. The Company produces optical displays, optical imaging products, optical lens, and other products. Zhejiang Crystal-Optech also operates import and export businesses.
Foryou Corporation	002906 CH	Foryou Corporation manufactures automotive electronic products. The Company produces and sells vehicle audio devices, navigation equipment, tire pressure monitoring systems, air purifiers, vehicle body control modules, and other related products. Foryou markets its products throughout China.
Thunder Software Technology Co., Ltd.	300496 CH	Thunder Software Technology Co., Ltd. operates as a software development company. The Company provides smart mobile software development, automotive smart software development, and other services. Thunder Software Technology offers services worldwide.
Shenzhen Silkroad Digital Vision Co., Ltd.	300556 CH	Shenzhen Silkroad Digital Vision Co., Ltd. operates as a digital visual integrated services provider. The Company designs, produces, and markets 3D static and dynamic displays, animations, art, and other visualization products. Shenzhen Silkroad Digital Vision serves customers throughout China.
China Wafer Level CSP Company Limited	603005 CH	China Wafer Level CSP Company Limited provides Wafer level chip size package and testing services. The Company’s main products include image sensor chip, the ambient light sensor chip, medical and electronic devices, micro-electromechanical system (MEMS), radio frequency identification chip (RFID).

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For purposes of the analysis, Valtech analyzed the following trading statistics for each of the select guideline public companies for comparison purposes and to assess the value of MC. Price/Sales Ratios (“P/S”), as a multiple of Trailing 12-month (TTM). The selected companies and their financial metrics were:

Company Name	Ticker	P/S multiple
AppFolio, Inc.	APPF	14.34	x
ARHT Media Inc.	ART	6.94	x
II-VI Incorporated.	IIVI	2.74	x
Luminar Technologies, Inc.	LAZR	363.18	x
Medallia, Inc.	MDLA	10.52	x
Microvision, Inc.	MVIS	1084.39	x
ON Semiconductor Corporation	ON	3.28	x
Tyler Technologies, Inc.	TYL	15.18	x
Unity Software Inc.	U	33.08	x
Velodyne Lidar, Inc.	VLDR	23.01	x
Vuzix Corporation	VUZI	70.00	x
WiMi Hologram Cloud Inc.	WIMI	3.66	x
Zhejiang CrystalOptech Co., Ltd.	002273	4.92	x
Foryou Corporation	002906	3.86	x
Thunder Software Technology Co., Ltd.	300496	21.83	x
Shenzhen Silkroad Digital Vision Co., Ltd.	300556	2.05	x
China Wafer Level CSP Company Limited	603005	17.56	x
Median		14.34	x

After taking into consideration the comparative data for the selected guideline public companies and MC, appropriate valuation discounts and adjustments, Valtech used median multiples including appropriate discounts and adjustments and applied them to MC’s 2020 results and 2021 forecasts. This analysis resulted in a wide range of equity interest values. With the Median ratio at a EV/Revenue of 14.34 multiple, the valuation of MC seemed fair and reasonable and may bring potentially increased value to Golden Path’ shareholders.

No company in the Valtech’s analysis is identical or directly comparable to MC, therefore an evaluation of the results of this analysis is not entirely mathematical. Rather, Valtech’s analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which MC was compared.

Discounted Cash Flow Analysis — Using forecasts provided by MC management for the fiscal years ended December 31, 2021 through 2025, Valtech performed discounted cash flow analyses to calculate the estimated present value of the standalone unlevered, after-tax free cash flows forecasted to be generated by MC for the forecast period.

Valtech calculated terminal values for MC by applying the median revenue and EBITDA transaction multiples to terminal year estimated unlevered, after-tax free cash flows. The unlevered free cash flows and terminal values were then discounted to present value using discount rates of 17.0%, which were based on an estimate of MC’s weighted average cost of capital, or discount rate.

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Based on Valtech’s experience and judgment in performing valuation analyses and the greater availability and relevancy of revenue multiple data derived from transactions, Valtech relied more on its revenue multiple analyses to measure the intrinsic value of the equity.

Valtech’s analysis resulted in the equity values of $460.54 million, which support the consideration contemplated in the Merger Agreement.

Summary of Financial Analysis of MC

The following is a summary of the material financial analyses reviewed by Golden Path in connection with the valuation of MC. The summary set forth below does not purport to be a complete description of the financial analyses reviewed or factors considered by us nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses reviewed by the Board of Directors. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be our view of the actual value of MC.

Selected Market Analyses

Golden Path reviewed certain financial information of MC and the structure of the proposed Business Combination. Golden Path also reviewed the analyses described above that were prepared by Valtech, which included a financial review of certain publicly-traded companies selected by Valtech for the reasons discussed above in the guidelines public company and guideline transaction analyses. The identity of the companies that were evaluated in Valtech’s analyses is provided above. Golden Path’s Board of Directors had a series of conference call discussions and meetings from July 2021 to September 2021 and reviewed MC management’s forecast and its existing business and business plan. Golden Path engaged Valtech to undertake multiple analyses of MC and the opportunity presented by the Business Combination, including a guideline public company analysis and a discounted cash-flow analysis, each as discussed in greater detail above and Golden Path reviewed and relied on such analyses.

Certain MC Projected Financial Information

The projections regarding MC’s future performance and the review by Golden Path’s Board of Directors reflect and consider numerous assumptions made by MC management, including material assumptions regarding, among other things,

●	MC’s ability to successfully identify suitable strategic opportunities, complete desired strategic transactions, or realize their expected benefits;

●	MC’s ability to compete for strategic transactions with other potential players, some of whom may have greater resources than the combined company will;

●	MC’s ability to form strategic relationships with partners that operate with adequate profit margin as compared with MC or which would increase overall profit margins for MC;

●	MC’s ability to implement its business model in every local market that it enters;

●	MC’s ability to finance strategic transactions and the potential costs of such financing (whether it be debt or equity or a combination thereof);

●	changing government regulations; and

●	the continued effect of the COVID-19 pandemic on the mobility industry and the economy in general which could adversely affect revenue and income for MC.

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The MC projections were prepared during the months of March and April 2021 by taking into account the following:

●	MC’s historical performance in holographic technology service;

●	MC’s historical performance in expanding the range of MC’s Holographic technology service for use in mobile internet, finance, government, manufacturing, and other industries;

●	MC’s historical performance in its ability to efficiently deliver software and hardware optimization to customers;

●	iResearch Report on holographic technology service, including holographic ADAS and holographic digital twin.

The competitive landscape was analyzed, to assess the addressable market and to forecast the future various applications. The timeframe leading out to 2025 was selected through an analysis of: (i) recent market trends, (ii) the increasing application scenarios of holographic technology service, and (iii) market consolidation in the holographic technology service. The goal was to use a timeframe that led to a more stable, mature and predictable business landscape.

Based on the above, MC maintains a 5-year business plan on a rolling basis. MC analyzes the discrepancies every twelve months, if any, between actual and forecast and it calibrates the 5-year business plan, accordingly.

During the fourth quarters of 2020, MC experienced strong growth in hologram services revenues. As for the projections, the rapid increase in revenues is mainly driven by the expectation that such growth will continue and the continuing growth in the hologram services provided to holographic services and Advanced Driver Assistance System (“ADAS”) market.

For purposes of evaluating MC’s financial condition and in connection with the preparation by MC of its projections, Golden Path management was provided with documents from MC including projections for various time periods, including for the years ended December 31, 2021 through 2025, copies of material contracts, summaries of various industry analysis and trends and forecasts, information related to governmental regulations which may affect payments and collections rates and information related past performance. Additionally, the Board of Golden Path reviewed and discussed with Valtech its analysis in rendering the fairness opinion described above.

Cautionary Statement Regarding MC Forecasts

MC provided Golden Path with its internally prepared forecasts for each of the calendar years in the five years period ending December 31, 2025. Golden Path and MC do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of their future performance, revenue, financial condition or other results. However, in connection with the proposed Business Combination, management of MC prepared the financial projections set forth below to present key elements of the forecasts provided to Golden Path. Golden Path is including the following summary of certain MC internal, unaudited prospective financial information from MC’s management team’s projections for New Golden Path solely because that information was made available to Golden Path’s Board in connection with the evaluation of the Business Combination. The non-public unaudited prospective financial information provided by MC’s management was prepared as part of MC’s overall process of analyzing various strategic initiatives, and were not prepared for, or with a view toward, public disclosure or to comply with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding projections, or generally accepted accounting principles. MC does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, earnings, or other results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, the risk that they will prove incorrect and the inherent difficulty of accurately predicting financial performance for future periods.

 The inclusion of financial projections in this proxy statement should not be regarded as an indication that Golden Path, MC, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. Although presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions of MC’s management made at the time they were prepared and assume execution of various strategic initiatives. You are cautioned that the projections solely represent MC’s best efforts in predicting future operating results, which means MC made numerous estimates and assumptions at the time these projections were prepared and must be considered in that light, including the possibility that actual results may differ profoundly from projections due to various uncertainties, which could cause such estimates and assumptions made by MC to fail. As a result, in making a decision regarding the Business Combination, shareholders must understand and take into account that these projections may be materially different than actual results. Golden Path does not intend to reference these financial projections in its future periodic reports filed with the SEC under the Exchange Act.

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The financial projections reflect numerous estimates and assumptions concerning general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to MC’s business, all of which are difficult to predict and many of which are beyond MC’s and Golden Path’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Golden Path’s and MC’s control and MC’s limited operating history, diverse geographic markets and nascent industry make evaluating its business and prospects, including the assumptions and analyses developed by MC upon which operating and financial results forecast rely, difficult and uncertain. These and the other estimates and assumptions underlying the financial forecasts involve judgments concerning, among other things, the future interest rate environment and other economic, competitive, regulatory, and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive, and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which MC operates. The various risks and uncertainties include risks set forth in the sections entitled “Risk Factors,” all of which are difficult to predict and many of which are outside the control of MC and will be beyond the control of New Golden Path. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected, whether or not the merger is completed. Further, these assumptions and the financial forecasts may otherwise be affected by MC’s ability to achieve its strategic goals, objectives and targets over the applicable periods and do not include all potential actions that management could or might have taken during these periods. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on experience and business developments.

The financial forecasts prepared by management of Golden Path and MC were not prepared with a view toward public disclosure nor prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or following GAAP. Neither the independent registered public accounting firm of MC nor of Golden Path nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures concerning the unaudited prospective financial information for its inclusion in this proxy statement, and accordingly, neither independent registered public accounting firm nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto. Due to inherent uncertainties in financial projections of any kind, shareholders are cautioned not to place undue reliance, if any, on the forecasts.

Neither Golden Path nor MC have warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to our Board. Neither Golden Path, Golden Path’s management nor any of Golden Path or MC’s representatives have made or make any representation to any person regarding the ultimate performance of New Golden Path compared to the information contained in the projections, and none of them intend to or undertake any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events if that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, the projections should not be looked upon as “guidance” of any sort. MC will not refer back to these projections in its future periodic reports filed under the Exchange Act.

While the financial projections set reflect Golden Path’s and MC’s good faith beliefs, they are not guarantees of future performance. There may be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. Golden Path and MC each disclaims any obligation to publicly update or revise to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement/prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause the Company’s and New Golden Path’s future results, performance or transactions to differ significantly from those expressed in any forecasts, please see the section titled “Risk Factors.” You should not place undue reliance on any such forecasts, which are based only on information currently available to Golden Path and MC.

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EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR MC, GOLDEN PATH UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

In light of the foregoing factors and the uncertainties inherent in these projections, shareholders are cautioned not to place undue reliance on these projections.

The key elements of the projections provided by MC’s management team to Golden Path are summarized in the table below with specific assumptions immediately following the table:

Projected Financial Metrics (000RMB):

	Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
Revenue	¥431,776	¥526,581	¥774,871	¥1,162,307	¥1,743,461
% Growth		22%	47%	50%	50%
Gross Profit	¥254,776	¥294,404	¥426,606	¥639,909	¥959,863
% Margin	59%	56%	55%	55%	55%
EBITDA	¥89,415	¥129,250	¥178,876	¥268,313	¥402,470
% Margin	21%	25%	23%	23%	23%
Net Profit	¥83,723	¥109,482	¥151,844	¥227,781	¥341,643
% Revenue	19%	21%	20%	20%	20%

*	Contribution, Contribution margin, EBITDA and EBITDA margin are non-GAAP measures and each is an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as alternative to cash flows from operating activities as a measure of liquidity.

Assumptions Utilized for the Projected Financial Metrics Table

The number of MC’s customers increased representing an increase of 97.5% from 2019 to 2020. MC’s average customer revenue increased with a growth rate of 43.8% from 2019 to 2020.

Expectation: according to the above customer growth, MC’s forecast for the period from 2021 to 2025 assumes that the annual growth rate of customer number is 38% and the average annual growth rate of customer revenue is 10%.

Revenue:

Revenue assumption: the estimated revenue is based on the actual results in 2020. MC’s estimated revenue is the product of the number of customers and the average revenue of customers.

Actual historical results in 2020: for 2020, MC’s revenue comes from providing holographic technology services and holographic solutions for users. MC determines that the actual average revenue of each customer is RMB 1.61 million, and the actual number of customers is 134. As of December 31, 2020, the cumulative net income generated by the above data is RMB 220 million.

Forecast: MC’s forecast assumptions for the period from 2021 to 2025. According to the above assumptions, the annual revenue will increase to RMB 1.7 billion by December 31, 2025. It is expected that the revenue will grow rapidly from 2021 to 2025, with a CAGR of 51.81%.

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MC considers various views behind the high growth rate.

MC has made several acquisitions in 2020, which would contribute to the revenue growth. MC acquired Shenzhen Bowei in 2020 and entered the autopilot industry. Shenzhen Bowei is one of the suppliers of an internationally famous automobile manufacturer. It will bring huge revenue growth to the company. MC acquired Shenzhen Tianyuemeng in 2020, bringing a large number of customers to MC’s holographic technology services.

MC has signed long-term strategic cooperation agreements with many customers. The signing of this strategic cooperation agreement is conducive to strengthening the business relationship between MC and customers, realizing the deep resource integration and cooperation between the two sides in project resources, business operation and industry information exchange, and expanding the layout of MC in the holographic industry on the basis of consolidating MC holographic technology service business. This strategic cooperation is expected to have a positive impact on MC’s future revenue growth and ensure the stability of MC’s business revenue.

The expected growth rate is lower than the historical growth rate in 2019-2020. MC’s operating revenue in 2019 was RMB 75.61 million and in 2020 was RMB 210 million, with an increase rate of 185%. MC’s net profit in 2019 was RMB 9.45 million and that in 2020 was RMB 32.86 million, with a growth rate of 247%.

The expected growth rate is lower than the expected annual growth rate of the holographic technology services industry, as estimated by the iResearch Consulting Group. According to the report of iResearch consulting, the scale of China’s holographic technology service market will be RMB 6.4 billion in 2020. It is expected that the total market scale will grow rapidly to RMB 70.5 billion in 2025, and the compound annual growth rate from 2020 to 2025 will be 61.7%.

The market size of holographic digital twin technology service industry in China is expected to grow from RMB 0.5 billion in 2020 to RMB 22.3 billion in 2025 with a CAGR of 115.8%.

The market size of holographic ADAS technology service industry in China is expected to reach RMB 16.8 billion in 2025 from RMB 0.6 billion in 2020, representing a CAGR of 94.5%.

There are three major drivers that stimulated the rapid growth of the holographic industry. First, the advanced development of chips enabled faster computing speed, which led to more innovative holographic technologies. Second, the new 5G network enhanced the network speed, which enabled the application of holographic technologies in industries that have high requirement on network. Last, the government also provided strong support to the industries by providing several favorable policies.

In the future, several trends would further support the growth of the holographic technology services. ADAS technology is expected to remain as one of the most important areas for holographic industry. In current state, there are no intelligent and effective way to present the information generated from the sensors. Holographic technology would be the best method to display that information to the drivers. The other viable development trends include Internet of Vehicles, constructions, industrial inspection, smart city, healthcare and entertainment.

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Material U.S. Federal Income Tax Consequences of the Business Combination

The following is a general discussion of the material U.S. federal income tax consequences of the (i) ownership and disposition of New Golden Path ordinary shares and New Golden Path Warrants (collectively, the “New Golden Path securities”) following the Business Combination and (ii) exercise of redemption rights by New Golden Path shareholders that are U.S. Holders.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the ownership and disposition of New Golden Path securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold New Golden Path securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

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●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of New Golden Path ordinary shares through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of New Golden Path ordinary shares (excluding treasury shares); or

●	holders holding New Golden Path securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of New Golden Path securities, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds New Golden Path securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the subsequent ownership and disposition of New Golden Path securities.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING THE NEW GOLDEN PATH SECURITIES. NEW GOLDEN PATH shareholders SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF NEW GOLDEN PATH SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Tax Consequences of the Merger to Holders of MC Shares

Tax Consequences if the Merger Qualifies as a Reorganization

The parties have structured the merger to be treated as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code, and the parties to the Business Combination Agreement have agreed to report the merger in a manner consistent with such tax treatment to the extent permitted under applicable law. Neither Golden Path nor MC has requested, and neither intends to request, any ruling from the IRS as to the U.S. federal income tax consequences of the merger. Furthermore, the obligations of MC and Golden Path to complete the merger are not conditioned on the receipt of opinions from counsel to the effect that the merger will qualify as a reorganization for U.S. federal income tax purposes. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. Holders are urged to consult its tax advisor with respect to the particular tax consequence of the merger to it.

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Assuming the merger is treated as a reorganization within the meaning of Section 368(a) of the Code, a U.S. Holder that exchanges its MC shares for New Golden Path ordinary shares in the merger generally will not recognize gain or loss in the transaction.

The aggregate tax basis in the New Golden Path ordinary shares that a U.S. Holder receives pursuant to the merger will equal its aggregate adjusted tax basis in the MC shares it surrenders. A U.S. Holder’s holding period for the New Golden Path ordinary shares that it receives pursuant to the merger will include the U.S. Holder’s holding period for the MC shares it surrenders.

Tax Consequences if the Merger Does Not Qualify as a Reorganization

If the merger does not qualify as a reorganization, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (x) the fair market value of the New Golden Path ordinary shares received and (y) the adjusted tax basis in the MC shares surrendered. Gain or loss will be calculated separately for each block of MC ordinary shares (generally shares acquired at the same cost in a single transaction) surrendered. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if a U.S. Holder has held its MC shares for more than one year at the time of the merger. Long-term capital gains of non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder generally will have an aggregate tax basis in the New Golden Path shares received equal to the fair market value of such shares as of the date such shares are received, and the U.S. Holder’s holding period in such New Golden Path shares would begin on the day following the date of the merger.

Information Reporting

Certain information reporting requirements may apply to each U.S. Holder that is a “significant holder” of MC ordinary shares. A “significant holder” is a holder of MC ordinary shares that, immediately before the merger, owned at least 1% (by vote or value) of the outstanding MC ordinary shares (or, in certain instances, MC ordinary shares with a basis of at least $1 million). U.S. Holders are urged to consult their tax advisors as to the potential application of these information reporting requirements.

All holders of MC shares are urged to consult their tax advisors with respect to the tax consequences of the merger in their particular circumstances, including tax return reporting requirements, the applicability and effect of the alternative minimum tax, any federal tax laws other than those pertaining to income tax (including estate and gift tax laws), and any state, local, foreign or other tax laws.

U.S. Federal Income Tax Consequences of Ownership and Disposition of New Golden Path Securities

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of New Golden Path securities to U.S. Holders.

Distribution on New Golden Path ordinary shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the gross amount of any distribution on New Golden Path ordinary shares that is made out of New Golden Path’s current and accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

Dividends received by non-corporate U.S. Holders, including individuals, from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the Nasdaq (on which New Golden Path lists the New Golden Path ordinary shares) will be considered readily tradable on an established securities market in the United States. Even though the New Golden Path ordinary shares are listed on the Nasdaq, there can be no assurance that the New Golden Path ordinary shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of New Golden Path’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, New Golden Path will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

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The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by New Golden Path, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by New Golden Path on the New Golden Path ordinary shares exceeds New Golden Path’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s New Golden Path ordinary shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of New Golden Path Securities.” However, New Golden Path may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions New Golden Path makes as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of New Golden Path Securities

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of New Golden Path ordinary shares and New Golden Path Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such New Golden Path ordinary shares or New Golden Path Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of New Golden Path ordinary shares or New Golden Path Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the New Golden Path ordinary shares or New Golden Path Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of New Golden Path ordinary shares or New Golden Path Warrants will generally be treated as U.S. source gain or loss.

Exercise or Lapse of a New Golden Path Warrant

No new Golden Path warrants or options will be used in connection with the Business combination. In connection with its IPO completed on June 24, 2021, Golden Path issued warrants to acquire ordinary shares. These IPO related warrants will remain outstanding, except to the extent exercised pursuant to their terms by the holders. This discussion below refers to these warrants as New Golden Path Warrant. Except as discussed below with respect to the cashless exercise of a New Golden Path Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a New Golden Path ordinary share on the exercise of a New Golden Path Warrant for cash. A U.S. Holder’s tax basis in a New Golden Path ordinary share received upon exercise of the New Golden Path Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the New Golden Path Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a New Golden Path ordinary share received upon exercise of the New Golden Path Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the New Golden Path Warrants and will not include the period during which the U.S. Holder held the New Golden Path Warrants. If a New Golden Path Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the New Golden Path Warrant.

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The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the New Golden Path ordinary shares received would equal the holder’s basis in the New Golden Path Warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. Holder’s holding period in the New Golden Path ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the New Golden Path Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the New Golden Path ordinary share would include the holding period of the New Golden Path Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised New Golden Path Warrants treated as surrendered to pay the exercise price of the New Golden Path Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the New Golden Path ordinary shares that would have been received with respect to the surrendered warrants in a regular exercise of the New Golden Path Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the New Golden Path ordinary shares received would equal the U.S. Holder’s tax basis in the New Golden Path Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the New Golden Path ordinary shares would commence on the date following the date of exercise (or possibly the date of exercise) of the New Golden Path Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its New Golden Path ordinary shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the New Golden Path ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the New Golden Path ordinary shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the New Golden Path ordinary shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the New Golden Path ordinary shares redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of New Golden Path ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from New Golden Path’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the New Golden Path ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the New Golden Path ordinary shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

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Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of New Golden Path ordinary shares treated as held by the U.S. Holder (including any New Golden Path ordinary shares constructively owned by the U.S. Holder as a result of owning New Golden Path Warrants or New Golden Path Rights) relative to all of the shares of New Golden Path ordinary shares outstanding both before and after the redemption. The redemption of New Golden Path ordinary shares generally will be treated as a sale or exchange of the New Golden Path ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in New Golden Path or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only New Golden Path ordinary shares actually owned by the U.S. Holder, but also shares of New Golden Path ordinary shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include New Golden Path ordinary shares which could be acquired pursuant to the exercise of the New Golden Path Warrants or New Golden Path Rights. In order to meet the substantially disproportionate test, the percentage of New Golden Path’s outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of the New Golden Path ordinary shares must, among other requirements, be less than 80% of the percentage of New Golden Path’s outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the New Golden Path ordinary shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the New Golden Path ordinary shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other New Golden Path ordinary shares. The redemption of the New Golden Path ordinary shares will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in New Golden Path. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in New Golden Path will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining New Golden Path ordinary shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its New Golden Path Warrants or possibly in other New Golden Path ordinary shares constructively owned by it.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if New Golden Path, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. holder holds New Golden Path securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the interest, by value).

Whether New Golden Path or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of New Golden Path ordinary shares how quickly New Golden Path uses liquid assets and cash may influence whether New Golden Path or any of its subsidiaries is treated as PFIC. Accordingly, New Golden Path is unable to determine whether New Golden Path or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that New Golden Path or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, New Golden Path does not expect to provide a PFIC annual information statement for 2021 or going forward.

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If New Golden Path were characterized as a PFIC for any taxable year, U.S. Holders of New Golden Path securities would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of New Golden Path securities treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the New Golden Path securities. U.S. Holders would also be subject to annual information reporting requirements. In addition, if New Golden Path were a PFIC in a taxable year in which New Golden Path paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above). Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their ownership of the New Golden Path securities.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of New Golden Path ordinary shares (including constructive dividends), and the proceeds received on the disposition of New Golden Path ordinary shares and New Golden Path Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to New Golden Path securities, subject to certain exceptions (including an exception for New Golden Path securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold New Golden Path securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of New Golden Path securities.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Required Vote

Approval of the Business Combination Proposal will require the affirmative vote of a majority of the votes cast by the holders of the issued Golden Path ordinary shares entitled to vote thereon which were present at the meeting to approve the Business Combination; provided, however, that if 3,729,000 or more of the ordinary shares purchased in the IPO demand redemption of their Golden Path ordinary shares, then the Business Combination may not be completed.

Recommendations of Golden Path’s Board of Directors to Golden Path’s Shareholders

After careful consideration of the terms and conditions of the Merger Agreement, the Golden Path board of directors has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of Golden Path and its shareholders. In reaching its decision with respect to the Business Combination, the Golden Path board of directors reviewed various industry and financial data and the due diligence and evaluation materials provided by MC. The Golden Path board of directors also obtained a fairness opinion upon which to base its assessment. Golden Path’s board of directors recommends that Golden Path’s shareholders vote FOR the Business Combination Proposal. Golden Path’s directors have interests that may be different from, or in addition to your interests as a shareholder. See the section titled “The Business Combination Proposal — Interests of Certain Persons in the Acquisition” in this proxy statement/prospectus for further information.

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Director Election Proposal

PROPOSAL 2

Golden Path’s shareholders are being asked to approve the appointment of five (5) members to the Board of directors of New Golden Path in accordance with the composition contemplated under the Merger Agreement.

Reasons for the Proposal

Assuming completion of the Business Combination, shareholders are being asked to appoint five directors to the New Golden Path’s board, effective upon completing the Business Combination. The Director Election Proposal is contingent upon the shareholders’ approval of the Business Combination Proposal.

Guohui Kang, Wei Peng, Mi Zhou, Han Qin and Jun Liu are being nominated to serve as directors of New Golden Path. Jun Liu is currently a member of our board of directors and the chair of audit committee. Pursuant to the terms of the merger agreement, the board of directors of New Golden Path will initially consist of four (4) nominees of MC and one (1) nominee of Golden Path.

For more information on the experience of Guohui Kang, Wei Peng, Mi Zhou, Han Qin and Jun Liu, please see the section titled “New Golden Path’s Directors and Executive Officers After the Business Combination” of this proxy statement/prospectus.

Vote Required for Approval

Pursuant to Golden Path's memorandum and articles of association, the approval of the Director Election Proposal requires an ordinary resolution, which is the affirmative vote of the holders of a majority of the issued and outstanding shares of Golden Path, determined as of the record date, present and entitled to vote thereon at the Extraordinary General Meeting voting at the Extraordinary General Meeting.

Recommendation of the Board of Directors

THE GOLDEN PATH BOARD UNANIMOUSLY RECOMMENDS THAT GOLDEN PATH SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.

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Nasdaq STOCK ISSUANCE PROPOSAL

PROPOSAL 3

For purposes of complying with Rule 5635(a), (b) and (d) of the Nasdaq Listing Rules, Golden Path’s shareholders are being asked to approve the issuance of up to 44,934,455 shares of Golden Path ordinary shares in connection with the Business Combination.

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for such securities); or (ii) the number of shares of common stock (or in the case of a Cayman islands entity such as Golden Path, ordinary shares) to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the stock or securities. Collectively, the consideration to be paid in connection with the Business Combination Agreement will exceed 20% or more of the outstanding Golden Path ordinary shares and 20% or more of the voting power, in each case outstanding before the issuance of such ordinary shares in connection with the Business Combination.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Under Nasdaq Rule 5635(b), the issuance of the ordinary shares in the Business Combination Consideration will result in a “change of control” of Golden Path. MC Shareholders will own or control 44,554,455 New Golden Path ordinary shares, or approximately 84.07% of the New Golden Path ordinary shares following the Business Combination, and Peace Asset Management will own an aggregate of 380,000 ordinary shares, or approximately 0.72% of the New Golden path ordinary shares.

Under Nasdaq Listing Rule 5635(d), shareholders' approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the ordinary shares for the five trading days immediately preceding the signing of the binding agreement, if the number of ordinary shares (or securities convertible into or exercisable for ordinary shares) to be issued equals 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance. Because ordinary shares of New Golden Path will be issued in exchange for all of the equity interests of MC, the deemed issuance price of the shares of New Golden Path may be less than the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Golden Path ordinary shares for the five trading days immediately preceding the signing of the Business Combination Agreement. If the Business Combination Proposal is approved, the issuance of the shares of New Golden Path ordinary shares will exceed 20% of the shares of Golden Path ordinary shares currently outstanding. Because the issuance price may be deemed to be below the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Golden Path ordinary shares for the five trading days immediately preceding the signing of the Business Combination Agreement, the Nasdaq Listing Rules may require that Golden Path obtains shareholder approval of the issuance of the shares of New Golden Path ordinary shares in connection with the consummation of the Business Combination.

As a result of the foregoing, Golden Path is required to obtain shareholder approval pursuant to Nasdaq Listing Rule 5635. Golden Path shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information regarding the Subscription Agreements. You are urged to read carefully the form of Subscription Agreement in its entirety before voting on this proposal.

The approval of the Nasdaq Stock Issuance Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding Golden Path ordinary shares present (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the meeting.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT GOLDEN PATH SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ STOCK ISSUANCE PROPOSAL.

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NAME CHANGE PROPOSAL

PROPOSAL 4

In connection with the Business Combination, we are asking our shareholders to approve the adoption of the proposed amendments to our Memorandum and Articles of Association, substantially in the form attached to this proxy statement as Annex C, to be effective upon the consummation of the Business Combination to change the name of Golden Path to MicroCloud Hologram Inc.

Reasons for the Proposal

In consultation with MC and its shareholders, the Golden Path Board of Directors believes that the new name will more accurately reflect the business of MC and its intended and future businesses and operations.

As a business formed solely for the purpose of completing a business combination, the current name of Golden Path has no business meaning or trade value.

Vote Required

In the case of the Name Change Proposal, shareholders' approval by way of a special resolution of the affirmative vote of at least two thirds (2/3) of the votes cast by the holders of the Golden Path ordinary shares present in person or represented by proxy at the Extraordinary General Meeting and entitled to vote is required.

Recommendation of the Board

THE BOARD OF GOLDEN PATH UNANIMOUSLY RECOMMENDS THAT GOLDEN PATH SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE PROPOSAL.

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ARTICLES AMENDMENT PROPOSAL

PROPOSAL 5

In connection with the Business Combination, we are asking our shareholders to approve the adoption of the proposed amendments to our Memorandum and Articles of Association, substantially in the form attached to this proxy statement as Annex C, to be effective upon the consummation of the Business Combination to remove certain provisions that will no longer be applicable to New Golden Path because it will no longer be a blank check or special purpose acquisition entity.

This summary is qualified by reference to the complete text of the proposed Memorandum and Articles of Association, substantially in the form attached to this proxy/registration statement as Annex C. All shareholders are encouraged to read the proposed Memorandum and Articles of Association, in their entirety for a more complete description of their terms.

Reasons for Proposal

Our proposed amendments to the Memorandum and Articles of Association do not include provisions related to a blank check company (including those related to operation of the trust account, winding up our operations should we not complete an initial business combination by a specified date, and other such blank check-specific provisions as are present in the existing organizational documents) because following the consummation of the Business Combination, New Golden Path will not be a blank check company. The proposed amendments to the Memorandum and Articles of Association do not contain the requirement to dissolve New Golden Path allowing it to continue as a corporate entity with perpetual existence following the Business Combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for New Golden Path following the Business Combination.

Vote Required

The Articles amendment Proposal must be approved by shareholders by way of a special resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares as of the record date that are present and vote at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on Articles Amendment Proposal. Failure to vote by proxy or to vote in person at the Extraordinary General Meeting will have no effect on the outcome of the vote on Articles Amendment Proposal.

Recommendation of the Board of Directors

THE BOARD OF GOLDEN PATH RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF ARTICLES AMENDMENT PROPOSAL.

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THE ADJOURNMENT PROPOSAL

PROPOSAL 6

The adjournment proposal allows the Golden Path Board of Directors to submit a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Name Change Proposal and the Articles Amendment Proposal.

In no event will Golden Path solicit proxies to adjourn the extraordinary general meeting or consummate the Business Combination beyond the date by which it may properly do so under its current certificate of incorporation and Cayman Islands law. The purpose of the adjournment proposal is to provide more time for the Sponsor, Golden Path and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the extraordinary general meeting upon approval of an adjournment proposal, the Golden Path Board is empowered under Cayman Islands law to postpone the meeting at any time prior to the extraordinary general meeting being called to order. In such event, Golden Path will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its shareholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If an adjournment proposal is presented at the extraordinary general meeting and is not approved by the shareholders, the Golden Path Board may not be able to adjourn the extraordinary general meeting to a later date. In such event, the Business Combination would not be completed.

Vote Required

The approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast by holders of Golden Path’s issued and outstanding ordinary shares represented at the extraordinary general meeting by attendance in person or by proxy and entitled to vote thereon.

Adoption of the adjournment proposal is not conditional upon the adoption of any of the other proposals. Accordingly, if a valid quorum is established, a Golden Path shareholder’s failure to vote by proxy or to vote at the Extraordinary General Meeting, abstentions and broker non-votes with regard to the adjournment proposal will have no effect on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the adjournment proposal.

Recommendation of the Golden Path Board

THE GOLDEN PATH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE GOLDEN PATH SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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BUSINESS OF MC

Vision

MC’s vision is to break visual boundaries with holography and to create a future with technology.

Overview

MC is the leading holographic digitalization technology service provider in China in terms of total revenue for the year ended 2020 and the number of total intellectual property rights as of August 2021, according to the iResearch Report. For the year ended 2020, MC’s total revenues were RMB 216.1 million, representing 13.2% of the market share in holographic technology services industry, which represents almost double the revenue and market share of its main competitor. As of September 10, 2021, MC owned 1695 works of copy right, which represents a significant market leading position as compared to MC’s competitors. MC is committed to providing leading holographic technology services to its customers worldwide. MC’s holographic technology services include high-precision holographic light detection and ranging (“LiDAR”) solutions, based on holographic technology, exclusive holographic LiDAR point cloud algorithms architecture design, breakthrough technical holographic imaging solutions, holographic LiDAR sensor chip design and holographic vehicle intelligent vision technology to service customers that provide reliable holographic advanced driver assistance systems (“ADAS”). MC also provides holographic digital twin technology services for customers and has built a proprietary holographic digital twin technology resource library. MC’s holographic digital twin technology resource library captures shapes and objects in 3D holographic form by utilizing a combination of MC’s holographic digital twin software, digital content, spatial data-driven data science, holographic digital cloud algorithm, and holographic 3D capture technology. MC’s holographic digital twin technology and resource library has the potential to become the new norm for the digital twin augmented physical world in the near future.

MC’s holographic solutions and technology services enjoy high market recognition. For the years ended December 31, 2019 and 2020, the revenues of MC’s holographic solutions and technology services were RMB 75.6 million and RMB 216.1 million, respectively, representing an annual growth of 185.8%. MC’s customers grow at a growth rate of approximately 97.5%, further illustrating the market’s confidence in MC’s holographic technology services. Moreover, customers are becoming more reliant on MC’s services, evident by average single-customer revenues grew representing a growth rate of 43.8% from 2019 to 2020.

MC provides a broad range of holographic technology services in the holographic industry. Under the leadership of a multi-disciplinary team composed of experienced engineers in the field of space-sensing and software algorithms, MC has developed a large number of exclusive and innovative technologies such as holographic software and content development, holographic hardware research and development (“R&D”) and design processes, holographic chip design and development. MC’s proprietary technology is protected by a series of intellectual property rights, including 20 holographic chip design patents, 267 holographic software copyrights, 111 holographic patents, and 1695 holographic content works of copyright as of the time of this filing. MC’s holographic solutions and technology services are capable of meeting the complex and multi-faceted holographic technology needs of its customers.

MC’s cutting-edge holographic LiDAR system is used in ADAS, allowing equipped automobiles and other vehicles to capture high-resolution 3D holograms and achieve ultra-long detection distance. MC’s holographic LiDAR solutions allow the automotive industry to break free from bulky mechanical rotating scanning systems and traditional sensors to solid-state LiDAR sensor with more components and smaller dimensions that can meet the demanding performance, safety, and cost requirements of its customers.

MC’s holographic ADAS provide a rich and safe set of autonomous control programs for vehicles. The point cloud algorithm for holographic LiDAR can detect and track obstacles, thereby avoiding and mitigating automotive collisions with both moving and static objects, including pedestrians and other vulnerable road obstacles and vehicles. By predicting and monitoring collision, MC’s holographic LiDAR system calculates effective collusion mitigation plans by comparing the trajectory of an object with the trajectory of the moving vehicle to identify and avoid emergency situations while providing optimal comfort and safety to the driver. Due to the effectiveness, MC’s holographic ADAS are being deployed at an increasing rate in the automotive industry.

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As automakers and leading mobile and technology companies seek comprehensive digital perceptual solutions to accelerate and scale production for their autonomous driving programs, MC believes that its holographic LiDAR can take advantage of this market trend to achieve excellent solutions for mass production of large-scale autonomous driving programs and vehicles.

Moreover, MC is aligned to the rapid development of the Internet of Things, machine learning, and artificial intelligence (“AI”). MC’s holographic LiDAR solution is not only applicable to the field of intelligent vehicles but also applicable to robots, unmanned aerial vehicles (“UAVs”), advanced security systems, intelligent city development, industrial automation, environment, and mapping.

MC’s holographic digital twin technology resource library is built upon extensive holographic data modelling, simulation and bionics technology, culminating in a comprehensive holographic digital twin resource library which holographic developers and designers count on. MC’s digital twin resource library integrates holographic bionics and simulation digital models, as well as various holographic software technologies about holographic spatial positioning, dynamic capture, holographic image synthesis, which are open to all its users. MC also provides customized holographic digital twin technology integration services for enterprise customers with unique commercial demands.

With each technological advancement and product iteration, MC continues to lay a solid foundation for increased competitiveness and long-term strategic development. MC aims to continually provide its customers with high-quality holographic technology services by dedicating significant resources to research and development in advanced holographic technology so as to achieve steady growth of revenue and improvement of market share for the benefit of shareholders.

MC’s Strengths

MC believes that the following competitive strengths contribute to its success and differentiate it from its competitors:

Leading holographic technology service provider with proprietary technology protected by comprehensive intellectual property rights

MC ranked first among holographic digitalization technology service providers in China in terms of revenue, holding a market share of 13.2% in 2020, according to the iResearch Report. As a direct result of its significant market position, MC’s revenue growth has been increasing on a cumulative basis. For the years ended December 31, 2019 and 2020, the revenues of MC’s holographic solutions and technology services were RMB 75.6 million and RMB 216.1 million, respectively, representing an annual growth of 185.8%. MC is also an industry leader in terms of the total number of intellectual properties in the field of holographic digitalization technology service industry in China as of August 2021, according to the iResearch Report, which allows MC to stay in the forefront of customers’ demands.

Scalability culminating from broad and diverse customer base and alignment with stable strategic relationships with major industry participants

As one of the first companies on the market to enter into the rapidly evolving holographic technology industry, MC is capable of taking advantage of its mature holographic technology service scheme to further reduce the overall costs of holographic technology services to its customers and to realize the large-scale application of holographic technology service. MC has continuously invested in holographic technology, talented personnel, and marketing, which has led it to build up a solid brand image among its customers and seize a considerable market share. MC has also established exceptional marketing channels and rich resources to attract and interact with both upstream and downstream industry participants. Rooted in deep understanding of local market dynamics, MC’s accurate marketing positioning and corresponding marketing capacity have conceived a strong brand and expanded the coverage of its channel, further securing its market position. For more information on MC’s customers and partners, please see the section titled “Business of MC – MC’s Customers.”

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Strong research & development capabilities with leading innovations in the holographic technology services industry

MC believes that it is well-positioned to capture the growth of China’s holographic technology industry value chain. MC intends to strengthen and further secure its market leading position by reinforcing R&D development to continuously drive innovation in holographic technology, including innovations in holographic LiDAR technology, intelligent holographic vision, and holographic digital twin technology.

According to the iResearch Report, MC currently holds the highest number of intellectual properties in the holographic digitalization technology service industry in China as of August 2021. As of September 10, 2020, MC owned 14 trademarks, 20 exclusive rights of integrated circuit layout designs, 267 holographic software copyrights, 111 holographic patents, and 1695 holographic content copyrights in China. MC is committed to using hologram technology to address the entertainment and business demands of its customers and end-users. For more details of MC’s intellectual property rights, please see the section titled “Business of MC – MC’s Technologies.”

Leading holographic technology professionals led by an experienced and visionary management team

MC is operated by a seasoned management team that is well experienced in China’s information technology value chain. With a focus on research and development, operation and management, and human resources, the team is led by Mr. Guohui Kang, who has been serving as MC’s chairman of the board of directors and chief executive officer since 2016. MC has held true to its vision of developing into a market leading provider of holographic technology services.

MC’s management team is supported by an exceptional research and development team staffed by 84 full-time research and development team members. The core staff of MC generally have many years of working experience in computer, software, computer graphic processing, data algorithm, and neural networks. MC's fixation on staying at the forefront of technological development by focusing on research and development has enabled it to retain a stable roster of exceedingly qualified professionals specialized in holographic technology service, holographic LiDAR application, and holographic digital twin technology.

Strong culture and values driving the sustainable and healthy environment

MC adheres to its corporate culture and values to nourish a sustainable corporate environment and attract talented team members. MC’s motto is “customer oriented – nurture cooperation - win-win achieved”. MC also believes that customers’ demands determine corporate strategy and development orientation, and innovation drives core competencies”. Guided by such values, MC has successfully built up strong and long-term relationships with its customers and continuously optimized its talent pool and the comprehensive quality of its team members, all of which have been vital factors to the sustainable and rapid development of MC.

MC’s Strategies

To achieve MC’s mission and further grow its market position, MC plans to implement the following strategies:

MC will continue to expend significant resources in the research and development of holographic technology

Research and development of in-demand technology combined with sustained output and continuous innovation sets the foundation of MC’s market competitiveness. MC endeavors to strengthen its market-leading position by further increasing investments in research and development, retaining talented individuals in the field of holographic technology, holographic LiDAR systems, and computer image processing for the purpose of expanding its range of proprietary technology and IP rights. More specifically, MC is focused on developing its autonomous driving, 5G, AI, and machine learning technologies for the purpose of building a rich product line and innovative and technologically leading services. To align with the development of the holographic ADAS industry, MC aims to provide strong support for businesses in the field of autonomous driving. MC’s development prospectus in ADAS includes hardware, software, and solutions upgraded by way of continuously developing new iterations of ADAS products and services through stepping up efforts in research and development. To achieve this end, MC intends to further expand research and development capabilities and efforts in holographic digital twin services, and further upgrade its existing holographic software development kit (“SDK”), software, and holographic content resource library.

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MC plans to promote the implementation of holographic technology in broader mass market

While holography continues to proliferate, MC believes the holographic SDK and LiDAR market remains underpenetrated both in China and globally. Based on holographic technology services, MC will seize the opportunity of the development of the internet information technology industry in the new era and give full play to its leading advantages in talents, technology, and in-depth cooperation with industry partners and customers. Not only can MC’s holographic technology solutions upgrade traditional industries, but they can also be implemented in newly emerging industries due to its deeply rooted understanding of technological transformation. Specifically, MC will promote the wide application and development of holographic technology services in automotive electronics, digital twin and other fields and help the intelligent upgrading of related industries to realize the sustainable, rapid, and healthy development of its business.

MC will continue to cooperate closely with the upstream and downstream of the industry chain

Focusing on organic business growth, MC will pay close attention to the demand for new technology throughout the industries in which MC operates. Through the long-term and close cooperative relationship established with the partners in the industry chain, MC seeks to develop and deploy new technology ahead of customers’ demands so that it can quickly synergize with both upstream and downstream industry partners to identify and devise solutions to potential opportunities at an early stage, and jointly solve key hurdles along the process so that the new technological solutions can be commercialized in the shortest time possible.

MC will continue to develop and cultivate talented individuals

MC has always regarded its talented team members as its most valuable resource. As a key driver to enterprise development, MC has established an effective personnel training system and will continue to improve and upgrade such system to enhance its effectiveness. MC will continue to build and promote core competencies of its employees through internal training, internal competition, external communication, and other effective means. In addition, MC will seek to establish and test more effective incentive mechanisms, to actively create a working environment conducive to the development of its personnel, and to improve the cohesion and centripetal force of its employees, corporate culture, and business philosophy, so as to attract and retain more competitive talents.

MC’s Services

MC provides comprehensive, high-quality holographic technology services:

Holographic ADAS

MC’s holographic ADAS adopt self-developed holographic LiDAR module and vertical-cavity surface-emitting laser (“VCSEL”) integrated circuit (“IC”) semiconductor, integrated with holographic onboard intelligent vision system and innovative design of automotive IC customization scheme, meanwhile embedded with self-developed holographic image and control software. Holographic ADAS mainly consist of three systems: (1) the environmental perception system responsible for environmental recognition, namely holographic LiDAR; (2) the central decision-making system responsible for computing and analysis, the core of which is the visual recognition technology based on computer graphics, where MC integrates holographic image processing technology; and (3) the underlying execution system which is responsible for the execution control and the execution is mainly carried out by the hardware with functions of braking and steering. Based on the innovation and development of holographic LiDAR technology, MC brings opportunities and inspiration to the automotive industry that needs innovation in technology and performance and plays a key role in improving the safety of future travels.

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MC holographic ADAS integrate holographic LiDAR front-view, surround-view, and internal-view cameras, which can monitor the environment inside and outside the vehicle in real-time. It can realize the functions of navigation, lane departure warning system, forward-collision warning system, blind-spot monitoring system, lane change assistance, automatic parking system, lane-keeping system, and driver state monitoring system. It can provide different technical options according to different customer needs.

Compared with traditional ADAS, the holographic ADAS MC provides have obvious advantages such as better perceptual stability, lower costs, and higher precision. Currently, MC is the direct supplier for certain automobile brands, as well as the secondary supplier of many automobile brands and the product supplier of rear-loading market. Therefore, in the automobile ADAS field and autonomous driving field based on holographic LiDAR, MC still has much growth space.

Holographic LiDAR Technology Applications

MC’s holographic ADAS adopt a “holographic LiDAR technology solution” in the vehicle sensing layer. There are several core advantages in MC’s technical application: 3D model data model of ambient environment using point cloud data, high-precision and low-latency positioning, and obstacle detection and identification by classifications. In the process of assisting driving, the data obtained through the holographic LiDAR is combined with the high-precision map. After the point cloud data has completed locating the surrounding environment, real-time route guidance and rendering are carried out according to the position of the vehicle, and the sensor-based position estimation technology is optimized. By reading the vehicle sensor information and combining the human body motion model and other methods, the corresponding position is calculated and then used for decision-making in the real scene with the help of in-depth computing power analysis.

MC’s holographic LiDAR technology is significantly different from the traditional technology of space environment construction, mainly because of the following factors:

●	The VCSEL IC semiconductor application scheme developed by MC is simpler in structure and is capable of improving resolution without increasing the size of the sensor or complexity as compared with light-emitting diode (“LED”) infrared light sources used by other 3D camera systems. MC’s VCSEL IC semiconductor application scheme is also smaller, consumes less power, and is more accurate in distance detection.

●	Exclusive technology solution of holographic image algorithm. Multiple holographic LiDAR sensors with different specifications and performances are deployed around the vehicle, and the holographic road conditions around the vehicle can be sensed immediately when the system is started; it can not only avoid the forward collision, but also avoid the lateral and backward movement danger in time by obtaining more comprehensive spatial information.

●	Exclusive design of LiDAR holographic point clouds algorithms architecture. Through the holographic technology, the perception algorithm software provides the operable data efficiently, realizes the line-by-line 3D scanning, improves the performance of holographic LiDAR efficiently, and obtains more efficient information feedback.

●	Exclusive design of holographic LiDAR sensor chip. While maintaining the sensor advantage through advanced sensor development applications, with the self-developed holographic LiDAR module as the core of the sensing system, MC can achieve the balance between high performance, real-time, gauge level stability and low cost, so as to improve the stability and reliability of the equipment.

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Exclusive Technical Solution of Holographic Image Algorithm

MC’s holographic LiDAR combines holographic image processing technology, which enables ADAS to provide real-time, all-weather, and holographic perception of the surrounding environment. Holographic LiDAR gives MC the following advantages:

●	MC’s holographic LiDAR has more efficient image processing ability and more accurate and rapid recognition ability, detects the surrounding environment with laser pulses, and combines with software to draw holograms, so as to provide enough environmental information for autonomous driving vehicles, and to perform static recognition of intelligent holographic vision and dynamic recognition of objects and signs.

●	MC’s holographic LiDAR has a high azimuth resolution, which means it is capable of distinguishing two or more objects aligned along the direction of measurement and can accurately detect the distance and positions of the surrounding obstacles. In addition to the surrounding vehicles and environment, it can also detect objects with low radio wave reflectivity, such as white lines, signs, and trees.

●	MC’s holographic LiDAR is capable of accurate and rapid recognition, which can improve the accuracy and quality of ADAS for the collection of information regarding the surrounding environment, so that vehicles can clearly process the road condition information, and provide safety warnings and other information, which can further promote the intelligent upgrading of the ADAS in the market.

●	MC’s holographic LiDAR can enhance the redundancy of the sensing system and supplement the missing scenes of millimeter-wave radar and camera. Holographic LiDAR has a long detection range, and its measurement accuracy is ten times higher than that of millimeter-wave radar. It can accurately depict the 3D shape of objects because millimeter-wave radar and ultrasonic radar are limited in accuracy and therefore cannot distinguish slow-moving people from other static objects. High precision and 3D modelling ability are the core advantages of holographic LiDAR over other sensors.

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Exclusive Design of LiDAR Holographic Point Clouds Algorithms Architecture

MC’s holographic LiDAR adopts an exclusive holographic point cloud algorithm architecture, aiming at the efficient implementation of digital signal processing algorithms, enabling MC’s holographic LiDAR to achieve excellent performance on all detectable targets.

MC’s algorithm design scheme for holographic LiDAR is capable of extensively developing and verifying the results of real-world road data, including road types, geographic and environmental conditions, etc. The proprietary algorithm architecture of MC’s holographic LiDAR has the following advantages:

●	Exclusive algorithm architecture can enable the car sensing software to call the holographic LiDAR point cloud data in real-time.

●	The custom-developed optimization detection algorithm can enable the holographic LiDAR to achieve long-distance detection.

●	The exclusive detection algorithm can realize high-density detection at low speed and accelerate the computational-intensive processing.

●	Accurate distance and speed measurements can be made throughout the entire field of view.

●	High confidence detection and reliable point cloud data can be achieved to ensure a low false alarm rate.

LiDAR technology can generate millions of to tens of millions of point clouds per second, while unprocessed point clouds are disordered and lack color and texture information, which is impractical for application. MC’s holographic LiDAR algorithm can denoise, simplify, calculate in key points, align, position, identify, and extract point cloud, and conduct accurate digital holographic three-dimensional reconstruction.

MC believes that the digital signal processing algorithm in its holographic LiDAR technology can achieve the goal of high performance and low power consumption. The solution can operate in a variety of environmental conditions and meet the strict requirements of automotive safety and production safety.

Proprietary Holography LiDAR Sensor Chip Design

MC’s proprietary holographic LiDAR sensor chip design solves key hurdles to the wide adoption of automotive LiDAR based on traditional laser scanning technology.

●	Low power consumption: Low power consumption and small size can be applied to all types of vehicles, with the potential to promote mass-market adoption.

●	No interference: By carrying a unique feature for each beam, MC’s holographic LiDAR can block any power source without a unique feature, so that it is not interfered with by other LiDAR and sunlight.

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●	High sensitivity: Holographic LiDAR is high in sensitivity and low in energy consumption.

●	High dynamic range: When measuring highly reflective objects such as traffic signs on the road, holographic LiDAR is not easily affected by the noise observed with traditional techniques.

●	Higher sensitivity in severe weather: Holographic LiDAR provides better performance during bad weather by using continuous transmission of laser beam instead of short pulse in traditional LiDAR, and adapts to complex environment such as rain, snow, fog, dust, strong light, low illumination, etc.

●	Instantaneous measurement of speed: Holographic LiDAR can directly measure the instantaneous velocity of each pixel by measuring the Doppler effect caused by the dynamic motion of the object.

●	Laser safety: Because of the low power continuous beam, holographic LiDAR has better laser safety than the traditional LiDAR method which needs high power laser pulse.

In the field of LiDAR, MC believes that there is little room for image simulation technology to improve in the future. In contrast, MC expects that its holographic LiDAR will grow exponentially in the next few years.

The application prospect of holographic LiDAR is very broad. Currently, it can be applied to autonomous driving and advanced driving assistance, etc. With the development of 5G and AI technology, MC’s technology may gradually popularize robots, UAVs, advanced security systems, smart cities, industrial automation, environment and surveying and mapping and other industries in the future.

Holographic Vehicle Intelligent Vision

In the holographic ADAS, MC provides users with better on-board intelligent visual experience. The holographic vehicle intelligent vision system, equipped with advanced sensors, controllers, actuators, communication modules and other equipment, can assist the driver in controlling the vehicle more conveniently through the holographic panoramic real-time navigation system, holographic look around system and holographic monitoring system. MC’s holographic ADAS can realize the following functions in the vehicle intelligent vision system:

●	Holographic panoramic real-time navigation system, which takes advantage of holographic LiDAR to create colorful real-time virtual objects by using the maximum field of vision when collecting the surrounding environment. The system realizes the special functions of holographic stereo and real-time dynamic centimeter-level navigation.

●	Holographic look around system, including 3D look around as part of the autonomous visualization system (“AVS”), night vision system (“NVS”), panoramic look around system.

The advantage of holographic look around system is to project the four images collected by holographic LiDAR and other sensors onto a three-dimensional display model and enable the view roaming switch with the help of graphics processing units (“GPUs”) to avoid the virtual edge. The holographic look around system can bring the driver more visual field and more viewing angle. Through the holographic LiDAR technology, MC reconstructs the scene around the vehicle in 3D and combines it with the virtual vehicle model in the same 3D coordination system by algorithm so as to construct a holographic vehicle intelligent vision system that is closer to the real world and provide accurate scene presentation for the driver to observe the environment.

The application of holographic vehicle intelligent vision enables the driver to have overall control over the surrounding environment of the car, which can not only effectively prevent the occurrence of reverse rolling accidents, but also avoid the possible events such as scraping bumper and wheel hub. In addition, for the information collected in real-time, the holographic look around system can recognize the object and send out early warning through the deep learning algorithm to assist the driver to drive safely.

●	Holographic monitoring system, including driver monitoring system (“DMS”), lane departure warning system (“LDWS”), and front vehicle collision warning system (“FCWS”).

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MC uses the advanced patent technology in face recognition, combined with the holographic image acquisition technology. MC has developed the advanced DMS for driver fatigue driving, which collects driver video through image sensor and then uses the algorithm to identify and locate the driver’s face and eyes. Through the analysis of the eye image features, the warning is issued. MC’s technology overcomes the defects of traditional recognition methods based on machine vision, which are easily interfered by glasses / sunglasses and other objects, improves the accuracy of driver’s eye closure judgment, and further improves the accuracy of fatigue driving judgment with better adaptability. In addition to early warning driving safety, this function can also be used to protect the property safety and payment safety of vehicles. When the system identifies an unregistered suspicious person on board, it can trigger an alarm in the cloud and synchronize the suspicious person’s face information to the cloud.

In addition, MC’s LDWS, by telling the driving direction of the vehicle and the continuation direction of the traffic line, will issue a warning when the vehicle deviates from the lane line and the driving direction crosses the traffic lines on both sides. MC’s FCWS analyzes the shadow and contour features of vehicles in front of the road in real-time to locate the position of vehicles, and then calculates the estimated collision time according to the speed of the vehicle and the distance from the front vehicle, so as to determine the potential collision risk and issue an early warning.

With the increasing demand for autonomous driving, the demand for the application of holographic LiDAR in ADAS also increases. MC understands that the most effective autopilot solution is perceptive and visual, and can provide the end consumers with complete solutions through the original equipment manufacturer (“OEM”). In order to ensure the highest efficiency of products, MC cooperates with automotive IC manufacturers, which can not only achieve customized solutions but also provide customers with universal solutions.

MC’s products use holographic LiDAR in a wide range of driving environments to enhance the perception capability and carry out intelligent holographic image recognition for the surrounding environment such as passing vehicles, pedestrians, lane lines, traffic signs, traffic lights, etc., so as to provide drivers with a series of driving safety assistance, such as front vehicle distance monitoring, collision warning, pedestrian warning, lane departure warning, front vehicle start warning, traffic light reminder, etc. MC’s product portfolio of holographic ADAS includes sensor hardware and perception and decision-making software to improve existing vehicle capabilities and achieve a higher level of vehicle automation for consumer and commercial applications.

According to the iResearch Report, the total market size of the global holographic technology service industry has increased from USD 600 million in 2017 to USD 3.8 billion in 2020, with a compound annual growth rate of 83.9%. It is estimated that the total market size will increase rapidly to USD 43.2 billion in 2025, with a compound annual growth rate of 61.8% from 2020 to 2025. The total market size of China’s holographic technology service industry has increased from RMB 800 million in 2017 to RMB 6.4 billion in 2020, with a compound annual growth rate of 100.1%. And it is estimated that the total market size of China’s holographic technology service industry will increase rapidly to RMB 72.7 billion in 2025, with a compound annual growth rate of 62.7% from 2020 to 2025.

Other Integration Service of Holographic Technology

The integration service of holographic technology is constructed by combining hardware such as holographic dedicated server, holographic workstation and holographic laser projector with holographic projection technology, holographic intelligent visual analysis technology, holographic distributed algorithm and other holographic technologies. The holographic technology and intelligent visual analysis technology are used to identify and measure objects and generate holographic images. Pursuant to customer needs, MC provides customized holographic digital twin technology integration services.

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Based on holographic technology, combined with the resource library service capabilities of multi-algorithm, multi intelligent scene and data processing, MC helps customers realize the industrialization application landing from holographic basic hardware service to holographic algorithm optimization, and build a holographic digital cloud resource library technology system centering on holographic view intelligence, holographic 3D intelligence, holographic multi-dimensional intelligence, holographic intelligent control, etc. Holographic digital cloud resource library technology uses distributed cloud computing to achieve the optimal scheduling of software and hardware. Holographic digital technology integration service adopts distributed data storage and algorithm, uses multiple storage servers to share the storage load, and uses location server to locate the storage information, which not only improves the reliability, availability and access efficiency of the system, but also is easy to expand, minimizes the unstable factors introduced by general hardware, and ensures the efficient operation of the customer system.

In addition, MC’s holographic technology integration service not only provides hardware and software services, but also reserves rich holographic digital content to meet the needs of different customers. In the integration service of holographic digital twin technology, MC adopts the architecture specially designed for graphic processing to support holographic 3D image processing. MC provides customers with efficient holographic information processing function and high-performance graphics, image processing function and networking function. MC’s holographic digital twin technology integration services can be applied to communication, computer-aided analysis, biomedicine, architectural design, urban planning, computer-aided manufacturing, and holographic engineering design and application, etc.

Holographic digital technology integration service provides users with holographic data acquisition, holographic virtual space construction, holographic digital content editing, holographic digital effect production, holographic virtual digital control and other functions. Through holographic digital processing of information content, holographic digital twin effect is displayed to end-users.

Holographic Digital Twin Technology Service

Holographic digital twin technology is an effective means to realize the interaction and integration of manufacturing information world and physical world. Holographic technology is used to realize the interaction and cooperation between the virtual world and the real world, that is, the virtual entity in holographic state dynamically maps the state of physical entity in real-time. The control effect is verified by simulation in virtual space, and the insights generated are fed back to physical assets and digital processes, forming the closed loop of holographic digital twin. Holographic digital twin technology puts forward requirements for terminal equipment such as display terminal equipment, all kinds of holographic images and sound acquisition equipment to be more interactive, more immersive, and clearer, which puts forward higher requirements for data transmission capacity and display technology of hardware equipment.

After years of development, MC has accumulated a wealth of technologies. Through the application of holographic, augmented reality (“AR”) / virtual reality (“VR”) and other technologies in the digital world, the physical world can be completely reproduced, achieving the integration of virtual and real, and realizing the interaction with physical entities.

MC’s holographic digital twin technology service is a human-computer interaction technology characterized by immersive experience, combined with the digital twin architecture to provide support for in-depth information interaction and collaboration among virtual entity, physical entity and human.

MC Holographic Digital Twin Technology Resource Library

At present, MC’s holographic digital twin service combines different customer needs to create a MC holographic digital twin technology resource library, which provides holographic development and design personnel with holographic digital twin resource library services, and also provides customized holographic digital twin technology integration services for enterprise customers with holographic digital twin technology needs. The resource library includes holographic bionics and simulation digital models, as well as various holographic software technologies about holographic spatial positioning, dynamic capture, holographic image synthesis, etc., which are open to developers. In the resource library, MC mainly provides holographic simulation and bionic digital model services and holographic software development kit services for developers.

●	Holographic simulation and bionic digital model service

MC has the largest professional holographic digital content resource library in China in terms of the number of work’s copyrights according to the iResearch Report in August 2021, providing holographic digital models for professional users in the industry. MC has thousands of holographic digital models, including natural, scientific, space scene and other types of holographic simulation and bionic digital models, providing holographic digital model services for customers in different industries.

MC has a professional technical team to provide these services for users, to realize the unique value of digital models, and to help different developers to solve different core problems through different holographic simulation and bionic digital twin models. The ultra-high-definition holographic digital twin model provided by MC can be directly used in holographic scenes, which reduces the development cost for holographic digital twin application developers and makes more sophisticated and creative holographic applications.

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●	Holographic Software Development Kit Service

MC’s holographic SDK service is a software toolkit specially developed for hologram data processing. MC’s customers can use MC’s holographic SDK through MC’s open application programming interface (“API”). Without the need to spend a lot of time to develop the holographic data software module, MC’s customers can spend more energy and time on the core and professional part of their service to better serve their customers.

MC will also upgrade and update its holographic SDK regularly according to the market demand. Holographic SDK provides services such as holographic image processing, holographic data modeling and holographic special effects for developers of holographic digital twin technology, as well as various data services for developers of holographic digital content and software. MC’s holographic SDK is equipped with efficient holographic image processing technology, which can identify all kinds of holographic images, including real-life holographic 3D objects. Users can select the required holographic SDK function to reproduce the identified object or use the identified object to construct the holographic space.

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MC provides comprehensive and powerful holographic SDK services for its customers. MC’s holographic SDK services include 65 software kits and five function modules, including holographic data acquisition, holographic virtual space construction, holographic digital content editing, holographic digital effect production, and holographic virtual digital control. With its rich functions, MC holographic digital twin technology resource library can provide the optimal convenience and technical support for holographic digital twin technology developers, such as:

●	Holographic display SDK, which provides a simple API for developers. Application developers only need one command to convert images into holograms.

●	Holographic projection effect SDK, which can produce many special holographic effects and project virtual screen effects in the air.

●	The holographic digital model SDK, which provides developers with models of people, animals, plants and vehicles in 3D scenes, to improve rendering speed.

●	MC’s holographic SDK can simulate tactile feedback information, force feedback information, the movement of the observed object and other aspects of holographic data acquisition.

●	The holographic virtual space is constructed through the holographic scene map switching, holographic scene building and holographic 3D geographic information.

●	The digital content of hologram is edited by dynamic holographic image processing, image merging and hologram correction.

●	Through the control system of animation glare system, dynamic glare effect and dynamic conversion, the holographic digital effect is produced.

●	The holographic virtual digital control function is realized by light field dynamic fusion control system and holographic digital display software.

MC’s holographic SDK can effectively collect and process data, realize the function of customer needs, more accurately analyze and meet user needs, and improve the business efficiency and performance of customer enterprises.

According to the iResearch Report, the global holographic digital twin technology service industry experienced a boom as a new technology service that emerged from the traditional holographic imaging technology service, and its market size in terms of revenue increased from USD 0.01 billion in 2017 to USD 0.4 billion in 2020, representing a CAGR of 215.6% from 2017 to 2020. The market size is expected to grow continuously from USD 0.4 billion in 2020 to USD 14.4 billion in 2025 with an estimated CAGR of 105.4%.

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MC’s Technologies

MC has developed powerful, cutting-edge holographic technologies.

Holographic Digital Technology

Holography refers to the expression of all information of things. The advantage of holography lies in the expression of holographic space. It is another carrier of information in society. Holographic display technology is different from other traditional 3D display technologies in that it does not rely on any external devices like 3D glasses and helmets. Comparatively speaking, holographic display technology has the advantages of unlimited viewing angle, omni-directional viewing and no difference from the real object, and it can also interact with holographic imaging in-depth, which is a new breakthrough in touch sensing interaction and meets the goal of natural reality and three-dimensional visual effect.

Holographic digital technology is the combination of computer technology, holographic technology, and electronic imaging technology. It records holograms through electronic components and realizes real-time image processing. At the same time, the digital image can be quantitatively analyzed by computer, the intensity and phase distribution of the image can be obtained by calculation, and the superposition of multiple holograms can be simulated, so that the recording and reproduction of holograms can be truly digitized.

As communication technology enters the 5G era, the rapid development and popularization of cloud computing, big data, AI, and other technologies have promoted the development of holographic digital technology. MC believes that holographic digital technology will become the technical foundation of the next generation of the Internet. MC believes that the next generation of Internet will be holographic space Internet and hopes that through its continuous attempts and breakthroughs in holographic technology, MC can lay a foundation for wide adoption by the mass market.

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MC believes that the combination of holographic technology and digitization is of great significance in promoting the development of social economy and culture. With the development of technology, the application of holographic digital technology is becoming more market-oriented. For example, in the automotive field, the holographic digital technology is applied to the navigation, and the navigation is projected on the front window, so that the driver can clearly know the route without bending his head, which greatly improves the driving safety. The application in the medical field is also of great practical significance. The use of holographic digital technology can record the vibration and deformation of organs in the human body in a three-dimensional way, which can be measured by the interference fringes on the hologram. The second exposure technology of holographic LiDAR can also analyze the changes of human organs, so as to find out the location and size of lesions. For example, the use of holographic digital technology can detect the location of malignant tumors and contribute to the early diagnosis and treatment of cancer. Because of the non-destructive property of digital hologram, it is considered to be the best method to detect human internal organs. Of course, digital hologram technology is also widely used in clinical examination. In addition, in the field of aerospace, holographic digital technology also has broad application prospects, such as the use of holographic digital technology can simulate the real outer space for real perception training, which brings great significance to the training of astronauts.

With the continuous expansion of the application field of holographic digital technology, MC believes that in the future, holographic digital technology will become an irreplaceable part of society.

Holographic LiDAR Technology

LiDAR is a combination of laser, global positioning system (“GPS”) and inertial navigation system (“INS”) technology and is used to obtain point cloud data and generate accurate digital three-dimensional model. Laser itself has a very accurate ranging capability and its ranging accuracy can reach several centimeters. In addition to the laser itself, the accuracy of LiDAR system also depends on the synchronization of laser, GPS, and inertial measurement unit (“IMU”). Holographic LiDAR is an active measurement device that detects the precise distance between the object and the sensor by emitting a laser beam, including a transmitting unit, a receiving unit, a scanning unit and a data processing unit. The distance is determined by measuring the time difference and phase difference of the laser signal, and the angle is measured by horizontal scanning. According to these two parameters, a two-dimensional polar coordinate system is established, and then the three-dimensional height information is obtained by different pitch angle signals.

With the development of commercial GPS and IMU, it has been widely used to obtain high-precision data from mobile platforms (such as automobiles) through LiDAR. LiDAR scanning can obtain point cloud data, which can be used to create 3D computer-aided design (“CAD”) models for manufacturing parts, quality inspection, diversified vision, cartoon production, 3D drawing, and mass communication tool applications. In addition, it can be used in the construction of digital 3D City, 3D terrain acquisition, 3D cultural relic reconstruction, cadastral survey, power inventory and other industries that need surveying and mapping modelling.

Holographic Intelligent Vision Technology

Holographic intelligent vision refers to the machine vision that uses camera and computer to simulate human vision to recognize, track and measure the target, and to further process the image through recognition and analysis, so that the computer processing becomes more suitable for human eyes to observe or transmit to the instrument for detection. Holographic intelligent vision plays an important role in the establishment of artificial intelligence system to obtain “information” from images or multidimensional data.

Holographic intelligent vision is the science of using computers to imitate human visual systems, which enables computer with the ability to extract, process, understand and analyze images and image sequences similar to human beings, and realize the perception and recognition of the three-dimensional scene of the objective world.

In the fields of autopilot, robot, intelligent medical and so on, it is necessary to extract information from the visual signal by holographic intelligent vision technology and carry out high-precision processing. Holographic intelligent vision technology used in holographic technology service includes holographic face recognition, holographic object, and scene recognition.

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Holographic SDK Technology

Holographic SDK technology can collect holographic data through tactile feedback information, force feedback information and the movement of the observed object. The holographic virtual space is constructed by scene map switching, scene building and 3D geographic information; Holographic digital content editing is carried out by means of dynamic image processing, graphic display, and rectification. Through the control system of animation glare system, dynamic glare effect and dynamic conversion, the holographic digital effect is produced, and the holographic virtual digital control function is realized by light field dynamic fusion control system and holographic digital display software.

MC’s holographic SDK services include holographic data acquisition, holographic virtual space construction, holographic digital content editing, holographic digital effect production and holographic virtual digital control module, and 65 software kits, which can meet the current market demand for holographic software technology application, software development and other aspects. MC will also continue to develop new functions according to the needs of customers to enrich the holographic SDK library. Through years of technology accumulation and long-term good relationship with customers in the industry, MC believes that its holographic SDK technology will continue to maintain a leading edge.

MC’s Customers

MC has provided holographic technology services for thousands of customers and has accumulated rich customer resources and diverse customer base in the industry. MC works closely with government agencies, automotive electronics manufacturers, and software/content developers, etc. At present, MC has a relatively well-established and comprehensive holographic technology service chain. According to iResearch Report, MC ranked first among China’s holographic digitalization technology service providers in terms of market share measured by revenue in 2020 and the amount of intellectual properties maintained as of September 10, 2021.

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MC has provided holographic technology services for numerous well-known and prestigious enterprises in the real estate, automobile, life insurance industries and so on. MC’s customer base grows fast. For example, the total number of customers grows with a growth rate of 97.5%. Customers of MC usually enter into framework service agreements, based upon which MC will provide holographic technology services and receive corresponding product and service fees in return from the customers.

MC believes that its continuous attraction to and ability to retain its large and medium-sized enterprise customers depend on its ability to meet their disparate needs as well as complex in-house deployment and integration needs. MC also leverages its comprehensive business portfolio to serve small and medium enterprises, aiming to improve customer satisfaction and expand cross selling and up selling opportunities.

Sales and Marketing

At present, MC has formed a business model of “excellent technology research and development team + well experienced sales team.” A professional sales team, paired with advanced technology, enables MC to maintain an advantageous position in the competition. MC is dedicated to deepening its relationship with existing customers, develop relationships with new and potential customers, and on exploring untapped business opportunities. At the same time, MC also emphasizes on brand building and will establish a strong reputation and brand image by continuously producing high-quality technology services and contents.

Research and Development

As of June 30, 2021, MC’s research and development team consisted of 84 full-time employees responsible for the design and development of high-quality holographic products and services. They are experienced in holographic basic technology and hardware development]. The professional background of the research and development team covers a wide range of aspects, including computer, software, computer graphic processing, data algorithm, and neural networks. Such extensive and in-depth working experience empowers the team’s services such as digital graphic lightweight, algorithm, data intelligence and image synthesis. MC has focused on and will continue to focus on investment in its technology system. MC’s research and development expenses were approximately RMB 57.8 million and RMB 86.0 million (USD 13.2 million) for the years ended December 31, 2019 and 2020, respectively.

MC is committed to continuously strengthening and updating MC’s information technology infrastructure and compatible hardware according to MC’s annual development plan and based upon MC’s assessment of market demand. The process of MC’s self-development research and development is as follows: (1) research and development personnel raise new ideas for research and development based on the market situation and customers’ needs to complete the investigation report and decision analysis; (2) project approval and formulate product research and development plan; (3) development of product technology; (4) product testing and review; (5) launching of new product; (6) promotion and application of the new product.

Intellectual Property

Intellectual property rights are critical to MC’s success and competitiveness. MC relies on a combination of patent, copyright, trademark, and trade secret laws and restrictions on disclosure to protect MC’s intellectual property rights. As of September 10, MC owned:

●	Trademarks: 14 registered trademarks in the PRC;

●	Patents: 111 patents in the PRC, mainly involving virtual vision imaging, motion capture, image acquisition and other related technologies;

●	Layout design of integrated circuit: 20 items in the PRC;

●	Domain names: 9 domain names in the PRC;

●	Software copyrights related to holography: 267 works of software copyrights related to holography in the PRC, including 38 core holographic functions SDK, which mainly involve holographic digital light field, panoramic display, virtual reality social simulation model application system, virtual reality human body model dynamic demonstration system, naked-eye 3D dynamic imaging control system, virtual reality standardization system, etc.;

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●	Software copyrights related to virtual digital products: 1695 items of virtual digital products and thousands of ultra-high-definition holographic models that have been established and are still increasing;

●	Under application: 40 model patents and 20 integrated circuit layout designs.

Notably, according to the iResearch Report, MC owns the largest number of intellectual property rights among its competitors in the holographic digitalization technology service industry as of September 10, 2021. In addition to the foregoing protections, MC generally controls access to and use of its proprietary and other confidential information through the use of internal and external controls. For example, MC adopts and maintains relevant policies safeguarding its intellectual property rights through establishing an intellectual property management organization and specifying personnel for intellectual property protection, strengthening special training on intellectual property rights for employees, and establishing an intellectual property management system, etc.

Competition

There are many other companies addressing various aspects/verticals of the holographic basic technology service market in the PRC. MC’s competitors are mainly holographic software providers, holographic content service providers, and participants in the holographic intelligent electronics field and the holographic intelligent vision field.

MC competes in an emerging and competitive industry for the following factors:

●	quality of the basic holographic technology;

●	richness and compatibility of high-quality holographic content;

●	strength and reputation of brand;

●	ability to enhance existing services to meet user preferences and needs;

●	capability to continuously expand customer base; and

●	ability to compete effectively with competitors.

MC believes it offers a higher performance product, and it is capable to compete favourably and increase its market share. MC’s ability to remain competitive bases upon the quality of MC’s holographic content, the ability to innovate and rapidly respond to customer needs, and the capability of acquiring complementary technologies, products and businesses to enhance the features and functionality of its applications.

Employees

As of June 30, 2021, MC had 154 full-time employees, respectively. As of the date of this prospectus/proxy statement, all of MC’s employees are based in China.

The following table sets forth the number of MC’s employees as of June 30, 2021:

Function	full-time employees
Research and Development	84
Business and Marketing	27
Administrative, Human Resources and Finance	43
Total	154

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Under the PRC law, MC participates in various employee social security plans organized by municipal and provincial government for MC’s PRC-based full-time employees, including pension unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance, and housing fund. MC is required under PRC law to pay specified percentages of the salaries, bonuses, and certain allowances to the employee benefit plans for its PRC-based full-time employees on a monthly basis, with the maximum amount determined by the local governments in China.

MC signs labor contracts and standard confidentiality and non-compete agreements with MC’s key employees. MC believes that it maintains a good working relationship with MC’s employees with no labor disputes. None of the employees in MC are represented by labor unions.

Facilities

Headquartered in Shanghai, China, MC has offices in Shenzhen, Horgos, and Kashgar. At present, it has leased altogether about 1993 square meters of office space in Shanghai, Shenzhen, Horgos, and Kashgar. MC believes that its existing facilities are enough to meet MC’s current requirements, and that it can obtain additional space under commercially reasonable conditions to meet MC’s future needs.

Insurance

MC does not insure MC’s information technology (“IT”) system against possible damages. Neither does MC maintain business interruption insurance or general third-party liability insurance, nor does it have product liability insurance or key personnel insurance. MC believes that its insurance coverage is consistent with other companies of similar scale in the same industry in China.

Legal Proceedings

MC may from time to time be subject to legal proceedings, investigations, and claims incidental to the conduct of MC’s business. MC is not currently involved in, and is not aware of, any legal proceedings, investigations or claims that management believes may have a materials adverse effect on MC’s business, financial condition, or results of operations.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF MC

The following selected consolidated statements of income and comprehensive income for the years ended December 31, 2019 and 2020, selected consolidated balance sheet data as of December 31, 2019 and 2020 and selected consolidated cash flow data for the years ended December 31, 2019 and 2020 have been derived from MC’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus and have been prepared on the same basis as MC’s audited consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that MC considers necessary for a fair statement of MC’s financial position and operating results for the periods presented. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of MC’s future performance. You should read this Selected Historical Consolidated Financial and Operating Data section together with MC’s consolidated financial statements and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MC” contained elsewhere herein.

The following table represents MC’s selected consolidated statements of income and comprehensive income for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021:

Selected Consolidated Statements of Income and Comprehensive Income:

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
				(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues	75,618,941	216,094,501	33,132,149	28,769,720	217,912,589	33,716,419
Cost of revenues	(1,958,163)	(82,400,901)	(12,633,912)	(2,099,579)	(65,674,464)	(10,161,449)
Gross profit	73,660,778	133,693,600	20,498,237	26,670,141	152,238,125	23,554,970
Operating expenses	(63,914,247)	(101,451,514)	(15,554,799)	(28,606,669)	(104,694,599)	(16,198,820)
Income from operations	9,746,531	32,242,086	4,943,438	(1,936,528)	47,543,526	7,356,150
Other income (expenses), net	510,423	(99,424)	(15,244)	10,943	1,248,217	193,130
Benefit (Provision) for income taxes	—	(312,216)	(47,870)	—	(152,491)	(23,594)
Net income	10,256,954	31,830,446	4,880,324	(1,925,585)	48,639,252	7,525,686
Other comprehensive income (loss)	—	(25,795)	(3,955)	—	(13,580)	(2,101)
Comprehensive income attributable to MC Hologram Inc.	10,256,954	31,804,651	4,876,369	(1,925,585)	48,625,672	7,523,585

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The following table represents MC’s selected consolidated balance sheet data as of December 31, 2019 and 2020 and June 30, 2021:

Selected Consolidated Balance Sheet Data:

	As of December 31,			As of June 30,
	2019	2020	2020	2021	2021
	RMB	RMB	USD	RMB	USD
				(Unaudited)	(Unaudited)
Current assets	10,648,883	142,288,967	21,816,100	186,626,991	28,875,770
Other assets	149,700	49,922,068	7,654,177	46,681,890	7,222,833
Total assets	11,536,561	193,026,780	29,595,349	234,040,501	36,211,803
Total liabilities	12,254,390	161,939,959	24,829,039	154,328,008	23,878,327
Total shareholders’ equity	(717,829)	31,086,821	4,766,310	79,712,493	12,333,476

The following table represents MC’s selected consolidated cash flow data for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021:

Selected Consolidated Cash Flow Data:

	For the Years Ended December 31,			For the Six Months Ended
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
				(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	9,744,849	(14,246,064)	(2,184,240)	1,728,023	58,219,981	9,008,058
Net cash (used in) provided by investing activities	(4,970,690)	195,266	183,262	-	(47,069,970)	(7,282,878)
Net cash (used in) provided by financing activities	(6,821,973)	43,130,455	6,612,870	(204,604)	7,590,618	1,174,455
Effect of exchange rate on cash and cash equivalents	—	(396,174)	(60,746)	—	(87,062)	(13,471)
Change in cash and cash equivalents	(2,047,814)	29,683,483	4,551,146	1,523,419	18,653,567	2,886,164
Cash and cash equivalents, beginning of period	3,046,705	998,891	153,152	998,891	30,682,374	4,747,315
Cash and cash equivalents, end of period	998,891	30,682,374	4,704,298	2,522,310	49,335,941	7,633,479

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF MC

You should read the following discussion and analysis in conjunction with MC’s consolidated financial statements, which MC has prepared in accordance with GAAP, included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. MC’s actual results and timing of events could differ materially from those anticipated in these forward-looking statements due to various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

MC strives to provide cutting-edge holographic technology services to its global customers. MC offers a wide variety of holographic solutions to customers in various industries including automobile, telecommunication, biotech, architecture, city planning, computer science, engineering, and entertainment industries.

MC has grown rapidly since its inception. MC’s total revenue increased by approximately RMB 189.1 million, or 657%, from approximately RMB 28.8 million for the six months ended June 30,2020, to approximately RMB 217.9 million (USD 33.7 million) for the six months ended June 30, 2021. MC’s net income was RMB 48.6 million (USD 7.5 million) for the six months ended June 30, 2021, while MC’s net loss was RMB 1.9 million for the six months ended June 30, 2020.

MC’s total revenue increased by approximately RMB 140.5 million, or 186%, from approximately RMB 75.6 million for the year ended December 31, 2019, to approximately RMB 216.1 million (USD 33.1 million) for the year ended December 31, 2020. MC’s net income increased by approximately RMB 21.5 million (USD 3.1 million), or 227%, from RMB 10.3 million for the year ended December 31, 2019, to RMB 31.8 million (USD 4.8 million) for the year ended December 31, 2020.

MC is positive for its revenue growth in the year 2021 due to growing demands for its service and its continuing expansion. However, MC might be negatively affected by the continuous development of novel coronavirus (COVID-19). For a detailed description of the risks associated with the novel coronavirus, see COVID-19 Pandemic and risk factor. Because of the significant uncertainties surrounding the COVID-19 outbreak, the extent of the business disruption and the related financial impact cannot be reasonably estimated at this time.

General Factors Affecting MC’s Results of Operations

MC’s business and results of operations are affected by the general factors affecting the PRC, which include, among other things:

●	PRC’s overall economic growth;

●	Per capita disposable income; and

●	Change in PRC consumer spending patterns.

Unfavorable changes in any of these general factors could materially and adversely affect MC’s business and results of operations.

Specific Factors Affecting MC’s Results of Operations

MC’s ability to retain and attract customers

MC’s ability to increase its revenues and its profitability will depend on the ability to retain its existing customers as well as to continue to increase MC’s customer base and revenue per customer. To achieve this, MC strives to increase its marketing efforts and to enhance the quality and capabilities of MC’s technologies.

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Investment in technology and talent

MC believes that a core element of the competitiveness of the holographic technology service industry is research and development related to technology development. The advancement of technology related to holographic technology will take the holographic technology, new services, products and capabilities, to newer fields of application. To retain and attract existing and potential customers, MC must continue to innovate to keep pace with the growth of MC’s business and bring forward cutting-edge technologies. MC’s current research and development efforts are primarily focused on enhancing MC’s holographic LiDAR technology, holographic algorithm architecture, holographic digital twin technology and image processing technology, intelligent hardware technology, and holographic intelligent vision technology to create novel service and product offerings.

MC’s ability to pursue strategic opportunities for growth

MC intends to continue to pursue strategic acquisitions and investments in selective technologies and businesses in the holographic technology service industry that will enhance MC’s technology capabilities. MC believes that a solid acquisition and investment strategy may be critical for it to accelerate its growth and strengthen its competitive position in the future. MC’s ability to identify and execute strategic acquisitions and investments will likely have an impact on MC’s operating results over time.

MC’s ability to keep up with latest technology and diversify customer base

MC has a diversified business line within the holographic technology service industry. It is essential for MC to keep up with latest holographic technology to remain competitive for each of MC’s services. In addition, MC expects that more applications will be identified and applied to magnify the value of holographic technology. Therefore, MC’s ability to expand MC’s application fields and diversify MC’s customer base may affect MC’s operating results in the future.

Operating Efficiency

MC’s ability to maintain and increase profitability also depends on its ability to effectively control its costs and expenses. Significant components of MC’s cost of revenues are cost paid to vendors, cost paid to third-party consultants, and cost of salaries. MC’s gross profit margin decreased from 93% for the six months ended June 30, 2020 to 70% for the six months ended June 30, 2021. MC’s gross profit margin decreased from 97% for the year ended December 31, 2019 to 62% for the year ended December 31, 2020 due to a new revenue structure after business combinations, including rendering of holographic ADAS solution services and expansion of holographic technology services. MC’s ability to negotiate better pricing with vendors, contractors, and third-party consultants has a significant impact on MC’s business.

MC’s operating expenses include three key components, selling expenses, general and administrative expenses, and research and development expenses. For the six months ended June 30, 2020 and 2021, MC’s total operating expenses as a percentage of MC’s total revenues was 99% and 48%, respectively. For the year ended December 31, 2019 and 2020, MC’s total operating expenses as a percentage of MC’s total revenues were 85% and 47%, respectively. MC expects its operating expenses to keep increasing as it incurs additional expenses associated with its overall growth as well as becoming a public company, but at a lower rate compared to the growth rate of its revenues.

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COVID-19 Pandemic

An outbreak of respiratory illness caused by COVID-19 emerged in Wuhan city, Hubei province, PRC, in late 2019 and has been expanding within the PRC and globally. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat. On January 23, 2020, the PRC government announced the lockdown of Wuhan city in an attempt to quarantine the city. Since then, other measures including travel restrictions have been imposed in other major cities in the PRC and throughout the world in an effort to contain the COVID-19 outbreak. The World Health Organization (the “WHO”) is closely monitoring and evaluating the situation. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January.

Currently several variants of the virus, including the delta variant, are creating concerns globally. The new variants seem to spread more easily and quickly which may lead to more cases of COVID-19 and put more strain on business and economic growth. Any outbreak of such epidemic illness or other adverse public health developments in the PRC or elsewhere in the world may materially and adversely affect the global economy, MC’s markets and MC’s business. MC was able to achieve positive revenue growth during the year of 2020. However, a prolonged disruption or any further unforeseen delay in MC’s operations could continue to result in increased costs and reduced revenue.

MC cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can MC predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, MC’s business operations and financial condition may be materially and adversely affected as a result of the slowdown in regional and national economic growth, weakened liquidity and financial condition of MC’s customers or other factors that MC cannot foresee. Any of these factors and other factors beyond MC’s control could have an adverse effect on the overall business environment, cause uncertainties in the regions where MC conducts business, cause MC’s business to suffer in ways that MC cannot predict and materially and adversely impact MC’s business, financial condition and results of operations.

Key Components of Results of Operations

MC currently operates in two segments and generates revenue by providing (i) holographic solutions and (ii) holographic technology services. Please see MC’s consolidated financial statements included elsewhere in this proxy statement/prospectus for additional information regarding MC’s operations.

Revenues

MC’s revenues consist of (i) holographic solutions services, which include LiDAR and other holographic technology hardware products, licensing and content products, and technology development service, and (ii) holographic technology services, which include holographic technology advertising and software development kit (“SDK”) service.

Cost of revenues

For holographic solutions, the cost of revenue consists primarily of the costs of hardware products sold and cost paid to outsourced content providers, cost of third-party software development, and compensation expenses paid to MC’s professionals.

For holographic technology service, the cost of revenue consists primarily of costs paid to channel distributors of advertising services and compensation expenses paid to MC’s professionals.

Selling expenses

MC’s selling expenses consist primarily of (i) compensation for selling personnel, (ii) travel expenses of its sales representatives, and (iii) advertising and promotion cost.

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General and administrative expenses.

MC’s general and administrative expenses consist primarily of (i) compensation for its management and administrative personnel, (ii) expenses in connection with its operation supporting functions such as legal, accounting, consulting and other professional service fees, and (iii) office rental, depreciation, and other administrative related expenses.

Research and Development Expenses

MC’s research and development expenses include salaries and other compensation-related expenses to MC’s research and product development personnel, outsourced subcontractors, as well as office rental, depreciation, and related expenses for MC’s research and product development team.

Results of Operations

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD

Revenues	75,618,941	216,094,501	33,132,149	28,769,720	217,912,589	33,716,419

Cost of revenues	(1,958,163)	(82,400,901)	(12,633,912)	(2,099,579)	(65,674,464)	(10,161,449)

Gross profit	73,660,778	133,693,600	20,498,237	26,670,141	152,238,125	23,554,970

Operating expenses:
Provision for doubtful accounts	(364,979)	(394,147)	(60,432)	(1,100)	(9,249)	(1,431)
Selling expenses	(1,332,112)	(10,581,880)	(1,622,440)	(4,236,347)	(2,427,546)	(375,601)
General and administrative expenses	(4,376,501)	(4,427,827)	(678,885)	(1,282,776)	(7,381,057)	(1,142,030)
Research and development expenses	(57,840,655)	(86,047,660)	(13,193,042)	(23,086,446)	(94,876,747)	(14,679,758)
Total operating expenses	(63,914,247)	(101,451,514)	(15,554,799)	(28,606,669)	(104,694,599)	(16,198,820)

Income (loss) from operations	9,746,531	32,242,086	4,943,438	(1,936,528)	47,543,526	7,356,150

Other income (expense)
Finance expenses, net	(570,087)	(312,400)	(47,898)	(122,944)	(101,435)	(15,694)
Other income, net	1,080,510	212,976	32,654	133,887	1,349,652	208,824
Total other income (expense), net	510,423	(99,424)	(15,244)	10,943	1,248,217	193,130

Income (loss) before income taxes	10,256,954	32,142,662	4,928,194	(1,925,585)	48,791,743	7,549,280
Provision for income taxes	-	(312,216)	(47,870)	-	(152,491)	(23,594)

Net income (loss)	10,256,954	31,830,446	4,880,324	(1,925,585)	48,639,252	7,525,686

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Six Months Ended June 30, 2020, Compared to the Six Months Ended June 30, 2021

Revenue

	For the six months ended,			Variance	Variance
	2020	2021	2021	Amount	%
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Holographic solutions	13,569,896	83,905,766	12,982,279	70,335,870	518%
Holographic technology service	15,199,824	134,006,823	20,734,140	118,806,999	782%
Total	28,769,720	217,912,589	33,716,419	189,142,869	657%

MC strives to provide cutting-edge holographic solutions and technology services to its customers. Hologram is a technology that layers computer-generated images on top of existing reality to enhance virtual experience. Compared to traditional 3D technology which relies on external accessories (3D glasses and 3D helmets), holographic technology enables users to view computer generated images and animated sequences that are tremendously close to reality. The holographic images and animations could be viewed from any angle without using any special equipment.

Advanced Driver Assistance Systems (“ADAS”) are a group of electronic technologies that assist drivers in driving and parking functions. ADAS use holographic technology, such as Light Detection and Ranging (“LiDAR”) system, to detect nearby obstacles or driver errors, and respond according. Holographic ADAS have been widely adopted in automobile industry to improve safety and deriver experience. MC added holographic ADAS service to its business line through the acquisition of Shenzhen Bowei on July 1, 2020.

MC’s total revenue increased by approximately RMB 189.0 million, or 657%, from approximately RMB 28.8 million for the six months ended June 30,2020, to approximately RMB 217.8 million (USD 33.7 million) for the six months ended June 30, 2021. The increased revenue in holographic solutions was mainly due to the extension of MC’s business line to include holographic ADAS service after the acquisition of Shenzhen Bowei on July 1, 2020, and incorporation of Horgos Bowei in November 2020. In addition, the growing number of customers of Shenzhen Mengyun and Shanghai Mengyun also drove up MC’s revenue from holographic solutions. The increased revenue of holographic technology service was mainly due to the acquisition of Shenzhen Tianyuemeng in October 2020 which specializes on holographic advertising services. In addition, MC incorporated Horgos Tianyuemeng in October 2020 and Horgos Youshi in November 2020, respectively, which generates additional revenue though holographic SDK services.

Costs and Expenses

Cost of revenue

	For the six months ended,			Variance	Variance
	2020	2021	2021	Amount	%
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Holographic Solutions	2,035,840	56,446,391	8,733,640	54,410,551	2673%
Holographic technology service	63,739	9,228,073	1,427,809	9,164,334	14378%
Total	2,099,579	65,674,464	10,161,449	63,574,885	3028%

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Total cost of revenues increased by approximately RMB 63.6 million, or 3028%, from approximately RMB 2.1 million for the six months ended June 30, 2020, to approximately RMB 65.7 million (USD 10.2 million) for the six months ended June 30, 2021. The increase of cost of revenues is consistent with the increase of MC’s total revenue.

Cost of holographic solutions mainly comprises of cost of hardware products sold, outsourced content providers cost, third party software development cost, and compensation expense paid to MC’s professionals. Cost of holographic solutions increased by approximately RMB 54.4 million, or 2673%, from approximately RMB 2.0 million for the six months ended June 30,2020, to approximately RMB 56.4 million (USD 8.7 million) for the six months ended June 30, 2021. The increase was primarily attributable to the diversification of Shenzhen Mengyun’s business lines which provided additional integrated holographic solutions, including holographic hardware sales. In addition, MC launched holographic ADAS service through the acquisition of Shenzhen Bowei on July 1, 2020, which provides ADAS service through printed circuit board assembly (“PCBA”), a technology that applies LiDAR technology to chips. The increased hardware cost is the main reason for the increased cost of holographic solutions.

Cost of holographic technology service mainly comprises of outsourced holographic advertising cost, which incurred after the acquisition of Shenzhen Tianyuemeng in October 2020.

Gross profit margin

MC’s gross profit and gross profit margin from its two business segments are summarized as follows:

	For the six months ended,			Variance
	2020	2021	2021	Amount/%
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Holographic solutions
Gross profit	11,534,056	27,459,375	4,248,639	15,925,319
Gross margin	85%	33%		-52%
Holographic technology service
Gross profit	15,136,085	124,778,750	19,306,331	109,642,665
Gross margin	100%	93%		-7%
Total
Gross profit	26,670,141	152,238,125	23,554,970	125,567,984
Gross margin	93%	70%		-23%

The gross profit margin decreased by 23% from 93% in 2020 to 70% in 2021, which is due to the diversification of MC’s business lines.

MC’s gross margin of holographic solutions decreased from 85% for the six months ended June 30, 2020 to 33% for the six months ended June 30, 2021, mainly due to the acquisition of Shenzhen Bowei. The outbreak of COVID-19 has caused a significant increase in chips’ price. As a result, MC’s gross margin decreased compared to the six months ended June 30, 2020.

MC’s gross margin of holographic technology service decreased from 100% for the six months ended June 30, 2020 to 93% for the six months ended June 30, 2021, mainly due to the increasing cost of revenues for holographic advertising services incurred by Shenzhen Tianyuemeng.

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Operating expenses

During the six months ended June 30, 2021, MC incurred a total of approximately RMB 104.7 million (USD 16.2 million) operating expenses, an increase of approximately RMB 76.0 million, or 266%, as compared to a total of approximately RMB 28.7 million during the six months ended June 30,2020.

Selling expenses decreased by approximately RMB 1.8 million, or 43% from approximately RMB 4.2 million for the six months ended June 30, 2020, to approximately RMB 2.4 million (USD 0.4 million) for the six months ended June 30, 2021. The increase was mainly due to the promotion of MC’s platform to provide holographic technology services.

General and administrative expenses increased by approximately RMB 6.1 million, or 475% from approximately RMB 1.3 million for the six months ended June 30, 2020, to approximately RMB 7.4 million (USD 1.1 million) for the six months ended June 30, 2021. The increase was mainly due to the acquisition of Shenzhen Bowei in July 2020 and Shenzhen Tianyuemeng in October 2020, respectively, 2.0 million professional fees in relation to MC’s initial public offering, and increased number of employees to expand MC’s business after Covid-19.

Research and development expenses increased by approximately RMB 71.8 million, or 311%, from approximately RMB 23.1 million for the six months ended June 30, 2020, to approximately RMB 94.9 million (USD 14.7 million) for the six months ended June 30, 2021. The increase was due to MC’s continuing effort on developing technological capabilities to maintain its competitive advantages. Currently MC has approximately 10 undergoing research projects, including holographic big data smart detection systems, holographic iris detection systems, holographic cloud-based data processing systems, holographic automatic recognition systems, and so on. There is no assurance on future success of MC’s research results. However, a successful development result is likely to improve MC’s market awareness and competitiveness, which would have a positive impact on MC’s future revenue growth.

Other income (expense), net

Total other income, net, for the six months ended June 30, 2020, was approximately RMB 0.01 million as compared to other income, net of RMB 1.2 million (USD 193,130) for the six months ended June 30, 2021.

Finance expenses primarily included the bank charges. Other income primarily included government subsidies and VAT refund. As part of VAT reform in 2019, a taxpayer in certain service industries was allowed to reclaim additional 10% of input VAT credit against the amount of VAT payable from April 1, 2019, to June 30, 2021. Total government subsidies amounted to RMB 0.07 million and RMB 0.9 million (USD 0.1 million) for the six months ended June 30,2020, and 2021, respectively, as MC applied for, and received, more government grants for new technology and software. VAT refund amounted to RMB 0.06 million and RMB 0.5 million (USD 0.08 million) for the six months ended June 30, 2020, and 2021 respectively as MC has more operating entities within its structures.

Provision for income taxes

MC’s income tax expenses increased by approximately RMB 0.2 million, or 100%, from approximately RMB nil for the six months ended June 30, 2020, to approximately RMB 0.2 million (USD 0.02 million) for the six months ended June 30, 2021, which was a result of MC’s increased taxable income.

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Net income (loss)

As a result of various factors discussed above, MC’s net (loss) income increased from approximately net loss RMB 1.9 million for the six months ended June 30, 2020 to net income approximately RMB 49.0 million (USD 8 million) for the six months ended June 30, 2021.

Year Ended December 31, 2019, compared to the Year Ended December 31, 2020

Revenue

	For the year ended December 31,			Variance	Variance
	2019	2020	2020	Amount	%
	RMB	RMB	USD
Holographic solutions	61,185,796	110,560,336	16,951,387	49,374,540	81%
Holographic technology service	14,433,145	105,534,165	16,180,762	91,101,020	631%
Total	75,618,941	216,094,501	33,132,149	140,475,560	186%

MC’s total revenue increased by approximately RMB 140.5 million, or 186%, from approximately RMB 75.6 million for the year ended December 31, 2019, to approximately RMB 216.1 million (USD 33.1 million) for the year ended December 31, 2020. The increase in holographic solutions revenue was mainly due to the extension MC’s business lines to include ADAS service through the acquisition of Shenzhen Bowei on July 1, 2020 and, the incorporation of Horgos Bowei in November 2020. In addition, the growing number of customers of Shenzhen Mengyun and Shanghai Mengyun fueled the growth of MC’s holographic solutions revenue. The increase on holographic technology service revenue was mainly due to the acquisition of Shenzhen Tianyuemeng in October 2020 which specializes on holographic advertising services. In addition, MC incorporated Horgos Tianyuemeng in October 2020 and Horgos Youshi in November 2020, respectively, which generates revenue though holographic SDK services.

Costs and Expenses

Cost of revenue

	For the year ended December 31,			Variance	Variance
	2019	2020	2020	Amount	%
	RMB	RMB	USD
Holographic solutions	1,923,611	72,342,355	11,091,711	70,418,744	3661%
Holographic technology service	34,552	10,058,546	1,542,201	10,023,994	29011%
Total	1,958,163	82,400,901	12,633,912	80,442,738	4108%

Cost of revenues increased by approximately RMB 80.4 million, or 4108%, from approximately RMB 1.9 million for the year ended December 31, 2019, to approximately RMB 82.4 million (USD 12.6 million) for the year ended December 31, 2020. The increase of cost of revenues is consistent with the increase of MC’s total revenue.

Cost of holographic solutions mainly comprises of cost of hardware products sold, cost of outsourced content providers, third party software development cost, and compensation expenses paid to MC’s professionals. The cost of holographic solutions increased by approximately RMB 70.4 million, or 3661%, from approximately RMB 1.9 million for the year ended December 31, 2019, to approximately RMB 72.3 million (USD 11.0 million) for the year ended December 31, 2020. The increase was primarily attributable to the diversification of Shenzhen Mengyun’s business lines, which provides integrated holographic solutions, including holographic hardware sales. In addition, MC launched holographic ADAS service through the acquisition of Shenzhen Bowei on July 1, 2020. The increased hardware cost is the main reason for the increased cost of holographic solutions.

Cost of holographic technology service mainly comprises of the outsourced holographic advertising cost, which incurred with the acquisition of Shenzhen Tianyuemeng in October 2020.

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Gross profit margin

MC’s gross profit and gross profit margin from MC’s two business segments are summarized as follows:

	For the year ended December 31,			Variance
	2019	2020	2020	Amount/%
	RMB	RMB	USD

Holographic solutions
Gross profit	59,262,185	38,217,981	5,859,676	-21,044,204
Gross margin	97%	35%		-62%
Holographic technology service
Gross profit	14,398,593	95,475,619	14,638,560	81,077,026
Gross margin	100%	90%		-9%
Total
Gross profit	73,660,778	133,693,600	20,498,237	60,032,822
Gross margin	97%	62%		-36%

The gross profit margin decreased by 36% from 97% in 2019 to 62% in 2020, which is a result of MC’s diversifying business lines.

MC’s gross margin of holographic solutions decreased from 97% for the year ended December 31, 2019 to 35% for the year ended December 31, 2020, mainly due to the acquisition of Shenzhen Bowei, which provides ADAS services. The outbreak of the COVID-19 has caused a significant increase in chips’ price. As a result, MC’s gross margin decreased compared to the same period in 2019.

MC’s gross margin of holographic technology service decreased from 100% for the year ended December 31, 2019 to 90% for the year ended December 31, 2020, mainly due to increasing cost of revenues for holographic advertising services incurred by Shenzhen Tianyuemeng.

Operating expenses

During the year ended December 31, 2020, MC incurred a total of approximately RMB 101.5 million (USD 15.6 million) operating expenses, an increase of approximately RMB 37.6 million, or 58.7%, as compared to a total of approximately RMB 63.9 million during the year ended December 31, 2019.

Selling expenses increased by approximately RMB 9.3 million, or 694.4% from approximately RMB 1.3 million for the year ended December 31, 2019, to approximately RMB 10.6 million (USD 1.5 million) for the year ended December 31, 2020. The increase was mainly due to an increase in salary and benefit expenses paid to MC’s expanding sales team.

General and administrative expenses increased by approximately RMB 0.1 million, or 1.2% from approximately RMB 4.3 million for the year ended December 31, 2019, to approximately RMB 4.4 million (USD 0.7 million) for the year ended December 31, 2020. The minor increase was mainly a result of additional general and administrative expenses from the acquisition of Shenzhen Bowei in July 2020 and Shenzhen Tianyuemeng in October 2020. Offsetting by a decrease in rent expense and office expense due to early termination on certain office leases and rent concession from landlord during Covid-19.

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Research and development expenses increased by approximately RMB 28.2 million, or 48.8%, from approximately RMB 57.8 million for the year ended December 31, 2019, to approximately RMB 86.0 million (USD 13.2 million) for the year ended December 31, 2020. The increase was due to MC’s continuing effort on developing technological capabilities to maintain MC’s competitive advantages. Currently MC has approximately 10 undergoing research projects, including holographic big data smart detection systems, holographic iris detection systems, holographic cloud-based data processing systems, holographic automatic recognition systems, and so on. There is no assurance on future success of MC’s research results. However, a positive development result is likely to improve MC’s market awareness and competitiveness, which would help on driving MC’s future revenue growth.

Other income (expense), net

Total other income, net, for the year ended December 31, 2019, was approximately RMB 0.5 million as compared to other expense, net of RMB 99,424 (USD 15,244) for the year ended December 31, 2020.

Finance expenses primarily included bank charges. Other income primarily included government subsidies and VAT refunds. As part of VAT reform in 2019, a taxpayer in certain service industries was allowed to reclaim additional 10% of input VAT credit against the amount of VAT payable from April 1, 2019, to December 31, 2021. Total government subsidies amounted to RMB 849,933 and RMB 9,126 (USD 1,399) for the years ended December 31, 2019, and 2020, respectively. VAT refund amounted to RMB 275,962 and RMB 332,182 (USD 50,931) for the years ended December 31, 2019, and 2020, respectively.

Provision for income taxes

MC’s income tax expenses increased by approximately RMB 0.3 million, or 100%, from approximately RMB nil for the year ended December 31, 2019, to approximately RMB 0.3 million (USD 0.05 million) for the year ended December 31, 2020, which was a result of MC’s increased taxable income.

Net income (loss)

As a result of the combination of factors discussed above, MC’s net income increased from approximately RMB 10.3 million for the year ended December 31, 2019 to approximately RMB 31.8 million (USD 4.9 million) for the year ended December 31, 2020.

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2019	2020	2020	2020	2021	2021
	RMB	RMB	USD	RMB	RMB	USD
Net cash provided by (used in) operating activities	9,744,849	(14,246,064)	(2,184,240)	1,728,023	58,219,981	9,008,058
Net cash (used in) provided by investing activities	(4,970,690)	1,195,266	183,262	-	(47,069,970)	(7,282,878)
Net cash (used in) provided by financing activities	(6,821,973)	43,130,455	6,612,870	(204,604)	7,590,618	1,174,455
Effect of exchange rate on cash and cash equivalents	-	(396,174)	(60,746)	-	(87,062)	(13,471)
Change in cash and cash equivalents	(2,047,814)	29,683,483	4,551,146	1,523,419	18,653,567	2,886,164
Cash and cash equivalents, beginning of period	3,046,705	998,891	153,152	998,891	30,682,374	4,747,315
Cash and cash equivalents, end of period	998,891	30,682,374	4,704,298	2,522,310	49,335,941	7,633,479

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Operating Activities

Net cash provided by operating activities for the six months ended June 30, 2020 and 2021 consists primarily of net income adjusted for non-cash items, including depreciation and amortization, deferred income taxes and provision for doubtful accounts. Net cash provided in operating activities was approximately RMB 58.2 million (USD 9.0 million) for the six months ended June 30, 2021, an increase of approximately RMB 56.5 million, or 3269%, as compared to net cash provided by operating activities of RMB 1.7 million for the six months ended June 30, 2020. The increase was primarily attributable to increase in working capital from increase of net income of RMB 50.6 million and increase in change of accounts payable of RMB 31.4 million, offset by an decrease in change of accounts receivable RMB 32.4 million.

Net cash provided by operating activities for the year ended December 31, 2019 and 2020 consists primarily of net income adjusted for non-cash items, including depreciation and amortization, deferred income taxes and provision for doubtful accounts. Net cash used in operating activities was approximately RMB 14.2 million (USD 2.2 million) for the year ended December 31, 2020, a decrease of approximately RMB 24.0 million cash provided by operating activities, or 246%, compared to net cash provided by operating activities of RMB 9.8 million for the year ended December 31, 2019. The decrease was primarily attributable to the increase in working capital from increase in net income of RMB 21.5 million and increase in change of accounts payable of RMB 51.5 million, offset by an decrease in change of accounts receivable of RMB 93.6 million.

Investing Activities

Net cash used in investing activities was approximately RMB 47.0 million (USD 7.3 million) for the six months ended June 30, 2021, an increase of RMB 47.0 million, or 100%, compared to no cash used in investing activities for the six months ended June 30, 2020. The increase was primarily due to MC’s fully payment of business acquisition payable in the mount of RMB 47 million for Shenzhen Tianyuemeng and Shenzhen Bowei in 2021.

Net cash provided by investing activities was approximately RMB 1.2 million (USD 0.2 million) for the year ended December 31, 2020, an increase of RMB 6.2 million, or 124%, compared to net cash used in investing of RMB 5.0 million for the year ended December 31, 2019. The increase was primarily due to MC’s fully payment of business acquisition payable in the amount of RMB 4.9 million in 2019 for an acquisition MC made in 2017.

Financing Activities

Net cash provided in financing activities was approximately RMB 7.6 million (USD 1.2 million) for the six months ended June 30, 2021 an increase of RMB 7.8 million, or 3810%, compared to net cash used of approximately RMB 0.2 million for the six months ended June 30, 2020. The increase was primarily attributable to a RMB 10.0 million of proceeds from third-party loan and RMB 8.6 million repayment from related parties during the six months ended June 30, 2021 net off the repayment to related party and third party RMB 11.7 million.

Net cash provided by financing activities was approximately RMB 43.1 million (USD 6.6 million) for the year ended December 31, 2020, an increase of RMB 50.0 million, or 732%, compared to RMB 6.9 million net cash used in financing activities for the year ended December 31, 2019. The increase was primarily attributable to a RMB 35.8 million of proceeds from third-party loan and RMB 10.7 million advanced from related parties in 2020.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires MC’s management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. MC has identified certain accounting policies that are significant to the preparation of MC’s financial statements. These accounting policies are important for an understanding of MC’s financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of MC’s financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While MC’s significant accounting policies are more fully described in Note 2 to MC’s consolidated financial statements included elsewhere in this report, MC believes the following critical accounting policies involve the most significant estimates and judgments used in the preparation of MC’s financial statements.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of MC and its subsidiaries. All significant intercompany transactions and balances between MC and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which MC, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in MC’s consolidated financial statements include the useful lives of property and equipment and intangible assets, impairment of long-lived assets and goodwill, allowance for doubtful accounts, revenue recognition, inventory reserve, purchase price allocation for business combination, uncertain tax position, and deferred taxes. Actual results could differ from these estimates.

Business combination

The purchase price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. Transaction costs associated with business combinations are expensed as incurred, and are included in general and administrative expenses in MC’s consolidated statements of income and comprehensive income. The results of operations of the acquired business are included in MC’s operating results from the date of acquisition.

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written down to its fair value and the loss is recognized in the consolidated statements of income and comprehensive income. Impairment losses on goodwill are not reversed.

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MC has the option to assess qualitative factors to determine whether it is necessary to perform further impairment testing in accordance with ASC 350-20, as amended by ASU 2017-04. If MC believes, as a result of the qualitative assessment, that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, then the impairment test described below is required. MC compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, impairment is recognized for the difference, limited to the amount of goodwill recognized for the reporting unit. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being discounted cash flows.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. MC assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, MC would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2019 and 2020, no impairment of long-lived assets was recognized.

Intangible assets, net

MC’s intangible assets with definite useful lives primarily consist of customer relationships, software, and non-competing agreements. Identifiable intangible assets resulting from the acquisitions of subsidiaries accounted for using the purchase method of accounting are estimated by management based on the fair value of assets received. MC amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. MC typically amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of three to ten years.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

Revenue recognition

MC adopted FASB Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC Topic 606) on January 1, 2019 using the modified retrospective method for contracts that were not completed as of December 31, 2018. The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that MC (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) MC satisfies the performance obligation.

Prior to fiscal year 2019, MC recognizes revenue when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price or fees are fixed or determinable, and (iv) the ability to collect is reasonably assured. Revenue is presented in the consolidated statements of income and comprehensive income net of sales taxes. MC does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, MC limits the amount of revenue recognized to the amounts for which it has the right to bill its’ customers.

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The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way MC records its revenue. Upon adoption, MC evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition. MC applied practical expedient when sales taxes were collected from customers, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price.

MC’s revenue recognition policies effective upon the adoption of ASC 606 are as follows:

(i) Holographic Solutions

MC applies holographic technology to the ADAS industry by providing holographic light detection and ranging services (“LiDAR”) and holographic intelligent vision services. Holographic LiDAR uses point cloud data to build a 3D modeling data of the surrounding environment, which provides high precision and low latency positioning, obstacle detection and classification recognition for drivers. Holographic vehicle-mounted intelligent vision system assists drivers to operate the vehicle more conveniently through panoramic real-time navigation, holographic round-viewing image, holographic monitoring and driver Face ID.

a. Holographic Technology LiDAR Products

MC generates LiDAR revenue through selling integrated circuit board embedded with holographic software. MC typically enters into written contracts with its customer where the rights of the parties, including payment terms, are identified and sales prices to the customers are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. MC’s performance obligation is to deliver products according to contract specifications. MC recognizes gross product revenue at a point in time when the control of products are transferred to customers.

b. Holographic Technology Intelligence Vision software and Technology Development Service

MC generates revenue by developing ADAS software and technology, which are generally on a fixed-priced basis. MC has no alternative use for the customized software and MC has an enforceable right to payment for performance completed to date. Revenues from ADAS software development contracts are recognized over time during the contract period based on MC’s measurement of progress towards completion using input method, which is usually measured by comparing labor hours expended to date to total estimated labor hours needed to satisfy the performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period. MC has a long history of developing various ADAS softwares resulting in its ability to reasonably estimate the progress toward completion on each fixed price customized contracts.

c. Holographic Technology Licensing and Content Products

MC provides holographic content products and holographic software for music videos, shows, and commercials on a fixed-price basis. These contents and software are generally pre-developed and exist when made available to the customer. Content products are delivered through its website or offline using hard drive. Customers may purchase content content license on an exclusively basis.

Revenues from licensing and content products are recognized at the point in time when the control of products or services is transferred to customers. No upgrades, maintenance, or any other post-contract customer support are provided.

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d. Holographic Technology Hardware Sales

MC is a distributer of holographic hardware and generates revenue through resale. In accordance with ASC 606, revenue recognition: principal agent consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. MC evaluates three indicators of control in accordance with ASU 2016-08: 1) For hardware sales, MC is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly. 2) MC is exposed to inventory risk after transfer of control to customers by accepting product returns and being required to mitigate any resulting losses by reselling the product or negotiating returns with the vendor. 3) MC determines the resale price of hardware products. After evaluating the above scenario, MC considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. Revenue is recognized at a point in time when MC has delivered products and the acceptance by its customer with no future obligation.

ii. Holographic Technology Service

Holographic advertisements are the use of holographic technology integrated into advertisements on media platforms or offline display. MC enters advertising contracts with advertisers where the amounts cost per action (“CPA”) are fixed and determinable. MC outsources its advertising service to channel providers where the amounts cost per action are also fixed and determinable. Revenue is recognized at a point of time on a CPA basis when agreed actions are performed. MC considers itself as provider of the services as it has the control of the services at any time before it is transferred to the customers which is evidenced by 1) having a right to a service to be performed by the other party, which gives MC the ability to direct that party to provide the service to the customers on MC’s behalf. 2) having discretion in setting the price for the service 3) billing monthly advertising fee directly to customers by settling valid CPA data with customers. Therefore, MC acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

MC’s SDK service is a collection of software development tools in one installable package that enables customers (usually software developers) to add holographic functionality and run holographic advertisements in their APPs or software. SDK contracts are primarily on a fixed rate basis, or cost per SDK Connection. MC recognizes SDK service revenue at a point in time when a user completes an SDK connection via a designated portal. Service fees are generally billed monthly based on per-connection basis.

Contract balances:

MC records receivable related to revenue when it has an unconditional right to invoice and receive payment.

Payments received from customers before all of the relevant criteria for revenue recognition met are recorded as deferred revenues.

Cost of revenues

For holographic solutions, the cost of revenue consists primarily of the costs of hardware products sold and outsourced content providers, third party software development costs, and compensation expenses for MC’s professionals.

For holographic technology service, the cost of revenue consists primarily of costs paid to channel distributors for advertising services and compensation expenses for MC’s professionals.

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Research and development

Research and development expenses include salaries and other compensation-related expenses to MC’s research and product development personnel, outsourced subcontractors, as well as office rental, depreciation and related expenses for MC’s research and product development team.

Income taxes

MC is accounted for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2018 to 2020 are subject to examination by the applicable tax authorities.

Recent Issued Accounting Pronouncements

For a detailed discussion on recent accounting pronouncements, see Note 2 to the consolidated financial statements included elsewhere in this prospectus.

Commitments and Contingencies

In the normal course of business, MC is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, MC will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Off-Balance Sheet Arrangements

MC has no off-balance sheet arrangements including arrangements that would affect MC’s liquidity, capital resources, market risk support and credit risk support or other benefits.

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Contractual Obligations

As of June 30, 2021, the future minimum payments under certain of MC’s contractual obligations were as follows:

	Total	Less than 1			More than
Contractual obligations	RMB	year	1-3 years	3-5 years	5 years
Operating Lease Obligations	8,104,000	971,000	2,198,000	1,281,000	892,000

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. MC manages credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. MC identifies credit risk collectively based on industry, and customer type. In measuring the credit risk of MC’s sales to MC’s customers, MC mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development.

Liquidity Risk

MC is also exposed to liquidity risk which is risk that MC is unable to provide sufficient capital resources and liquidity to meet MC’s commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, MC will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Foreign Exchange Risk

While MC’s reporting currency is the RMB, MC has one operating entity functional currency is USD. As a result, MC is exposed to foreign exchange risk as MC’s results of operations may be affected by fluctuations in the exchange rate among USD and RMB. If the RMB appreciates against the USD, the value of MC’s USD revenues, earnings and assets as expressed in MC’s RMB financial statements will decline. MC has not entered into any hedging transactions in an effort to reduce MC’s exposure to foreign exchange risk.

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INDUSTRY OVERVIEW

Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus has been derived from an industry report commissioned by MC and independently prepared by iResearch in connection with this offering. MC believes that the sources of such information are appropriate, and MC has taken reasonable care in extracting and reproducing such information. However, such information involves a number of assumptions and limitations, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus. Forecasts and other forward-looking information obtained from the sources of such information are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, as well as risks due to a variety of factors, including those described under “Risk Factors” and elsewhere in this prospectus.

Analysis of the Global Holographic Technology Service Industry

Definition of Hologram and Holographic Technology

Hologram refers to the display of all information. It is a virtual representation of an object generated by the interference of light beams that reflect a real physical object. Hologram preserves the depth, parallax, and other properties of the original object. This virtual representation can be seen without using any special equipment, such as cameras or glasses, and can be viewed from any angle, so as the user walks around the display, the object will appear to move and shift realistically.

Holographic technologies include any technologies that create, reconstruct and present holograms with the use of different methods and tools. Holographic technologies fall into the following two categories: 1) holographic display technologies, and 2) holographic digitalization technologies. With the evolution of hardware and algorithms, the computational complexity involved in the application of holographic technologies is greatly reduced, and as a result, computational speed is improved dramatically. Accordingly, holographic digitalization technologies, which aim at collecting, building, and processing the full-dimensional data of real-world object, are experiencing rapid growth. With communication technology moving into the 5G era and the rapid development and increasing market acceptance of cloud computing, big data, artificial intelligence (AI) and other technologies, holographic digitalization technologies will become the technological foundation of the next generation of the digital world.

Overview of Holographic Technology Service Industry

Holographic technology services refer to the development and provision of holographic hardware and software that enable the implementation of holographic technology and the realization of various holographic applications. The diagram below sets forth an illustration of the value chain of holographic technology service industry:

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Holographic technology services generally include: 1) Upgrading standard hardware and providing holographic technology-enabled hardware; 2) providing the software needed to operate holographic technology on different holographic hardware; and 3) an integration of hardware services and software services which offers customers a one-stop solution.

With the support of holographic technology services, the holographic applications services providers will further deliver the application services to downstream customers.

Market Size of the Holographic Technology Service Industry Globally and in China

The total market size for the global holographic technology service industry in terms of revenue increased from USD0.6 billion in 2017 to USD3.8 billion in 2020, representing a CAGR of 83.9%. The total market size is expected to grow rapidly to USD43.2 billion in 2025, representing a CAGR of 61.8% from 2020 to 2025.

The following chart sets forth the actual and projected growth of the market size of the global holographic technology service industry and the market sizes of its major segments.

Market size of global holographic technology service industry in terms of revenue, 2017-2025E

USD Billion

Source: iResearch Report

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The overall market size for the holographic technology service industry in China in terms of revenue increased from RMB0.8 billion in 2017 to RMB6.4 billion in 2020, representing a CAGR of 100.1%.

Driven by continuous innovations in holographic technologies, government support and market attention, holographic technology services will be applied to more industries, and the overall market size is expected to grow rapidly to RMB72.7 billion in 2025, representing an estimated CAGR of 62.7% from 2020.

The following chart sets forth the actual and projected growth of the market size of the holographic technology service industry in China.

Market size of holographic technology service industry in terms of revenue in China, 2017-2025E

RMB Billion

Source: iResearch Report

Analysis of Holographic Digital Twin Technology Service Market

Two subcategories of the holographic digitalization technologies, namely, holographic digital twin technology and holographic ADAS technology, have been growing at a faster pace. A digital twin is a dynamic virtual replication of a physical product or process. It comprises the model of a physical object, data from the object, a unique one-to-one correspondence to the object and the ability to monitor the object. By simulating how its real-world counterpart behaves, a digital twin becomes the virtual key to unlock more efficient product manufacturing and real-time analysis.

Holographic digital twin technology could be developed as software plugins on holographic displays. Since a digital twin uses real-world data and allows pre-visualization and real-world deployment to take place at the same time, it enables users to have lifelike dynamic preview of the real-life finished products in 3D without any VR/AR headgears or special glasses.

Facilitated by holographic digital twin technology, the digital world and the physical world will also have the potential to be fully intertwined, contributing to a new norm of digital twin-enabled cyber-physical world in the near future.

The market size of global holographic digital twin technology service industry in terms of revenue increased from USD13.0 million in 2017 to USD0.4 billion in 2020, representing a CAGR of 215.6% from 2017 to 2020. The market size of global holographic digital twin technology service industry is expected to continuously grow from USD0.4 billion in 2020 to USD14.4 billion in 2025, representing an estimated CAGR of 105.4%.

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The following chart sets forth the actual and projected growth of the market size of the global holographic digital twin technology service industry.

Market size of global holographic digital twin technology service industry in terms of revenue, 2017-2025E

USD Billion

Source: iResearch Report

The market size of holographic digital twin technology service industry in China in terms of revenue increased from RMB2.0 million in 2017 to RMB0.5 billion in 2020, representing a CAGR of 485.2% from 2017 to 2020. The market size of holographic digital twin technology service industry in China is expected to grow from RMB0.5 billion in 2020 to RMB22.3 billion in 2025, representing an estimated CAGR of 115.8%.

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The following chart set forth the actual and projected growth of the market size of the holographic digital twin technology service industry in China.

Market size of holographic digital twin technology service industry in terms of revenue in China, 2017-2025E

RMB Billion

Source: iResearch Report

Analysis of Holographic ADAS Technology Service Market

Advanced driver-assistance systems (ADAS) are electronic systems in vehicles that assist drivers with advanced technologies. ADAS use sensors in vehicles to perceive the world around, and then either provide information to drivers for them to act upon, or operate the vehicle automatically based on what the systems perceived.

Holographic ADAS is a phase of the natural development of ADAS, incorporating the chips, modules, and software systems that implement holography technologies. Holographic ADAS gathers, refines, and classifies information as perceived. Through the use of holographic algorithm, holographic ADAS captures the most pertinent info of a real-world object, and presents holographic projection of the real-world object directly to the driver. Holographic ADAS improves the human-vehicle interaction and user experience. It can significantly reduce drivers’ cognitive workload and visual fatigue, improve response and operational speed, and further improve traffic compliance and traffic safety. The following chart sets forth the technical framework of holographic ADAS:

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Holographic LiDAR is a sensor employed to support ADAS functions such as blind-spot monitoring, parking assist, traffic jam assist, and automatic emergency braking with advanced pedestrian protection.

The market size of global holographic ADAS technology service industry increased from USD27.0 million in 2017 to USD0.4 billion in 2020, representing a CAGR of 151.6% from 2017 to 2020. The market size is expected to reach USD10.6 billion in 2025 from USD0.4 billion in 2020, representing an estimated CAGR of 89.8%.

Market size of global holographic ADAS technology service industry in terms of revenue, 2017-2025E

USD Billion

Source: iResearch Report

Besides, holographic ADAS technology service industry in China is also a fast-growing market with the increasing use of ADAS in smart car. The market size of holographic ADAS technology service industry in China increased to RMB0.6 billion in 2020 from RMB25.0 million in 2017, representing a CAGR of 187.6%. The market size is expected to reach RMB16.8 billion in 2025 from RMB0.6 billion in 2020, representing an estimated CAGR of 94.5%.

Market size of holographic ADAS technology service industry in terms of revenue in China, 2017-2025E

RMB Billion

Source: iResearch Report

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The Future Trends of the Holographic Technology Services in China

•	Autonomous Driving

In addition to carrying intelligent sensors and central computing units, autonomous vehicles can also be connected to traffic facilities, other road users, the cloud and even satellites through the application of communication technologies, to master road conditions as well as to interact with one another and share information. Fully autonomous vehicles, once achieved mass commercialization, will lead to the development of shared mobility and other methods to provide more efficient and clean ways for urban transportation. There is a big gap between the automotive electronics industry in China and globally. There is an opportunity for China’s automotive electronics industry to catch up under the evolving trend of vehicle intelligence, and thus potential room for growth for Chinese companies in related fields such as hardware manufacturing, like holographic LiDAR, and software development, like fusion algorithms.

Currently, autonomous driving technology can only support production of L3-level vehicles with small production capacity. L3-level vehicles are vehicles that have environmental detection capabilities and can make informed decisions for themselves, such as accelerating past a slow-moving vehicle. In the future, with mass production of cheaper supercomputer units and sensors with high precision detection ability, along with the accumulation of driving data and the rapid improvement of relevant algorithms, autonomous vehicles with high intelligence are expected to be launched in the next five to ten years.

●	Robotic

In the robotic industry, holographical LiDAR detecting system can be used for improving the monitoring and response ability of autonomous mobile robots. These robots need to detect and classify objects in order to make appropriate decisions and to navigate. Holographical LiDAR detecting systems can provide detailed perception data to facilitate the robots in identifying and distinguishing objects.

This technology helps with reducing the use of labor and improves operational efficiency, thus reducing operational costs for businesses. The technology can be further applied to different types of robots for delivering, cleaning, inspection, etc., and the demand for the technology will largely increase based on development of the robot industry.

●	Internet of Vehicles

Vehicle-to-everything (V2X) can provide key support for the connection between vehicles and roads, people and networks, giving vehicles the ability to “see” and “thinking.” As the technology matures, it will bring about a profound transportation revolution, integrating a number of advanced applications into the vehicle itself, greatly improving road safety and air quality.

Information presentation and human-vehicle interaction of the existing V2X are still carried out through a central control display screen or voice, by which the sense of separation is unavoidable during driving. V2X based on holographic technology can accurately and timely present all the information of traffic, road conditions, vehicles, pedestrians, and weather conditions in front of the driver, bringing unprecedented user experience. In addition, the proportion of entertainment and leisure functions gradually increase, for both drivers and passengers, and holographic technology is expected to be the most critical technical support in this regard.

In the future, integrated intelligent hardware and open-source operating systems related to holographic technology will become the trend.

●	Construction

In construction area, the most-used holographic technology is also holographical LiDAR detecting. It allows quicker extraction of data to obtain three-dimensional information of the city, and can also capture a continuous stream of data so that data can be collected faster. The applications include the overall planning and design of a city, the reconstruction of an old city, the evaluation and monitoring of buildings and land resources, and for disaster emergency analysis, etc.

Compared with aerial photogrammetry technology, airborne LiDAR can better express the geometric characteristics of objects, is more advanced in describing discontinuous changes, and has a higher degree of automation. It enables the creation of a “digital city” system, which could greatly facilitate urban planning and construction. With the increasingly wide us of holographical LiDAR technology and the rapid development of related technologies, greater economic benefits and social benefits will emerge.

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●	Smart industrial inspection

The use of holographic technology services in industrials sector includes measurement and inspection, which allows users to detect minimal deformation and shape deviation of components and machines to ensure safety and efficiency during daily operations. Holographic technology can be also used for remote communication. These applications can help industrial operations become smarter and more efficient.

Through collection and projection of minimal deformation of machines, holographic technologies help to largely improve the efficiency of equipment inspection. Production efficiency and overall operational performance of a business. In addition, the use of holographic telepresence, which achieved a new and innovative way of interaction among people, supported by the use of 5G networks, allows the projection of people appearing in a room in the near future despite that they are physically far away at the time of projection. As such, holographic telepresence can be applied to industrial operations that previously have distance limits. Such industrial uses include but are not limited to remote coaching.

●	Smart city

Application of holographical technologies in smart city primarily involves (i) intelligent holographic mapping, namely, the use of LiDAR to detect and identify objects, and (ii) planning simulation using holographic digital twin technologies. Development of a smart city requires the build-up of an intelligent operations center, which in turn requires digitalization of the city. Based on data collected through intelligent mapping, holographic digital twins may perform simulations. Through this way, holographic technologies help with rigorous data collection for further reconstruction, timeliness transfer of information and more efficient decision making.

Technologies such as data acquisition, holographic extraction and data extraction allow users to conveniently collect and fuse data from the air, the ground, integrated data from the above-ground and underground, as well as spatial information and social attributes. Such collection and fusion of data in turn allow city digitalization to be more efficient and more precise.

●	Smart healthcare

Holographical technologies are popular in the area of healthcare and biology, as they can digitalize information and provide extensive visualization of data by constructing holograms based on the data available. By reconstructing a patient’s tissue in holograms, holographical technologies can assist medical personnel, both onsite and remotely, with regard to the diagnosis and treatment process, and to better monitor a patient’s recovery. Holograms could also be applied to scenarios such as medical education and research, as they could illustrate complicated theories in a more straightforward way. Holographical technologies also allow researchers and professionals to perform simulations before entering actual trials, thus improving overall efficiency.

So far, holography imaging is still costly, and there is a lack of skilled human resources. Medical holography is still under development and far from mature. In the future, reduction in costs of holography imaging would allow wide use of holographic technologies. Holographic technologies are expected to become one of the mainstream technologies in the future.

●	Entertainment and Exhibition

Scenarios where holographic technology services may be applied to the entertainment industries in China mainly include concerts, stage performances, TV shows, fashion shows and games etc. Holographic technology services can help with designing attractive performance presented with cutting-edge technologies, or improving the quality of the program. Holographic technology can produce a 3D aerial phantom, bringing amazing effects to the performance or gaming and providing better visual and interactive experience.

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Market Drivers of the Global Holographic Technology Service Industry

●	Advanced development of hardware. Hardware, such as chips, is a solid foundation for the development of holographic technology. In the past, chips with limited hash rate led to slow and delayed data processing. Improved chips can achieve faster computing speed and can be customized to introduce innovative holographic technologies, such as holographic LiDAR technology. Holographic LiDAR technology, where facilitated by improved chips can deliver a more accurate and swifter detection of surroundings, even in a long distance.

●	Emergence of 5G Networks. 5G is the fifth-generation technology standard for broadband cellular networks. 5G networks have higher speed, lower latency, enhanced capacity, and increased bandwidth. The availability and coverage of 5G networks will allow faster hologram production and real-time transmission of virtual holographic images and videos. 5G networks can greatly add value to the application of holographic technologies in industries that have a higher requirement for networks, such as the Internet of Things, the Internet of Vehicle, and smart cities.

●	Pursuit of holographic technologies. With technological development and improvements in the standard of living, people now have more opportunities to experience innovative technologies. As cutting-edge technologies, holographic technologies are attracting customer attention. Aside from combining virtuality and reality to break the limits of space and display multi-dimensional images and videos, holographic technologies allow users to experience unprecedented control over visualization, attracting many organizational clients from, among other things, the industrials sector.

●	Strong support from favorable policy. Several policies were promulgated to encourage the breakthroughs in key technologies such as big data, artificial intelligence, cloud computing, digital twin, 5G networks, AR, human-computer interaction, which in turn support the application of holographic technologies in areas such as smart cars, industrial internet, smart cities, and other industries.

Market Trends and Opportunities of the Global Holographic Technology Service Industry

●	The upcoming 6G networks would further facilitate commercial application of holographic technologies. 6G is the sixth-generation technology standard for broadband cellular networks that is currently under development. 6G networks have higher speed and lower latency as compared to 5G networks. Relying on 6G networks, holographic technology services can bring more immersive and intelligent experience to human beings, thus accelerating commercial application of holographic technologies in areas of innovation such as smart cities, IoT and robotics. Therefore, it is expected that a larger market for holographic technology services would emerge.

●	Development of holographic technologies. Holographic technologies remain under development, which restricts their commercialization and affects user experience. With the development of holographic hardware and software, such as chips, sensors, projectors, optical modules, software development kit and operating systems, it is expected that more innovative and interactive holographic experience can be realized in the future.

●	More integrated value chain of holographic technology. Holographic technology service industry is still at the early stage of development, with huge growth potential. In the future, more integrated and powerful value chain of holographic technology will emerge, as more players enter this industry and more upper- and lower-stream integration appears to facilitate the final delivery of holographic products and services.

Entry Barriers of the Global Holographic Technology Service Industry

●	Leading Holographic Technology. Holographic technology services evolve constantly. Companies equipped with leading and innovative holographic technologies, such as technical solution of holographic image algorithms, the design of LiDAR holographic point clouds algorithms architecture, and the design of holographic LiDAR sensor chips, have competitive advantages. In addition, it generally takes a long time for new entrants to successfully develop innovative holographic technologies that are competitive. Therefore, the possession of leading technologies becomes a key entry barrier.

●	Talents. The optimization of products and services, the upgrades to holographic technologies, and the development of new holographic technologies require talents with solid research and development capabilities and experience. It is difficult for new entrants to quickly form a team of high-quality and experienced talents.

●	Brand Recognition. Holographic technologies are niche to China’s market. As clients prefer to choose a reliable holographic technology service provider, early entrants benefit from first mover advantages to build brand recognition and loyalty based on proven track records.

●	Client resources. Strong client bases and solid relationships with clients can help with the future development of players in the industry. Moreover, in the industrials sector and innovative industries that engage in massive integration of hardware and software, manufacturers suffer from a high switch cost of holographic technology services, which makes it harder for new entrants, who expectedly have no existing clients, to enter the market.

Competitive Landscape of holographic technology service providers in China in 2020

According to the iResearch Report, the holographic technology services industry in China is currently very scattered and the areas of focus for different players vary greatly.

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The following table sets forth leading holographic technology service providers in China in 2021.

Source: iResearch Report

Note: Harvey ball scores are indicative of the area of focus of the company

(1)	Company A is listed on the SME board of Shenzhen Stock Exchange, headquartered in Huizhou, and offering holographic tech services in automobile industry, covering both HUD and AVM for ADAS.

(2)	Company B is listed on the main board of Shenzhen Stock Exchange, headquartered in Beijing, and offering holographic tech services in automobile industry, covering both HUD and AVM for ADAS.

(3)	Company C is a non-listed company, headquartered in Shanghai, and offering holographic LiDAR tech services, covering both hardware and software products and services.

(4)	Company D is listed on the SME board of Shenzhen Stock Exchange, headquartered in Zhejiang, and offering holographic tech services, covering both HUD and HOM.

(5)	Company E is listed on Nasdaq Stock Exchange, headquartered in Beijing, and offering AR tech solutions.

(6)	Company F is listed on the main board of Shenzhen Stock Exchange, quartered in Guangdong, and offering holographic tech services in automobile industry, covering digital twin and ADAS.

The following table sets forth information about the top five holographic technology service providers in China by revenue related to holographic technology services in 2020.

Top five holographic digitalization technology service providers in China by revenue in 2020
Ranking	Company	Revenue (RMB million)	Market Share by Revenue
1	MC	216.1	13.2%
2	Company A	119.7	7.3%
3	Company B	105.1	6.4%
4	Company C	75.2	4.6%
5	Company D	64.3	3.9%
	Subtotal	580.4	35.3%
	Others	1,062.1	64.7%
	Total	1,642.5	100.0%

Source: iResearch Report

The following table sets forth the number of intellectual properties held by the top five holographic technology service providers in China as of September 10, 2021.

Number of intellectual properties of the top five holographic technology service providers in China as of September 10, 2021
Ranking	Company	The number of intellectual properties
1	MC	2,073
2	Company B	Approximately 1,200
3	Company A	Approximately 800
4	Company D	Approximately 500
5	Company C	Approximately 400

Note: The total number of Intellectual properties refers to the sum number of patents, work copyright and computer software copyright.

Source: iResearch Report

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BUSINESS OF GOLDEN PATH

Overview

Golden Path is a blank check company incorporated in the Cayman Islands and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. Although Golden Path’s efforts in identifying prospective target businesses will not be limited to a particular geographic region, it intends to focus on businesses that have a connection to the Asian market. Golden Path believes that it will add value to these businesses primarily by providing them with access to the U.S. capital markets.

Golden Path has 12 months from the date of Golden Path’s IPO (which occurred on June 24, 2021) to consummate a prospective business combination. However, if Golden Path anticipates that it may not be able to consummate a business combination within 12 months, it may, by resolution of its board of directors extend the period of time to consummate a business combination up to nine times, each by an additional one month (for a total of up to 21 months to complete a business combination). In the event Golden Path does not consummate a business combination within 12 months from the closing of its IPO (or up to 21 months as previously described), it will cease operations and liquidate the trust account and distribute the funds included therein to the holders of its securities sold in its IPO and dissolve.

Offering Proceeds Held in Trust

On June 24, 2021, Golden Path consummated the IPO of 5,000,000 units, at $10.00 per unit. In addition, Golden Path’s underwriters exercised in full the over-allotment option for an additional 750,000 units on the same date, resulting in the issuance and sale of an aggregate of 5,750,000 units, generating gross proceeds of $57,500,000.

Simultaneously with the closing of the IPO, Golden Path consummated a private placement with its Sponsor, Greenland Asset Management Corporation, for the purchase of 270,500 Units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,705,000. The Sponsor has also previously loaned Golden Path the sum of $300,000, which loan was payable upon the earlier of completion of the IPO or December 31, 2021. In connection with the completion of the IPO, the Sponsor instructed Golden Path to offset payment of the note with a corresponding portion of the subscription price for the Private Unit purchase.

After deducting the underwriting discounts, the pre-IPO Sponsor loan, offering expenses, and commissions from the IPO and the sale of the Private Units, a total of $58,075,002 was deposited into a trust account established for the benefit of Golden Path’s public shareholders with Wilmington Trust, National Association acting as trustee, at an account at Morgan Stanley, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of June 30, 2021, Golden Path has approximately cash of $509,568 and cash held in escrow of $9,000 were held outside of the Trust Account and is available for the payment of offering costs and for working capital purposes. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of June 30, 2021, there was $58,075,002 held in the trust account.

Business Combination Activities

The Merger Agreement was entered into by and among Golden Path, Golden Path Merger Sub and MC on September 10, 2021. Pursuant to the terms of the Merger Agreement, the Golden Path Merger Sub will merge with and into MC, with MC continuing as the Surviving Company and becoming a wholly owned subsidiary of Golden Path. Golden Path shall continue to be publicly listed and will change its name to “MicroCloud Hologram Inc.” after the consummation of the Business Combination. Golden Path is also referred throughout this proxy statement/prospectus as New Golden Path.

The aggregate consideration for the Business Combination is $450,000,000, payable in the form of approximately 44,554,455 newly issued Golden Path ordinary shares to MC shareholders. At the closing of the Business Combination, the issued and outstanding shares in MC held by the former MC shareholders will be cancelled and ceased to exist, in exchange for the issue of an aggregate of approximately 44,554,455 New Golden Path ordinary shares. At the closing of the Business Combination, MC will become a wholly owned subsidiary of Golden Path. See section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” for more information.

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Redemption Rights

Golden Path’s public shareholders will be provided with the opportunity to redeem all or a portion of their public shares upon the completion of a business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share (subject to increase of up to an additional $0.30 per public share in the event that Golden Path’s Sponsor elects to extend the period of time to consummate a business combination). The per-share amount Golden Path will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions Golden Path will pay to the underwriters.

Golden Path’s public shareholders will be entitled to receive cash for any public shares to be redeemed only if they:

(i)	(x) hold public Golden Path ordinary shares or (y) hold public Golden Path ordinary shares through Golden Path Units and you elect to separate those Golden Path Units into the underlying public Golden Path ordinary shares, public Golden Path Rights and public Golden Path Warrants prior to exercising redemption rights with respect to the public Golden Path ordinary shares; and

(ii)	prior to [●], (a) submit a written request to the transfer agent that Golden Path redeem such investor’s public shares for cash and (b) deliver those public shares to the transfer agent, physically or electronically through DTC.

Golden Path’s sponsor, officers and directors have entered into a letter agreement with Golden Path, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the Business Combination.

Holders of outstanding Golden Path Units must separate the underlying Golden Path ordinary shares, Golden Path Warrants and Golden Path Rights prior to exercising redemption rights with respect to the Golden Path ordinary shares. If Golden Path Units are registered in a holder’s own name, the holder must deliver the certificate for its Golden Path Units to the transfer agent with written instructions to separate the Golden Path Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Golden Path ordinary shares from the Golden Path Units.

If a broker, dealer, commercial bank, trust company or other nominee holds Golden Path Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s Golden Path Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of Golden Path Units to be separated and the nominee holding such Golden Path Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant Golden Path Units and a deposit of an equal number of Golden Path ordinary shares, Golden Path Warrants and Golden Path Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the Golden Path ordinary shares from the Golden Path Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their Golden Path ordinary shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

In seeking shareholder approval of the Business Combination, Golden Path’s memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in Golden Path’s IPO, which Golden Path refers to as the “Excess Shares.” However, Golden Path would not be restricting shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination.

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Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If Golden Path does not complete a business combination within 12 months (or up to 21 months, as discussed below) from the closing of its IPO (completed on June 24, 2021), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Golden Path’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

In connection with Golden Path’s IPO and consummation of the private placement with its sponsor, Golden Path issued an aggregate of 6,020,500 rights to acquire an aggregate of 602,050 ordinary shares. If Golden Path enters into a definitive agreement for a business combination in which New Golden Path will be the surviving entity, each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of the Business Combination, even if the holder of such right redeemed all ordinary shares held by him, her or it in connection with the Business Combination or an amendment to Golden Path’s memorandum and articles of association with respect to Golden Path’s pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of a business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in Golden Path’s IPO. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of Golden Path). Holders of rights are not entitled to any redemption of voting rights. If Golden Path is unable to complete an business combination within the required time period and Golden Path liquidates the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from Golden Path’s assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

In connection with Golden Path’s IPO and consummation of the private placement with its sponsor, Golden Path issued an aggregate of 6,020,500 warrants to acquire an aggregate of 3,010,250 ordinary shares. The warrants purchased in Golden Path’s IPO have been issued in registered form under a warrant agreement between VStock Transfer LLC, as warrant agent, and Golden Path. Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the date of this prospectus or the completion of the Business Combination. Because the warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised at any given time. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Golden Path will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Golden Path satisfying its obligations described below with respect to registration. Golden Path has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, Golden Path will use best efforts to file, and within 60 business days following the Business Combination to have declared effective, a registration statement covering the ordinary shares issuable upon exercise of the warrants.

Once the warrants become exercisable, Golden Path may call the warrants for redemption (excluding the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

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●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the ordinary shares equal or exceed $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date Golden Path sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Golden Path, Golden Path may not exercise redemption rights if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Golden Path is unable to effect such registration or qualification.

Holders of warrants are not entitled to voting rights or any right to redemption in the event that Golden Path consummates a business combination.

Facilities

Golden Path currently maintains its principal executive offices at 100 Park Avenue New York, NY 10017. The cost for this space is included in the $10,000 per month fee that Golden Path will pay an affiliate of its Sponsor for office space, administrative and support services. Golden Path considers that its current office space, combined with the other office space otherwise available to its executive officers and directors, adequate for Golden Path’s current operations.

Employees

Golden Path has two executive officers. These individuals are not obligated to devote any specific number of hours to Golden Path’s matters and intend to devote only as much time as they deem necessary to Golden Path’s affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the Business Combination and the stage of the Business Combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to Golden Path’s affairs) than they would prior to locating a suitable target business. Golden Path presently expects its executive officers and directors to devote such amount of time as they reasonably believe is necessary to Golden Path’s business (which could range from only a few hours a week while Golden Path is trying to locate a potential target business to a majority of their time as Golden Path moves into serious negotiations with a target business for a business combination). Golden Path does not intend to have any full time employees prior to the consummation of a business combination.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF GOLDEN PATH

The following table sets forth selected historical financial information derived from Golden Path’s unaudited financial statements as of June 30, 2021 and for the three months ended June 30, 2021 and 2020 and the audited financial statements as of and for the years ended December 31, 2020 and 2019, each of which is included elsewhere in this proxy statement. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Golden Path and Golden Path’s financial statements and the related notes appearing elsewhere in this proxy statement.

	Six months ended June 30, 2021	Six months ended June 30, 2020	Year ended December 31, 2020	Year ended December 31, 2019
Income Statement Data:
Operating expenses	$200,059	$4,891	$32,267	$3,400
Other expense, net	$-	$-	$-	$-
Net loss	$(199,991)	$(4,891)	$(32,267)	$(3,400)
Basic and diluted net loss per share	$(0.09)	$(489)	$(3,227)	$(340)
Basic and diluted weighted average shares outstanding	2,121,546	10	10	10

	June 30, 2021	December 31, 2020	December 31, 2019
Balance Sheet Data:
Total assets	$58,595,239	$47,657	$100
Total liabilities	$2,117,397	$87,324	$7,500
Ordinary shares subject to possible redemption	$51,477,834	$-	$-
Total shareholders’ equity (deficit)	$5,000,008	$(39,667)	$(7,400)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF GOLDEN PATH

Overview

Golden Path is a blank check company incorporated on May 9, 2018 in the Cayman Islands with limited liability (meaning Golden Path’s shareholders have no liability, as members of Golden Path, for the liabilities of Golden Path over and above the amount already paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar Business Combination with one or more businesses or entities. Golden Path intends to effectuate a Business Combination using cash from the proceeds of its IPO and the sale of the Private Units that occurred simultaneously with the completion of its IPO, its shares, debt or a combination of cash, shares and debt.

Offering Proceeds Held in Trust

On June 24, 2021, Golden Path consummated its initial public offering of 5,750,000 units, inclusive of the over-allotment option of units. Each unit consists of one ordinary share, par value $0.0001 per share (“Share”), one warrant (“Warrant”) entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per ordinary share, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Golden Path’s initial business combination (together, the “Units”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $57,500,000.

Simultaneously with the closing of the IPO, Golden Path consummated the private placement (“Private Placement”) with its sponsor, Greenland Asset Management Corporation, for the purchase of 270,500 Units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,705,000, pursuant to the Private Placement Unit Purchase Agreement, a copy of which was filed as an exhibit to the Registration Statement for the IPO as filed with the SEC.

The Sponsor has previously loaned the Company the sum of $453,364, evidenced by a note dated as of December 21, 2020 (as previously filed as Exhibit 10.9 to the Golden Path Registration Statement) which loan was payable upon the earlier of completion of the IPO or December 31, 2021. In connection with the completion of the IPO, the Sponsor instructed the Company to offset payment of the note with a corresponding portion of the subscription price for the Private Unit purchase.

Each Private Unit purchased by the Sponsor consists of one ordinary share, one right to receive one-tenth (1/10) of an ordinary share upon the consummation of a business combination and one private placement warrant exercisable to purchase one-half of one ordinary share at a price of $11.50 per whole share.

As of June 24, 2021, a total of $58,075,002 of the net proceeds from the IPO and the Private Placement Unit Purchase Agreement transaction completed with the Sponsor (as described in Item 3.02 below), Greenland Asset Management Corporation, were deposited in a trust account established for the benefit of the Company’s public shareholders, established with Wilmington Trust, National Association acting as trustee, at an account at Morgan Stanley.

Golden Path incurred transaction costs for its IPO of $2,887,500, consisting of $1,150,000 of underwriting fees, $1,437,500 of deferred underwriting fees and $300,000 of other offering costs. In addition, at June 24, 2021, cash of $1,935 and cash held in escrow of $2,251,636 were held outside of the Trust Account (as defined below) and is available for the payment of offering costs and for working capital purposes net with $1,734,988 transferred to Trust Account on June 24, 2021. The Company repaid the sum of $453,364 to its Sponsor in repayment of loans previously made by the Sponsor.

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The funds held in trust has been invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that Golden Path is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to Golden Path to pay income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or Golden Path’s redemption of 100% of the outstanding public shares if Golden Path has not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which Golden Path completes a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Golden Path’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

Golden Path’s entire activity from inception up to June 24, 2021 was in preparation for its IPO. Since the IPO, Golden Path’s activity has been limited to the evaluation of business combination candidates, and it will not be generating any operating revenues until the closing and completion of an initial business combination. Golden Path expects to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. Golden Path expects that its expenses will increase substantially after this period.

For the quarter ended June 30, 2021, Golden Path had a net loss of $143,212, which was comprised of general and administrative expenses, interest income and change in fair value of warrant liabilities.

Liquidity and Capital Resources

As of June 30, 2021, Golden Path had cash of $509,568. Until the consummation of the IPO, Golden Path’s only source of liquidity was an initial purchase of ordinary shares by the Sponsor, monies loaned by the Sponsor under a certain unsecured promissory note and advances from the Sponsor.

On June 24, 2021, Golden Path consummated the IPO of 5,750,000 Units (which includes the full exercise of the underwriter’s over-allotment option), at a price of $10.00 per Unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the initial public offering, Golden Path consummated the sale of 270,500 Private Units, at a price of $10.00 per Unit, generating gross proceeds of $2,705,000.

Following the initial public offering and the exercise of the over-allotment option, a total of $57,500,000 was placed in the Trust Account. Golden Path incurred $2,887,500, consisting of $1,150,000 of underwriting fees, $1,437,500 of deferred underwriting fees and $300,000 of other offering costs.

Golden Path intends to use substantially all of the net proceeds of the initial public offering, including the funds held in the Trust Account, to acquire a target business or businesses and to pay Golden Path’s expenses relating thereto. To the extent that Golden Path’s share capital is used in whole or in part as consideration to effect the Business Combination, the remaining proceeds held in the Trust Account, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which Golden Path had incurred prior to the completion of the Business Combination if the funds available to Golden Path outside of the Trust Account were insufficient to cover such expenses.

Golden Path intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

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Golden Path does not believe it will need to raise additional funds in order to meet the expenditures required for operating Golden Path’s business. This belief is based on the fact that while Golden Path may begin preliminary due diligence of a target business in connection with an indication of interest, it intends to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after Golden Path has negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of Golden Path’s initial business combination. However, if Golden Path’s estimate of the costs of undertaking in-depth due diligence and negotiating the Business Combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is minimal as a result of the current interest rate environment, Golden Path may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, Golden Path could seek such additional capital through loans or additional investments from members of Golden Path’s management team, but such members of the management team are not under any obligation to advance funds to, or invest in, Golden Path. In the event that the Business Combination does not close, Golden Path may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from Golden Path’s Trust Account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of the Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of the Business Combination into additional Private Units at a price of $10.00 per unit. The terms of such loans by Golden Path’s initial shareholders, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Off-balance sheet financing arrangements

Golden Path has no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of June 30, 2021. Golden Path does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. Golden Path has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

Golden Path does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay Golden Path’s Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services to Golden Path. Golden Path began incurring these fees on June 24, 2021 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Golden Path has not identified any significant accounting policies.

Warrants

Golden Path accounts for its outstanding IPO related warrants as liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

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ASC 815 states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. A warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Golden Path concluded that the Company’s public and private warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC 815. As such Golden Path classified the warrants as derivative liabilities in its financial statements. The Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for each period.

Ordinary shares subject to redemption

Golden Path accounts for its ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Golden Path’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Golden Path’s ordinary shares features certain redemption rights that are considered to be outside of Golden Path’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of Golden Path’s balance sheets.

Net loss per ordinary share

Golden Path applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Golden Path’s net loss is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not Golden Path’s income or losses.

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2021, Golden Path was not subject to any market or interest rate risk. Following the consummation of Golden Path’s IPO, the net proceeds of the IPO, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, Golden Path believes there will be no associated material exposure to interest rate risk.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. Golden Path will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. Golden Path is electing to delay the adoption of new or revised accounting standards, and as a result, Golden Path may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, Golden Path’s financial statements may not be comparable to companies that comply with public company effective dates.

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Additionally, Golden Path is in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, Golden Path chooses to rely on such exemptions it may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on Golden Path’s system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the consummation of the Business Combination or until Golden Path is no longer an “emerging growth company,” whichever is earlier.

Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed by Golden Path in its Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Golden Path’s management, including Golden Path’s principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of Golden Path’s management, including the principal executive officer and principal financial and accounting officer, Golden Path conducted an evaluation of the effectiveness of Golden Path’s disclosure controls and procedures as of the end of the fiscal quarter ended June 30, 2021, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act.

Restatement of Previously Issued Financial Statements

On June 30, 2021, Golden Path revised its prior position on accounting for warrants and concluded that Golden Path’s previously issued balance as of June 24, 2021 should not be relied on because of a misapplication in the guidance on warrant accounting. However, the non-cash adjustments to the balance do not impact the amounts previously reported for Golden Path’s cash and cash equivalents, and total assets.

Other than the matter disclosed above, there was no change in our internal control over financial reporting that occurred during the fiscal quarter of June 30, 2021 covered by this Quarterly Report on Form 10-Q that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Related Party Transactions

Founder Shares

In May 2018, the Company issued one ordinary share to the Sponsor for no consideration. In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split. On January 6, 2021, the Sponsor purchased an aggregate of 1,150,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.02 per share. On March 26, 2021, the Company issued an additional 287,500 founder shares to our sponsor in connection with a recapitalization.

The 1,437,500 founder shares (for purposes hereof referred to as the “Founder Shares”).

The founders and Golden Path officers and directors have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of Golden Path’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, Golden Path consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Golden Path’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

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Advance from Related Party

As of June 30, 2021, and December 31, 2020, the Sponsor had advanced to Golden Path an aggregate of $27,931 and $36,784, respectively. The advances are non-interest bearing and due on demand.

Promissory Note Payable

On December 21, 2020, Golden Path issued an unsecured promissory note to the Sponsor, pursuant to which Golden Path may borrow up to an aggregate principal amount of $300,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering (see Note 4). The outstanding balance under the Promissory Note was repaid at the closing of the Initial Public Offering on June 24, 2021. As of June 30, 2021 and December 31, 2020, the principal amount due and owing under the Promissory Note was $0 and $50,000 respectively.

Administrative Services Arrangement

An affiliate of the Sponsor agreed, commencing on June 24, 2021 through the earlier of Golden Path’s consummation of a Business Combination and its liquidation, to make available to Golden Path certain general and administrative services, including office space, utilities and administrative services, as Golden Path may require from time to time. Golden Path has agreed to pay the affiliate of the Sponsor $10,000 per month for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, Golden Path’s Sponsor or an affiliate of the Sponsor, or Golden Path’s officers and directors may, but are not obligated to, loan Golden Path funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, Golden Path may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Related Party Extension Loans

Golden Path may extend the period of time to consummate a Business Combination up to nine times, each by an additional month (for a total of 21 months to complete a Business Combination). In order to extend the time available for Golden Path to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $191,667 (approximately $0.033 per Public Share), up to an aggregate of $1,725,000, or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one month extension. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If Golden Path completes a Business Combination, Golden Path would repay such loaned amounts out of the proceeds of the Trust Account released to Golden Path. If Golden Path does not complete a Business Combination, it will not repay such loans. Furthermore, the letter agreement with the shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans in the event that Golden Path does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for Golden Path to complete a Business Combination.

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Golden Path is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2020. This information should be read together with MC’s and Golden Path’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Golden Path” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma combined balance sheet as of June 30, 2021 has been prepared using the following:

●	MC’s unaudited consolidated balance sheet as of June 30, 2021, as included elsewhere in this proxy statement; and

●	Golden Path’s unaudited condensed balance sheet as of June 30, 2021, as included elsewhere in this proxy statement.

The unaudited pro forma combined statement of operations for the year ended June 30, 2021 has been prepared using the following:

●	MC’s unaudited consolidated statements of operations and comprehensive income for the six months ended June 30, 2021, as included elsewhere in this proxy statement; and

●	Golden Path’s unaudited statement of operations for the six months ended June 30, 2021, as included elsewhere in this proxy statement.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using the following:

●	MC’s audited consolidated statements of operations and comprehensive income for the year ended December 31, 2020, as included elsewhere in this proxy statement; and

●	Golden Path’s audited statement of operations for the year ended December 31, 2020, as included elsewhere in this proxy statement.

Description of the Transactions

On September 10, 2021, Golden Path entered into the Merger Agreement with the Golden Path Merger Sub and MC. Pursuant to the terms of the Merger Agreement, the Golden Path Merger Sub will merge with and into MC, with MC being the surviving entity and becoming a wholly owned subsidiary of Golden Path. New Golden Path refers to Golden Path after the consummation of the Business Combination The aggregate consideration for the Business Combination is $450,000,000, payable in the form of 44,554,455 newly issued Golden Path ordinary shares valued at $10.10 per share to MC and its shareholders. At the closing of the Business Combination, the issued and outstanding shares in MC held by the former MC shareholders will be cancelled and ceased to exist, in exchange for the issue of an aggregate of 44,554,455 Golden Path Ordinary. For more information about the Business Combination, please see the section entitled “Proposals No.1 — The Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Golden Path will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of MC expecting to have a majority of the voting power of the post-combination company, MC senior management comprising substantially all of the senior management of the post-combination company, the relative size of MC compared to Golden Path, and MC operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MC issuing shares for the net assets of Golden Path, accompanied by a recapitalization. The net assets of Golden Path will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MC.

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Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. MC and Golden Path have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of Golden Path’s ordinary shares:

●	Scenario 1 — Assuming no redemptions for cash: This presentation assumes that no Golden Path shareholders exercise redemption rights with respect to their ordinary shares upon consummation of the Business Combination; and

●	Scenario 2 — Assuming redemptions of 5,750,000 ordinary shares for cash: This presentation assumes that maximum number of shares are redeemed for cash by the Golden Path shareholders, $58.1 million would be paid out in cash. The $58.1 million, or 5,750,000 ordinary shares, represents all public shares issued and outstanding, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on June 30, 2021.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 44,554,455 ordinary shares to be issued to MC shareholders and 380,000 ordinary shares to be issued to Peace Asset Management Ltd., under Scenarios 1 and 2.

As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no Golden Path shareholders elect to redeem their shares for cash, MC will own approximately 84.07% of the outstanding Golden Path ordinary shares, the former shareholders of Golden Path will own approximately 15.21% of the outstanding Golden Path ordinary shares, and Peace Asset Management, a private held entity who facilitated the business combination, will own approximately 0.72 % as of June 30, 2021 (in each case, not giving effect to any shares issuable to them upon the exercise of any Golden Path warrants).

If 5,750,000 ordinary shares are redeemed for cash, represents all public shares issued and outstanding, after giving effect to payments to redeeming shareholders, MC will own approximately 94.31% of the outstanding Golden Path ordinary shares, Golden Path former shareholders will own approximately 4.89% of the outstanding Golden Path ordinary shares, and Peace Asset Management, a private held entity who facilitated the business combination, will own approximately 0.80 % as of June 30, 2021 (in each case, not giving effect to any shares issuable to them upon the exercise of any Golden Path warrants).

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PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(UNAUDITED)

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions into Cash			Redemptions into Cash
	(A)	(B)	Pro Forma		Pro Forma Balance	Pro Forma		Pro Forma Balance
	MC	Golden Path	Adjustments		Sheet	Adjustments		Sheet
ASSETS
CURRENT ASSETS
Cash and cash equivalents	7,633,479	509,568	58,075,002	(1)	63,360,668	58,075,002	(1)	5,285,666
			9,000	(2)		9,000	(2)
			(54,897	)(3)		(54,897	)(3)
			(2,811,484	)(4)		(2,811,484	)(4)
						(58,075,002	)(6)
Cash held in escrow	-	9,000	(9,000	)(2)	-	(9,000	)(2)	-
Accounts receivable, net	19,898,439	-	-		19,898,439	-		19,898,439
Prepayments and other current assets	453,668	1,669	-		455,337	-		455,337
Due from related parties	26,254	-	-		26,254	-		26,254
Inventory	863,930	-	-		863,930	-		863,930
Total current assets	28,875,770	520,237	55,208,621		84,604,628	(2,866,381)		26,529,626
PROPERTY AND EQUIPMENT, NET	113,200	-	-		113,200	-		113,200

NON-CURRENT ASSETS
Cash and marketable securities held in trust account	-	58,075,002	(58,075,002	)(1)	-	(58,075,002	)(1)	-
Deferred offering costs	-	-	-		-	-		-
Investments	-	-	-		-	-		-
Prepayments and deposits	89,516	-	-		89,516	-		89,516
Intangible assets, net	3,859,981	-	-		3,859,981	-		3,859,981
Goodwill	3,273,336	-	-		3,273,336	-		3,273,336
Total non-current assets	7,222,833	58,075,002	(58,075,002)		7,222,833	(58,075,002)		7,222,833

Total assets	36,211,803	58,595,239	(2,866,381)		91,940,661	(60,941,383)		33,865,659
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liabilities	-	26,966	(26,966	)(3)	-	(26,966	)(3)	-
Accounts payable	14,276,391	-	-		14,276,391	-		14,276,391
Advance from customers	291,278	-	-		291,278	-		291,278
Other payables and accrued liabilities	1,461,477	-	-		1,461,477	-		1,461,477
Current portion of business acquisition payable	464,174	-	-		464,174	-		464,174
Due to related parties	185,812	27,931	(27,931	)(3)	185,812	(27,931	)(3)	185,812
Loan payable-current	1,547,245	-	-		1,547,245	-		1,547,245
Taxes payable	220,771	-	-		220,771	-		220,771
Total current liabilities	18,447,148	54,897	(54,897)		18,447,148	(54,897)		18,447,148

157

PRO FORMA COMBINED BALANCE SHEET — Continued

AS OF JUNE 30, 2021

(UNAUDITED)

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions into Cash			Redemptions into Cash
	(A)	(B)	Pro Forma		Pro Forma Balance	Pro Forma		Pro Forma Balance
	MC	Golden Path	Adjustments		Sheet	Adjustments		Sheet
NON-CURRENT LIABILITIES
Warrant liabilities	-	625,000	-		625,000	-		625,000
Deferred underwriting compensation	-	1,437,500	(1,437,500	)(4)	-	(1,437,500	)(4)	-
Deferred tax liabilities	431,179	-	-		431,179	-		431,179
Loan payable	5,000,000	-	-		5,000,000	-		5,000,000
Total non-current liabilities	5,431,179	2,062,500	(1,437,500)		6,056,179	(1,437,500)		6,056,179

Total liabilities	23,878,327	2,117,397	(1,492,397)		24,503,327	(1,492,397)		24,503,327

COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to redemption	-	51,477,834	(51,477,834	)(5)	-	(51,477,834	)(6)	-
SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value	13,321	236	510	(5)	5,299	(8,828	)(8)	4,790
			(8,828	)(8)		60	(9)
			60 (9)
Additional paid-in capital	4,627,824	5,239,430	(773,984	)(4)	60,339,704	(773,984	)(4)	2,265,211
			51,477,324	(5)		(6,597,168	)(6)
			(239,658	)(7)		(239,658	)(7)
			8,828	(8)		8,828	(8)
			(60	)(9)		(60	)(9)
Retained earnings (accumulated deficit)	6,679,823	(239,658)	(600,000	)(4)	6,079,823	(600,000	)(4)	6,079,823
			239,658	(7)		239,658	(7)
Statutory reserves	1,018,600	-	-		1,018,600	-		1,018,600
Accumulated other comprehensive loss	(6,092)	-	-		(6,092)	-		(6,092)
Total shareholders’ equity	12,333,476	5,000,008	50,103,850		67,437,334	(7,971,152)		9,362,332

Total liabilities and shareholders’equity	36,211,803	58,595,239	(2,866,381)		91,940,661	(60,941,383)		33,865,659
Shares outstanding as of June 30, 2021		2,121,546			52,994,505			47,244,505
Book value per share or Pro Forma book value per share as of June 30, 2021		$2.36			1.27			$0.20

(A)	Derived from the unaudited consolidated balance sheet of MC as of June 30, 2021. See MC’s financial statements and the related notes appearing elsewhere in this proxy statement.
(B)	Derived from the unaudited condensed balance sheet of Golden Path as of June 30, 2021. See Golden Path’s financial statements and the related notes appearing elsewhere in this proxy statement.

(1)	Reflects the release of cash from marketable securities held in the trust account.
(2)	Reflects merge of escrow account into cash and cash equivalents.
(3)	Reflects the payment of Golden Path’s accrued liabilities and due to related parties.
(4)	Reflects MC’s total estimated professional fees related to the Business Combination of approximately $0.8 million as deferred transaction costs and subsequently reclassify to additional paid-in capital upon the close of the Business Combination and reflects Golden Path’s payment of deferred underwriting compensation of approximately $1.4 million and direct, incremental costs of the Business Combination related to the legal, accounting and other professional fees of approximately $0.6 million is reflected as an adjustment to retained earnings and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.
(5)	In Scenario 1, which assumes no Golden Path shareholders exercise their redemption rights, reclassification of Golden Path’s common stock subject to possible redemption to common stock and additional paid-in capital.
(6)	In Scenario 2, which assumes the maximum number of shares are redeemed for cash by the Golden Path shareholders, $58.1 million would be paid out in cash. The $ 58.1 million, or 5,750,000 ordinary shares, represents all public shares issued and outstanding, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on June 30, 2021.
(7)	Reflects the reclassification of Golden Path’s historical accumulated deficit to additional paid-in capital.
(8)	Reflects the recapitalization of Golden Path through (a) the contribution of all the share capital in MC to Golden Path, and (b) the issuance of 44,554,455 ordinary shares to MC shareholders and 380,000 shares to Peace Asset Management.
(9)	Reflects upon consummation of the Business Combination, 6,020,500 rights would convert into 602,050 ordinary shares.

158

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
		(B)	Redemptions into Cash		Pro Forma	Redemptions into Cash		Pro Forma
	(A)	Golden	Pro Forma		Income	Pro Forma		Income
	MC	Path	Adjustments		Statement	Adjustments		Statement
OPERATING REVENUES	$33,716,419	$-	$-		$33,716,419	$-		$33,716,419
COST OF REVENUES	(10,161,449)	-	-		(10,161,449)	-		(10,161,449)
GROSS PROFIT	23,554,970	-	-		23,554,970	-		23,554,970

OPERATING EXPENSES
Provision for doubtful accounts	(1,431)	-	-		(1,431)	-		(1,431)
Selling expenses	(375,601)	-	-		(375,601)	-		(375,601)
General and administrative expenses	(1,142,030)	(200,059)	100,000	(10)	(1,242,089)	100,000	(10)	(1,242,089)
Research and development expenses	(14,679,758)	-	-		(14,679,758)	-		(14,679,758)
Total operating expenses	(16,198,820)	(200,059)	100,000		(16,298,879)	100,000		(16,298,879)

INCOME (LOSS) FROM OPERATIONS	7,356,150	(200,059)	100,000		7,256,091	100,000		7,256,091

OTHER INCOME (EXPENSES)
Finance expenses, net	(15,694)	-	-		(15,694)	-		(15,694)
Other income, net	208,824	68	-		208,892	-		208,892
Total other expenses, net	193,130	68	-		193,198	-		193,198
INCOME (LOSS) BEFORE INCOME TAXES	7,549,280	(199,991)	100,000		7,449,289	100,000		7,449,289
Income tax expense	(23,594)	-	-		(23,594)	-		(23,594)

NET INCOME (LOSS)	7,525,686	(199,991)	100,000		7,425,695	100,000		7,425,695

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(2,101)	-	-		(2,101)	-		(2,101)
COMPREHENSIVE INCOME (LOSS)	7,523,585	(199,991)	100,000		7,423,594	100,000		7,423,594
Less: income attributable to ordinary shares subject to redemption	-	(51)			(51)			(51)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE SHAREHOLDERS BEFORE	$7,523,585	$(200,042)	$100,000		$7,423,543	$100,000		$7,423,543

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted		2,121,546	50,872,959	(11)	52,994,505	45,122,959	(11)	47,244,505
EARNINGS (LOSS) INCOME PER SHARE
Basic and diluted		$(0.09)			$0.14			$0.16

(A)	See MC’s financial statements and the related notes appearing elsewhere in this proxy statement.
(B)	Derived from the unaudited condensed statement of operations of Golden Path for the six months ended June 30, 2021. See Golden Path’s financial statements and the related notes appearing elsewhere in this proxy statement.

(10)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Golden Path in the amount of approximately $0.1 million for the six months ended June 30, 2021.
(11)	The calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that Golden Path’s initial public offering occurred as of January 1, 2021. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net earnings per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

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PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
		(B)	Redemptions into Cash		Pro Forma	Redemptions into Cash		Pro Forma
	(A)	Golden	Pro Forma		Income	Pro Forma		Income
	MC	Path	Adjustments		Statement	Adjustments		Statement
OPERATING REVENUES	$33,132,149	$-	$-		$33,132,149	$-		$33,132,149
COST OF REVENUES	(12,633,912)	-	-		(12,633,912)	-		(12,633,912)
GROSS PROFIT	20,498,237	-	-		20,498,237	-		20,498,237

OPERATING EXPENSES
Provision for doubtful accounts	(60,432)	-	-		(60,432)	-		(60,432)
Selling expenses	(1,622,440)	-	-		(1,622,440)	-		(1,622,440)
General and administrative expenses	(678,885)	(32,267)	100,000	(10)	(611,152)	100,000	(10)	(611,152)
Research and development expenses	(13,193,042)	-	-		(13,193,042)	-		(13,193,042)
Total operating expenses	(15,554,799)	(32,267)	100,000		(15,487,066)	100,000		(15,487,066)

INCOME (LOSS) FROM OPERATIONS	4,943,438	(32,267)	100,000		5,011,171	100,000		5,011,171

OTHER INCOME (EXPENSES)
Finance expenses, net	(47,898)	-	-		(47,898)	-		(47,898)
Other income, net	32,654	-	-		32,654	-		32,654
Total other expenses, net	(15,244)	-	-		(15,244)	-		(15,244)
INCOME (LOSS) BEFORE INCOME TAXES	4,928,194	(32,267)	100,000		4,995,927	100,000		4,995,927
Income tax expense	(47,870)	-	-		(47,870)	-		(47,870)

NET INCOME (LOSS)	4,880,324	(32,267)	100,000		4,948,057	100,000		4,948,057

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(3,955)	-	-		(3,955)	-		(3,955)
COMPREHENSIVE INCOME (LOSS)	$4,876,369	$(32,267)	$100,000		$4,944,102	$100,000		$4,944,102
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted		10	52,994,495	(11)	52,994,505	47,244,495	(11)	47,244,505
EARNINGS (LOSS) INCOME PER SHARE
Basic and diluted		$(3,226.70)			$0.09			$0.10

(A)	Derived from the audited consolidated statements of operations and comprehensive income of MC for the year ended December 31, 2020. See MC’s financial statements and the related notes appearing elsewhere in this proxy statement.

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(B)	Derived from the audited statement of operations of Golden Path for the year ended December 31, 2020. See Golden Path’s financial statements and the related notes appearing elsewhere in this proxy statement.

(10)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Golden Path in the amount of approximately $0.1 million for the year ended December 31, 2020.
(11)	The calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that Golden Path’s initial public offering occurred as of January 1, 2020. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net earnings per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Golden Path public shares	5,750,000	-
Golden Path shares converted from rights	602,050	602,050
Golden Path Sponsor shares	1,708,000	1,708,000
Golden Path shares issued in the Business Combination	44,934,455	44,934,455
Weighted average shares outstanding	52,994,505	47,244,505
Percent of shares owned by MC shareholders	84.07%	94.31%
Percent of shares owned by Golden Path	15.21%	4.89%
Percent of shares owned by Peace Asset Management	0.72%	0.80%

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DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE OF GOLDEN PATH

Current Directors and Executive Officers of Golden Path

Golden Path’s executive officers and directors are as follows:

Name	Age	Position
Shaosen Cheng	58	Chairman and Chief Executive Officer
Teddy Zheng	38	Chief Financial Officer
Jun Liu	50	Director
Hai Lin	54	Director
Xu Zhang	44	Director

Shaosen Cheng is a Director and also serves as our Chief Executive Officer. Since October 2019, Mr. Cheng has been employed as a senior advisor at Forest Hill Financial Group of New York where he advised clients on asset allocation and protection. During 2019, Mr. Cheng was a member of the Board of Ever Trust Insurance Brokers Co., Ltd. Beijing and from January 2016 to December 2018, Mr. Cheng was the President of Fosun Zhongheng Insurance Brokers, Co., Ltd. in Shanghai China, which is an insurance brokerage firm. During the period from July 2013 to December 2015, Mr. Cheng was the territory manager for the New York Combined Insurance of New York. Prior to his employment with Combined Insurance, Mr. Cheng was the President of NY Eastar LLC, the United States’ subsidiary of China Eastar Group Holding Co. Ltd., a Shandong Province, China based private company. From 1995 to 2008 Mr. Cheng served in various capacities in insurance and other similar firms such as Aon Risk Services, Inc., Marsh USA Inc, and Johnson & Higgins. Mr. Cheng earned his college degree in political science at Shangdong University located in Jinan, China and his Master of Arts in International Relations from Remin University of China located in Beijing, China. He has also obtained a master of business administration in insurance and risk management from St. John’s University.

Teddy Zheng has served as our Chief Financial Officer since November 2020. He served as Chief Financial Officer for Longevity Acquisition Corporation (LOAC) from July 2018 to October 2020. Mr. Zheng has served as Managing Director of Cygnus Equity, a boutique investment banking firm in China, since October 2015. From April 2014 to October 2015, Mr. Zheng worked in the investment banking division of Lazard in China. From November 2010 to March 2014, Mr. Zheng worked in the investment banking division of JP Morgan First Capital in China. From June 2009 to October 2010, Mr. Zheng worked in the M&A and corporate finance division of UBS Investment Bank in China. Mr. Zheng received a bachelor degree in management information systems from Beijing Information Technology Institute and a master degree in management science and engineering from the School of Economics and Management of Tsinghua University.

Xu Zhang is a member of our Board and Directors. He has served as founder and Chief Executive Officer of Beijing Bochuang Education Co., Ltd. since 2010. Mr. Zhang is also an accredited independent counselor and founder for the Beijing NiuXueShe, an online platform for innovative courses since March 2017. From May 2009 to May 2010, Mr. Zhang served as Vice President of Aoji Education Company, one of the largest education service and consulting companies in China, where Mr. Zhang directly supervised the US Education Service and Counsel Division, the Essay and Exam Division, the Sales Division works for Aoji. From July 2007 to January 2008, Mr. Zhang served as a corporate finance law attorney for the Hahn and Hessen LLP in New York City, where he mainly worked on equity formation, corporate finance, hedge fund and private re-financing deals. From February 2008 to May 2009, Mr. Zhang served as a corporate lawyer with the Morrison Foerster LLP based in San Francisco and Hong Kong. Mr. Zhang received a Bachelor in Economics degree from Renmin University of China in 2000, and a Master of Arts in Political Economics at Columbia University in 2004, a Juris Doctor Degree from the Fordham University Law School in 2007, and Law Studies in Taxation Certificate from New York University in 2007. We believe Mr. Zhang is well qualified to serve on our board of directors because of his extensive knowledge and experience in business and law in the U.S. and China.

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Hai Lin has served as General Manager of Red 13 Financial Holdings (Hong Kong) Co., Ltd. since January 2015, where Mr. Lin is responsible for project development, M&A and corporate financing, including company presentation, investment plan and transaction structure. During Oct 2010 and Dec 2014, Mr. Lin served as Director and Vice President of Goral Sky Investment Co., Ltd., where Mr. Lin was responsible for assisting Chinese companies going public in US market, including a refractory company with over $10 million net income. During January 2007 and September 2010, Mr. Lin served as General Manager of Longtou Investment (China) Limited, where Mr. Lin was responsible for assisting Chinese companies going public in US market, including a hydraulic company and an agriculture company. Meanwhile Mr. Lin assisted a US software public company for routine maintenance and investor relationship. During January 2004 and December 2006, Mr. Lin served as Vice President of Pacific Net Inc. (Nasdaq: PACT), where Mr. Lin was responsible for investor relationship, public filings under the Securities and Exchange Act, mergers and acquisitions related activity and corporate finance.

Jun Liu is a member of our board of directors and the chair of audit committee. He has been one of the board of directors of Longevity Acquisition Corporation (LOAC) since August 2018. Mr. Liu has served as the president of Beijing Wanfeng Xingye Investment Management Co., Ltd., an investment company in China, since January 2014. From 2004 to January 2014, he served as the president of Zhongansheng Investment Consulting Co., Ltd. From 2002 to 2004, Mr. Liu served as the vice president of Beijing Xingyun Co., Ltd. From 1999 to 2002, Mr. Liu served as the CEO of Weixin (China) Venture Investment Co., Ltd. and the director of Venture Capital Research Center of Renmin University. From 1993 to 1996, Mr. Liu served as government official in the State Auditing Administration. Mr. Liu received his bachelor degree of Finance and Accounting from Wuhan University in 1989 and received his masters of business administration degree from Renmin University located in China in 1999. His investment portfolios cover wide range of sectors, including TMT, education, clean energy, technology, and chemical industries. We believe Mr. Liu is qualified to serve as a director because of his extensive financial, investment and mergers and acquisition experience and the extensive network he has established throughout his career.

Number, Terms of Office and Election of Officers and Directors

Our Board of Directors consists of four (4) members. Our directors hold office for a two-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.

Our officers are elected by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. In addition, our shareholders may by ordinary resolution appoint any person to be a director or remove any director. Our Board of Directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board of Directors.

Director Independence

The Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have two “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Our board has determined that each of Messrs. Xu Zhang and Hai Lin and Jun Liu are independent directors under applicable SEC and Nasdaq rules. Following the completion of our initial public offering, our independent directors had regularly scheduled meetings at which only independent directors are present.

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Officer and Director Compensation

None of our officers or directors have received any cash or non-cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we paid an affiliate of our sponsor a total of $10,000 per month for office space, administrative and support services. Our sponsor, officers and directors, or any of their respective affiliates, reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviewed on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees were fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation was known at the time such materials are distributed, because the directors of the post-combination business was responsible for determining officer and director compensation. Any compensation to be paid to our officers were determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination was a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an audit committee and a compensation committee and a nominating committee. Each committee operate under a charter that has been approved by our board and have the composition and responsibilities described below. Subject to phase-in rules and a limited exception, the Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the Board of Directors. The members of our audit committee are Messrs. Jun Liu, Hai Lin and Xu Zhang. Mr. Jun Liu serves as chairman of the audit committee.

Each member of the audit committee is financially literate and our Board of Directors has determined that Mr. Liu qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We adopted an audit committee charter, which detailed the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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●	obtaining and reviewing a report, at least annually, from the independent auditors describing(i)the independent auditor’s internal quality-control procedures and(ii)any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the Board of Directors. The members of our Compensation Committee are Messrs. Xu Zhang and Hai Lin and Jun Liu. Mr. Hai Lin serves as chairman of the compensation committee. We adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration(if any)of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Nominating Committee

We have also established a nominating committee of the board of directors, which consist of Messrs. Xu Zhang, Hai Lin and Jun Liu. Mr. Xu Zhang serves as chairman of the Nomination committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

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Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or Board of Directors of another entity, one of whose executive officers served on our compensation committee, or (ii)as a member of the compensation committee of another entity, one of whose executive officers served on our Board of Directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We filed a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement prior to its effectiveness. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

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NEW GOLDEN PATH’S DIRECTORS AND EXECUTIVE OFFICERS
AFTER THE BUSINESS COMBINATION

Board of Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, New Golden Path’s Board of Directors will consist of five directors, including three independent directors, namely Mi Zhou, Han Qin and Jun Liu, upon the closing of the Business Combination. Effective as of the closing of the Business Combination, the board of directors of New Golden Path will include four persons nominated by MC. A director is not required to hold any shares in New Golden Path to qualify as a director. The Listing Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with New Golden Path is required to declare the nature of his or her interest at a meeting of New Golden Path’s directors. A general notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. New Golden Path’s Board of Directors may exercise all of the powers to borrow money, to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whenever money is borrowed or as security for any debt, liability or obligation of New Golden Path or of any third party. None of New Golden Path’s directors has a service contract with New Golden Path that provides for benefits upon termination of service as a director.

New Golden Path’s directors and executive officers upon the consummation of the Business Combination will be as follows:

Name	Age	Position
Guohui Kang	45	Chairman of the Board of Directors, Chief Executive Officer
Bei Zhen	33	Chief Financial Officer
Guolong Qi	45	Chief Operating Officer
Jianbo Zhou	43	Chief Technology officer
Wei Peng	38	Director
Mi Zhou	33	Independent Director
Han Qin	38	Independent Director
Jun Liu	50	Independent Director

Guohui Kang will serve as New Golden Path’s Chief Executive Officer and director upon the closing of the Business Combination. From 2016, Mr. Kang has served as the chief executive officer of Shanghai Mengyun Holographic Technology Co., Ltd. He served as the general manager of Haotian Investment Co., Ltd. from 2011 to 2016. From 2002 to 2010, he served as the sales manager and director of Shenzhen Qixin Technology Co., Ltd. From 1999 to 2002, he was the refrigeration system design engineer in Guangdong Midea Group. Mr. Kang graduated from Wuhan University of Technology in 1999.

Bei Zhen will serve as New Golden Path’s Chief Financial Officer upon the closing of the Business Combination. Ms. Zhen is currently the Chief Financial Officer of MC. In October 2019, she founded Shenzhen Aixi Culture Communication Co., Ltd. and served as its chief executive officer. From December 2015 to October 2019, she served as the director of the Corporate Finance Department in Sun Hung Kai Financial Group. From April 2012 to December 2015, she worked in the Fund Department of Shenzhen Innovation Investment Group Co., Ltd. From July 2011 to February 2012, she served as assistant to the chief executive officer of the Global Asset Management Department of HSBC. Ms. Zhen obtained a master’s degree in accounting and finance from the University of Bristol in February 2012 and a bachelor’s degree in financial economics from the University of Leicester in July 2010.

Guolong Qi will serve as New Golden Path’s General Manager upon the closing of the Business Combination. From January 2017, Mr. Qi has served as the Chief Operating Officer of Shanghai Mengyun Holographic Technology Co., Ltd. From June 2011 to December 2016, he served as the deputy general manager of Shenzhen Chuangshi Interactive Technology Co., Ltd. From May 2010 to May 2011, he worked as project manager of Guangzhou Jiepu Electronics Company. From January 2001 to May 2010, he worked in Epson Technology (Shenzhen) Co., Ltd. From July 1999 to December 2000, he worked as an engineer in Huaxin Cement Co., Ltd. Mr. Qi obtained his master’s degree in financial market and portfolio management from the University of Hong Kong in July 2017 and graduated from the Wuhan University of Technology in 1999.

Jianbo Zhou will serve as New Golden Path’s Chief Technology Officer upon the closing of the Business Combination. Mr. Zhou is currently the Chief Technology Officer of MC. Prior to becoming the Chief Technology Officer of MC and in 2018, he served as the chief executive officer of Shenzhen Bowei Vision Technology Co., Ltd., which is a subsidiary of MC. Prior to joining MC, from July 2005 to September 2010, Mr. Zhou was responsible for the development of the WCDMA Base Station System with ZTE, assisting China Unicom, a major telecommunication provider in China, to complete the commercial deployment of the 3G system in Hong Kong, France, and in other locales. He was also responsible for developing a number of patents. From 2010 to 2012, Mr. Zhou led the development and acceptance of an innovation fund project of Shenzhen Science and Technology Commission, and obtained the Shenzhen high-level professional certificate in 2012. Mr. Zhou obtained a master’s degree in computer software from Wuhan University in 2005 and a bachelor’s degree in computer application from Wuhan University in 2000.

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Wei Peng will serve as a New Golden Path’s director upon the closing of the Business Combination. From 2021, Ms. Peng has served as a director of MC. Prior to joining MC, she has also served as a director of Softcloud Digital Software Co., Ltd. since 2006. From 2010 till the date of this prospectus, she has been serving as supervisor for Lvxun Network Technology Co., Ltd. and has concurrently served as a director of Enwei Quantum Capital Investment Co., Ltd. since 2015. Ms. Peng graduated from the Beijing Normal University majoring in computer science in 2005.

Mi Zhou will serve as one of New Golden Path’s independent director upon the closing of the Business Combination. From 2017, Ms. Zhou has served as the chief executive officer of China & Partners Limited. From June 2018 to September 2019, she served as the managing partner of Shenzhen Danyang Technology Co., Ltd. From April 2016 to June 2017, she served as the senior partner of Junhan Holdings Ltd. From October 2012 to March 2016, she served as a senior financial advisor of Shenzhen Henry Funds Management Co., Ltd. From May 2011 to October 2012, she served as a senior consultant of Intergrate Technology Co., Ltd. Ms. Zhou obtained her master’s degree in business administration from the University of Hong Kong in June 2018, and a bachelor’s degree in computer science from the King’s College London in 2010. Ms. Zhou has also obtained a Chartered Institute of Management Accountants qualification in 2015 and a Chartered Global Management Accountant qualification in 2015.

Han Qin will serve as one of New Golden Path’s independent director upon the closing of the Business Combination. Ms. Qin served as an independent director of China Trends Holdings Limited from 2020 to 2021. She has been the investment director and executive director in Rider Family Office since 2018. From April 2018 to February 2020, she served as the investment director in Shenzhen Zhongxiang Capital Management Co., Ltd. From May 2014 to March 2016, she served as the director, assistant president and joint founder in Asia Fortune Media Group Limited. From July 2005 to September 2007, she served as the director of department of planning in China Major Bridge Engineering Co., Ltd. Ms. Qin obtained a Doctor of Philosophy degree in industrial and manufacturing systems engineering from the University of Hong Kong in May 2014, a master’s degree in management science and engineering from the Wuhan University in June 2009, and a bachelor’s degree in engineering management in June 2005.

Jun Liu will serve as one of New Golden Path’s independent director upon the closing of the Business Combinations. Mr. Liu currently serves on the board of directors of Golden Path. From August 2018, Mr. Liu has been serving on the board of directors of Longevity Acquisition Corporation (Nasdaq: LOAC). He has served as the president of Beijing Wanfeng Xingye Investment Management Co., Ltd., a China based investment company since January 2014. From 2004 to January 2014, he served as the president of Zhongansheng Investment Consulting Co., Ltd. From 2002 to 2004, Mr. Liu served as the vice president of Beijing Xingyun Co., Ltd. From 1999 to 2002, Mr. Liu served as the CEO of Weixin (China) Venture Investment Co., Ltd. and the director of Venture Capital Research Center of Renmin University. From 1993 to 1996, Mr. Liu served as government official in the State Auditing Administration. Mr. Liu received his bachelor’s degree of Finance and Accounting from the Wuhan University in 1989 and received his Master of Business Administration degree from the Renmin University located in China in 1999. His investment portfolios cover wide range of sectors, including TMT, education, clean energy, technology, and chemical industries.

Director Independence

The NASDAQ listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon closing of the Merger, we expect to have three “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our board has determined that each of Mi Zhou, Han Qin and Jun Liu are independent directors under applicable SEC and NASDAQ rules. Following the completion of our initial public offering, our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of New Golden Path’s Board of Directors

Upon the closing of the Business Combination, New Golden Path intends to re-constitute the membership of the audit committee, compensation committee and nominating and corporate governance committee under its Board of Directors. The existing charters previously adopted by Golden Path following its IPO will continue in effect upon the closing of the Business Combination. A copy of the charters is available for viewing on the SEC’s website at sec.gov.edgar. Each committee’s members and functions are described below.

Audit Committee

New Golden Path’s audit committee will consist of 3 Independent Directors, chaired by Mi Zhou. New Golden Path has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. New Golden Path has determined that Mi Zhou qualifies as an “audit committee financial expert.” The audit committee oversees New Golden Path’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

●	establishing clear hiring policies for employees or former employees of the independent auditors;

●	reviewing and recommending to New Golden Path’s Board of Directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

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●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by New Golden Path’s independent auditors at least annually;

●	obtaining a written report from New Golden Path’s independent auditor describing matters relating to its independence and quality control procedures;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	discussing with New Golden Path’s independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	reviewing and recommending the financial statements for inclusion within New Golden Path’s quarterly earnings releases and to its Board of Directors for inclusion in its annual reports;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing policies with respect to risk assessment and risk management;

●	reviewing the adequacy and effectiveness of New Golden Path’s accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	periodically reviewing and reassessing the adequacy of the committee charter;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing;

●	meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

●	monitoring compliance with New Golden Path’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

●	reporting periodically to New Golden Path’s Board of Directors; and

●	such other matters that are specifically delegated to New Golden Path’s audit committee by New Golden Path’s Board of Directors from time to time.

Compensation Committee

We have also established a nominating committee of the board of directors, which will consist of Mi Zhou, Han Qin and Jun Liu. [    ] will serve as chairman of the Nomination committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

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Compensation Committee

We have established a compensation committee of the Board of Directors. The members of our Compensation Committee will be Mi Zhou, Han Qin and Jun Liu. [    ] will serve as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NASDAQ and the SEC.

Duties and Functions of Directors

Under Cayman Islands law, New Golden Path’s directors owe fiduciary duties to New Golden Path, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in New Golden Path’s best interests. New Golden Path’s directors must also exercise their powers only for a proper purpose. New Golden Path’s directors also owe to New Golden Path a duty to exercise skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to New Golden Path, New Golden Path’s directors must ensure compliance with New Golden Path’s Memorandum and Articles of Association, as amended and restated from time to time. New Golden Path has the right to seek damages if a duty owed by its directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in New Golden Path’s name if a duty owed by New Golden Path’s directors is breached. New Golden Path’s Board of Directors has all the powers necessary for managing, and for directing and supervising, New Golden Path’s business affairs. The functions and powers of New Golden Path’s Board of Directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends and distributions, (iii) appointing directors or officers and determining their terms of offices and responsibilities, (iv) exercising the borrowing powers of New Golden Path and mortgaging property of New Golden Path, and (v) approving the transfer of shares of New Golden Path, including the registering of such shares in New Golden Path’s register of members.

Terms of Directors and Officers

New Golden Path’s officers are elected by and serve at the discretion of the board. In addition, shareholders of New Golden Path may by ordinary resolution appoint any person to be a director. Each director holds office for the term fixed by the ordinary resolution or fixed by the resolution of the directors appointing such director, as applicable, but such term shall not exceed two years. Shareholders of New Golden Path may by ordinary resolution remove a director. In addition, a director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (iii) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; (iv) is prohibited by the law of the Cayman Islands from acting as a director; (v) without the consent of the other directors, is absent from meetings of directors for a continuous period of six months; or (vi) is removed from office by all of the other directors (being not less than two in number), either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with New Golden Path’s Memorandum and Articles of Association or by a resolution in writing signed by all of the other directors.

Interested Transactions

A director may, subject to any separate requirement for audit committee approval under applicable law or applicable Nasdaq rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Compensation of Directors and Executive Officers

For the year ended December 31, 2020, MC paid an aggregate of RMB336,880 in cash to its directors and executive officers. The cash compensation for each director and executive officer for the fiscal year ended December 31, 2020 is set forth below. Golden Path does not pay compensation to its directors or officers.

Name	2020 Cash Compensation
Guolong Qi	RMB205,699
Jianbo Zhou	RMB131,181

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of [●], 2021 the number of Golden Path ordinary shares beneficially owned by (i) each person who is known by Golden Path to be the beneficial owner of more than five percent of Golden Path’s issued and outstanding ordinary shares (ii) each of Golden Path’s officers and directors; and (iii) all of Golden Path’s officers and directors as a group. As of [●], Golden Path had 7,458,000 ordinary shares issued and outstanding.

Unless otherwise indicated, Golden Path believes that all persons named in the table have sole voting and investment power with respect to all Golden Path ordinary shares beneficially owned by them. The following table does not reflect beneficial ownership of the warrants or rights included in the units offered by this Form 10-K or the private warrants included the private placement as these warrants are not exercisable and these rights are not convertible within 60 days of the date of this Form 10-K. As Golden Path’s IPO registration statement and Form 8A were not declared effective by the SEC until June 21, 2021, Golden Path was not a filing company under the Securities and Exchange Act of 1934, as amended until June 21, 2021. As of [●], 2021, there were 7,458,000 ordinary shares (assuming the ordinary shares are split from the units which has not yet occurred) issued and outstanding and upon which we base the information in the table below.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Approximate Percentage of Outstanding Shares(2)(3)
Greenland Asset Management Corporation(4)	1,708,000	22.90%
Shaosen Cheng	-	-
Teddy Zheng(5)	-	-
Jun Liu	-	-
Hai Lin	-	-
Xu Zhang	-	-
All directors and officers as a group (5 individuals)	1,708,000	22.90%

(1)	Unless otherwise indicated, the business address of each of the individuals is 100 Park Avenues, New York, NY 10017.

(2)	Based on an aggregate of 7,458,000 ordinary shares which would be issued and outstanding upon the split of Golden Path’s units into its component parts.

(3)	Includes the 270,500 private placement units purchased by Golden Path’s sponsor simultaneously with the consummation of Golden Path’s IPO. The private placement units are the same as the IPO units and therefore include 270,500 ordinary shares. The rights and warrants included in the units convertible or exercisable at this time or within the next 60 days.

(4)	Represents shares held by our sponsor. Each of our officers and directors is a shareholder of our sponsor; however, only our Chairman and Chief Financial Officer have voting securities in our sponsor and are the sole directors of our sponsor. The address for our sponsor is No. 1203, Unit 3, building 10, Yangzhuangbeili, Tongzhou district, Beijing, China.

(5)	Such individual does not beneficially own any of Golden Path’s ordinary shares. However, such individual has a pecuniary interest in Golden Path’s ordinary shares through his ownership of shares of Golden Path’s sponsor.

Golden Path’s sponsor, officers and Mr. Tiger Zhang are deemed to be Golden Path’s “promoters” as such term is defined under the federal securities laws. See “— Related Party Transactions” for additional information regarding Golden Path’s relationships with its promoters. Mr. Zhang is a member of Golden Path’s sponsor and has provided services related to Golden Path’s formation and its IPO. Mr. Zhang received membership interests in Golden Path’s sponsor, as compensation for such services, such membership interests reflect pecuniary interest in approximately 50,000 founder shares.

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The following table sets forth the number of MC ordinary shares beneficially owned by each MC shareholder as of September 8, 2021. As of September 8, 2021, MC had 132,000,000 ordinary shares issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Executive Officers and Directors
Guohui Kang(2)	15,000,000	11.36%
Wei Peng(3)	24,596,200	18.63%

5% Or Greater Holders
Best Road Holdings Limited	24,596,200	18.63%
Tiger Initiative Investment Ltd	20,000,000	15.15%
Super plus Holding Limited	15,000,000	11.36%
Import & Export Guojin Development Co., Ltd	15,000,000	11.36%
Wu Yue Investment Ltd	13,000,000	9.85%
Lucky monkey Holding Limited	12,000,000	9.09%
Sensegain Prosperity Holding Limited	10,781,500	8.17%
Innovation Spark Technology Limited	10,000,000	7.58%

(1)	Unless otherwise indicated, the business address of each of the individuals is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(2)	Import & Export Guojin Development Co., Ltd is the record holder of MC ordinary shares. Guohui Kang, as the sole director and sole shareholder of Import & Export Guojin Development Co., Ltd, has voting and investment discretion over these shares and therefore may be deemed to beneficially own such shares.

(3)	Best Road Holdings Limited is the record holder of MC ordinary shares. Wei Peng, as the sole director and sole shareholder of Best Road Holdings Limited, has voting and investment discretion over these shares and therefore may be deemed to beneficially own such shares.

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SECURITY OWNERSHIP OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of New Golden Path ordinary shares immediately after the consummation of the Business Combination by:

●	each person known to New Golden Path who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, New Golden Path believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all New Golden Path’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, New Golden Path believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All New Golden Path ordinary shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of issued shares is based on 52,994,505 New Golden Path Ordinary Shares to be issued and outstanding upon consummation of the Business Combination. Such amount (i) includes the issuance of the 44,934,455 New Golden Path Ordinary Shares in the Acquisition Merger, including 44,554,455 New Golden Path Ordinary Shares to be issued to the current MC shareholders and 380,000 New Golden Path Ordinary Shares to be issued to Peace Asset Management Ltd.; (ii) assuming there are no Golden Path shareholders who exercise their redemption rights and an aggregate of 602,050 shares are issued upon conversion of the GPCO Rights, including private rights; and (iii) assumes that no exercise of the New Golden Path Warrants.

	New Golden Path ordinary shares		Voting Power
Name and Address of Beneficial Owner(1)	Number	%	(%)
Executive Officers and Directors
Guohui Kang(2)	5,063,006	9.55%	9.55%
Bei Zhen
Guolong Qi
Jianbo Zhou(3)	675,068	1.27%	1.27%
Wei Peng(4)	8,302,047	15.67%	15.67%
Mi Zhou
Han Qin
Jun Liu
All Executive Officers and Directors as a group	14,040,121	26.49%	26.49%

5% Or Greater Holders
Best Road Holdings Limited	8,302,047	15.67%	15.67%
Tiger Initiative Investment Ltd	6,750,675	12.74%	12.74%
Super plus Holding Limited	5,063,006	9.55%	9.55%
Import & Export Guojin Development Co., Ltd	5,063,006	9.55%	9.55%
Wu Yue Investment Ltd	4,387,939	8.28%	8.28%
Lucky monkey Holding Limited	4,050,405	7.64%	7.64%
Sensegain Prosperity Holding Limited	3,639,120	6.87%	6.87%
Innovation Spark Technology Limited	3,375,338	6.37%	6.37%

*	Less than 1%.

(1)	The business address of our directors and executive officers is Room 302, Building A, Zhongkenaneng Building, Yuexing Sixth Road, Nanshan District, Shenzhen, P.R.China.

(2)	Import & Export Guojin Development Co., Ltd is the record holder of MC ordinary shares. Guohui Kang, as the sole director and sole shareholder of Import & Export Guojin Development Co., Ltd, has voting and investment discretion over these shares and therefore may be deemed to beneficially own such shares.

(3)	Brilliantrf Holdings Limited is the record holder of MC ordinary shares. Jianbo Zhou, as the sole director and sole shareholder of Brilliantrf Holdings Limited, has voting and investment discretion over these shares and therefore may be deemed to beneficially own such shares.

(4)	Best Road Holdings Limited is the record holder of MC ordinary shares. Wei Peng, as the sole director and sole shareholder of Best Road Holdings Limited, has voting and investment discretion over these shares and therefore may be deemed to beneficially own such shares.

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REGULATIONS APPLICABLE TO MC

Laws and Regulations Relating to Foreign Investment

According to the Provisions on Guiding the Direction of Foreign Investment, which took effect on April 1, 2002, industries in the PRC are classified into four categories: “permitted foreign investment industries”, “encouraged foreign investment industries”, “restricted foreign investment industries” and “prohibited foreign investment industries”. “Encouraged foreign investment industries”, “restricted foreign investment industries” and “prohibited foreign investment industries” are stipulated in the Catalog. Industries which do not fall in any of these three categories are regarded as “permitted foreign investment industries”. The Catalog is promulgated and is amended by the NDRC and the MOFCOM. The Negative List, which was last amended on June 23, 2020 and subsequently enforced on July 23, 2020 by the NDRC and the MOFCOM and replace the Catalog, sets forth management measures for the market entry of foreign investors, such as equity requirements and senior manager requirements. According to the Negative List, any internet cultural activities (except for the provision of music) is a foreign investment prohibited industry, and foreign-invested shares of value-added telecommunications services must not exceed 50% (excluding e-commerce, domestic multi-party communications services, store and forward services and call center services) of the business.

An enterprise which establishes, operates and manages within the Chinese territory is subject to the PRC Company Law last amended on October 26, 2018. The PRC Company Law is also applicable to a foreign investment company. Nevertheless, where there are other special laws relating to foreign investment, such laws shall prevail.

The procedures for the establishment of a wholly foreign-owned enterprise, the verification, registration and approval procedures, registered capital requirements, foreign exchange restrictions, accounting practices, taxation and labor matters are subject to the Law on Wholly Foreign-invested Enterprises of the PRC, which was last amended on September 3, 2016 and subsequently enforced on October 1, 2016 and the Implementation Regulations for Law on Wholly Foreign-invested Enterprises of the PRC, which was last amended on February 19, 2014 and subsequently enforced on March 1, 2014 and Provisional Administration Measures for the Registration of the Formation and Changes of Foreign Invested Enterprises (the “Measures”) which was last amended on June 29, 2018 and subsequently enforced on June 30, 2018.

According to the Measures, where the incorporation of foreign-invested enterprises does not fall within the scope of the Negative List, such enterprises shall file and submit the record-filing information on the incorporation of foreign-invested enterprises simultaneously when they go through the registration procedures for incorporation. Within the record-filing scope of the Measures, in the case of a change of basic information of the foreign-invested enterprises or their investors, a change of equity (shares) or cooperation interest of the foreign-invested enterprises, merger, division or dissolution, mortgage or transfer of foreign invested enterprise’s property or rights and interests to others and other matters, the foreign-invested enterprise shall file the relevant documents online within 30 days upon occurrence of such changes via the comprehensive administrative system.

On December 30, 2019, the MOC and the State Administration of Market Regulation issued the Measures for the Reporting of Foreign Investment Information, which came into effect on January 1, 2020 and replaced the Measures. Since January 1, 2020, for foreign investors carrying out investment activities directly or indirectly in China, the foreign investors or foreign-invested enterprises shall submit investment information to the commerce authorities pursuant to these measures.

On March 15, 2019, the NPC approved the Foreign Investment Law, which became effective on January 1, 2020, and replaced the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprises Law. On December 26, 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law of the PRC, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the Sino-Foreign Equity Joint Venture Enterprise Law, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Venture Enterprise Law, the Regulations on Implementing the Wholly Foreign-Invested Enterprise Law, and the Regulations on Implementing the Sino-foreign Cooperative Joint Venture Enterprise Law.

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Under the Foreign Investment Law, the State shall implement the management systems of pre-establishment national treatment and negative list for foreign investment, according to which the treatment given to foreign investors and their investments during the investment access stage shall be not lower than that given to their domestic counterparts, and the State shall give national treatment to foreign investment beyond the negative list where special administrative measures for the access of foreign investment in specific fields is specified. Besides, the State shall protect foreign investors’ investment, earnings and other legitimate rights and interests within the territory of China in accordance with the law. The state will take measures to prompt foreign investment such as ensuring fair competition for foreign-invested enterprises to participate in government procurement activities, and protection of intellectual property rights of foreign investors and foreign-invested enterprises.

Industry Catalog Relating to Foreign Investment

Industries listed in the Catalog are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally deemed as constituting a fourth “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations.

On March 15, 2019, the National People’s Congress adopted the Foreign Investment Law of the PRC, which became effective on January 1, 2020 and replaced three existing laws regulating foreign investment in China, namely, the Wholly Foreign-Invested Enterprise Law of the PRC, the Sino-Foreign Cooperative Joint Venture Enterprise Law of the PRC and the Sino-Foreign Equity Joint Venture Enterprise Law of the PRC, together with their implementation rules and ancillary regulations. On December 26, 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law of the PRC, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the Sino-Foreign Equity Joint Venture Enterprise Law of the PRC, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Venture Enterprise Law, the Regulations on Implementing the Wholly Foreign-Invested Enterprise Law of the PRC, and the Regulations on Implementing the Sino-Foreign Cooperative Joint Venture Enterprise Law of the PRC. The Foreign Investment Law of the PRC embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For example, the Foreign Investment Law of the PRC adds a catch-all clause to the definition of “foreign investment” so that foreign investment, by its definition, includes “investments made by foreign investors in China through other means defined by other laws or administrative regulations or provisions promulgated by the State Council” without further elaboration on the meaning of “other means.” It leaves leeway for the future legislations to provide for contractual arrangements as a form of foreign investment. It is therefore uncertain whether MC’s corporate structure will be seen as violating the foreign investment rules as MC is currently leveraging the contractual arrangements to operate certain businesses in which foreign investors are prohibited from or restricted to investing.

On June 30, 2019, the MOFCOM and the NDRC promulgated the Special Management Measures (Negative List) for the Access of Foreign Investment, or the Negative List, which took effective from July 30, 2019. The Negative List expands the scope of industries in which foreign investment is permitted by reducing the number of industries that fall within the Negative List. Foreign investment in value-added telecommunications services (other than e-commerce, domestic multi-party communications, store-and-forward and call center), including internet data center services, still falls within the Negative List.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, or the SASAC, the State Administration of Taxation, or the SAT, the SAIC, the CSRC, and the State Administration of Foreign Exchange, or the SAFE jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

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MC’s PRC subsidiaries are mainly engaged in providing technical services, which fall into the “encouraged” or “permitted” category under the Catalog. MC’s PRC subsidiaries have obtained all material approvals required for its business operations. However, industries such as value-added telecommunication services (except e-commerce), including internet information services, are restricted from foreign investment.

Anti-money Laundering Regulations

The PRC Anti-money Laundering Law, which was promulgated by the Standing Committee of the National People’s Congress in October 2006 and became effective in January 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients’ identification information and transactions records, and reports on large transactions and suspicious transactions. According to the PRC Anti-money Laundering Law, conducts of money-laundering includes dissimulating, concealing through various means the source and nature of gains and profits from drug offences, organized gangsterdom crime, terrorist activities, smuggling, corruption and bribery, disruption of financial order, and financial fraud. Financial institutions subject to the PRC Anti-money Laundering Law include duly established policy banks, commercial banks, credit unions, postal saving organizations, trust investment companies, securities companies, futures brokerage companies, insurance companies and other institutions engaging in financial business as determined and published by the competent anti-money laundering administrative authorities of the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The PBOC and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as payment institutions.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet financial service providers, including online lending information intermediaries, to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters. The Interim Measures jointly issued by four PRC regulatory agencies in August 2016 require the online lending information intermediaries, among other things, to comply with certain anti-money laundering obligations, including verifying customer identification, reporting suspicious transactions and preserving customer information and transaction records. The Custodian Guidelines issued by PBOC in February 2017 require the online lending platforms to set up custody accounts with commercial banks and comply with the anti-money laundry requirements of the relevant commercial banks.

In cooperation with MC’s partnering custody banks and payment companies, MC have adopted various policies and procedures for anti-money laundering purposes.

Regulations Relating to Overseas Listings

In August 2006, six PRC regulatory authorities, including the China Securities Regulatory Commission, or the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such Overseas SPV’s securities on an overseas stock exchange.

MC’s PRC legal counsel has advised MC that, based on its understanding of the current PRC laws and regulations, MC will not be required to submit an application to the CSRC for the approval of the listing and trading of us on the Nasdaq. However, MC’s PRC legal counsel has further advised us that there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

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Laws and Regulations Relating to Marketing Business

The Advertising Law of the PRC (the “Advertising Law”), which took effect on February 1, 1995 and was last amended on October 26, 2018, regulates contents of advertisements, codes of conduct for advertisers, and the supervision and administration of the advertising industry. It also stipulates that advertisers, advertising operators, and advertisement publishers shall abide by the Advertising Law and other laws and regulations, be honest and trustworthy, and compete in a fair manner in advertising business.

According to the Advertising Law, if advertising operators know or should have known the content of the advertisements is false or deceptive but still provide advertising design, production and agency services in connection with the advertisement, they might be subject to penalties, including confiscation of revenue and fines, and the competent PRC authority may suspend or revoke their business licenses.

The Interim Measures for the Administration of Internet Advertising (the “Interim Measures on Internet Advertising”), which took effect on September 1, 2016, regulate advertising activities conducted via the internet. According to the Interim Measures on Internet Advertising, advertisements published or distributed via the internet shall not interfere with users’ normal use of the internet. For example, advertisements published on web page pop-up windows or in others forms shall be clearly marked with a “close” sign to ensure a “Click to close”. No entity or individual may induce users to click on the contents of an advertisement through deception. An internet advertisement publisher or advertising operator shall establish and maintain an acceptable registration, examination and file management system for its advertisers; examine, verify and record the identity information of each advertiser. The Interim Measures on Internet Advertising also require internet advertisement publishers and advertising operators to verify related supporting documents, check the contents of the advertisement and prohibits them from designing, producing, providing services or publishing any advertisement if the content and supporting documents do not match each other or the documentary evidence thereof are insufficient.

Laws and Regulations Relating to Information Security and Privacy Protection

Internet content in the PRC is regulated and restricted from a state security standpoint. The Standing Committee of the National People’s Congress (the “SCNPC”) enacted the Decisions on the Maintenance of Internet Security, which took effect on December 28, 2000 and was last amended on August 27, 2009, to subject persons to criminal liabilities in the PRC for any attempt to (i) gain improper entry to a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. The Administration Measures on the Security Protection of Computer Information Network with International Connections, which took effect on December 30, 1997 and was last amended on January 8, 2011, prohibit using the internet in ways which, among others, result in a leakage of state secrets or a spread of socially destabilizing content. The Provisions on the Technical Measures for the Protection of the Security of the Internet, which was promulgated by the MPS and took effect on March 1, 2006, require internet service providers to take proper measures including anti-virus, data back-up and other related measures, to keep records of certain information about its users (including users registration information, log-in and log-out time, IP address, content and time of posts by users) for at least 60 days, and to detect illegal information, stop transmission of such information, and keep relevant records. If an internet information service provider violates these measures, the MPS and the local security bureaus may revoke its operating license and shut down its website. In accordance with the Circular of the Ministry of Public Security, the State Secrecy Bureau, the State Cipher Code Administration and The Information Office of the State Council on Printing and Distributing the Administrative Measures for the Graded Protection of Information Security which took effect on June 22, 2007, the security protection grade of an information system may be classified into the five grades. To newly build an information system of Grade II or above, its operator or user shall, within 30 days after it is put into operation, handle the record-filing procedures at the local public security organ at the level of municipality divided into districts or above of its locality.

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On December 28, 2012, the SCNPC promulgated the Decision on Strengthening Network Information Protection to enhance the legal protection of information security and privacy on the internet. On July 16, 2013, the MIIT promulgated the Provisions on Protection of Personal Information of Telecommunication and Internet Users, which took effect on September 1, 2013, to regulate the collection and use of users’ personal information in the provision of telecommunication services and internet information services in PRC and the personal information includes a user’s name, birth date, identification card number, address, phone number, account number, password and other information that can be used for identifying a user and time and place the user uses the aforementioned service. Telecommunication business operators and internet service providers are required to establish its own rules for collecting and use of user’s information and cannot collect or use users’ information without users’ consent. Telecommunication business operators and internet service providers are prohibited from disclosing, tampering with, damaging, selling or illegally providing others with, collected personal information. Several Provisions on Regulation of the Market Order of Internet Information Service, which took effect on March 15, 2012, stipulate that without the consent of users, internet information service providers shall not collect information relevant to the users that can lead to the recognition of the identity of the users independently or in combination with other information, nor shall they provide personal information of users to others, unless otherwise provided by laws and administrative regulations.

In accordance with the Cyber Security Law of the PRC, which took effect on June 1, 2017, network operators shall comply with relevant laws and regulations and fulfill their obligations to safeguard security of the network when conducting business and providing services. Those who provide services through networks shall take technical measures and other necessary measures pursuant to laws, regulations and compulsory national requirements to safeguard the safe and stable operation of the networks, respond to network security incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data, and the network operator shall not collect the personal information irrelevant to the services it provides or collect or use the personal information in violation of the provisions of laws or agreements between both parties, and network operators of key information infrastructure shall store within the territory of the PRC all the personal information and important data collected and produced within the territory of the PRC. The purchase of network products and services that may affect national security shall be subject to national cyber security review. The Measures for Cyber security Review, which took effect on June 1, 2020, provide for more detailed rules regarding cyber security review requirements. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate released the Interpretations of the Supreme People’s Court and the Supreme People’s Procurator ate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information (the “Interpretations”), which took effect on June 1, 2017. The Interpretations clarify several concepts regarding the crime of “infringement of citizens’ personal information” stipulated by Article 253A of the Criminal Law of the People’s Republic of China, including “citizen’s personal information”, “provision”, and “unlawful acquisition”. Also, the Interpretations specify the standards for determining “serious circumstances” and “particularly serious circumstances” of this crime.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which will become effective on November 1, 2021. The PIPL curbs collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Violations of the PIPL may result in warnings and forced corrections, confiscation of corresponding income, suspension of related services, and fines.

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Laws and Regulations Relating to Intellectual Property Right

Trademarks

Pursuant to the Trademark Law of the PRC which was last amended on April 23, 2019 and subsequently enforced on November 1, 2019, and the Implementation Rules of the PRC Trademark Law which was last amended on April 29, 2014 and subsequently enforced on May 1, 2014, a registered trademark means a trademark that has been approved by and registered with the trademark office, including goods trademarks, service trademarks, collective trademarks and certification trademarks. Twelve months prior to the expiration of the 10-year term, an applicant can renew its trademarks and reapply for trademark protection. A registered trademark is valid for 10 years commencing on the date of registration approval and renewal shall be made within 12 months before the expiration. If such an application cannot be filed within that period, an extension period of six months may be granted. To license a registered trademark, the licensor should file the licensing documents of the licensed trademark with the trademark bureau, and the trademark bureau shall gazette the licensing. Non-filing of the licensing of a trademark shall not be contested against a good faith third party. The following acts shall constitute infringement of the exclusive right to use a registered trademark: (1) using a trademark that is identical or similar to a registered trademark of the same type of commodities or similar commodities without a license from the registrant of that trademark; (2) selling commodities that infringe upon the exclusive right to use a registered trademark; (3) forging or manufacturing without authorization the marks of a registered trademark, or selling marks of a registered trademark that are forged or manufactured without authorization; (4) changing another party’s registered trademark and putting the commodities with the changed trademark into the market without the consent of the holder of that trademark; or (5) other conduct that would hinder another party’s exclusive right to use its registered trademark.

Patents

In accordance with the Patent Law of the PRC, which was last amended December 27, 2008 and subsequently enforced on October 1, 2009 and the Implementation Rules for the Implementation of the Patent Law of the PRC, which was last amended on January 9, 2010 and subsequently enforced on February 1, 2010, patent is divided in to 3 categories, i.e., invention patent, design patent and utility model patent. The duration of the invention patent right is 20 years, and the duration of the design patent right and utility model patent right is 10 years, which shall begin from the date of filing. An individual or entity who uses patent without the license of the patent holder, counterfeits patent products or engages in patent infringement activities shall be held liable for compensation to the patent holder and may be imposed a fine, or even subject to criminal liabilities.

Copyright

According to the Copyright Law of the PRC, which took effect on June 1, 1991, and was last amended November 11, 2020 and subsequently enforced on June 1, 2021, copyright includes computer software, and the Copyright Protection Centre of China provide a voluntary register system for copyright.

According to the Regulation on Computer Software Protection, which took effect on October 1, 1991 and was last amended on January 30, 2013 and subsequently enforced on March 1, 2013, the software copyright shall exist from the date on which its development has been completed, and software copyright owner may register with the software registration institution recognized by the copyright administration department of the State Council. On February 20, 2002, the National Copyright Administration of the PRC issued the Measures on Computer Software Copyright Registration, which outlines the operational procedures for registration of software copyright, as well as registration of the license for the software copyright and software copyright transfer contracts. The Copyright Protection Center of the PRC is mandated as the software registration agency under the regulations.

Domain Names

In accordance with the Measures for the Administration of Internet Domain Names, which took effect on November 1, 2017 and the Implementation Rules on Registration of National Domain Names, the Measures on Dispute Resolution of National Domain Names, the Proceeding Rules on Dispute Resolution of National Domain Names, which took effect on June 18, 2019, domain name registrations are handled through domain name service agencies established under the relevant regulations, and the applicants become domain name holders upon successful registration.

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Laws and Regulations Relating to Labor Protection

In accordance with the Labor Law of the PRC, which was last amended on December 29, 2018, and the Labor Contract Law of the PRC, which took effect on January 1, 2008 and was last amended on December 28, 2012 and subsequently enforced on July 1, 2013, and the Implementation Regulation of the Labor Contract Law of the PRC which took effect on September 18, 2008, labor contracts in written form shall be executed to establish labor relationships between employers and employees.

Employers shall establish and develop labor rules, regulations and systems according to the PRC laws to protect the rights and ensure the performance of duties of employees, and career development and training systems shall be established. Employers shall also set up and develop the labor safety and health system in strict compliance with the rules and standards of labor safety and sanitation of the PRC and provide education on labor safety and sanitation for the employees to prevent work-related accidents and occupational harm.

Laws and Regulations Relating to Social Insurance and Housing Provident Fund

In accordance with the Law of Social Insurance of the PRC which took effect on July 1, 2011 and was last amended on December 29, 2018, the Provisional Regulation on the Collection and Payment of Social Insurance Premiums which took effect on January 22, 1999 and was last amended on March 24, 2019, the Decision of the State Council on the Establishment of Basic Medical Insurance System for Urban Workers which took effect on December 14, 1998, the Decisions of the State Council on the Establishment of Unified System of Basic Retirement Insurance Fund for the Employees of Enterprises which took effect on July 16, 1997, the Regulations of Insurance for Work-Related Injury which was amended on December 20, 2010 and subsequently enforced on January 1, 2011, the Regulations of Insurance for Unemployment which took effect on January 22, 1999, the Provisional Insurance Measures for Maternity of Employees which took effect on January 1, 1995 and the Regulations on Management of Housing Provident Fund which took effect on April 3, 1999 and was last amended on March 24, 2019, employers shall make payments of the basic medical insurance, basic retirement insurance, insurance for work-related injury, unemployment insurance, maternity insurance and housing provident fund for the employees.

If the employer fails to file the registration for social insurance, the social insurance administration authority shall order it to make rectification within a prescribed time limit. If rectification is not made within the prescribed time limit, the employer will be imposed a fine. If the employer does not pay the full amount of the Social Insurance as scheduled, the social insurance collection institution shall order it to pay within a prescribed time limit together with a late fee. If the payment including the late fee is not settled by the prescribed time limit, the employer will be imposed a fine. If the employer fails to file the registration for the housing provident fund, the housing provident fund administration center shall order the employer to pay the amount of the housing provident fund as specified under the relevant laws and regulations within a prescribed time limit, and if the employer still fails to pay up within the prescribed time limit, the fund administration center may apply to the court for enforcement of the unpaid amount.

According to the Reform Scheme of Tax Collection and Management System of State Tax and Local Tax which took effect on July 20, 2018, the social insurance collection and management authority was to be transferred from the Ministry of Human Resources and Social Security to the SAT from January 1, 2019. On September 18, 2018, the general meeting of State Council announced that the policies for social insurance shall remain unchanged until the transfer of the authority for social insurance has been completed. On September 21, 2018, the Ministry of Human Resources and Social Security released an Urgent Notice on Enforcing the Requirement of the General Meeting of the State Council and Stabilization the Levy of Social Insurance Payment and required that the policies for both the rate and basis of social insurance contributions shall remain unchanged until the reform on the transfer of the authority for social insurance has been completed. On November 16, 2018, the SAT released the Notice of Certain Measures on Further Supporting and Serving the Development of Private Economy, which provided that the policy for social insurance shall remain stable and the SAT will pursue to lower the social insurance contribution rates with the relevant authorities, and ensure the overall burden of social insurance contribution on enterprises will be lowered.

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Laws and Regulations Relating to Taxation

Corporate Income Tax

In accordance with the EIT Laws (defined thereafter), which took effect on January 1, 2008 and was last amended on December 29, 2018 and the Implementation Regulation for the Enterprise Income Tax Law of the PRC which took effect on January 1, 2008 and was last amended on April 23, 2019 (collectively, the “EIT Laws”), taxpayers consist of resident enterprises and non-resident enterprises. Resident enterprises are defined as enterprises that are established in China in accordance with the PRC laws, or that are established in accordance with the laws of foreign countries (or regions) but whose actual or de facto control entity is within the PRC. Non-resident enterprises are defined as enterprises that are set up in accordance with the laws of foreign countries (or regions) and whose actual administration is conducted outside the PRC, but (i) have entities or premises in China, or (ii) have no entities or premises in China but have income generated from China. According to the EIT Laws, foreign invested enterprises in the PRC are subject to corporate income tax at a uniform rate of 25%. For a non-resident enterprise having no office or establishment inside China, or for a non-resident enterprise whose incomes have no actual connection to its institution or establishment inside China, a withholding tax of 10% will be levied for the income derived from China.

The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of the PRC and controlled by PRC enterprises or PRC enterprise groups is located within the PRC.

In accordance with the EIT Laws, a high-tech enterprise which has independent intellectual property rights and complies with the rules of corporate income tax and other relevant laws and regulations enjoys a reduced corporate income tax rate of 15%. The specific standards and procedures for the management of identification of high-tech enterprises are stipulated in the Measures for the Administration of the Certification of High-tech Enterprises which were jointly issued by the Ministry of Science and Technology, the MOF and the SAT on April 14, 2008, took retroactive effect on January 1, 2008 and were amended on January 29, 2016, took retroactive effect on January 1, 2016.

Dividend Tax

Pursuant to the EIT Laws, income from equity investment between qualified PRC resident enterprises such as dividends and bonuses, which refers to investment income derived by a resident enterprise from its direct investment in another resident enterprise, is tax-exempt.

In addition, pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income which took effect in the PRC on January 1, 2007, a the PRC resident enterprise which distributes dividends to its Hong Kong shareholders should pay income tax according to the PRC law. However, if the beneficiary of the dividends is a Hong Kong resident enterprise, which directly holds no less than 25% equity interests of the aforesaid enterprise (i.e. the dividend distributor), the tax levied shall be 5% of the distributed dividends.

Pursuant to the Circular of the State Administration of Taxation on Relevant Issues relating to the Implementation of Dividend Clauses in Tax Agreements which took effect on February 20, 2009, all of the following requirements shall be satisfied in order to enjoy the preferential tax rates provided under the tax agreements: (i) the tax resident that receives dividends should be a company as provided in the tax agreement; (ii) the equity interests and voting shares of the PRC resident company directly owned by the tax resident reach the percentages specified in the tax agreement; and (iii) the equity interests of the Chinese resident company directly owned by such tax resident at any time during the twelve months prior to receiving the dividends reach a percentage specified in the tax agreement. On February 3, 2018, the SAT issued the Notice on Certain Issues regarding Beneficial Owner in Tax Treaties which took effect on April 1, 2018 provides clearer guidelines and adopts comprehensive assessment approaches when determining whether a company can be qualified as Beneficial Owner, so as to enjoy the preferential tax rate on dividends.

Pursuant to Notice on Widening the Applicable Scope of the Policy of Temporary Exemption of Withholding Taxes on the Direct Investment Made by Overseas Investors with Distributed Profits which took effect on January 1, 2018, where the profits distributed by a resident enterprise within the territory of China to an overseas investor are directly invested in an investment project which is not in the prohibited category and is in conformity with the specified conditions, the project shall be governed by the deferred tax payment policy and be temporarily exempt from withholding income tax.

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VAT

According to the Provisional Regulations on Value-added Tax of the PRC which took effect on January 1, 1994 and was last amended on November 19, 2017, and the Provisional Implementation Rules of the Provisional Regulations on Value-added Tax of the PRC which was last amended on October 28, 2011 and subsequently enforced on November 1, 2011, all enterprises and individuals that engage in the sale of goods, the provision of processing, repair and replacement services, and the importation of goods within the territory of the PRC shall pay VAT. According to the Circular on Comprehensively Promoting the Pilot Program of the Collection of VAT in Lieu of Business Tax, which took effect on May 1, 2016, the pilot practice of levying VAT in lieu of business tax was extended nationwide to the sale of services, intangible assets or property.

According to the Circular of the Ministry of Finance (the “MOF”) and SAT on Adjusting Value-added Tax Rates which took effect on May 1, 2018, where a taxpayer engages in a taxable sales activity for the VAT purpose or imports goods, the previous applicable 17% and 11% tax rates are adjusted to be 16% and 10% respectively, and are further adjusted to be 13% and 9% respectively in accordance with the Announcement of the MOF, the SAT and the General Administration of Customs on Deepening the Policies Related to Value-Added Tax Reform which took effect on April 1, 2019.

Urban Maintenance and Construction Tax as well as Education Surtax

In accordance with the Provisional Provisions on the Collection of Educational Surtax, which was last amended on January 8, 2011, all entities and individuals who pay consumption tax, VAT and business tax shall also be required to pay educational surtax. The educational surtax rate is 3% of the amount of VAT, business tax and consumption tax actually paid by each entity or individual, and the educational surtax shall be paid simultaneously with VAT, business tax and consumption tax. In accordance with the Provisional Regulations on Urban Maintenance and Construction Tax of the PRC which was last amended on January 8, 2011 and Circular of the State

Administration of Taxation on Issues Concerning the Collection of the Urban Maintenance and Construction Tax, which took effect on March 12, 1994, any entity or individual liable to consumption tax, VAT and business tax shall also be required to pay urban maintenance and construction tax. Payment of urban maintenance and construction tax shall be based on the consumption tax, VAT and business tax which a taxpayer actually pays and shall be made simultaneously when the latter are paid. The rates of urban maintenance and construction tax shall be 7%, 5% and 1% for a taxpayer in a city, in a county town or town and in a place other than a city, county town or town respectively.

Laws and Regulations Relating to Foreign Exchange

In accordance with the Foreign Exchange Administrative Regulations of the PRC which was last amended on August 5, 2008, Renminbi is generally freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, but are not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval/registration of the SAFE is obtained.

In accordance with the Administration Rule on the Settlement and Sale of and Payment in Foreign Exchange, which took effect on July 1, 1996, a foreign invested enterprise is allowed to process the settlement and sale of and payment in foreign exchange for capital account items after submitting valid commercial documents and getting approval from the SAFE. According to the Circular 13, which took effect on June 1, 2015, certain of the aforementioned approval rights of the SAFE are authorized to designated banks.

Pursuant to the Circular 19 which took effect on June 1, 2015, and the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement which took effect on June 9, 2016, whose main business is investment, are allowed to make equity investment in PRC using the Renminbi funds converted from its registered capital. Meanwhile, the use of such Renminbi funds converted cannot be:

●	directly or indirectly used for the payment beyond the business scope of the enterprises or any payment prohibited by national laws and regulations;

●	unless otherwise provided by laws and regulations, directly or indirectly used or investment in securities or other financial products investment (except the bank capital-protection products);

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●	granting loans to non-related enterprises unless permitted under the scope of business; or

●	for construction or purchase of real estate not for self-use, save for real estate enterprises.

In October 2019, the SAFE released the Notice on Further Promoting the Facilitation of Cross-border Trade and Investment, which, among others, cancelled the restrictions on the domestic equity investment by non-investment foreign-funded enterprises with their capital funds and non-investment foreign-funded enterprises are allowed to make domestic equity investment with their capital funds in accordance with the law on the premise that the existing special administrative measures (Negative List) for foreign investment access are not violated and the projects invested thereby in China are true and legitimate.

In addition, foreign invested enterprises are allowed to settle foreign exchange capitals on a discretionary basis; the foreign invested enterprises may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange bureau has confirmed monetary contribution rights and interests (or for which the bank has registered the account-crediting of monetary contribution). For the time being, foreign invested enterprises are allowed to settle 100% of their foreign exchange capitals on a discretionary basis. The SAFE may adjust the foregoing percentage as appropriate based on prevailing international balance of payments.

In accordance with the Circular 37 which took effect on July 4, 2014, a “special purpose vehicle” means an overseas enterprise directly established or indirectly controlled by a domestic resident (including domestic institutions and domestic individual residents) for the purpose of engaging in investment and financing with the domestic enterprise assets or interests he legally holds, or with the overseas assets or interests he legally holds. Domestic residents establishing or taking control of a special purpose vehicle abroad which makes round-trip investments in PRC are required to file foreign exchange registration with the local foreign exchange bureau.

According to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, the initial foreign exchange registration for establishing or taking control of a special purpose company by domestic residents can be filed with a designated bank, instead of the local foreign exchange bureau.

Pursuant to the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification (the “Circular 3”) which took effect on January 26, 2017, stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

As of the Latest Practicable Date, the ultimate individual shareholder of MC had completed the foreign exchange registrations pursuant to Circular 37 and Circular 13 in relation to this shareholder’s offshore investments as PRC residents.

Laws and Regulations Relating to Overseas Direct Investment

The Administrative Measures for Overseas Investment Management was promulgated by the MOFCOM on September 6, 2014 and came into effect on October 6, 2014. As defined by the Measures for Overseas Investment Management, overseas investment means that the enterprises legally incorporated in the PRC own the non-financial enterprises or obtain the ownership, control and operation management rights of the existing non-financial enterprises in foreign countries through incorporation, merger and acquisition and other means. If the overseas investments involve sensitive countries and regions or sensitive industries, they shall be subject to the approval of competent authorities. For other overseas investments, they shall be subject to filing administration. Local enterprises shall be filed with the provincial commercial administration authorities where they are located. The qualified enterprises will be put into record and granted with Overseas Investment Certificate for Enterprise by the relevant provincial commercial administration authorities.

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On December 26, 2017, NDRC issued the Administrative Measures for the Overseas Investment of Enterprises, which took effect on March 1, 2018. Under the Measures, sensitive overseas investment projects carried out by PRC enterprises either directly or through overseas enterprises under their control shall be approved by NDRC, and non-sensitive overseas investment projects directly carried out by PRC enterprises shall be filed with NDRC or its local branch at provincial level. In the case of the large-amount non-sensitive overseas investment projects with the investment amount of USD$ 300 million or above carried out by PRC enterprises through the overseas enterprises under their control, such PRC enterprises shall, before the implementation of the projects, submit a report describing the details about such large-amount non-sensitive projects to NDRC. Where the PRC resident natural persons make overseas investments through overseas enterprises under their control, the Measures shall apply mutatis mutandis. Subsequently on January 31, 2018, NDRC issued the Catalogue of Sensitive Overseas Investment Industry (2018 Version) effective from March 1, 2018 under which enterprises shall be restricted from making overseas investments in certain industries including without limitation real estate and hotel.

As of the Latest Practicable Date, the ultimate PRC corporate shareholders of MC, had completed the overseas direct investment registration with the local MOFCOM and NDRC pursuant to the Overseas Direct Investment Rules in relation to their offshore investments as domestic enterprises.

Laws and Regulations Relating to Dividend Distribution

The principal law governing dividend distributions by MC’s PRC Subsidiaries is the PRC Company Law, while the dividend distribution by wholly foreign-owned enterprises (“WFOE”) is further governed by Foreign Investment Law and its implementation regulations. According to the above laws and regulations, Chinese companies (including foreign-owned enterprises) may only pay dividends based on the accumulated profits calculated in accordance with PRC accounting principles.

In addition, in accordance with the PRC Company Law, when a company distributes their after-tax profits for a given year, they shall allocate 10% of after-tax its profits to their statutory common reserve. Companies shall no longer be required to make allocations to their statutory common reserve once the aggregate amount of such reserve exceeds 50% of their registered capital unless the provisions of laws regarding foreign investment otherwise provided. If a company’s statutory common reserve is insufficient to make up its losses of the previous years, such losses shall be made up from the profit for the current year prior to making allocations to the statutory common reserve pursuant to the preceding paragraph. Such reserved cash cannot be distributed as cash dividends.

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CERTAIN TRANSACTIONS

Certain Transactions of Golden Path

On January 6, 2021, Golden Path sponsor purchased 1,150,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.02 per share. On March 26, 2021, the Company issued an additional 287,500 founder shares to our sponsor in connection with a recapitalization. Golden Path sponsor will own approximately 22.90% of its issued and outstanding shares after its IPO.

Golden Path’s sponsor (and/or its designees) purchased an aggregate of 270,500 private placement units at a price of $10.00 per unit in a private placement that will close simultaneously with the closing of the IPO on June 24, 2021. Each unit consists of one private placement share, one private placement right granting the holder thereof the right to receive one-tenth (1/10) of an ordinary share upon the consummation of an business combination, and one private placement warrant. Each private placement warrant entitles the holder upon exercise to purchase one-half of one ordinary share at a price of $11.50 per whole share, subject to adjustment as provided herein. The private placement units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the Business Combination.

Golden Path entered into an Administrative Services Agreement with Greenland Asset Management Corporation, an affiliate of Golden Path’s sponsor, pursuant to which Golden Path will pay a total of $10,000 per month for office space, administrative and support services to such affiliate. Upon completion of the Business Combination or Golden Path’s liquidation, Golden Path will cease paying these monthly fees. Accordingly, in the event the consummation of the Business Combination takes the maximum 21 months, an affiliate of Golden Path’s sponsor will be paid a total of $210,000 ($10,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.

Golden Path’s sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Golden Path’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Golden Path’s audit committee will review on a quarterly basis all payments that were made to Golden Path’s sponsor, officers, directors or Golden Path’s or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Golden Path’s behalf.

Golden Path’s sponsor had previously agreed to loan Golden Path up to $300,000 to be used for formation and offering expenses. As of December 31, 2020, the amount owed to Golden Path’s sponsor was $36,784. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2021 or the closing of the IPO. Golden Path repaid the sum of $453,364 to Golden Path’s sponsor at the completion of the IPO on June 24, 2021.

In order to finance transaction costs in connection with an intended business combination, Golden Path’s sponsor or an affiliate of Golden Path’s sponsor or certain of its officers and directors may, but are not obligated to, loan Golden Path funds as may be required. If Golden Path completes a business combination, it would repay such loaned amounts. In the event that the Business Combination does not close, Golden Path may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from Golden Path’s trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit (which, for example, would result in the holders being issued 165,000 ordinary shares if $1,500,000 of notes were so converted (including 15,000 shares upon the closing of the Business Combination in respect of 150,000 rights included in such units), as well as 150,000 warrants to purchase 75,000 shares) at the option of the lender. The units would be identical to the placement units issued to the holder. The terms of such loans by Golden Path’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Golden Path does not expect to seek loans from parties other than Golden Path’s sponsor or an affiliate of Golden Path’s sponsor as Golden Path does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in Golden Path’s trust account. As of [●] no advance of funds has been made.

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Founder Shares

In May 2018, the Company issued one ordinary share to the Sponsor for no consideration. In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split. On January 6, 2021, the Sponsor purchased an aggregate of 1,150,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.02 per share. On March 26, 2021, the Company issued an additional 287,500 founder shares to our sponsor in connection with a recapitalization.

The 1,150,000 founder shares (for purposes hereof referred to as the “Founder Shares”).

Golden Path’s founders and its officers and directors have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Advance from Related Party

As of June 30, 2021, and December 31, 2020, the Sponsor had advanced the Company an aggregate of $27,931 and $36,784 respectively. The advances are non-interest bearing and due on demand.

Promissory Note Payable

On December 21, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering (see Note 4). The outstanding balance under the Promissory Note was repaid at the closing of the Initial Public Offering on June 24, 2021. As of June 30, 2021 and December 31, 2020, the principal amount due and owing under the Promissory Note was $0 and $50,000, respectively.

Administrative Services Arrangement

An affiliate of the Sponsor agreed, commencing on June 24, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of [●] no advance of funds has been made.

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Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional month (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $191,667 (approximately $0.033 per Public Share), up to an aggregate of $1,725,000, or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one month extension. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

Related Party Policy

Golden Path has adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by Golden Path’s Board of Directors (or the appropriate committee of Golden Path’s board) or as disclosed in Golden Path’s public filings with the SEC. Under Golden Path’s code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics was filed as an exhibit to the registration statement for the IPO as filed with the SEC.

In addition, Golden Path’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related party transactions to the extent that Golden Path enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that Golden Path adopted was filed as an exhibit to the registration statement for the IPO. Golden Path also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Certain Transactions of MC

MC has not been and will not be a participant in any related party transactions within the meaning of Item 404 of Regulation S-K. Upon the consummation of the Business Combination, New Golden Path will adopt certain policies and procedures for the review, approval, or ratification of transactions with related parties.

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SHARES ELIGIBLE FOR FUTURE SALE

According to the Amended and Restated Memorandum and Articles of Association of New Golden Path the authorized share capital of post-closing company is $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each. New Golden Path’s ordinary shares issued in the Business Combination will be registered at the closing, but will be subject to the lock-up agreements described below. Sales of substantial amounts of New Golden Path ordinary shares in the public market could adversely affect prevailing market prices of the New Golden Path ordinary shares. Prior to the Business Combination, there has been no public market for New Golden Path ordinary shares. New Golden Path intends to apply for listing of the New Golden Path ordinary shares and New Golden Path Warrants on the Nasdaq, but it cannot be assured that a regular trading market will develop in the New Golden Path ordinary shares or New Golden Path Warrants.

Pursuant to the term of the Business Combination Agreement as described in this Proxy/Registration Statement, Golden Path will be issuing to the shareholders of MC Hologram Inc. (“MC”), a Cayman Islands exempted company, an aggregate of 44,554,455 Golden Path ordinary shares equal to approximately 84.07% of the post transaction ordinary shares issued and outstanding of Golden Path. All of the ordinary shares to be issued to the MC shareholders in connection with the Business Combination will be freely transferable under the Securities Act of 1933 without restriction or further registration under the Securities Act, subject to any lock-up restrictions by virtue of this Proxy/Registration Statement on Form S-4.

Transfer of New Golden Path Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and New Golden Path’s Amended and Restated Memorandum and Articles of Association, the fully paid-up ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual common form or in a form acceptable to the directors and the applicable securities laws in the relevant jurisdictions. The directors may decline to register any transfer unless, among other things, (i) the instrument of transfer is lodged with New Golden Path, accompanied by the certificate for the shares to which it relates and such other evidence as New Golden Path’s board of directors may reasonably require to show the right of the transferor to make the transfer, (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required, (iv) in the case of transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four, and (v) a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as New Golden Path’s directors may from time to time require is paid to New Golden Path. New Golden Path will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

In connection with the transactions, New Golden Path will enter into a Lock-Up Agreement with each MC shareholder, with respect to certain lock-up arrangements, which will provide that such MC shareholder will not, within certain period of time from the closing of the Business Combination, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, subject to express carve-outs therein, any of the shares issued in connection with the Business Combination, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. The Lock-up Agreement provides that all shares held by the parties to the lock-up agreements will be subject to restrictions of sale, transfer or assignment as follows: (A) 50% of the shares until the earlier of (i) six (6) months after the date of the consummation of the Merger or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Merger, and (B) the remaining 50% of the shares may not be transferred, assigned or sold until six months after the date of the consummation of the Merger.

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Rule 144

All of New Golden Path ordinary shares that will be outstanding upon the consummation of the Business Combination, other than (i) those equity shares issued and registered in connection with the Business Combination and (ii) the ordinary shares sold in Golden Path’s IPO, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of New Golden Path and has beneficially owned New Golden Path’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about New Golden Path. Persons who are affiliates of New Golden Path and have beneficially owned New Golden Path’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [●] equity shares; or

●	the average weekly trading volume of New Golden Path ordinary shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of New Golden Path under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about New Golden Path.

Notwithstanding the foregoing, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Business Combination, New Golden Path will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of New Golden Path’s employees, consultants or advisors who purchases equity shares from New Golden Path in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

In connection with the transactions, Golden Path and MC shareholders have entered into a registration rights agreement (the form of which is attached as Exhibit A to the Merger Agreement) as of September 10, 2021, to provide for the resale registration with respect to the shares issued to MC shareholders in connection with the Business Combination. Further, in connection with our IPO, we entered into a registration rights agreement with our Sponsor to provide for the registration for resale of securities held by the Sponsor and its permitted assignees. Under the registration rights agreements with the MC shareholders and our Sponsor, the holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities for resale under the securities Act of 1933, as amended. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

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DESCRIPTION OF NEW GOLDEN PATH’S SECURITIES

New Golden Path or Golden Path is an exempted company incorporated in the Cayman Islands and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which is referred to as the “Companies Act” below, and the common law of the Cayman Islands.

New Golden Path currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. According to the Memorandum and Articles of Association, the authorized share capital of New Golden Path is US $50,000 divided into 500,000,000 shares of a par value of US $0.0001 each.

New Golden Path ordinary shares

The following includes a summary of the terms of New Golden Path ordinary shares, based on its Memorandum and Articles of Association and Cayman Islands law.

General. Immediately prior to the consummation of the Business Combination, Golden Path’s issued share capital is 7,458,000 Golden Path ordinary shares, with a par value of $0.0001 each. All of Golden Path’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Golden Path may not issue share to bearer. Golden Path’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of New Golden Path’s ordinary shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, New Golden Path’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. Dividends may only be paid out of profits or share premium account. in accordance with the Companies Act, and provided always that no dividend may be declared and paid unless New Golden Path’s directors determine that, immediately after the payment, New Golden Path will be able to pay its debts as they become due in the ordinary course of business and New Golden Path has funds lawfully available for such purpose. Holders of New Golden Path’s ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each New Golden Path’s ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders together holding not less than one-half of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, New Golden Path is not obliged by the Companies Act to call shareholders’ annual general meetings. New Golden Path’s Memorandum and Articles of Association provide that to the extent required by the Listing Rules at the Nasdaq, New Golden Path shall in each year hold a general meeting as its annual general meeting in which case New Golden Path will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. New Golden Path may, but shall not (unless required by applicable laws or the Listing Rules at the Nasdaq) be obliged to, in each year hold any other general meeting. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of New Golden Path’s shareholders may be called by a majority of its Board of Directors or, in the case of an extraordinary general meeting only, upon a requisition in writing given by one or more shareholders holding at the date of deposit of the requisition not less than 10% of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, New Golden Path Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least five (5) clear days’ is required for the convening of New Golden Path’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association. For these purposes, Clear Days, in relation to a period of notice, means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for the Name Change Proposal, the Articles Amendment Proposal or making other changes to New Golden Path’s Memorandum and Articles of Association.

Transfer of ordinary shares. Subject to the restrictions in New Golden Path’s Memorandum and Articles of Association as set out below, any of New Golden Path’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by New Golden Path’s Board of Directors.

New Golden Path’s Board of Directors may decline to register any transfer of any ordinary share which were issued in conjunction with rights, options or warrants issued on terms that one cannot be transferred without the other, unless the Board of Directors receive evidence satisfactory to them of the like transfer of such option or warrant.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as New Golden Path’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as New Golden Path’s board may determine.

Liquidation. If New Golden Path is wound up, the shareholders may pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of the assets of New Golden Path and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders;

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

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Redemption, Repurchase and Surrender of ordinary shares. New Golden Path may (a) issue shares on terms that such shares are subject to redemption, at New Golden Path’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by New Golden Path’s Board of Directors, or (b) with the consent by a special resolution of New Golden Path’s shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of New Golden Path on the terms and in the manner which the directors determine at the time of such variation. New Golden Path may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of New Golden Path’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, New Golden Path may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares. If at any time New Golden Path’s share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), may be varied with the consent in writing of a the holders of two-thirds of the issued shares of that class or with the sanction of ordinary special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of New Golden Path ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of New Golden Path’s list of shareholders or its corporate records (save for the Memorandum and Articles, the register of mortgages and charges and any special resolutions of New Golden Path’s shareholders). However, New Golden Path will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. New Golden Path’s Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

New Golden Path’s Memorandum and Articles of Association also authorize its Board of Directors to deal with the unissued shares of New Golden Path (a) either at a premium or at par; (b) with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

New Golden Path’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of New Golden Path’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of New Golden Path or management that shareholders may consider favorable, including provisions that authorize New Golden Path’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. New Golden Path is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

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●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Register of Members

Under Cayman Islands law, New Golden Path must keep a register of members and there shall be entered therein:

●	the names and addresses of the members of the company and a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference shares

New Golden Path’s amended and restated memorandum and articles of association will provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

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New Golden Path Warrants

Set forth below is also a description of the New Golden Path Warrants that will be issued and outstanding upon the consummation of the Business Combination. These are the same warrants issued and outstanding in connection with Golden Path’s IPO. Golden Path is not issuing any warrant to the MC shareholders in connection with the Business Combination.

The New Golden Path Warrants will have the same terms as the Golden Path Warrants. Each New Golden Path Warrant entitles the holder thereof to purchase one-half (1/2) of one New Golden Path Ordinary Share at a price of $11.50 per full share. New Golden Path will not issue fractional shares. As a result, a warrant holder must exercise its New Golden Path Warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the New Golden Path Warrants. The New Golden Path Warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the date of the IPO, and will expire five years after the consummation of the Business Combination.

New Golden Path may redeem the outstanding New Golden Path Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the New Golden Path Warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption, and

●	if, and only if, the last sales price of New Golden Path ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before New Golden Path sends the notice of redemption.

If the foregoing conditions are satisfied and New Golden Path issues a notice of redemption, each warrant holder can exercise his, her or its New Golden Path Warrant prior to the scheduled redemption date. However, the price of the New Golden Path ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit New Golden Path’s ability to complete the redemption.

If New Golden Path calls the New Golden Path Warrants for redemption as described above, New Golden Path’s management will have the option to require all warrant holders that wish to exercise New Golden Path Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole New Golden Path Warrant for that number of New Golden Path ordinary shares equal to the quotient obtained by dividing (x) the product of the number of New Golden Path ordinary shares underlying the New Golden Path Warrants, multiplied by the difference between the exercise price of the New Golden Path Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Golden Path ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether New Golden Path will exercise its option to require all warrant holders to exercise their New Golden Path Warrants on a “cashless basis” will depend on a variety of factors including the price of the New Golden Path ordinary shares at the time the New Golden Path Warrants are called for redemption, New Golden Path’s cash needs at such time and concerns regarding dilutive share issuances.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

194

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our business combination, we will use our best efforts to file, and within 60 business days following our business combination to have declared effective, a registration statement covering the ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

If the number of issued and outstanding ordinary shares is increased by a capitalization payable in ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a capitalization of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other ordinary shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed business combination, (d) to satisfy the redemption rights of the holders of ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our ordinary shares if we do not complete our business combination within 12 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), or (e) in connection with the redemption of our public shares upon our failure to complete our business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of issued and outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

195

In case of any reclassification or reorganization of the issued and outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of ordinary shares by the company if a proposed business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants were issued in registered form under a warrant agreement between [VStock Transfer LLC], as warrant agent, and Golden Path, which agreement shall remain in effect after the Business Combination. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement for Golden Path’s IPO for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then issued and outstanding warrants (including private warrants) to make any change that adversely affects the interests of the registered holders of warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

196

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

Golden Path was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Golden Path’s memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between Golden Path, Golden Path’s officers, directors and shareholders, be arbitrated.

Substantially all of Golden Path’s operations are conducted outside the United States, and all of Golden Path’s assets are located outside the United States. A majority of Golden Path’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

New Golden Path will appoint [VStock Transfer LLC] as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Combination.

Maples and Calder (Hong Kong) LLP, MC’s counsel as to Cayman Islands law, and Fawan law firm (“Fawan”), MC’s counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against Golden Path or its directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against Golden Path or its directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Ogier, Golden Path’s Cayman counsel has informed Golden Path that it is uncertain whether the courts of the Cayman Islands will allow shareholders of Golden Path to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands exempted company, such as Golden Path. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands.

197

Maples and Calder (Hong Kong) LLP has further informed New Golden Path that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgement of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgement has been given, provided such judgment (a) is final and conclusive, (b) is not in respect of taxes, a fine or a penalty, and (c) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.  A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

As advised by Fawan, MC’s PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Fawan has further advised that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against Golden Path or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

198

LEGAL MATTERS

Becker & Poliakoff LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered by this Proxy/Registration Statement being issued to the MC shareholders. The validity of the issuance under Cayman Islands law of Golden Path ordinary shares will be passed upon by Ogier, Cayman Islands counsel to Golden Path and certain other matters of Cayman Islands law.

EXPERTS

The consolidated financial statements of MC Hologram Inc. and Subsidiaries as of and for each of the years ended December 31, 2020 and 2019 included in this registration statement have been audited by Friedman LLP, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Golden Path Acquisition Corporation as of and for each of the years ended December 31, 2020 and 2019 included in this registration statement have been audited by Friedman LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of Golden Path Acquisition Corporation to continue as a going concern, as described in Note 1 to the financial statements), thereon appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Golden Path knows of no other matters which may be brought before the Extraordinary General Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Extraordinary General Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Golden Path and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Golden Path’s proxy statement/prospectus. Upon written or oral request, Golden Path will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Golden Path deliver single copies of such documents in the future. Shareholders may notify Golden Path of their requests by calling or writing Golden Path at 100 Park Avenue New York, NY 10017, (917) 267-4569.

199

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Golden Path is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC.

Neither Golden Path, New Golden Path, Golden Path Merger Sub, nor MC has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to Golden Path shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

200

GOLDEN PATH ACQUISITION CORPORATION

MC HOLOGRAM INC.

F-1

GOLDEN PATH ACQUISITION CORPORATION

UNAUDITED CONDENSED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash	$509,568	$18,117
Cash held in escrow	9,000	-
Prepayments, deposit, and other receivables	1,669	-

Total current assets	520,237	18,117
Cash and investments held in trust account	58,075,002	-
Deferred offering costs	-	29,540

TOTAL ASSETS	$58,595,239	$47,657

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued liabilities	$26,966	$540
Promissory note – related party	-	50,000
Amount due to related party	27,931	36,784

Total current liabilities	54,897	87,324
Warrant liabilities	625,000	-
Deferred underwriting compensation	1,437,500	-

TOTAL LIABILITIES	2,117,397	87,324

Commitments and contingencies
Ordinary shares, subject to redemption 5,096,815 and 0 shares (at conversion value of $10.10 and $0 per share)	51,477,834	-

Shareholders’ Equity (Deficit):
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,361,185 and 10 shares issued and outstanding (excluding 5,096,815 and 0 shares subject to redemption)	236	-
Additional paid-in capital	5,239,430	-
Accumulated deficit	(239,658)	(39,667)

Total shareholders’ equity (deficit)	5,000,008	(39,667)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$58,595,239	$47,657

See accompanying notes to unaudited condensed financial statements.

F-2

GOLDEN PATH ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Formation, general and administrative expenses	$(143,280)	$(4,805)	$(200,059)	$(4,891)

Total operating expenses	(143,280)	(4,805)	(200,059)	(4,891)

Other income
Dividend income	68	-	68	-

Total other income	68	-	68	-

Loss before income taxes	(143,212)	(4,805)	(199,991)	(4,891)

Income taxes	-	-	-	-

NET LOSS	(143,212)	(4,805)	(199,991)	(4,891)

Less: income attributable to ordinary shares subject to redemption	(51)	-	(51)	-

Net loss attributable to Golden Path Acquisition Corporation	(143,263)	(4,805)	(200,042)	(4,891)

Basic and diluted weighted average shares outstanding	1,929,236	10	2,121,546	10

Basic and diluted net loss per share	$(0.07)	$(480)	$(0.09)	$(489)

See accompanying notes to unaudited condensed financial statements.

F-3

GOLDEN PATH ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended June 30, 2021
			Additional		Total
	Ordinary shares		paid-in	Accumulated	shareholders’
	No. of shares	Amount	capital	deficit	equity

Balance as of April 1, 2021	1,437,500	$144	$24,856	$(96,446)	$(71,446)

Sale of units in initial public offering	5,750,000	575	57,499,425	-	57,500,000
Sale of units to the founder in private placement	270,500	27	2,704,973	-	2,705,000
Offering costs	-	-	(2,887,500)	-	(2,887,500)
Warrant liabilities	-	-	(625,000)	-	(625,000)
Initial classification of ordinary shares subject to possible redemption	(5,100,371)	(510)	(51,513,238)	-	(51,513,748)
Change in fair value of ordinary shares subject to possible redemption	3,556	-	35,914	-	35,914
Net loss	-	-	-	(143,212)	(143,212)

Balance as of June 30, 2021	2,361,185	$236	$5,239,430	$(239,658)	$5,000,008

	Three months ended June 30, 2020
			Additional		Total
	Ordinary shares		paid-in	Accumulated	shareholders’
	No. of shares	Amount	capital	deficit	deficit

Balance as of April 1, 2020	10	$-	$-	$(7,486)	$(7,486)

Net loss for the period	-	-	-	(4,805)	(4,805)

Balance as of June 30, 2020	10	$-	$-	$(12,291)	$(12,291)

F-4

GOLDEN PATH ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Currency expressed in United States Dollars (“US$”), except for number of shares) (Cont.)

	Six months ended June 30, 2021
			Additional		Total
	Ordinary shares		paid-in	Accumulated	shareholders’
	No. of shares	Amount	capital	deficit	equity

Balance as of January 1, 2021	10	$-	-	$(39,667)	$(39,667)

Redemption of shares	(10)	-	-	-	-
Issuance of shares to the founders	1,437,500	144	24,856	-	25,000
Sale of units in initial public offering	5,750,000	575	57,499,425	-	57,500,000
Sale of units to the founder in private placement	270,500	27	2,704,973	-	2,705,000
Offering costs	-	-	(2,887,500)	-	(2,887,500)
Warrant liabilities	-	-	(625,000)	-	(625,000)
Initial classification of ordinary shares subject to possible redemption	(5,100,371)	(510)	(51,513,238)	-	(51,513,748)
Change in fair value of ordinary shares subject to possible redemption	3,556	-	35,914	-	35,914
Net loss	-	-	-	(199,991)	(199,991)

Balance as of June 30, 2021	2,361,185	$236	$5,239,430	$(239,658)	$5,000,008

	Six months ended June 30, 2020
			Additional		Total
	Ordinary shares		paid-in	Accumulated	shareholders’
	No. of shares	Amount	capital	deficit	deficit

Balance as of January 1, 2020	10	$-	-	$(7,400)	$(7,400)

Net loss for the period	-	-	-	(4,891)	(4,891)

Balance as of June 30, 2020	10	$-	$-	$(12,291)	$(12,291)

See accompanying notes to unaudited condensed financial statements.

F-5

GOLDEN PATH ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Six months ended
	2021	2020

Cash flow from operating activities
Net loss	$(199,991)	$(4,891)
Adjustments to reconcile net loss to net cash used in operating activities
Dividend income earned in cash and investments held in trust account	(68)	-
Change in operating assets and liabilities:
Increase in prepayments, deposit, and other receivables	(1,601)	-
Increase in accrued liabilities	26,966	-

Net cash used in operating activities	(174,694)	(4,891)

Cash flows from investing activities
Proceeds deposited in Trust Account	(58,075,002)	-

Net cash used in investing activities	(58,075,002)	-

Cash flows from financing activities
Increase in cash held in escrow	(9,000)	-
Proceeds from issuance of shares to founders	25,000	-
Proceeds from public offering	57,500,000	-
Proceeds from private placements to a related party	2,705,000	-
Payment of offering costs	(1,421,000)	-
Repayment of promissory note	(50,000)	-
(Repayment to) advances from a related party	(8,853)	4,878

Net cash provided by financing activities	58,741,147	4,878

NET CHANGE IN CASH AND CASH EQUIVALENT	491,451	(13)

Cash and cash equivalent, beginning of period	18,117	100

Cash and cash equivalent, end of period	$509,568	$87

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Initial classification of ordinary shares subject to possible redemption	$51,513,748	$-
Change in fair value of ordinary shares subject to possible redemption	$35,914	$-
Accrued underwriting compensation	$1,437,500	$-

See accompanying notes to unaudited condensed financial statements.

F-6

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Golden Path Acquisition Corporation (the “Company”) is a blank check company incorporated in the Cayman Islands on May 9, 2018. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that have a connection to the Asian market. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity through June 30, 2021 relates to the Company’s formation and the initial public offering as described below. The Company will not generate any operating revenues until after the completion of a Business Combination at the earliest. The Company will generate non-operating income in the form of dividend income from investing the proceeds derived from the initial public offering. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s initial public offering (the “Initial Public Offering” as described in Note 4) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 21, 2021. On June 24, 2021, the Company consummated the Initial Public Offering of 5,750,000 ordinary units (the “Public Units”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 750,000 Public Units, at $10.00 per Public Unit, generating gross proceeds of $57,500,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 270,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Greenland Asset Management Corporation (the “Sponsor”), generating gross proceeds of $2,705,000, which is described in Note 5.

Transaction costs amounted to $2,887,500, consisting of $1,150,000 of underwriting fees, $1,437,500 of deferred underwriting fees and $300,000 of other offering costs. In addition, at June 30, 2021, cash of $509,568 and cash held in escrow of $9,000 were held outside of the Trust Account and is available for the payment of offering costs and for working capital purposes.

Trust Account

Upon the closing of the Initial Public Offering and the private placement, $58,075,002 was placed in a trust account (the “Trust Account”) with Wilmington Trust, National Association acting as trustee. The funds held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 21 months from the closing of the Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

F-7

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with an Initial Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share, subject to increase of up to an additional $0.30 per Public Share in the event that the Sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 9). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 6) (the “shareholders”) and the underwriters will agree (a) to vote their Founder Shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

F-8

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Liquidation

The Company will have until June 23, 2022 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional month (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $191,667 (approximately $0.033 per Public Share), up to an aggregate of $1,725,000, or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one month extension. Any funds which may be provided to extend the time frame will be in the form of a loan to us from our sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if we compete a business combination.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.10 per share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-9

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 2 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, which terms are similar to those contained in the warrant agreement governing the Company’s warrants.

The Company’s management evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity.  ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock.  Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. The Company’s Private Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25. As a result, the only Private Warrants shall be classified as liabilities and the Public Warrants shall be classified as equity and the Company reevaluated the accounting treatment of the 5,750,000 warrants that were issued to the Company’s sponsor in an initial public offering (“Public Warrants”). The Company previously accounted for the Public Warrants as components of liabilities.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain transfer provisions precludes the Private Warrants from being accounted for as components of equity. As the Private Warrants meet the definition of a derivative as contemplated in ASC 815, the Private Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statements of Operations in the period of change.

The following tables summarize the effect of the revision on each financial statement line item as of the dates, and for the period, indicated:

	As
	Previously		As
	Reported	Adjustments	Revised
Balance sheet as of June 24, 2021
Warrant Liabilities	$8,616,000	$(7,991,000)	$625,000
Total Liabilities	10,071,000	(7,991,000)	2,080,000
Ordinary Shares Subject to Possible Redemption	43,522,748	7,990,998	51,513,746
Ordinary Shares	315	(79)	236
Additional Paid-in Capital	5,203,437	80	5,203,517
Total Shareholders’ equity	5,000,004	1	5,000,005

F-10

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying unaudited condensed financial statements are presented in U.S. dollars have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for the interim period ended June 30, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021. The information included in this Form 10-Q should be read in conjunction with Management’s Discussion and Analysis, and the financial statements and notes for the fiscal year ended December 31, 2020 thereto included in the Company’s Form S-1 Amendment No. 2, filed with the SEC on June 11, 2021.

●	Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

●	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results may differ from those estimates.

●	Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of June 30, 2021 and December 31, 2020.

●	Cash and investments held in trust account

At June 30, 2021, the assets held in the Trust Account are held in cash and US Treasury securities. Investment securities in the Company’s Trust Account consisted of $58,075,002 in United States Treasury Bills.

F-11

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The Company classifies marketable securities as available-for-sale at the time of purchase and reevaluates such classification as of each balance sheet date. All marketable securities are recorded at their estimated fair value. Unrealized gains and losses for available-for-sale securities are recorded in other comprehensive loss. The Company evaluates its investments to assess whether those with unrealized loss positions are other than temporarily impaired. Impairments are considered other than temporary if they are related to deterioration in credit risk or if it is likely the Company will sell the securities before the recovery of the cost basis. Realized gains and losses and declines in value determined to be other than temporary are determined based on the specific identification method and are reported in other income (expense), net in the statements of operations.

●	Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering.

●	Warrant liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The initial fair value of the Public Warrants was estimated using a Binomial model and the fair value of the Private Warrants was estimated using a Black-Scholes model (see Note 9).

●	Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. As of June 30, 2021, 5,096,815 ordinary shares subject to possible redemption which are subject to occurrence of uncertain future events and considered to be outside of the Company’s control are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

●	Offering costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering.

F-12

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

●	Fair value of financial instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of June 30, 2021 due to the short maturities of such instruments. See Note 9 for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

●	Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and trust accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 or December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-13

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero for the period ended June 30, 2021 and 2020.

The Company is considered to be an exempted Cayman Islands Company, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

●	Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period, excluding shares of ordinary shares subject to forfeiture by the Sponsors. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary share equivalents had been issued and if the additional ordinary shares were dilutive.

At June 30, 2021 and December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 4 — CASH AND INVESTMENT HELD IN TRUST ACCOUNT

As of June 30, 2021, investment securities in the Company’s Trust Account consisted of $58,075,002 in United States Treasury Bills and $0 in cash. The Company classifies its United States Treasury securities as available-for-sale. Available-for-sale marketable securities are recorded at their estimated fair value on the accompanying June 30, 2021 balance sheet. The carrying value, including gross unrealized holding gain as other comprehensive income and fair value of held to marketable securities on June 30, 2021 is as follows:

	Carrying Value as of June 30, 2021 (Unaudited)	Gross Unrealized Holding Gain	Fair Value as of June 30, 2021 (unaudited)

Available-for-sale marketable securities:
U.S. Treasury Securities	$58,075,002	$-	$58,075,002

F-14

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 5 — INITIAL PUBLIC OFFERING

On June 24, 2021, the Company sold 5,750,000 units at a price of $10.00 per Public Unit in the Public Offering. Each Public Unit consists of one ordinary share of the Company, $0.0001 par value per share (the “Public Shares”), one right (the “Public Rights”) and one redeemable warrant (the “Public Warrant”). Each Public Right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of an initial Business Combination. Each Public Warrant entitles the holder to purchase one-half (1/2) of an ordinary share at an exercise price of $11.50 per whole share (see Note 7).

The Company paid an upfront underwriting discount of $1,150,000, equal to 2% of the gross offering proceeds to the underwriter at the closing of the Initial Public Offering, with an additional fee of $1,437,500 (the “Deferred Underwriting Discount”) or 2.5% of the gross offering proceeds payable upon the Company’s completion of the Business Combination. The Deferred Underwriting Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close the Business Combination, the underwriter has waived its right to receive the Deferred Underwriting Discount. The underwriter is not entitled to any interest accrued on the Deferred Underwriting Discount.

NOTE 6 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated a private placement of 270,500 Private Units at $10.00 per unit, purchased by the sponsor.

The Private Units are identical to the units sold in the Initial Public Offering except that the warrants included in the Private Units (the “Private Warrants”) are non-redeemable and may be exercised on a cashless basis so long as the Private Warrants continue to be held by the initial purchasers of the Placement Units or their permitted transferees.

NOTE 7 — RELATED PARTY TRANSACTIONS

Founder Shares

In May 2018, the Company issued one ordinary share to the Sponsor for no consideration. In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split. On January 6, 2021, the Sponsor purchased an aggregate of 1,150,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.02 per share. On March 26, 2021, the Company issued an additional 287,500 founder shares to the Sponsor in connection with a recapitalization.

The founders and our officers and directors have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-15

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Administrative Services Agreement

An affiliate of the Sponsor agreed, commencing on June 24, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services.

Related Party Loan

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Related Party Extensions Loan

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional month (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $191,667 (approximately $0.033 per Public Share), up to an aggregate of $1,725,000, or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one month extension. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

Related Party Advances

In the event the Sponsor pays for any expense or liability on behalf of the Company, then such payments would be accounted for as loan to the Company by the Sponsor, Greenland Asset Management Corporation.

As of June 30, 2021 and December 31, 2020, the Company owed a balance of $27,931 and $36,784 to Greenland Asset Management Corporation.

F-16

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 8 — SHAREHOLDER’S EQUITY

Ordinary Shares

The Company is authorized to issue 500,000,000 ordinary shares, with a par value of $0.0001 per share. Holders of the ordinary shares are entitled to one vote for each ordinary share.

In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split.

On January 6, 2021, the Company issued an aggregate of 1,150,000 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash.

On March 26, 2021, the Company issued an additional 287,500 founder shares to the Sponsor in connection with a recapitalization.

On June 24, 2021, the Company sold 5,750,000 units at a price of $10.00 per Public Unit in the Initial Public Offering.

Simultaneously on June 24, 2021, the Company issued 270,500 ordinary shares under the private placement of 270,500 private units at $10 per unit, to the Sponsor.

As of June 30, 2021 and December 31, 2020, 2,361,185 and 10 ordinary shares issued and outstanding excluding 5,096,815 and 0 shares are subject to possible conversion.

Rights

Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants

Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment as described in Form S-1 Amendment No. 2 filed on June 11, 2021. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder.

No public warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is the Company’s current intention to have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination.

F-17

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Initial Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the ordinary shares issuable upon exercise of the warrants. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 60 days, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

F-18

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	June 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2021	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$58,075,002	$58,075,002	$-	$-

Liabilities:
Warrant liabilities – Private Warrants	$625,000	$-	$-	$625,000

*	included in cash and investments held in trust account on the Company’s balance sheet.

The private warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheets.

The Company established the initial fair value for the private warrants at $625,000 on June 24, 2021, the date of the Company’s Initial Public Offering, using a Black-Scholes model. The Company allocated the proceeds received from the sale of Private Units, first to the private warrants based on their fair values as determined at initial measurement, with the remaining proceeds recorded as ordinary shares subject to possible redemption, and ordinary shares based on their relative fair values recorded at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Black-Scholes model for the Private Warrants were as follows at their measurement dates:

	June 30, 2021	June 24, 2021 (Initial measurement)
Input
Share price	$10.00	$10.00
Risk-free interest rate	0.90%	0.90%
Volatility	58.40%	58.40%
Exercise price	$11.50	$11.50
Warrant life	5 years	5 years

F-19

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

As of June 30, 2021, the aggregate value of the private warrants was $0.625 million and there was immaterial change in fair value from June 24, 2021 to June 30, 2021.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3. Level 3 financial liabilities consist of the Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s future financial position, results of its operations and/or search for a target company, there has been a significant impact as of the date of these financial statements. The financial statements do not include any adjustments that might result from the future outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on June 24, 2021 the holders of the Founder Shares, Private Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of two and one-half percent (2.5%) of the gross proceeds of the Initial Public Offering, or $1,437,500, of which the Company will have the right to pay up to 40% of such amount to other advisors retained by the Company to assist it in connection with a Business Combination. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

NOTE 11 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before this unaudited financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2021, up through the date was the Company issued the unaudited condensed financial statements. During the period, the Company did not have any material subsequent events other than disclosed above.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Golden Path Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Golden Path Acquisition Corporation (the “Company”) as of December 31, 2020 and 2019 and the related statements of operations, changes in shareholder’s deficit and cash flows for the each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Friedman LLP

Friedman LLP

We have served as the Company’s auditor since 2020.

New York, NY

February 2, 2021, Except for Notes 1, 3 and 4 which are dated April 16, 2021, and Note 8 which is dated June 4, 2021

F-21

GOLDEN PATH ACQUISITION CORPORATION
BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current asset - cash	$18,117	$100
Deferred offering costs	29,540	—
Total assets	$47,657	$100

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Accrued offering costs	$540	$—
Advances from related party	36,784	7,500
Promissory note – related party	50,000	—
Total current liabilities	87,324	7,500

Commitments and contingencies

Shareholder’s Deficit
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 10 shares issued and outstanding as of December 31, 2020 and 2019, respectively(1)	—	—
Additional paid in capital	—	—
Accumulated deficit	(39,667)	(7,400)
Total shareholder’s deficit	(39,667)	(7,400)
Total liabilities and shareholder’s deficit	$47,657	$100

(1)	In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split.

The accompanying notes are an integral part of the financial statements.

F-22

GOLDEN PATH ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019
Formation and operating costs	$32,267	$3,400
Net loss	$(32,267)	$(3,400)

Weighted average shares outstanding, basic and diluted(1)	10	10

Basic and diluted net loss per ordinary share(1)	$(3,227)	$(340)

(1)	In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split.

The accompanying notes are an integral part of the financial statements.

F-23

GOLDEN PATH ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

	Ordinary Shares(1)		Additional Paid-in	Accumulated	Total Shareholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2019	10	$—	$—	$(4,000)	$(4,000)
Net loss	—	—	—	(3,400)	(3,400)
Balance – December 31, 2019	10	—	—	(7,400)	(7,400)
Net loss	—	—	—	(32,267)	(32,267)
Balance – December 31, 2020	10	$—	$—	$(39,667)	$(39,667)

(1)	In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split.

The accompanying notes are an integral part of the financial statements.

F-24

GOLDEN PATH ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

(AUDITED)

	Year Ended December 31,
	2020	2019
Cash flows from Operating Activities:
Net loss	$(32,267)	$(3,400)
Net cash used in operating activities	(32,267)	(3,400)

Cash Flows from Financing Activities:
Advances from related party	29,284	3,500
Proceeds from promissory note – related party	50,000	—
Payment of offering costs	(29,000)	—
Net cash provided by financing activities	50,284	3,500

Net Change in Cash	18,017	100
Cash – Beginning	100	—
Cash – Ending	$18,117	$100

Non-cash investing and financing activities
Deferred offering costs included in accrued offering costs	$540	$—

The accompanying notes are an integral part of the financial statements.

F-25

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Golden Path Acquisition Corporation (the “Company”) is a blank check company incorporated in the Cayman Islands on May 9, 2018. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that have a connection to the Asian market. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At December 31, 2020, the Company had not yet commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (the “Proposed Offering”). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Offering of 5,000,000 units at $10.00 per unit (or 5,750,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), which is discussed in Note 3 and the sale of 248,000 Units (or 270,500 Units if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”) at a price of $10.00 per Unit in a private placement to the Company’s sponsor, Greenland Asset Management Corporation (the “Sponsor”), and the underwriters that will close simultaneously with the Proposed Offering.

The Company intends to list the Units on the Nasdaq Capital Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.10 per Unit sold in the Proposed Offering, including the proceeds of the sale of the Private Placement Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share, subject to increase of up to an additional $0.30 per Public Share in the event that the Sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

F-26

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “initial shareholders”) and the underwriters will agree (a) to vote their Founder Shares, the ordinary shares included in the Private Placement Units (the “Private Shares”) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have 12 months from the closing of the Proposed Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional month (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $166,667, or $191,667 if the underwriters’ over-allotment option is exercised in full (approximately $0.033 per Public Share in either case), up to an aggregate of $1,500,000 (or $1,725,000 if the underwriters’ over-allotment option is exercised in full), or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one month extension. Any funds which may be provided to extend the time frame will be in the form of a loan to the Company from the Sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if the Company competes a Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.10 per share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-27

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Going Concern Consideration

At December 31, 2020, the Company had $18,117 in cash and a working capital deficit of $69,207. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. In December 2020, the Sponsor agreed to loan the Company up to an aggregate amount of $300,000 to be used, in part, for transaction costs incurred in connection with the Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

F-28

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2020 and 2019 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. There were no shares subject to forfeiture for the years ended December 31, 2020 and December 31, 2019. At December 31, 2020 and 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 5,000,000 Units (or 5,750,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one ordinary share. Each Public Warrant will entitle the holder to purchase one-half of one ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

The Sponsor and the underwriters will agree to purchase an aggregate of 248,000 Private Placement Units (or 270,500 Private Placement Units if the underwriters’ over-allotment is exercised in full) at a price of $10.00 per Private Placement Unit, ($2,480,000 in the aggregate, or $2,705,000 in the aggregate if the underwriters’ over-allotment is exercised in full), in each case, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. The Private Placement Units are identical to the Units sold in the Proposed Offering, except for the Private Placement Warrants (“Private Placement Warrants”), as described in Note 8. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units and underlying securities will be worthless.

F-29

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In May 2018, the Company issued one ordinary share to the Sponsor for no consideration. In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share split.

The 1,437,500 ordinary shares (for purposes hereof referred to as the “Founder Shares”) include an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the initial shareholders do not purchase any Public Units in the Proposed Offering and excluding the Private Shares underlying the Private Placement Units) (see Note 7).

The founders and the Company’s officers and directors have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Advance from Related Party

As of December 31, 2020, the Sponsor had advanced the Company an aggregate of $36,784. The advances are non-interest bearing and due on demand. For the years ended December 31, 2020 and 2019, advances from a related party amounted to $29,284 and $3,500, respectively.

Promissory Note — Related Party

On December 21, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Proposed Offering. As of December 31, 2020 and 2019, there was $50,000 and $0 outstanding under the Promissory Note, respectively.

Administrative Services Arrangement

An affiliate of the Sponsor will agree that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units.

F-30

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional month (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $166,667, or $191,667 if the underwriters’ over-allotment option is exercised in full (approximately $0.033 per Public Share in either case), up to an aggregate of $1,500,000 (or $1,725,000 if the underwriters’ over-allotment option is exercised in full), or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one month extension. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the initial shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Leases

The Company entered into short-term agreements for temporary office space expiring through March 31, 2021. For the years ended December 31, 2020 and 2019, the Company incurred rent expense of $14,405 and $0, respectively. The remaining amounts due under these agreements for the 12 months ending December 31, 2021 is approximately $5,000.

F-31

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDERS’ DEFICIT

Ordinary Shares — The Company is authorized to issue 500,000,000 ordinary shares, with a par value of $0.0001 per share. Holders of the ordinary shares are entitled to one vote for each ordinary share. At December 31, 2020 and December 31, 2019 there were 10 ordinary shares issued and outstanding.

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

NOTE 8. WARRANTS LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Proposed Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the ordinary shares issuable upon exercise of the warrants. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 60 days, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Placement Warrants):

●	in whole and not in part,

●	at a price of $0.01 per warrant,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder, and

●	if, and only if, the reported last sale price of the ordinary shares equal or exceed $18.00 per share, (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

F-32

GOLDEN PATH ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering, except that the Private Placement Warrants and the ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions and the Private Placement Warrants underlying Private Placement Units issued to the underwriter may not be exercised after five years from the effective date of the Proposed Offering. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company expect to account for the 5,248,000 warrants to be issued in connection with the Proposed Offering (including 5,000,000 Public Warrants and 248,000 Private Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In January 2021, the Company effected a 10 for 1 share split, resulting in an aggregate of 10 ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend.

Subsequent to December 31, 2020, the Company cancelled the 10 ordinary shares for no consideration and the Company’s sponsor purchased an aggregate of 1,437,500 founder shares, an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, for an aggregate purchase price of $25,000, or approximately $0.02 per share.

F-33

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
ASSETS

CURRENT ASSETS
Cash and cash equivalents	30,682,374	49,335,941	7,633,479
Accounts receivable, net	93,070,494	128,605,600	19,898,439
Prepayments and other current assets	4,944,364	2,932,103	453,668
Due from related parties	8,723,084	169,684	26,254
Inventories, net	4,868,651	5,583,663	863,930
Total current assets	142,288,967	186,626,991	28,875,770

PROPERTY AND EQUIPMENT, NET	815,745	731,620	113,200

OTHER ASSETS
Prepayment and deposits, net	627,042	578,549	89,516
Intangible assets, net	28,139,129	24,947,444	3,859,981
Goodwill	21,155,897	21,155,897	3,273,336
Total non-current assets	49,922,068	46,681,890	7,222,833

Total assets	193,026,780	234,040,501	36,211,803

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	53,094,514	92,269,737	14,276,391
Deferred revenues	1,557,177	1,882,562	291,278
Other payables and accrued liabilities	7,807,009	9,445,673	1,461,477
Business acquisition payable	50,000,000	3,000,000	464,174
Due to related parties	10,993,450	1,200,922	185,812
Loan payable - current	-	10,000,000	1,547,245
Taxes payable	1,867,349	1,426,862	220,771
Total current liabilities	125,319,499	119,225,756	18,447,148

OTHER LIABILITIES
Deferred tax liabilities	2,828,942	2,786,752	431,179
Loan payable	33,791,518	32,315,500	5,000,000
Total other liabilities	36,620,460	35,102,252	5,431,179

Total liabilities	161,939,959	154,328,008	23,878,327

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares ($0.0001 par value; 500,000,000 shares authorized, 132,000,000 shares issued and outstanding at June 30, 2021 and December 31, 2020*)	86,093	86,093	13,321
Additional paid-in capital	29,910,089	29,910,089	4,627,824
(Accumulated deficit) retained earnings	(4,686,228)	43,172,369	6,679,823
Statutory reserves	5,802,662	6,583,317	1,018,600
Accumulated other comprehensive loss	(25,795)	(39,375)	(6,092)
Total shareholders’ equity	31,086,821	79,712,493	12,333,476

Total liabilities and shareholders’ equity	193,026,780	234,040,501	36,211,803

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-34

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended June 30,
	2020	2021	2021
	RMB	RMB	USD

OPERATING REVENUES	28,769,720	217,912,589	33,716,419

COST OF REVENUES	(2,099,579)	(65,674,464)	(10,161,449)

GROSS PROFIT	26,670,141	152,238,125	23,554,970

OPERATING EXPENSES
Provision for doubtful accounts	(1,100)	(9,249)	(1,431)
Selling expenses	(4,236,347)	(2,427,546)	(375,601)
General and administrative expenses	(1,282,776)	(7,381,057)	(1,142,030)
Research and development expenses	(23,086,446)	(94,876,747)	(14,679,758)
Total operating expenses	(28,606,669)	(104,694,599)	(16,198,820)

(LOSS) INCOME FROM OPERATIONS	(1,936,528)	47,543,526	7,356,150

OTHER INCOME (EXPENSE)
Finance expenses, net	(122,944)	(101,435)	(15,694)
Other income, net	133,887	1,349,652	208,824
Total other income, net	10,943	1,248,217	193,130

(LOSS) INCOME BEFORE INCOME TAXES	(1,925,585)	48,791,743	7,549,280
PROVISION FOR INCOME TAX	-	(152,491)	(23,594)

NET (LOSS) INCOME	(1,925,585)	48,639,252	7,525,686

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	-	(13,580)	(2,101)

COMPREHENSIVE INCOME (LOSS)	(1,925,585)	48,625,672	7,523,585

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Weighted average number of ordinary shares outstanding-Basic and diluted*	132,000,000	132,000,000	132,000,000

EARNINGS PER SHARE
(Loss) earnings per ordinary share - Basic and diluted	(0.01)	0.37	0.06

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-35

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	For the Six Months Ended June 30, 2020
							Accumulated
	Ordinary shares			Additional	Deficit		other
		Par	Par	paid-in	Statutory		comprehensive
	Shares*	value	Value	capital	reserves	Unrestricted	(loss)	Total	Total
		RMB	USD	RMB	RMB	RMB	RMB	RMB	USD
BALANCE, December 31, 2019	132,000,000	86,093	13,200	29,910,089	4,391,011	(35,105,023)	-	(717,830)	(111,066)
Net loss	-	-	-	-	-	(1,925,585)	-	(1,925,585)	(297,935)
BALANCE, June 30, 2020	132,000,000	86,093	13,200	29,910,089	4,391,011	(37,030,608)	-	(2,643,415)	(409,001)

	For the Six Months Ended June 30, 2021
							Accumulated
	Ordinary shares			Additional	Deficit		other
		Par	Par	paid-in	Statutory		comprehensive
	Shares*	value	Value	capital	reserves	Unrestricted	(loss)	Total	Total
		RMB	USD	RMB	RMB	RMB	RMB	RMB	USD
BALANCE, December 31, 2020	132,000,000	86,093	13,200	29,910,089	5,802,662	(4,686,228)	(25,795)	31,086,821	4,809,891
Net income	-	-	-	-	-	48,639,252	-	48,639,252	7,525,686
Statutory reserves	-	-	-	-	780,655	(780,655)	-	-	-
Foreign currency translation	-	-	-	-	-	-	(13,580)	(13,580)	(2,101)
BALANCE, June 30, 2021	132,000,000	86,093	13,200	29,910,089	6,583,317	43,172,369	(39,375)	79,712,493	12,333,476

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-36

MC HOLOGRAM INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2020	2021	2021
	RMB	RMB	USD

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	(1,925,585)	48,639,252	7,525,686
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	192,113	3,345,780	517,674
Provision for doubtful accounts	1,100	9,249	1,431
Deferred tax benefits	-	(42,190)	(6,528)
Provision for inventory reserve	-	3,106	480
Change in operating assets and liabilities:
Accounts receivable	(3,463,034)	(35,824,343)	(5,542,904)
Prepayment and other current assets	571,576	2,012,261	311,346
Inventories, net	12,917	(718,118)	(111,110)
Prepayments and deposits	20,700	48,493	7,503
Accounts payable	7,856,420	39,222,551	6,068,690
Advance from customers	(1,418,893)	325,385	50,345
Other payables and accrued liabilities	35,530	1,638,664	253,541
Taxes payable	(154,821)	(440,109)	(68,096)
Net cash provided by operating activities	1,728,023	58,219,981	9,008,058

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for business acquisition payable - related parties	-	(47,000,000)	(7,272,052)
Purchases of property and equipment	-	(69,970)	(10,826)
Net cash (used in) provided by investing activities	-	(47,069,970)	(7,282,878)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts advanced from related parties	4,118,396	776,424	120,132
Amounts advanced to related parties	(3,178,000)	(20,000)	(3,094)
Repayments from related parties	355,000	8,573,400	1,326,515
Repayments to related parties	-	(10,568,100)	(1,635,144)
Operation fund advance repayment to the third party	(1,500,000)	-	-
Repayments of third party loan	-	(1,171,106)	(181,199)
Proceeds from third party loan	-	10,000,000	1,547,245
Net cash provided by financing activities	(204,604)	7,590,618	1,174,455

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	-	(87,062)	(13,471)

CHANGE IN CASH AND CASH EQUIVALENTS	1,523,419	18,653,567	2,886,164

CASH AND CASH EQUIVALENTS, beginning of period	998,891	30,682,374	4,747,315

CASH AND CASH EQUIVALENTS, end of period	2,522,310	49,335,941	7,633,479

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	-	61,772	9,558
Cash paid for interest expense	-	20,177	3,122

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-37

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

MC Hologram Inc. (“MC” or “the Company”) is a holding company incorporated on November 10, 2020, under the laws of the Cayman Islands. The Company has no substantive operations other than holding all of the outstanding share capital of Quantum Edge HK Limited (“Mengyun HK”), which was established in Hong Kong on November 25, 2020. Mengyun HK is also a holding company holding all of the outstanding equity of Beijing Xihuiyun Technology Co., Ltd (“Beijing Xihuiyun”) which was established on May 11, 2021 under the law of the People’s Republic of China (“PRC” or “China”).

Reorganization

On September 10, 2021, MC completed a reorganization of entities under common control of its then existing shareholders, who collectively owned majority of the equity interests of MC. MC, Mengyun HK and Beijing Xihuiyun were established as the holding companies of Shanghai Mengyun. All of these entities are under common control as the same group of shareholders held more than 50% of the voting ownership interest of each entity which results in the consolidation of Shanghai Mengyun and its subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value.

After the reorganization, MC owns 100% equity interests of Mengyun HK and Beijing Xihuiyun which together own 100% equity interest of Shanghai Mengyun. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

The Company, through its wholly owned subsidiaries, are mainly engaged in holographic Technology: (1) Holographic solutions, and (2) Holographic technology service. The majority of Company’s business activities are carried out in Shenzhen, China.

As of December 31, 2020, there are thirteen subsidiaries under the consolidation of the Shanghai Mengyun.

In March 2016, Shanghai Mengyun established wholly owned subsidiaries Shenzhen Mengyun Holographic Technology Co.,Ltd. (“Shenzhen Mengyun”) and Mcloudvr Software Network Technology Co., Limited(“Mcloudvr Software”). Shenzhen Mengyun established Horgos Weiyi Software Technology Co., Ltd. (“Horgos Weiyi”) on September 6, 2016. Shenzhen Mengyun and subsidiaries engaged in holographic integrated entertainment solutions.

On June 26, 2017, Shanghai Mengyun acquired Shenzhen Qianhaiyoushi Technology Co., Ltd. (“Qianhai Youshi”) and Qianhai Youshi’s subsidiary Kashgar Youshi Information Technology Co., Ltd. (“Kashgar Youshi”). Qianhai Youshi established wholly owned subsidiaries Horgos Youshi Information Technology Co., Ltd. (“Horgos Youshi”) in November 2020 and acquired Shenzhen Yijia Network Technology Co., Ltd. (“Yijia Network”) in July 2020. Qianhai Youshi and subsidiaries are mainly engaged in holographic content sales and SDK software services.

On July 1, 2020, Shenzhen Mengyun acquired Shenzhen BroadVision Technology Co., Ltd. (“Shenzhen Bowei”), Shenzhen Bowei established wholly owned subsidiaries Horgos BroadVision Technology Co., Ltd. (“Horgos Bowei”) and Broadvision Intelligence (Hong Kong), Ltd. (“Broadvision HK”) in November 2020. Shenzhen Bowei and subsidiaries are mainly engaged in holographic printed circuit board assembly (“PCBA”) solutions.

On October 1, 2020, Shenzhen Mengyun acquired Shenzhen Tianyuemeng Technology Co., Ltd. (“Shenzhen Tianyuemeng”). Shenzhen Tianyuemeng established Horgos Tianyuemeng Technology Co., Ltd. (“Horgos Tianyuemeng”) in October 2020 and Horgos Tianyuemeng Technology Co., Ltd.-Shenzhen Branch (“Horgos Tianyuemeng-SZ”) in March 2021.Shenzhen Tianyuemeng and subsidiary engaged in holographic advertising services.

F-38

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 5, 2020, Shenzhen Mengyun acquired Mcloudvr Software Network Technology HK (“Mcloudvr HK”) for no consideration, which engaged in holographic integrated entertainment solutions, from the majority shareholder of Shanghai Mengyun, As of the acquisition date, there is no operation for Mcloudvr HK.

On June 24, 2021 Shanghai Mengyun established Quanyou Vision Technology Co., Ltd (“Shanghai Quanyou”), which primarily engages in software development and was later dissolved on September 1, 2021.

The Company’s main recognized revenue producing assets includes patented holographic software and technology, and customer relationship. The unrecognized revenue producing assets include digital product copyright and licensing.

The accompanying unaudited interim condensed consolidated financial statements reflect the activities of MC and each of the following entities as of June 30, 2021:

Name	Background	Ownership
Quantum Edge HK Limited (“Mengyun HK”)	-A Hong Kong company -Formed on November 25, 2020 -Registered capital of HK 10,000 (USD 1,290) -A holding company	100% owned by MC

Beijing Xihuiyun Technology Co., Ltd. (“Beijing Xihuiyun”)	-PRC limited liability company -Formed on May 11, 2021 -Registered capital of RMB 207,048,000 (USD 30,000,000) -A holding company	100% owned by Mengyun HK

Shanghai Mengyun Holographic Technology Co.,Ltd. (“Shanghai Mengyun”)	-A PRC limited liability company -Formed on March 24, 2016 -Registered capital of RMB 27,000,000 (USD 4,316,665 ) -Primarily engages in holographic integrated solutions.	81.63% owned by Beijing Xihuiyun and 18.37% owned by Mengyun HK

Shenzhen Mengyun Holographic Technology Co.,Ltd. (“Shenzhen Mengyun”)	-A PRC limited liability company -Formed on March 15, 2016 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic integrated solutions.	100% owned by Shanghai Mengyun

Shenzhen Qianhai Youshi Technology Co., Ltd. (“Qianhai Youshi”)	-A PRC limited liability company -Formed on August 14, 2014 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic content sales and SDK software services.	100% owned by Shanghai Mengyun

Shenzhen Yijia Network Technology Co., Ltd. (“Yijia Network”)	-A PRC limited liability company -Formed on September 25, 2008 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

F-39

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Kashgar Youshi Information Technology Co., Ltd. (“Kashgar Youshi “)	-A PRC limited liability company -Formed on May 5, 2016 -Registered capital of RMB 5,000,000 (USD 769,230) -Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

Horgos Youshi Network Technology Co., Ltd. (“Horgos Youshi”)	-A PRC limited liability company -Formed on November 2, 2020 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

Horgos Weiyi Software Technology Co., Ltd. (“Horgos Weiyi”)	-A PRC limited liability company -Formed on September 6, 2016 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic integrated solutions.	100% owned by Shenzhen Mengyun

Shenzhen BroadVision Technology Co., Ltd (“Shenzhen Bowei”)	-A PRC limited liability company -Formed on April 12, 2016 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic PCBA solutions.	100% owned by Shenzhen Mengyun

Mcloudvr Software Network Technology HK Co., Limited (“Mcloudvr HK”)	-A Hong Kong company -Formed on February 2, 2016 -Registered capital of HKD 100,000 (USD 12,882) -Primarily engages in holographic integrated solutions.	100% owned by Shenzhen Mengyun

Shenzhen Tianyuemeng Technology Co., Ltd. (“Shenzhen Tianyuemeng”)	-A PRC limited liability company -Formed on January 6, 2014 -Registered capital of RMB 20,000,000 (USD 3,076,922) -Primarily engages in holographic advertising services.	100% owned by Shenzhen Mengyun

Broadvision Intelligence (Hong Kong), Ltd. (“Broadvision HK”)	-A Hong Kong company -Formed on November 5, 2020 -Registered capital of HKD 10,000 (USD 1,288) -No operation	100% owned by Shenzhen Bowei

Horgos BroadVision Technology Co., Ltd. (“Horgos Bowei”)	-A PRC limited liability company -Formed on November 4, 2020 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in holographic PCBA solutions.	100% owned by Shenzhen Bowei

Horgos Tianyuemeng Technology Co., Ltd. (“Horgos Tianyuemeng”)	-A PRC limited liability company -Formed on October 23, 2020 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in holographic advertising services.	100% owned by Shenzhen Tianyuemeng

F-40

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Horgos Tianyuemeng Technology Co., Ltd.-Shenzhen Branch (“Horgos Tianyuemeng-SZ”)	-A PRC limited liability company -Formed on March 19, 2021 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in software development	100% owned by Horgos Tianyuemeng

Shanghai Mengyun Quanyou Vision Technology Co., Ltd (“Shanghai Quanyou”)	-A PRC limited liability company -Formed on June 24, 2021 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in software development -Dissolved on September 1, 2021	100% owned by Shanghai Mengyun

Note 2 — Summary of significant accounting policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations, advance from shareholders, and proceeds from third party loan have been utilized to finance the working capital requirements of the Company. As of June 30, 2021, the Company had cash of RMB 49.3 million (USD 7.6 million). The Company’s working capital was approximately RMB 10.4 million (USD 1.6 million) as of June 30, 2021. The Company believes its revenues and operations will continue to grow and the current working capital is sufficient to support its operations and debt obligations as they become due one year through report date.

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission, regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the six months ended June 30, 2021 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2021. Accordingly, these statements should be read in conjunction with the Company’s audited financial statements and note thereto as of and for the years ended December 31, 2019 and 2020.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

F-41

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited interim condensed consolidated financial statements include the useful lives of property and equipment and intangible assets, impairment of long-lived assets and goodwill, allowance for doubtful accounts, revenue recognition, inventory reserve, purchase price allocation for business combination, uncertain tax position, and deferred taxes. Actual results could differ from these estimates.

Foreign currency translation and transaction

The functional currency of the Company, Menyun HK, Broadvision HK and Mcloudvr HK is in US dollars and the functional currency of the Company’s other subsidiaries are Renminbi (“RMB”), as determined based on the criteria of Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”. The reporting currency of the Company is also the RMB.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statement of operations.

In the unaudited interim condensed consolidated financial statements, the financial information of the Company and other entities located outside of the PRC has been translated into RMB. Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income (loss).

 The balance sheet amounts, with the exception of shareholders’ equity for MC and Mengyun HK, Mcloudvr HK, Broadvision HK at December 31, 2020 and June 30, 2021 were translated at RMB 1.00 to USD 0.1533 and to USD 0.1547, respectively. The average translation rates applied to statement of income accounts for the six months ended June 30, 2020 and 2021 were RMB 1.00 and to USD 0.1422, and USD 0.1546, respectively. The shareholders’ equity accounts were stated at their historical rate. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Convenience translation

Translations of balances in the unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of income and unaudited interim condensed consolidated statements of cash flows from RMB into USD as of and for the six months ended June 30, 2021 are solely for the convenience of the reader and were calculated at the rate of RMB 1.00 to USD 0.1547, representing the mid-point reference rate set by Peoples’ Bank of China on June 30, 2021. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Cash and cash equivalents

Cash and cash equivalents primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in the PRC.

F-42

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides an allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2020 and June 30, 2021, the Company has RMB 1,366,117 and RMB 1,375,366 (USD 212,803) of an allowance for doubtful accounts for accounts receivable, respectively.

Inventories, net

Inventories are comprised of raw material and finish goods are stated at the lower of cost or net realizable value using the weighted average method. Cost of finished goods comprise direct material and outsourced assembling costs. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of December 31, 2020, and June 30, 2021 and, the Company has an allowance of RMB 88,412 and RMB 91,518 (USD 14,160), respectively.

Prepayments, other current assets and deposits, net

Prepayments and other current assets are mainly payments made to vendors or service providers for purchasing goods or services that have not been received or provided, deposits for rent and utilities and employee advances. This amount is refundable and bears no interest. Prepayment and deposit are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2020, and June 30, 2021, the Company made RMB 8,306 and RMB 8,306 (USD 1,285) allowance for noncurrent prepayments and deposits, respectively.

Due from related parties

Due from related parties primarily includes overpayment of acquisition payable to the prior owner of the entity, which the Company acquired in 2017 and advances to the Company’s equity investment investee for operational purpose, which are no interest and due on demand. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with a 5% residual value. The estimated useful lives are as follows:

Useful Life
Office equipment	3 years
Mechanical equipment	3 - 5 years
Electronic equipment	3 - 5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

F-43

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of customer relationships, software, and non-competing agreements. Identifiable intangible assets resulting from the acquisitions of subsidiaries accounted for using the purchase method of accounting are estimated by management based on the fair value of assets received. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company typically amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of three to ten years.

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written down to its fair value and the loss is recognized in the consolidated statements of income and comprehensive income. Impairment losses on goodwill are not reversed.

The Company has the option to assess qualitative factors to determine whether it is necessary to perform further impairment testing in accordance with ASC 350-20, as amended by ASU 2017-04. If the Company believes, as a result of the qualitative assessment, that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, then the impairment test described below is required. The Company compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, impairment is recognized for the difference, limited to the amount of goodwill recognized for the reporting unit. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being discounted cash flows.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended June 30, 2020 and 2021, no impairment of long-lived assets was recognized.

Investments in unconsolidated entities

The Company’s investments in unconsolidated entities consist of equity investments without readily determinable fair value.

The Company follows ASC Topic 321, Investments Equity Securities (“ASC 321”) to account for investments that do not have readily determinable fair value and over which the Company does not have significant influence. The Company uses the measurement alternative to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any.

F-44

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary. As of December 31, 2020 and June 30, 2021, the Company has equity investments without readily determinable fair value for two entities with 4.44% and 19.90% with investment amount RMB 500,000 (USD 77,362) and RMB 2,000,000 (USD 309,449), respectively. The Company recorded a full impairment charge against its investments in 2018.

Business combination

The purchase price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. Transaction costs associated with business combinations are expensed as incurred, and are included in general and administrative expenses in the Company’s consolidated statements of income and comprehensive income. The results of operations of the acquired business are included in the Company’s operating results from the date of acquisition.

Fair value measurement

U.S. GAAP regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

U.S. GAAP defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

-Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

The Company adopted FASB Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC Topic 606) on January 1, 2019 using the modified retrospective method for contracts that were not completed as of December 31, 2018. The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligation.

Prior to fiscal year 2019, the Company recognizes revenue when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price or fees are fixed or determinable, and (iv) the ability to collect is reasonably assured. Revenue is presented in the consolidated statements of income and comprehensive income net of sales taxes. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ customers.

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The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition. The Company applied practical expedient when sales taxes were collected from customers, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price.

The Company’s revenue recognition policies effective upon the adoption of ASC 606 are as follows:

(i) Holographic Solutions

a. Holographic Technology LiDAR Products

The Company generates LiDAR revenue through selling integrated circuit board embedded with holographic software. The Company typically enters into written contracts with its customer where the rights of the parties, including payment terms, are identified and sales prices to the customers are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a point in time when the control of products are transferred to customers.

b. Holographic Technology Intelligence Vision software and Technology Development Service

The Company generates revenue by developing ADAS software and technology, which are generally on a fixed-priced basis. The Company has no alternative use for the customized software and the Company has an enforceable right to payment for performance completed to date. Revenues from ADAS software development contracts are recognized over time during the contract period based on the Company’s measurement of progress towards completion using input method, which is usually measured by comparing labor hours expended to date to total estimated labor hours needed to satisfy the performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period. The Company has a long history of developing various ADAS software resulting in its ability to reasonably estimate the progress toward completion on each fixed price customized contracts.

c. Holographic Technology Licensing and Content Products

The Company provides holographic content products and holographic software for music videos, shows, and commercials on a fixed-price basis. These contents and software are generally pre-developed and exist when made available to the customer. Content products are delivered through its website or offline using hard drive.

Revenues from licensing and content products are recognized upfront at the point in time when the control of products or services is transferred to customers. No upgrades, maintenance, or any other post-contract customer support are provided.

d. Holographic Technology Hardware Sales

The Company is a distributer of holographic hardware and generates revenue through resale. In accordance with ASC 606, revenue recognition: principal agent consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASU 2016-08: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly. 2) The Company is exposed to inventory risk after transfer of control to customers by accepting product returns and being required to mitigate any resulting losses by reselling the product or negotiating returns with the vendor. 3) The Company determines the resale price of hardware products. After evaluating the above scenario, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. Revenue is recognized at a point in time when the Company has delivered products and the acceptance by its customer with no future obligation.

ii. Holographic Technology Service

Holographic advertisements are the use of holographic technology integrated into advertisements on media platforms or offline display. The Company enters advertising contracts with advertisers where the amounts cost per action (“CPA”) are fixed and determinable. The Company provides its advertising service to channel providers where the amounts cost per action are also fixed and determinable. Revenue is recognized at a point of time on a CPA basis when agreed actions are performed. The Company considers itself as provider of the services as it has the control of the services at any time before it is transferred to the customers which is evidenced by 1) having a right to a service to be performed by the other party, which gives the Company the ability to direct that party to provide the service to the customers on the Company’s behalf. 2) having discretion in setting the price for the service 3) billing monthly advertising fee directly to customers by settling valid CPA data with customers. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

The Company’s SDK service is a collection of software development tools in one installable package that enables customers (usually software developers) to add holographic functionality and run holographic advertisements in their APPs or software. SDK contracts are primarily on a fixed rate basis, or cost per SDK Connection. The Company recognizes SDK service revenue at a point in time when a user completes an SDK connection via a designated portal. Service fees are generally billed monthly based on per-connection basis.

Contract balances:

The Company records receivable related to revenue when it has an unconditional right to invoice and receive payment.

Payments received from customers before all of the relevant criteria for revenue recognition met are recorded as deferred revenues.

The Company’s disaggregate revenue streams are summarized and disclosed in Note 18.

Cost of revenues

For holographic solutions, the cost of revenue consists primarily of the costs of hardware products sold and outsourced content providers, third party software development costs, and compensation expenses for the Company’s professionals.

For holographic technology service, the cost of revenue consists primarily of costs paid to channel distributors for advertising services and compensation expenses for the Company’s professionals.

Advertising costs

Advertising costs amounted to RMB 3,534,414 and RMB 53,393 (USD 8,261) for the six months ended June 30, 2020 and 2021, respectively. The change was mainly due to the promotion of the website which selling holographic content. Advertising costs are expensed as incurred and included in selling expenses.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, outsourced subcontractors, as well as office rental, depreciation and related expenses for the Company’s research and product development team.

Value added taxes (“VAT”)

Revenue represents the invoiced value of service, net of VAT. VAT is based on the gross sales price. The VAT rate is 6% on services and 13% (16% prior to April 1, 2019) on goods in China. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company are accounted for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2018 to 2020 are subject to examination by the applicable tax authorities.

Other income, net

Other income includes government subsidies which are amounts granted by local government authorities as an incentive for companies to promote development of the local technology industry. The Company receives government subsidies, and records such government subsidies as a liability when it is received. The Company records government subsidies as other income when there is no further performance obligation. Total government subsidies amounted to RMB 73,660 and RMB 948,251 (USD 146,718)) for the six months ended June 30, 2020 and 2021, respectively.

Other income also includes RMB 68,660 and RMB 528,400 (USD 81,756) of input VAT credits the Company redeemed during the six months ended June 30, 2020 and 2021, respectively. As part of VAT reform in 2019, from April 1, 2019 to December 31, 2021, a taxpayer in certain service industries could claim an additional 10% of input VAT credit based on total input VAT paid to suppliers, the credit was applied to offset with the Company’s VAT payable.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. The Company records lease expense on a straight-line basis over the lease term.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. The Company has determined that it has two operating segments: (1) Holographic solutions, and (2) Holographic technology service.

Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were RMB 70,065 and RMB 1,603,771 (USD 248,143) for the six months ended June 30, 2020 and 2021, respectively.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Recently issued accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption assuming the Company will remain an emerging growth company at that date. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2020, and interim reporting periods within annual reporting periods beginning after December 15, 2021. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2022 after FASB delayed the effective date for non-public companies with ASU 2020-05. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments—Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company is still evaluating the impact of the adoption of this ASU on the Company’s consolidated financial statements.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 — Business combination

Acquisition of Shenzhen Bowei

On July 1, 2020, Shenzhen Mengyun entered into acquisition agreement to acquire 100% equity interests of Shenzhen Bowei, a provider of holographic PCBA solutions. The transaction consummated on July 1, 2020. According to the agreement, acquisition consideration is RMB 20,000,000 (approximately USD 3.1 million) to acquire the 100% equity interests of Shenzhen Bowei, which was included in current liabilities of the accompanying financial statements. The consideration was subsequently paid in July 2021.

The main businesses of Shenzhen Bowei are in the strategic section of automotive electronics to promote the application of holographic vision technology in the field of automotive intelligent driving, and bring a more comfortable and safe driving experience to drivers and passengers. Main products include a Holographic Look around Parking System and Holographic Face Recognition System. After integrating Shenzhen Bowei into Shenzhen Mengyun, the Company plans to both retain and strengthen Shenzhen Bowei’s current team, to further promote the application of holographic technology in the automotive electronics products industry.

The Company’s acquisition of Shenzhen Bowei was accounted for as business combinations in accordance with ASC 805. The Company has allocated the purchase price of Shenzhen Bowei based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by FASB with the valuation methodologies using level 3 inputs, except for cash was valued using Level 1 inputs. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser firm. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date, which represents the net purchase price allocation on the date of the acquisition of Shenzhen Bowei based on valuation performed by an independent valuation firm engaged by the Company:

	July 1, 2020
	Fair value
	RMB	USD
Cash and cash equivalents	1,047,708	162,106
Other current assets	1,401,053	216,777
Intangible assets	11,900,000	1,841,222
Fixed assets, net	423,298	65,495
Deferred tax assets	904,890	140,009
Total assets	15,676,949	2,425,609
Current liabilities	(2,431,036)	(376,141)
Deferred tax liabilities	(2,975,000)	(460,305)
Fair value of net assets acquired	10,270,913	1,589,163
Goodwill	9,729,087	1,505,328
Total consideration	20,000,000	3,094,491

Acquired amortizable intangible assets includes customer relationship, software, and non-compete agreements. Customer relationship, including the customer list, the awareness of customer views and expectations and continuous interactions with customers, with a fair value of approximately RMB 1.3 million (USD 201,142) and estimated finite useful life of 3.5 years. Software, including the ADAS technology, with a fair value of approximately RMB 10.2 million (USD 1.6 million) and estimated finite useful life of 5.5 years. Non-compete agreement, including the non-compete agreements signed with former investors of companies acquired, with a fair value of approximately RMB 400,000 (USD 61,329) and estimated finite useful life of 5.5 years.

Approximately RMB 9.7 million (USD 1.5 million) of goodwill arising from the acquisition is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition.

The following table summarizes the unaudited pro forma of Shenzhen Bowei for the six months ended June 30, 2020 as if the acquisition was completed on January 1, 2020. The pro forma results have been prepared for comparative purpose only based on management’s best estimate and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred as of the beginning of period:

	For the six months ended June 30, 2020
	MC and subs	Shenzhen Bowei	Pro Forma Adjustments*	Pro Forma Combined
	RMB	RMB	RMB	RMB
Operating revenues	28,769,720	2,021,650	-	30,791,370
Cost of revenues	(2,099,579)	(1,355,243)	(1,149,351)	(4,604,173)
Gross profit	26,670,141	666,407	(1,149,351)	26,187,197
Operating expense	(28,606,669)	(1,959,944)	-	(30,566,613)
Loss from operations	(1,936,528)	(1,293,537)	(1,149,351)	(4,379,416)
Other income	10,943	20,222	-	31,165
Income tax expense	-	73,381	287,338	360,719
Net loss	(1,925,585)	(1,199,934)	(862,013)	(3,987,532)

* To adjust the amortization of intangibles due to the business acquisition and related tax effect.

Acquisition of Shenzhen Tianyuemeng

On October 1, 2020, Shenzhen Mengyun entered into acquisition agreement to acquire 100% equity interests of Shenzhen Tianyuemeng, an entity focused on holographic advertising services. The transaction consummated on October 1, 2020. According to the agreement, acquisition consideration is RMB 30,000,000 (approximately USD 4.6 million) to acquire the 100% equity interests of Shenzhen Tianyuemeng, which was included in current liabilities of the accompanying financial statements. The consideration was subsequently paid in June 2021.

The main businesses of Shenzhen Tianyuemeng are in the strategic section to provide customized professional advertising and marketing services for enterprises. After integrating Shenzhen Tianyuemeng into Shenzhen Mengyun, the Company will own Shenzhen Tianyuemeng’s networks on channels of distributor and operator to provide more valuable information services to end customers.

The Company’s acquisition of Shenzhen Tianyuemeng was accounted for as business combinations in accordance with ASC 805. The Company has allocated the purchase price of Shenzhen Tianyuemeng based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by FASB with the valuation methodologies using level 3 inputs, except for cash was valued using Level 1 inputs. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser firm. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date, which represents the net purchase price allocation on the date of the acquisition of Shenzhen Tianyuemeng based on valuation performed by an independent valuation firm engaged by the Company:

	October 1, 2020
	Fair value
	RMB	USD
Cash and cash equivalents	1,012,645	156,681
Other current assets	5,461,308	844,998
Intangible assets	18,400,000	2,846,931
Fixed assets	4,733	732
Deferred tax assets	7,695	1,191
Total assets	24,886,381	3,850,533
Current liabilities	(5,393,191)	(834,459)
Deferred tax liabilities	(920,000)	(142,347)
Fair value of net assets acquired	18,573,190	2,873,727
Goodwill	11,426,810	1,768,008
Total consideration	30,000,000	4,641,735

Acquired amortizable intangible assets includes customer relationship, software, and non-compete agreements. Customer relationship, including the customer list, the awareness of customer views and expectations and continuous interactions with customers, with a fair value of approximately RMB 12 million (USD 1.9 million) and estimated finite useful life of 5.2 years. Software, including advertising serving platform, with a fair value of approximately RMB 4.5 million (USD 696,260) and estimated finite useful life of 3.2 years. Non-compete agreement, including the non-compete agreements signed with former investors of companies acquired, with a fair value of approximately RMB 1.9 million (USD 293,977) and estimated finite useful life of 5.2 years.

Approximately RMB 11.4 million (USD 1.8 million) of goodwill arising from the acquisition is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition.

The following table summarizes the unaudited pro forma of Shenzhen Tianyuemeng for the six months ended June 30, 2020 as if the acquisition was completed on January 1, 2020

	For the six months ended June 30, 2020
	MC and subs	Shenzhen Tianyuemeng	Pro Forma Adjustments*	Pro Forma Combined
	RMB	RMB	RMB	RMB
Operating revenues	28,769,720	12,554,981	-	41,324,701
Cost of revenues	(2,099,579)	(12,395,797)	(2,039,663)	(16,535,039)
Gross profit	26,670,141	159,184	(2,039,663)	24,789,662
Operating expense	(28,606,669)	(603,586)	-	(29,210,255)
Loss from operations	(1,936,528)	(444,402)	(2,039,663)	(4,420,593)
Other income	10,943	2,531	-	13,474
Income tax expense	-	-	509,916	509,916
Net loss	(1,925,585)	(441,871)	(1,529,747)	(3,897,203)

* To adjust the amortization of intangibles due to the business acquisition and related tax effect.

Note 4 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31,	June 30,
	2020	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Accounts receivable	94,436,611	129,980,966	20,111,242
Less: allowance for doubtful accounts	(1,366,117)	(1,375,366)	(212,803)
Accounts receivable, net	93,070,494	128,605,600	19,898,439

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Movement of allowance for doubtful accounts is as follows:

	December 31,	June 30,
	2020	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Beginning balance	715,138	1,366,117	211,372
Provision for doubtful accounts	385,841	9,249	1,431
Allowance carried from business acquisitions	265,138	-	-
Ending balance	1,366,117	1,375,366	212,803

Note 5 — Inventories, net

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Raw materials	4,112,183	4,945,600	765,205
Finished goods	844,880	729,581	112,885
Total	4,957,063	5,675,181	878,090
Less: Inventory allowance	(88,412)	(91,518)	(14,160)
Inventories, net	4,868,651	5,583,663	863,930

As of December 31, 2020 and June 30, 2021, the management of the Company estimated its inventories at the lower of cost or market, determined on a weighted average method, or net realizable value. Per the estimation, the Company recognized RMB 88,412 and RMB 91,518 (USD 14,160) inventory allowance as of December 31, 2020 and June 30, 2021.

Movement of inventory reserve is as follows:

	December 31,	June 30,
	2020	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Beginning balance	-	88,412	13,680
Provision for doubtful accounts	88,412	3,106	480
Ending balance	88,412	91,518	14,160

Note 6 — Property and equipment, net

Property and equipment, net consist of the following:

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Office equipment	1,233,077	1,265,268	195,768
Mechanical equipment	1,059,177	1,059,178	163,881
Electronic and other equipment	1,018,737	1,056,515	163,469
Less: accumulated depreciation	(2,495,246)	(2,649,341)	(409,918)
Total	815,745	731,620	113,200

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MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Depreciation expense for the six months ended June 30, 2020 and 2021 amounted to RMB 186,606 and RMB 154,095 (USD 23,842), respectively.

Note 7 — Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of accounting software. The following table summarizes acquired intangible asset balances as of:

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Customer relationship	13,300,000	13,300,000	2,057,836
Software	14,745,631	14,745,631	2,281,511
Non-compete agreements	2,300,000	2,300,000	355,866
Less: accumulated depreciation	(2,206,502)	(5,398,187)	(835,232)
Total	28,139,129	24,947,444	3,859,981

Amortization expense charged to operations for the six months ended June 30, 2020 and 2021 was RMB 5,507 and RMB 3,191,685 (USD 493,832), respectively.

The estimated annual amortization expense for each of the five succeeding fiscal years is as follow:

Twelve months ending December 31,	RMB	USD
2021 (remaining six months)	3,191,685	493,832
2022	6,379,239	987,025
2023	6,308,100	976,018
2024	4,600,734	711,846
2025	4,467,080	691,167
Thereafter	606	93
Total	24,947,444	3,859,981

Note 8 — Prepayment, other assets, and deposit

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Current:
Inventory Purchase	3,949,216	1,103,589	170,752
Rent deposit	100	96,700	14,962
VAT	584,709	958,352	148,280
Other	410,339	773,462	119,674
Prepayment and other current assets	4,944,364	2,932,103	453,668

Non-current:
Rent deposit	494,105	365,132	56,495
Other	141,243	221,723	34,306
Allowance for doubtful accounts	(8,306)	(8,306)	(1,285)
Prepayment and deposit	627,042	578,549	89,516

F-55

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Movement of allowance for doubtful accounts is as follows:

	December 31,	June 30,
	2020	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Beginning balance	-	8,306	1,285
Provision for doubtful accounts	8,306	-	-
Ending balance	8,306	8,306	1,285

Note 9 — Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. The following table summarizes the components of acquired goodwill balances as of:

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Goodwill from Shenzhen Bowei acquisition	9,729,087	9,729,087	1,505,328
Goodwill from Shenzhen Tianyuemeng acquisition	11,426,810	11,426,810	1,768,008
Goodwill*	21,155,897	21,155,897	3,273,336

*	See Note 3 — Business combination

The changes in the carrying amount of goodwill allocated to reportable segments as of December 31, 2020 and June 30, 2021 are as follows

	Holographic solutions	Holographic technology service	Total RMB	Total USD
As of December 31, 2019	-	-	-	-
Add: acquisition of Shenzhen Bowei	9,729,087	-	9,729,087	1,505,328
Add: acquisition of Shenzhen Tianyuemeng	-	11,426,810	11,426,810	1,768,008
As of December 31, 2020	9,729,087	11,426,810	21,155,897	3,273,336
As of June 30, 2021 (Unaudited)	9,729,087	11,426,810	21,155,897	3,273,336

The Company tests for impairment annually, and between annual tests if the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired. Accordingly, the Company performed a quantitative assessment of the Company’s fair value of goodwill as of June 30, 2021 using an income approach with assumptions that are considered level 3 inputs with the assistance of a third party valuation firm. The Company concluded that the carrying value did not exceed its fair value, and no goodwill impairment for the six months ended June 30, 2021. The fair values were determined primarily by discounting estimated future cash flows, which were primarily determined based on revenue and expense growth assumptions and weighted average cost of capital, among other factors.

F-56

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Investments in unconsolidated entities

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Equity investments without readily determinable fair value:
19.9% Investment*	2,000,000	2,000,000	309,449
4.4% Investment**	500,000	500,000	77,362
Impairment	(2,500,000)	(2,500,000)	(386,811)
Total	-	-	-

*	In August 2016, Shenzhen Mengyun invested RMB 2,000,000 in a company in the technology development and animation design areas for 19.9% equity interest. Due to the continual losses, the company believes that the probability of recovering the investment is low. Therefore, the company accrued RMB 2,000,000 (USD 309,449) impairment loss for the investment in 2018

**	In November 2015, Shanghai Mengyun invested RMB 500,000 in a company in the database service for 4.44% equity interest. Due to the continual losses, the company believes that the probability of recovering the investment is low. Therefore, the company accrued RMB 500,000 (USD 77,362) impairment loss for the investment in 2018

Note 11 — Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Employee compensation payable	3,597,759	4,688,166	725,374
Payable from prior acquisition*	3,886,737	3,886,737	601,373
Other	322,513	870,770	134,729
	7,807,009	9,445,673	1,461,477

*	These payables are from an entity acquired in 2015 for inventory purchase, which the Company is still obligated to pay if any of the vendors ask for the payment in the future.

Note 12 — Related party balances and transactions

The amounts due from related parties consist of the following:

			December 31,	June 30,
RP Name	Relationship	Nature	2020	2021	2021
			RMB	RMB	USD
				(Unaudited)	(Unaudited)
Liao Hua	Former shareholder and current legal representative of Qianhai Youshi	Advances to Qianhai Youshi’s former shareholder	8,573,400	-	-
Shenzhen Ultimate Holographic Culture Communication Co., Ltd.*	Shenzhen Mengyun’s 19.9% equity investment	Advances for operational purposes, no interest, due on demand	149,684	169,684	26,254
			8,723,084	169,684	26,254

*	Subsequently collected in September 2021.

F-57

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The amounts due to related parties consists of the following:

			December 31,	June 30,
RP Name	Relationship	Nature	2020	2021	2021
			RMB	RMB	USD
				(Unaudited)	(Unaudited)
BEIM	81.63% owner of Shanghai Mengyun	Advances for operational purpose, no interest, due on demand	10,357,924	-	-
Never Stop Holdings Limited	Former shareholder of MC	Advances for operational purposes, no interest, due on demand	-	775,572	120,000
Peng Ke	30% owner of BEIM	Paid on behalf of the company for inventory purchase	74,980	74,980	11,601
Yuxiu Han	Former shareholder and current legal representative of Shenzhen Bowei	Advances for operational purpose, no interest, due on demand	350,000	350,000	54,154
Zijuan Han*	Supervisor of Horgos Bowei	Short-term loan	210,546	370	57
			10,993,450	1,200,922	185,812

*	As of the acquisition date of July 1, 2020 of Shenzhen Bowei, the loan has an outstanding balance of RMB 350,307 (USD 54,201) with monthly interest rate of 1.6%. The loan was subsequently fully repaid in 2021. The interest expense which is included in the consolidated statements of income and comprehensive income during the six months ended June 30, 2021 was RMB 20,177 (USD 3,122).

Note 13 — Loan payable

Current:

On June 30, 2021, the Company entered into a loan agreement with another third party to borrow funds for operations amount to RMB 10,000,000 (USD 1,547,245). The loans are interest free, no collateral and is due on December 31, 2021.

Noncurrent:

On October 30, 2020, the Company entered into a loan agreement with a third party to borrow funds for operations. The loans are interest free, no collateral and is due on November 6, 2025. As of December 31, 2020, and June 30, 2021, the loan balance outstanding was RMB 33,791,518 and RMB 32,315,500 (USD 5,000,000), respectively. During the six months ended June 30, 2021, the Company repaid RMB 1,171,106 (USD 181,000).

F-58

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Income taxes

Cayman Islands

MC was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Seychelles

Mcloudvr Software is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

Hong Kong

Mengyun HK, Broadvision HK, and Mcloudvr HK are incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. Under Hong Kong tax law, Mengyun HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The subsidiaries incorporated in the PRC are governed by the income tax laws of the PRC and the income tax provision for operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on a case-by-case basis. EIT grants preferential tax treatment to certain High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Shanghai Mengyun obtained the “high-tech enterprise” tax status in October 2017 and further renewed in December 2020, which reduced its statutory income tax rate to 15% from January 2017 to December 2023. Shenzhen Mengyun obtained the “high-tech enterprise” tax status in November 2018, which reduced its statutory income tax rate to 15% from January 2018 to December 2020. The Company is currently in the process of renewing the high-tech enterprise tax status.

Horgos Weiyi, Horgos Youshi, Horgos Bowei and Horgos Tianyuemeng were formed and registered in Horgos in Xinjiang Province, China from 2016 to 2020, and Kashgar Youshi was formed and registered in Kashgar in Xinjiang Provence, China in 2016. These companies are not subject to income tax for 5 years and can obtain another two years of tax exempt status and three years at reduced income tax rate of 12.5% after the 5 years due to the local tax policies to attract companies in various industries.

The Ministry of Finance (“MOF”) and State Administration of Taxation (“SAT”) on January 17, 2019 jointly issued Cai Shui 2019 No. 13. This clarified that from January 1, 2019 to December 31, 2021, eligible small enterprises whose RMB 1,000,000 of annual taxable income is eligible for a 75% reduction on a rate of 20% (i.e., effective rate is 5%) and the income between RMB 1,000,000 and RMB 3,000,000 is eligible for 50% reduction on a rate of 20% (i.e. effective rate is 10%). For the year ended December 31, 2020 and 2019, Shenzhen Tianyuemeng, Yijia Network, and Qianhai Youshi were eligible to employ this policy.

Tax savings for those entities in Xinjiang province and for those entities eligible for small enterprises for the six months ended June 30, 2020 and 2021 amounted to RMB 366,535 and RMB 11,273,752 (USD 1,742,412), respectively. The preferential tax rate reduction increased earnings per share by RMB 0.00 and RMB 0.09 (USD 0.01) for the six months ended June 30, 2020 and 2021, respectively.

F-59

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the income tax expense consisted of the following:

	For the six months ended
	June 30,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Current income tax expense	-	194,681	30,122
Deferred income tax benefit	-	(42,190)	(6,528)
Total	-	152,491	23,594

The following table reconciles China statutory rates to the Company’s effective tax rate:

	For the six months ended
	June 30,
	2020	2021
	(Unaudited)	(Unaudited)
China statutory income tax rate	25.00%	25.00%
Preferential tax rate reduction	(19.03)%	(23.11)%
Change in valuation allowance	(8.53)%	(0.89)%
Additional R&D deduction in China	2.74%	(0.66)%
Permanent difference	(0.17)%	0.03%
Tax rate difference outside China (1)	-	(0.06)%
Effective tax rate	0.00%	0.31%

(1)	It is mainly due to the lower tax rate of the entities incorporated in Hong Kong.

Deferred tax assets and liabilities—China

Significant components of deferred tax assets and liabilities were as follows:

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Deferred tax assets:
Allowance for doubtful accounts	200,352	210,745	32,607
Depreciation and amortization	15,929	12,253	1,896
Net operating loss carry forward	1,042,107	364,512	56,399
Inventory reserve	183,486	22,881	3,541
Less: valuation allowance	(663,181)	(229,793)	(35,555)
Deferred tax assets, net	778,693	380,598	58,888
Deferred tax liabilities:
Other temporary difference	(50,965)	-	-
Recognition of intangible assets arising from business combination	(3,556,670)	(3,167,350)	(490,067)
Deferred tax liabilities, net	(3,607,635)	(3,167,350)	(490,067)

Total deferred tax liabilities, net	(2,828,942)	(2,786,752)	(431,179)

F-60

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary differences can be utilized. Valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. Valuation allowance was provided for net operating loss carry forward because it was more likely than not that such deferred tax assets would not be realized based on the Company’s estimate of its future taxable income. If events occur in the future that allow the Company to realize more of its deferred income tax than the presently recorded amounts, an adjustment to the valuation allowances will result in a decrease in tax expense when those events occur. The valuation allowance increased by RMB 164,309 and decreased by RMB 433,388 (USD 67,056) for the six months ended June 30, 2021 and 2020, respectively.

The Company recognized deferred tax liabilities related to the excess of the intangible assets reporting basis over its income tax basis as a result of fair value adjustment from acquisitions in 2020. The deferred tax liabilities will reverse as the intangible assets are amortized for financial statement reporting purposes.

As of June 30, 2021, the Company had net operating loss carry forwards of RMB 4,052,444 (USD 627,012), which arose from Shanghai Mengyun, Qianai Youshi, Yijia Nework and Shenzhen Bowei, the subsidiaries established in the PRC and will expire during the period from 2021 to 2025.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2020 and June 30, 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended June 30, 2020 and 2021, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2021.

Value added taxes (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT are based on gross sales price. VAT rate is 6% on services and 13% on goods in China.

Taxes payable consisted of the following:

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
VAT taxes payable	1,270,777	729,559	112,881
Income taxes payable	487,027	619,563	95,862
Other taxes payable	109,545	77,740	12,028
Totals	1,867,349	1,426,862	220,771

Note 15 — Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and short-term investments. In China, the insurance coverage for cash deposits at each bank is RMB 500,000. As of December 31, 2020, and June 30, 2021, cash balance of RMB 30,682,374 and RMB 49,335,941 (USD 7,633,479) was deposited with financial institutions located in China, of which RMB 24,589,026 and RMB 42,191,062 (USD 6,527,991) was uninsured. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

F-61

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against the U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to the Company.

Customer concentration risk

For the six months ended June 30, 2020, one customer accounted for 41.4% of the Company’s total revenues. For the six months ended June 30, 2021, one customer accounted for 22.5% of the Company’s total revenues.

As of December 31, 2020, four customers accounted for 19.3%, 16.0%, 10.5% and 10.4% of the Company’s accounts receivable, respectively. As of June 30, 2021, two customers accounted for 32.8% and 13.6% of the Company’s accounts receivable, respectively.

Vendor concentration risk

For the six months ended June 30, 2020, two vendors accounted for 49.2%, and 10.2% of the Company’s total purchases, respectively. For the six months ended June 30, 2021, three vendors accounted for 14.3%, 11.1% and 10.1% of the Company’s total purchases, respectively.

As of December 31, 2020, three vendors accounted for 25.2%, 17.0%, and 11.2% of the Company’s accounts payable, respectively. As of June 30, 2021, four vendors accounted for 42.6%, 19.6%, 10.8% and 10.2% of the Company’s accounts payable, respectively.

Note 16 — Shareholders’ equity

Ordinary shares

MC was established under the laws of Cayman Islands on November 10, 2020 with authorized share of 500,000,000 ordinary shares with a par value of USD 0.0001 each.

In September 2021, MC issued 132,000,000 ordinary shares, and the shares were presented on a retroactive basis as if they were issued and outstanding at the beginning of the period presented pursuant to the reorganization as stated in Note 1.

Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by Beijing Xihuiyun and Shanghai Mengyun (collectively “Mengyun PRC entities”) only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying unaudited interim condensed consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Mengyun PRC entities.

F-62

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Mengyun PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Mengyun PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund and staff bonus and welfare fund at its discretion. Mengyun PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, Mengyun PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulations in the PRC may further restrict Mengyun PRC entities from transferring funds to the Company in the form of dividends, loans and advances. As of June 30, 2021, amounts restricted are the paid-in-capital and statutory reserve of Mengyun PRC entities, which amounted to RMB 36,493,406 (USD 5,646,424)

Statutory reserve

During the six months ended June 30, 2020 and 2021, Mengyun PRC entities collectively attributed RMB nil and RMB 780,655(USD 120,786), of retained earnings for their statutory reserves, respectively.

Note 17 — Commitments and contingencies

Lease commitments

The Company entered into several non-cancellable operating lease agreements for offices. The Company’s commitment for minimum lease payments under the remaining operating leases as of June 30, 2021 for the next five years is as follows:

Twelve months ending December 31,	Minimum lease payment
	RMB	USD
2021 (for the remaining six months)	971,000	150,000
2022	2,198,000	340,000
2023	1,855,000	287,000
2024	1,281,000	198,000
2025	907,000	140,000
Thereafter	892,000	138,000
Future minimum operating lease payments	8,104,000	1,253,000

Rental expense of the Company for the six months ended June 30, 2020 and 2021 were approximately RMB 626,605 and RMB 1,089,921 (USD 168,637), respectively.

Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited interim condensed consolidated financial statements.

F-63

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

COVID-19

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China from February to mid-March in 2020. All of the Company’s business operations and the workforce are concentrated in China, so the Company closed offices and implemented work-from-home policy during that period. Due to the nature of the Company’s business, the impact of the closure on the operational capabilities was not significant. However, the Company’s customers were negatively impacted by the pandemic and reduced their budgets for online advertising and marketing. Potential impact to the Company’s results of operations for 2021 will also depend on economic impact due to the pandemic and if any future resurgence of the virus in China, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in the remaining of 2021 and beyond.

Note 18 — Segments

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. The Company has determined that it has two operating segments: (1) Holographic solutions, and (2) Holographic technology service.

The summary information by segment are as follows:

	Holographic solutions	Holographic technology service	For the six months ended June 30, 2020
	RMB	RMB	RMB
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	13,569,896	15,199,824	28,769,720
Cost of revenues	(2,035,840)	(63,739)	(2,099,579)
Gross profit	11,534,056	15,136,085	26,670,141
Depreciation and amortization	(176,414)	(15,699)	(192,113)
Total capital expenditures	-	-	-

	Holographic Solutions	Holographic technology service	For the six months ended June 30, 2021	For the six months ended June 30, 2021
	RMB	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	83,905,766	134,006,823	217,912,589	33,716,419
Cost of revenues	(56,446,391)	(9,228,073)	(65,674,464)	(10,161,449)
Gross profit	27,459,375	124,778,750	152,238,125	23,554,970
Depreciation and amortization	(1,295,552)	(2,050,228)	(3,345,780)	517,674
Total capital expenditures	(69,970)	-	(69,970)	(10,826)

F-64

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Total assets as of:

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
		(Unaudited)	(Unaudited)
Holographic solutions	121,061,743	124,194,300	19,215,903
Holographic technology service	71,965,037	109,846,201	16,995,900
Total Assets	193,026,780	234,040,501	36,211,803

Note 19 — Subsequent events

On September 1, 2021, Shanghai Mengyun Quanyou Vision Technology Co., Ltd was dissolved.

Note 20 — Condensed financial information of the parent company

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividends to the Company for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2020 and June 30, 2021.

F-65

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PARENT COMPANY BALANCE SHEETS

	December 31,	June 30,	June 30,
	2020	2021	2021
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash	-	381,704	59,059
Due from subsidiary	-	323,155	50,000
Investment in subsidiaries	31,118,810	79,718,575	12,334,417

Total assets	31,118,810	80,423,434	12,443,476

LIABILITIES AND EQUITY

LIABILITIES
Due to related party	31,989	710,941	110,000

COMMITMENTS AND CONTINGENCIES

EQUITY

Ordinary shares ($0.0001 par value; 500,000,000 shares authorized, 132,000,000 shares issued and outstanding at June 30, 2021 and December 31, 2020*)	86,093	86,093	13,321
Additional paid-in capital	29,910,089	29,910,089	4,627,824
(Accumulated deficit) retained earnings	(4,686,228)	43,172,369	1,018,600
Statutory reserves	5,802,662	6,583,317	6,679,823
Accumulated other comprehensive (loss)	(25,795)	(39,375)	(6,092)
Total equity	31,086,821	79,712,493	12,333,476

Total liabilities and equity	31,118,810	80,423,434	12,443,476

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

F-66

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE (LOSS) INCOME

	For the six months ended June 30,
	2020	2021	2021
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
EQUITY (LOSS) INCOME OF SUBSIDIARIES	(1,925,585)	48,645,340	7,526,628

COSTS AND EXPENSES
General and Administrative expenses	-	6,088	942
Total costs and expenses	-	6,088	942

(LOSS) INCOME BEFORE INCOME TAXES	(1,925,585)	48,639,252	7,525,686

(LOSS) INCOME FROM OPERATION	(1,925,585)	48,639,252	7,525,686

PROVISION FOR INCOME TAXES	-	-	-

NET (LOSS) INCOME	(1,925,585)	48,639,252	7,525,686

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	-	(13,580)	(2,101)
COMPREHENSIVE (LOSS) INCOME	(1,925,585)	48,625,672	7,523,585

F-67

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2020	2021	2021
	RMB	RMB	USD
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	(1,925,585)	48,639,252	7,525,686
Adjustments to reconcile net income (loss) to cash used in operating activities:
Equity (loss) income of subsidiaries	1,925,585	(48,639,252)	(7,525,686)
Net cash used in operating activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts advanced to subsidiary	-	(323,510)	(50,055)
Amounts advanced from related party	-	711,722	110,121
Net cash provided by financing activities	-	388,212	60,066

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	-	(6,508)	(1,007)

CHANGES IN CASH	-	381,704	59,059

CASH, beginning of period	-	-	-

CASH, end of period	-	381,704	59,059

F-68

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of MC Hologram Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MC Hologram Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2021.

New York, New York

September 29, 2021

F-69

MC HOLOGRAM INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
ASSETS

CURRENT ASSETS
Cash and cash equivalent	998,891	30,682,374	4,704,298
Accounts receivable, net	1,175,231	93,070,494	14,269,801
Prepayments and other current assets	1,362,873	4,944,364	758,082
Due from related parties	7,028,556	8,723,084	1,337,445
Inventories, net	83,332	4,868,651	746,474
Total current assets	10,648,883	142,288,967	21,816,100

PROPERTY AND EQUIPMENT, NET	737,978	815,745	125,072

OTHER ASSETS
Prepayment and deposits, net	133,210	627,042	96,140
Intangible assets, net	16,490	28,139,129	4,314,362
Goodwill	-	21,155,897	3,243,675
Total non-current assets	149,700	49,922,068	7,654,177

Total assets	11,536,561	193,026,780	29,595,349

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	1,967,515	53,094,514	8,140,584
Deferred revenues	1,803,608	1,557,177	238,750
Other payables and accrued liabilities	8,247,592	7,807,009	1,196,990
Business acquisition payable	-	50,000,000	7,666,125
Due to related parties	74,980	10,993,450	1,685,543
Taxes payable	160,695	1,867,349	286,307
Total current liabilities	12,254,390	125,319,499	19,214,299

NON-CURRENT LIABILITIES
Deferred tax liabilities	-	2,828,942	433,740
Loan payable	-	33,791,518	5,181,000
Total non-current liabilities	-	36,620,460	5,614,740

Total liabilities	12,254,390	161,939,959	24,829,039

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares (USD 0.0001 par value; 500,000,000 shares authorized, 132,000,000 shares issued and outstanding at December 31, 2020 and 2019*)	86,093	86,093	13,200
Additional paid-in capital	29,910,089	29,910,089	4,585,890
Accumulated deficit	(35,105,022)	(4,686,228)	(718,504)
Statutory reserves	4,391,011	5,802,662	889,679
Accumulated other comprehensive loss	-	(25,795)	(3,955)
Total shareholders’ equity (deficit)	(717,829)	31,086,821	4,766,310

Total liabilities and shareholders’ equity (deficit)	11,536,561	193,026,780	29,595,349

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

F-70

MC HOLOGRAM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ending December 31,
	2019	2020	2020
	RMB	RMB	USD

OPERATING REVENUES	75,618,941	216,094,501	33,132,149

COST OF REVENUES	(1,958,163)	(82,400,901)	(12,633,912)

GROSS PROFIT	73,660,778	133,693,600	20,498,237

OPERATING EXPENSES
Provision for doubtful accounts	(364,979)	(394,147)	(60,432)
Selling expenses	(1,332,112)	(10,581,880)	(1,622,440)
General and administrative expenses	(4,376,501)	(4,427,827)	(678,885)
Research and development expenses	(57,840,655)	(86,047,660)	(13,193,042)
Total operating expenses	(63,914,247)	(101,451,514)	(15,554,799)

INCOME FROM OPERATIONS	9,746,531	32,242,086	4,943,438

OTHER INCOME (EXPENSE)
Finance expenses, net	(570,087)	(312,400)	(47,898)
Other income, net	1,080,510	212,976	32,654
Total other income (expense), net	510,423	(99,424)	(15,244)

INCOME BEFORE INCOME TAXES	10,256,954	32,142,662	4,928,194
PROVISION FOR INCOME TAX	-	(312,216)	(47,870)

NET INCOME	10,256,954	31,830,446	4,880,324

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	-	(25,795)	(3,955)

COMPREHENSIVE INCOME	10,256,954	31,804,651	4,876,369

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Weighted average number of ordinary shares outstanding-Basic and diluted*	132,000,000	132,000,000	132,000,000

EARNINGS PER SHARE
Earnings per ordinary share - Basic and diluted	0.08	0.24	0.04

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

F-71

MC HOLOGRAM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

							Accumulated
	Ordinary shares			Additional	Deficit		other
		Par	Par	paid-in	Statutory		comprehensive
	Shares*	value	Value	capital	reserves	Unrestricted	loss	Total	Total
		RMB	USD	RMB	RMB	RMB	RMB	RMB	USD
BALANCE, December 31, 2018	132,000,000	86,093	13,200	29,910,089	3,709,628	(44,680,594)	-	(10,974,784)	(1,682,681)
Net income	-	-	-	-	-	10,256,954	-	10,256,954	1,572,622
Statutory reserves	-	-	-	-	681,383	(681,383)	-	-	-
BALANCE, December 31, 2019	132,000,000	86,093	13,200	29,910,089	4,391,011	(35,105,023)	-	(717,830)	(110,059)
Net income	-	-	-	-	-	31,830,446	-	31,830,446	4,880,324
Statutory reserves	-	-	-	-	1,411,651	(1,411,651)	-	-	-
Foreign currency translation	-	-	-	-	-	-	(25,795)	(25,795)	(3,955)
BALANCE, December 31, 2020	132,000,000	86,093	13,200	29,910,089	5,802,662	(4,686,228)	(25,795)	31,086,821	4,766,310

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

F-72

MC HOLOGRAM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2020	2020
	RMB	RMB	USD

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	10,256,954	31,830,446	4,880,324
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	807,457	2,540,364	389,495
Provision for doubtful accounts	364,978	394,147	60,432
Deferred tax benefits	-	(153,473)	(23,531)
Provision for inventory reserve	-	88,412	13,556
Loss on disposal fixed assets	24,022	-	-
Change in operating assets and liabilities:
Accounts receivable	5,166,417	(88,435,177)	(13,559,102)
Prepayment and other current assets	(776,506)	(3,051,655)	(467,887)
Inventories, net	17,658	(4,338,381)	(665,171)
Prepayments and deposits	(500)	(493,738)	(75,701)
Accounts payable	(5,220,507)	46,326,653	7,102,918
Deferred revenues	(507,415)	(640,558)	(98,212)
Other payables and accrued liabilities	(307,867)	(10,204)	(1,565)
Taxes payable	(79,842)	1,697,100	260,204
Net cash provided by (used in) operating activities	9,744,849	(14,246,064)	(2,184,240)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash received on acquisition	-	1,208,098	185,229
Payments for business acquisition payable - related parties	(4,940,000)	-	-
Purchases of property and equipment	(30,690)	(12,832)	(1,967)
Net cash (used in) provided by investing activities	(4,970,690)	1,195,266	183,262

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts advanced from related parties	130,475	10,707,924	1,641,766
Amounts advanced to related parties	(6,834,600)	(2,308,475)	(353,941)
Repayments to related parties	(1,617,848)	(140,131)	(21,485)
Repayments from related parties	-	613,947	94,132
Operation fund advance from (repayment to) the third party	1,500,000	(1,500,000)	(229,984)
Proceeds from third party loan	-	35,757,190	5,482,382
Net cash provided by (used in) financing activities	(6,821,973)	43,130,455	6,612,870

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	-	(396,174)	(60,746)

CHANGE IN CASH AND CASH EQUIVALENTS	(2,047,814)	29,683,483	4,551,146

CASH AND CASH EQUIVALENTS, beginning of year	3,046,705	998,891	153,152

CASH AND CASH EQUIVALENTS, end of year	998,891	30,682,374	4,704,298

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	-	-	-
Cash paid for interest expense	-	49,069	7,523

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of subsidiaries with acquisition payables	-	50,000,000	7,666,125

The accompanying notes are an integral part of these consolidated financial statements.

F-73

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

MC Hologram Inc. (“MC” or “the Company”) is a holding company incorporated on November 10, 2020, under the laws of the Cayman Islands. The Company has no substantive operations other than holding all of the outstanding share capital of Quantum Edge HK Limited (“Mengyun HK”), which was established in Hong Kong on November 25, 2020. Mengyun HK is also a holding company holding all of the outstanding equity of Beijing Xihuiyun Technology Co., Ltd (“Beijing Xihuiyun”) which was established on May 11, 2021 under the law of the People’s Republic of China (“PRC” or “China”).

Reorganization

On September 10, 2021, MC completed a reorganization of entities under common control of its then existing shareholders, who collectively owned majority of the equity interests of MC. MC, Mengyun HK and Beijing Xihuiyun were established as the holding companies of Shanghai Mengyun. All of these entities are under common control as the same group of shareholders held more than 50% of the voting ownership interest of each entity which results in the consolidation of Shanghai Mengyun and its subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value.

After the reorganization, MC owns 100% equity interests of Mengyun HK and Beijing Xihuiyun which together own 100% equity interest of Shanghai Mengyun. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

The Company, through its wholly owned subsidiaries, are mainly engaged in holographic Technology: (1) Holographic solutions, and (2) Holographic technology service. The majority of Company’s business activities are carried out in Shenzhen, China.

As of December 31, 2020, there are thirteen subsidiaries under the consolidation of the Shanghai Mengyun.

In March 2016, Shanghai Mengyun established wholly owned subsidiaries Shenzhen Mengyun Holographic Technology Co.,Ltd. (“Shenzhen Mengyun”) and Mcloudvr Software Network Technology Co., Limited(“Mcloudvr Software”). Shenzhen Mengyun established Horgos Weiyi Software Technology Co., Ltd. (“Horgos Weiyi”) on September 6, 2016. Shenzhen Mengyun and subsidiaries engaged in holographic integrated entertainment solutions.

On June 26, 2017, Shanghai Mengyun acquired Shenzhen Qianhaiyoushi Technology Co., Ltd. (“Qianhai Youshi”) and Qianhai Youshi’s subsidiary Kashgar Youshi Information Technology Co., Ltd. (“Kashgar Youshi”). Qianhai Youshi established wholly owned subsidiaries Horgos Youshi Information Technology Co., Ltd. (“Horgos Youshi”) in November 2020 and acquired Shenzhen Yijia Network Technology Co., Ltd. (“Yijia Network”) in July 2020. Qianhai Youshi and subsidiaries are mainly engaged in holographic content sales and SDK software services.

On July 1, 2020, Shenzhen Mengyun acquired Shenzhen Bowei BroadVision Technology Co., Ltd. (“Shenzhen Bowei”), Shenzhen Bowei established wholly owned subsidiaries Horgos BroadVision Technology Co., Ltd. (“Horgos Bowei”) and Broadvision Intelligence (Hong Kong), Ltd. (“Broadvision HK”) in November 2020. Shenzhen Bowei and subsidiaries are mainly engaged in holographic printed circuit board assembly (“PCBA”) solutions.

F-74

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2020, Shenzhen Mengyun acquired Shenzhen Tianyuemeng Technology Co., Ltd. (“Shenzhen Tianyuemeng”). Shenzhen Tianyuemeng established Horgos Tianyuemeng Technology Co., Ltd. (“Horgos Tianyuemeng”) in October 2020. Shenzhen Tianyuemeng and subsidiary engaged in holographic advertising services.

On October 5, 2020, Shenzhen Mengyun acquired Mcloudvr Software Network Technology HK (“Mcloudvr HK”) for no consideration, which engaged in holographic integrated entertainment solutions, from the majority shareholder of Shanghai Mengyun, As of the acquisition date, there is no operation for Mcloudvr HK.

The Company’s main recognized revenue producing assets includes patented holographic software and technology, and customer relationship. The unrecognized revenue producing assets include digital product copyright and licensing.

The accompanying consolidated financial statements reflect the activities of MC and each of the following entities as of December 31, 2020:

Name	Background	Ownership
Quantum Edge HK Limited (“Mengyun HK”)	-A Hong Kong company -Formed on November 25, 2020 -Registered capital of HK 10,000 (USD 1,290) -A holding company	100% owned by MC

Beijing Xihuiyun Technology Co., Ltd (“Beijing Xihuiyun”)	-PRC limited liability company -Formed on May 11, 2021 -Registered capital of RMB 207,048,000 (USD 30,000,000) -A holding company	100% owned by Mengyun HK

Shanghai Mengyun Holographic Technology Co.,Ltd. (“Shanghai Mengyun”)	-A PRC limited liability company -Formed on March 24, 2016 -Registered capital of RMB 27,000,000 (USD 4,316,665) -Primarily engages in holographic integrated solutions.	81.63% owned by Beijing Xihuiyun and 18.37% owned by Mengyun HK

Shenzhen Mengyun Holographic Technology Co.,Ltd. (“Shenzhen Mengyun”)	-A PRC limited liability company -Formed on March 15, 2016 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic integrated solutions.	100% owned by Shanghai Mengyun

Shenzhen Qianhai Youshi Technology Co., Ltd. (“Qianhai Youshi”)	-A PRC limited liability company -Formed on August 14, 2014 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic content sales and SDK software services.	100% owned by Shanghai Mengyun

Mcloudvr Software Network Technology Co., Limited (“Mcloudvr Software”)	-A Seychelles Islands company -Formed on February 25, 2016 -Registered capital of USD 50,000 (No operation and dissolved in May 2019)	100% owned by Shanghai Mengyun

Shenzhen Yijia Network Technology Co., Ltd. (“Yijia Network”)	-A PRC limited liability company -Formed on September 25, 2008 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

F-75

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Kashgar Youshi Information Technology Co., Ltd. (“Kashgar Youshi”)	-A PRC limited liability company -Formed on May 5, 2016 -Registered capital of RMB 5,000,000 (USD 769,230) -Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

Horgos Youshi Network Technology Co., Ltd. (“Horgos Youshi”)	-A PRC limited liability company -Formed on November 2, 2020 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in holographic content sales and SDK software services.	100% owned by Qianhai Youshi

Horgos Weiyi Software Technology Co., Ltd. (“Horgos Weiyi”)	-A PRC limited liability company - Formed on September 6, 2016 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic integrated solutions.	100% owned by Shenzhen Mengyun

Shenzhen BroadVision Technology Co., Ltd. (“Shenzhen Bowei”)	-A PRC limited liability company -Formed on April 12, 2016 -Registered capital of RMB 10,000,000 (USD 1,538,461) -Primarily engages in holographic PCBA solutions.	100% owned by Shenzhen Mengyun

Mcloudvr Software Network Technology HK Co., Limited (“Mcloudvr HK”)	-A Hong Kong company -Formed on February 2, 2016 -Registered capital of HKD 100,000 (USD 12,882) -Primarily engages in holographic integrated solutions.	100% owned by Shenzhen Mengyun

Shenzhen Tianyuemeng Technology Co., Ltd. (“Shenzhen Tianyuemeng”)	-A PRC limited liability company -Formed on January 6, 2014 -Registered capital of RMB 20,000,000 (USD 3,076,922) -Primarily engages in holographic advertising services.	100% owned by Shenzhen Mengyun

Broadvision Intelligence (Hong Kong), Ltd. (“Broadvision HK”)	-A Hong Kong company -Formed on November 5, 2020 -Registered capital of HKD 10,000 (USD 1,288) -No operation	100% owned by Shenzhen Bowei

Horgos BroadVision Technology Co., Ltd. (“Horgos Bowei”)	-A PRC limited liability company -Formed on November 4, 2020 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in holographic PCBA solutions.	100% owned by Shenzhen Bowei

Horgos Tianyuemeng Technology Co., Ltd. (“Horgos Tianyuemeng”)	-A PRC limited liability company -Formed on October 23, 2020 -Registered capital of RMB 1,000,000 (USD 153,846) -Primarily engages in holographic advertising services.	100% owned by Shenzhen Tianyuemeng

F-76

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations, advance from shareholders, and proceeds from third party loan have been utilized to finance the working capital requirements of the Company. As of December 31, 2020, the Company had cash of RMB 30.7 million (USD 4.7 million). The Company’s working capital was approximately RMB 17.0 million (USD 2.6 million) as of December 31, 2020. The Company believes its revenues and operations will continue to grow and the current working capital is sufficient to support its operations and debt obligations as they become due one year through report date.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment and intangible assets, impairment of long-lived assets and goodwill, allowance for doubtful accounts, revenue recognition, inventory reserve, purchase price allocation for business combination, uncertain tax position, and deferred taxes. Actual results could differ from these estimates.

Foreign currency translation and transaction

The functional currency of the Company, Menyun HK and Mcloudvr HK is in US dollars and the functional currency of the Company’s other subsidiaries are Renminbi (“RMB”), as determined based on the criteria of Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”. The reporting currency of the Company is also the RMB.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statement of operations.

F-77

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the consolidated financial statements, the financial information of the Company and other entities located outside of the PRC has been translated into RMB. Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income (loss).

 The balance sheet amounts, with the exception of shareholders’ equity for MC and Mcloudvr HK at December 31, 2019 and 2020 were translated at RMB 1.00 to USD 0.1431 and to USD 0.1533, respectively. The average translation rates applied to statement of income accounts for the years ended December 31, 2019 and 2020 were RMB 1.00 and to USD 0.1448, and USD 0.1449, respectively. The shareholders’ equity accounts were stated at their historical rate. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from RMB into USD as of and for the year ended December 31, 2020 are solely for the convenience of the reader and were calculated at the rate of RMB 1.00 to USD 0.1533, representing the mid-point reference rate set by Peoples’ Bank of China on December 31, 2020. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Cash and cash equivalents

Cash and cash equivalents primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash and cash equivalents also consist of funds earned from the Company’s operating revenues which were held at third party platform fund accounts which are unrestricted as to immediate use or withdrawal. The Company maintains most of its bank accounts in the PRC.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides an allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2019 and 2020, the Company has RMB 715,138 and RMB 1,366,117(USD 209,456) of an allowance for doubtful accounts for accounts receivable, respectively.

Inventories, net

Inventories are comprised of raw material and finish goods are stated at the lower of cost or net realizable value using the weighted average method. Cost of finished goods comprise direct material and outsourced assembling costs. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of December 31, 2019, and 2020 and, the Company has an allowance of nil and RMB 88,412 (USD 13,555), respectively.

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Prepayments, other current assets and deposits, net

Prepayments and other current assets are mainly payments made to vendors or service providers for purchasing goods or services that have not been received or provided, deposits for rent and utilities and employee advances. This amount is refundable and bears no interest. Prepayment and deposit are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2019, and 2020, the Company made nil and RMB 8,306 (USD 1,273) allowance for noncurrent prepayments and deposits, respectively.

Due from related parties

Due from related parties primarily includes overpayment of acquisition payable to the prior owner of the entity, which the Company acquired in 2017 and advances to the Company’s equity investment investee for operational purpose, which are no interest and due on demand. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with a 5% residual value. The estimated useful lives are as follows:

Useful Life
Office equipment	3 years
Mechanical equipment	3 - 5 years
Electronic equipment	3 - 5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of customer relationships, software, and non-competing agreements. Identifiable intangible assets resulting from the acquisitions of subsidiaries accounted for using the purchase method of accounting are estimated by management based on the fair value of assets received. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company typically amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of three to ten years.

Goodwill

Goodwill represents the excess of the consideration paid for an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written down to its fair value and the loss is recognized in the consolidated statements of income and comprehensive income. Impairment losses on goodwill are not reversed.

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The Company has the option to assess qualitative factors to determine whether it is necessary to perform further impairment testing in accordance with ASC 350-20, as amended by ASU 2017-04. If the Company believes, as a result of the qualitative assessment, that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, then the impairment test described below is required. The Company compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, impairment is recognized for the difference, limited to the amount of goodwill recognized for the reporting unit. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being discounted cash flows.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2019 and 2020, no impairment of long-lived assets was recognized.

Investments in unconsolidated entities

The Company’s investments in unconsolidated entities consist of equity investments without readily determinable fair value.

The Company follows ASC Topic 321, Investments Equity Securities (“ASC 321”) to account for investments that do not have readily determinable fair value and over which the Company does not have significant influence. The Company uses the measurement alternative to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any.

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary. As of December 31, 2019 and 2020, the Company has equity investments without readily determinable fair value for two entities with 4.44% and 19.90% with investment amount RMB 500,000 (USD 76,661) and RMB 2,000,000 (USD 306,645), respectively. The Company recorded a full impairment charge against its investments in 2018.

Business combination

The purchase price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. Transaction costs associated with business combinations are expensed as incurred, and are included in general and administrative expenses in the Company’s consolidated statements of income and comprehensive income. The results of operations of the acquired business are included in the Company’s operating results from the date of acquisition.

Fair value measurement

U.S. GAAP regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

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U.S. GAAP defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

-Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

The Company adopted FASB Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC Topic 606) on January 1, 2019 using the modified retrospective method for contracts that were not completed as of December 31, 2018. The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligation.

Prior to fiscal year 2019, the Company recognizes revenue when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price or fees are fixed or determinable, and (iv) the ability to collect is reasonably assured. Revenue is presented in the consolidated statements of income and comprehensive income net of sales taxes. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ customers.

The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition. The Company applied practical expedient when sales taxes were collected from customers, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price.

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The Company’s revenue recognition policies effective upon the adoption of ASC 606 are as follows:

(i) Holographic Solutions

a. Holographic Technology LiDAR Products

The Company generates LiDAR revenue through selling integrated circuit board embedded with holographic software. The Company typically enters into written contracts with its customer where the rights of the parties, including payment terms, are identified and sales prices to the customers are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a point in time when the control of products are transferred to customers.

b. Holographic Technology Intelligence Vision software and Technology Development Service

The Company generates revenue by developing ADAS software and technology, which are generally on a fixed-priced basis. The Company has no alternative use for the customized software and the Company has an enforceable right to payment for performance completed to date. Revenues from ADAS software development contracts are recognized over time during the contract period based on the Company’s measurement of progress towards completion using input method, which is usually measured by comparing labor hours expended to date to total estimated labor hours needed to satisfy the performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period. The Company has a long history of developing various ADAS software resulting in its ability to reasonably estimate the progress toward completion on each fixed price customized contracts.

c. Holographic Technology Licensing and Content Products

The Company provides holographic content products and holographic software for music videos, shows, and commercials on a fixed-price basis. These contents and software are generally pre-developed and exist when made available to the customer. Content products are delivered through its website or offline using hard drive.

Revenues from licensing and content products are recognized at the point in time when the control of products or services is transferred to customers. No upgrades, maintenance, or any other post-contract customer support are provided.

d. Holographic Technology Hardware Sales

The Company is a distributer of holographic hardware and generates revenue through resale. In accordance with ASC 606, revenue recognition: principal agent consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASU 2016-08: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly. 2) The Company is exposed to inventory risk after transfer of control to customers by accepting product returns and being required to mitigate any resulting losses by reselling the product or negotiating returns with the vendor. 3) The Company determines the resale price of hardware products. After evaluating the above scenario, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. Revenue is recognized at a point in time when the Company has delivered products and the acceptance by its customer with no future obligation.

ii. Holographic Technology Service

Holographic advertisements are the use of holographic technology integrated into advertisements on media platforms or offline display. The Company enters advertising contracts with advertisers where the amounts cost per action (“CPA”) are fixed and determinable. The Company provides its advertising service to channel providers where the amounts cost per action are also fixed and determinable. Revenue is recognized at a point of time on a CPA basis when agreed actions are performed. The Company considers itself as provider of the services as it has the control of the services at any time before it is transferred to the customers which is evidenced by 1) having a right to a service to be performed by the other party, which gives the Company the ability to direct that party to provide the service to the customers on the Company’s behalf. 2) having discretion in setting the price for the service 3) billing monthly advertising fee directly to customers by settling valid CPA data with customers. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

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The Company’s SDK service is a collection of software development tools in one installable package that enables customers (usually software developers) to add holographic functionality and run holographic advertisements in their APPs or software. SDK contracts are primarily on a fixed rate basis, or cost per SDK Connection. The Company recognizes SDK service revenue at a point in time when a user completes an SDK connection via a designated portal. Service fees are generally billed monthly based on per-connection basis.

Contract balances:

The Company records receivable related to revenue when it has an unconditional right to invoice and receive payment.

Payments received from customers before all of the relevant criteria for revenue recognition met are recorded as deferred revenues.

The Company’s disaggregate revenue streams are summarized and disclosed in Note 18.

Cost of revenues

For holographic solutions, the cost of revenue consists primarily of the costs of hardware products sold and outsourced content providers, third party software development costs, and compensation expenses for the Company’s professionals.

For holographic technology service, the cost of revenue consists primarily of costs paid to channel distributors for advertising services and compensation expenses for the Company’s professionals.

Advertising costs

Advertising costs amounted to RMB 176,989 and RMB 7,983,345 (USD 1,224,026) for the years ended December 31, 2019 and 2020, respectively. The change was mainly due to the promotion of the website which selling holographic content. Advertising costs are expensed as incurred and included in selling expenses.

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, outsourced subcontractors, as well as office rental, depreciation and related expenses for the Company’s research and product development team.

Value added taxes (“VAT”)

Revenue represents the invoiced value of service, net of VAT. VAT is based on the gross sales price. The VAT rate is 6% on services and 13% (16% prior to April 1, 2019) on goods in China. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

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Income taxes

The Company are accounted for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2018 to 2020 are subject to examination by the applicable tax authorities.

Other income, net

Other income includes government subsidies which are amounts granted by local government authorities as an incentive for companies to promote development of the local technology industry. The Company receives government subsidies, and records such government subsidies as a liability when it is received. The Company records government subsidies as other income when there is no further performance obligation. Total government subsidies amounted to RMB 849,933 and 9,126 (USD 1,399) for the years ended December 31, 2019 and 2020, respectively.

Other income also includes RMB 275,962 and RMB 332,182 (USD 50,931) of input VAT credits the Company redeemed during the years ended December 31, 2019 and 2020, respectively. As part of VAT reform in 2019, from April 1, 2019 to December 31, 2021, a taxpayer in certain service industries could claim an additional 10% of input VAT credit based on total input VAT paid to suppliers, the credit was applied to offset with the Company’s VAT payable.

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. The Company records lease expense on a straight-line basis over the lease term.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

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Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. The Company has determined that it has two operating segments: (1) Holographic solutions, and (2) Holographic technology service.

Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were RMB 309,436 and RMB 299,426 (USD 45,909) for the years ended December 31, 2019 and 2020, respectively.

Recently issued accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption assuming the Company will remain an emerging growth company at that date. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2020, and interim reporting periods within annual reporting periods beginning after December 15, 2021. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2022 after FASB delayed the effective date for non-public companies with ASU 2020-05. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

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In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments—Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company is still evaluating the impact of the adoption of this ASU on the Company’s consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for annual periods beginning after December 15, 2020 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

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Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 — Business combination

Acquisition of Shenzhen Bowei

On July 1, 2020, Shenzhen Mengyun entered into acquisition agreement to acquire 100% equity interests of Shenzhen Bowei, a provider of holographic PCBA solutions. The transaction consummated on July 1, 2020. According to the agreement, acquisition consideration is RMB 20,000,000 (approximately USD 3.1 million) to acquire the 100% equity interests of Shenzhen Bowei, which was included in current liabilities of the accompanying financial statements. The consideration was subsequently paid in July 2021.

The main businesses of Shenzhen Bowei are in the strategic section of automotive electronics to promote the application of holographic vision technology in the field of automotive intelligent driving, and bring a more comfortable and safe driving experience to drivers and passengers. Main products include a Holographic Look around Parking System and Holographic Face Recognition System. After integrating Shenzhen Bowei into Shenzhen Mengyun, the Company plans to both retain and strengthen Shenzhen Bowei’s current team, to further promote the application of holographic technology in the automotive electronics products industry.

The Company’s acquisition of Shenzhen Bowei was accounted for as business combinations in accordance with ASC 805. The Company has allocated the purchase price of Shenzhen Bowei based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by FASB with the valuation methodologies using level 3 inputs, except for cash was valued using Level 1 inputs. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser firm. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date, which represents the net purchase price allocation on the date of the acquisition of Shenzhen Bowei based on valuation performed by an independent valuation firm engaged by the Company:

	July 1, 2020
	Fair value
	RMB	USD
Cash and cash equivalents	1,047,708	160,637
Other current assets	1,401,053	214,813
Intangible assets	11,900,000	1,824,538
Fixed assets, net	423,298	64,901
Deferred tax assets	904,890	138,740
Total assets	15,676,949	2,403,629
Current liabilities	(2,431,036)	(372,733)
Deferred tax liabilities	(2,975,000)	(456,134)
Fair value of net assets acquired	10,270,913	1,574,762
Goodwill	9,729,087	1,491,688
Total consideration	20,000,000	3,066,450

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquired amortizable intangible assets includes customer relationship, software, and non-compete agreements. Customer relationship, including the customer list, the awareness of customer views and expectations and continuous interactions with customers, with a fair value of approximately RMB 1.3 million (USD 199,319) and estimated finite useful life of 3.5 years. Software, including the ADAS technology, with a fair value of approximately RMB 10.2 million (USD 1.6 million) and estimated finite useful life of 5.5 years. Non-compete agreement, including the non-compete agreements signed with former investors of companies acquired, with a fair value of approximately RMB 400,000 (USD 61,329) and estimated finite useful life of 5.5 years.

Approximately RMB 9.7 million (USD 1.5 million) of goodwill arising from the acquisition is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition.

The following table summarizes the operation resulting from the acquisition of Shenzhen Bowei which is included in the consolidated statements of income and comprehensive income during the year ended December 31, 2020:

	From July 1, 2020 to December 31, 2020
	RMB	USD
Operating revenues	13,929,686	2,135,734
Cost of revenues	(10,606,679)	(1,626,243)
Gross profit	3,323,007	509,491
Operating expense	(1,970,811)	(302,170)
Income from operations	1,352,196	207,321
Other (expense)	(23,686)	(3,632)
Income tax expense	(194,255)	(29,784)
Net income	1,134,255	173,905

The following table summarizes the unaudited pro forma of Shenzhen Bowei for the year ended December 31, 2020 as if the acquisition was completed on January 1, 2020. The pro forma results have been prepared for comparative purpose only based on management’s best estimate and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred as of the beginning of period:

	For the Year Ended December 31, 2020
	MC and subs	Shenzhen Bowei	Pro Forma Adjustments*	Pro Forma Combined
	RMB	RMB	RMB	RMB	USD
Operating revenues	216,094,501	2,021,650	-	218,116,151	33,442,113
Cost of revenues	(82,400,901)	(1,355,243)	(1,149,351)	(84,905,495)	(13,017,923)
Gross profit	133,693,600	666,407	(1,149,351)	133,210,656	20,424,190
Operating expense	(101,451,514)	(1,959,944)	-	(103,411,458)	(15,855,303)
Income from operations	32,242,086	(1,293,537)	(1,149,351)	29,799,198	4,568,887
Other (expense)	(99,424)	20,222	-	(79,202)	(12,143)
Income tax expense	(312,216)	73,381	287,338	48,503	7,437
Net income (loss)	31,830,446	(1,199,934)	(862,013)	29,768,499	4,564,181

*	To adjust the amortization of intangibles due to the business acquisition and related tax effect.

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Acquisition of Shenzhen Tianyuemeng

On October 1, 2020, Shenzhen Mengyun entered into acquisition agreement to acquire 100% equity interests of Shenzhen Tianyuemeng, an entity focused on holographic advertising services. The transaction consummated on October 1, 2020. According to the agreement, acquisition consideration is RMB 30,000,000 (approximately USD 4.6 million) to acquire the 100% equity interests of Shenzhen Tianyuemeng, which was included in current liabilities of the accompanying financial statements. The consideration was subsequently paid in June 2021.

The main businesses of Shenzhen Tianyuemeng are in the strategic section to provide customized professional advertising and marketing services for enterprises. After integrating Shenzhen Tianyuemeng into Shenzhen Mengyun, the Company will own Shenzhen Tianyuemeng’s networks on channels of distributor and operator to provide more valuable information services to end customers.

The Company’s acquisition of Shenzhen Tianyuemeng was accounted for as business combinations in accordance with ASC 805. The Company has allocated the purchase price of Shenzhen Tianyuemeng based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by FASB with the valuation methodologies using level 3 inputs, except for cash was valued using Level 1 inputs. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser firm. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date, which represents the net purchase price allocation on the date of the acquisition of Shenzhen Tianyuemeng based on valuation performed by an independent valuation firm engaged by the Company:

	October 1, 2020
	Fair value
	RMB	USD
Cash and cash equivalents	1,012,645	155,263
Other current assets	5,461,308	837,341
Intangible assets	18,400,000	2,821,134
Fixed assets	4,733	725
Deferred tax assets	7,695	1,180
Total assets	24,886,381	3,815,643
Current liabilities	(5,393,191)	(826,898)
Deferred tax liabilities	(920,000)	(141,057)
Fair value of net assets acquired	18,573,190	2,847,688
Goodwill	11,426,810	1,751,987
Total consideration	30,000,000	4,599,675

Acquired amortizable intangible assets includes customer relationship, software, and non-compete agreements. Customer relationship, including the customer list, the awareness of customer views and expectations and continuous interactions with customers, with a fair value of approximately RMB 12 million (USD 1.8 million) and estimated finite useful life of 5.2 years. Software, including advertising serving platform, with a fair value of approximately RMB 4.5 million (USD 689,951) and estimated finite useful life of 3.2 years. Non-compete agreement, including the non-compete agreements signed with former investors of companies acquired, with a fair value of approximately RMB 1.9 million (USD 291,313) and estimated finite useful life of 5.2 years.

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Approximately RMB 11.4 million (USD 1.8 million) of goodwill arising from the acquisition is mainly attributable to the excess of the consideration paid over the fair value of the net assets acquired that cannot be recognized separately as identifiable assets under U.S. GAAP, and comprise (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergy resulting from the acquisition.

The following table summarizes the operation resulting from the acquisition of Shenzhen Tianyuemeng which is included in the consolidated statements of income and comprehensive income during the year ended December 31, 2020:

	From October 1, 2020 to December 31, 2020
	RMB	USD
Operating revenues	9,663,766	1,481,673
Cost of revenues	(8,840,086)	(1,355,384)
Gross profit	823,680	126,289
Operating expense	(310,136)	(47,551)
Income from operations	513,544	78,738
Other income (expense)	38,408	5,889
Income tax expense	(20,203)	(3,098)
Net income	531,749	81,529

The following table summarizes the unaudited pro forma of Shenzhen Tianyuemeng for the year ended December 31, 2020 as if the acquisition was completed on January 1, 2020

	For the Year Ended December 31, 2020
	MC and subs	Shenzhen Tianyuemeng	Pro Forma Adjustments*	Pro Forma Combined
	RMB	RMB	RMB	RMB	USD
Operating revenues	216,094,501	24,187,289	-	240,281,790	36,840,604
Cost of revenues	(82,400,901)	(21,873,274)	(3,059,495)	(107,333,670)	(16,456,666)
Gross profit	133,693,600	2,314,015	(3,059,495)	132,948,120	20,383,938
Operating expense	(101,451,514)	(978,373)	-	(102,429,887)	(15,704,806)
Income from operations	32,242,086	1,335,642	(3,059,495)	30,518,233	4,679,132
Other (expense)	(99,424)	3,124	-	(96,300)	(14,765)
Income tax expense	(312,216)	-	764,874	452,658	69,403
Net income	31,830,446	1,338,766	(2,294,621)	30,874,591	4,733,770

*	To adjust the amortization of intangibles due to the business acquisition and related tax effect.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31,	December 31,
	2019	2020
	RMB	RMB	USD
Accounts receivable	1,890,369	94,436,611	14,479,257
Less: allowance for doubtful accounts	(715,138)	(1,366,117)	(209,456)
Accounts receivable, net	1,175,231	93,070,494	14,269,801

Movement of allowance for doubtful accounts is as follows:

	December 31,	December 31,
	2019	2020
	RMB	RMB	USD
Beginning balance	350,160	715,138	109,647
Provision for doubtful accounts	364,978	385,841	59,158
Allowance carried from business acquisitions	-	265,138	40,651
Ending balance	715,138	1,366,117	209,456

Note 5 — Inventories, net

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Raw materials	83,332	4,112,183	630,490
Finished goods	-	844,880	129,539
Total	83,332	4,957,063	760,029
Less: Inventory allowance	-	(88,412)	(13,555)
Inventories, net	83,332	4,868,651	746,474

As of December 31, 2019 and 2020, the management of the Company estimated its inventories at the lower of cost or market, determined on a weighted average method, or net realizable value. Per the estimation, the Company recognized RMB 88,412 (USD 13,556) inventory allowance as of December 31, 2020.

Movement of inventory reserve is as follows:

	December 31,	December 31,
	2019	2020
	RMB	RMB	USD
Beginning balance	-	-	-
Provision for doubtful accounts	-	88,412	13,555
Ending balance	-	88,412	13,555

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Note 6 — Property and equipment, net

Property and equipment, net consist of the following:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Office equipment	1,223,077	1,233,077	189,058
Mechanical equipment	1,059,178	1,059,177	162,396
Electronic and other equipment	524,152	1,018,737	156,195
Less: accumulated depreciation	(2,068,429)	(2,495,246)	(382,577)
Total	737,978	815,745	125,072

Depreciation expense for the years ended December 31, 2019 and 2020 amounted to RMB 796,448 and RMB 363,002 (USD 55,656), respectively.

Note 7 — Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of accounting software. The following table summarizes acquired intangible asset balances as of:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Customer relationship	-	13,300,000	2,039,189
Software	45,630	14,745,631	2,260,837
Non-compete agreements	-	2,300,000	352,642
Less: accumulated depreciation	(29,140)	(2,206,502)	(338,306)
Total	16,490	28,139,129	4,314,362

Amortization expense charged to operations for the years ended December 31, 2019 and 2020 was RMB 11,009 and RMB 2,177,362 (USD 333,839 ), respectively.

The estimated annual amortization expense for each of the five succeeding fiscal years is as follow:

Twelve months ending December 31,	RMB	USD
2021	6,383,370	978,714
2022	6,379,239	978,081
2023	6,308,100	967,174
2024	4,600,734	705,396
2025	4,467,080	684,904
Thereafter	606	93
Total	28,139,129	4,314,362

Note 8 — Prepayment, other assets, and deposit

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Current:
Inventory Purchase	1,042,927	3,949,216	605,504
Rent deposit	141,423	100	15
VAT	52,982	584,709	89,649
Other	125,541	410,339	62,914
Prepayment and other current assets	1,362,873	4,944,364	758,082

Non-current:
Rent deposit	117,300	494,105	75,757
Other	15,910	141,243	21,656
Allowance for doubtful accounts	-	(8,306)	(1,273)
Prepayment and deposit	133,210	627,042	96,140

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Movement of allowance for doubtful accounts is as follows:

	December 31,	December 31,
	2019	2020
	RMB	RMB	USD
Beginning balance	-	-	-
Provision for doubtful accounts	-	8,306	1,273
Ending balance	-	8,306	1,273

Note 9 — Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. The following table summarizes the components of acquired goodwill balances as of:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Goodwill from Shenzhen Bowei acquisition*	-	9,729,087	1,491,688
Goodwill from Shenzhen Tianyuemeng acquisition*	-	11,426,810	1,751,987
Goodwill	-	21,155,897	3,243,675

*	See Note 3 — Business combination

The changes in the carrying amount of goodwill allocated to reportable segments as of December 31, 2019 and 2020 are as follows

	Holographic solutions	Holographic technology service	Total RMB	Total USD
As of December 31, 2019	-	-	-	-
Add: acquisition of Shenzhen Bowei	9,729,087	-	9,729,087	1,491,688
Add: acquisition of Shenzhen Tianyuemeng	-	11,426,810	11,426,810	1,751,987
As of December 31, 2020	9,729,087	11,426,810	21,155,897	3,243,675

The Company tests for impairment annually, and between annual tests if the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired. Accordingly, the Company performed a quantitative assessment of the Company’s fair value of goodwill as of December 31, 2020 using an income approach with assumptions that are considered level 3 inputs with the assistance of a third party valuation firm. The Company concluded that the carrying value did not exceed its fair value, and no goodwill impairment for the year ended December 31, 2020. The fair values were determined primarily by discounting estimated future cash flows, which were primarily determined based on revenue and expense growth assumptions and weighted average cost of capital, among other factors.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Investments in unconsolidated entities

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Equity investments without readily determinable fair value:
19.9% Investment*	2,000,000	2,000,000	306,645
4.4% Investment**	500,000	500,000	76,661
Impairment	(2,500,000)	(2,500,000)	(383,306)
Total	-	-	-

*	In August 2016, Shenzhen Mengyun invested RMB 2,000,000 in a company in the technology development and animation design areas for 19.9% equity interest. Due to the continual losses, the company believes that the probability of recovering the investment is low. Therefore, the company accrued RMB 2,000,000 (USD 306,645) impairment loss for the investment in 2018

**	In November 2015, Shanghai Mengyun invested RMB 500,000 in a company in the database service for 4.44% equity interest. Due to the continual losses, the company believes that the probability of recovering the investment is low. Therefore, the company accrued RMB 500,000 (USD 76,661) impairment loss for the investment in 2018

Note 11 — Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Employee compensation payable	2,618,837	3,597,759	551,617
Payable from prior acquisition*	3,886,737	3,886,737	595,924
Interest free operation fund from the third party	1,500,000	-	-
Other	242,018	322,513	49,449
	8,247,592	7,807,009	1,196,990

*	These payables are from an entity acquired in 2015 for inventory purchase, which the Company is still obligated to pay if any of the vendors ask for the payment in the future.

Note 12 — Related party balances and transactions

The amounts due from related parties consist of the following:

			December 31,
RP Name	Relationship	Nature	2019	2020	2020
			RMB	RMB	USD
Beijing Enkemeida Investment Management Co., Ltd. (“BEIM”)	81.63% owner of Shanghai Mengyun	Advances for operational purposes, no interest, due on demand	160,472	-	-
Liao Hua*	Former shareholder and current legal representative of Qianhai Youshi	Advances to Qianhai Youshi’s former shareholder	6,395,400	8,573,400	1,314,495
Shenzhen Ultimate Holographic Culture Communication Co., Ltd.**	Shenzhen Mengyun’s 19.9% equity investment	Advances for operational purposes, no interest, due on demand	472,684	149,684	22,950
			7,028,556	8,723,084	1,337,445

*	The Company has subsequently collected the overpayment in May 2021.
**	Subsequently collected in September 2021.

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The amounts due to related parties consists of the following:

			December 31,
RP Name	Relationship	Nature	2019	2020	2020
			RMB	RMB	USD
BEIM	81.63% owner of Shanghai Mengyun	Advances for operational purpose, no interest, due on demand	-	10,357,924	1,588,103
Peng Ke	30% owner of BEIM	Paid on behalf of the company for inventory purchase	74,980	74,980	11,496
Yuxiu Han	Former shareholder and current legal representative of Shenzhen Bowei	Advances for operational purpose, no interest, due on demand	-	350,000	53,663
Zijuan Han*	Supervisor of Horgos Bowei	Short-term loan	-	210,546	32,281
			74,980	10,993,450	1,685,543

*	As of the acquisition date of July 1, 2020 of Shenzhen Bowei, the loan has an outstanding balance of RMB 350,307 (USD 53,710) with monthly interest rate of 1.6%. The loan was subsequently fully repaid in 2021. The interest expense which is included in the consolidated statements of income and comprehensive income during the year ended December 31, 2020 was RMB 49,069 (USD 7,523).

Note 13 — Loan payable-non current

On October 30, 2020, the Company entered into a loan agreement with a third party to borrow funds for operations. The loans are interest free, no collateral and is due on November 6, 2025. During the year ended December 31, 2019 and 2020, the Company borrowed nil and RMB 33,791,518 (USD 5,181,000).

Note 14 — Income taxes

Cayman Islands

MC was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Seychelles

Mcloudvr Software is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

Hong Kong

Mengyun HK, Broadvision HK, and Mcloudvr HK are incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. Under Hong Kong tax law, Mengyun HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

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PRC

The subsidiaries incorporated in the PRC are governed by the income tax laws of the PRC and the income tax provision for operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on a case-by-case basis. EIT grants preferential tax treatment to certain High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Shanghai Mengyun obtained the “high-tech enterprise” tax status in October 2017 and further renewed in December 2020, which reduced its statutory income tax rate to 15% from January 2017 to December 2023. Shenzhen Mengyun obtained the “high-tech enterprise” tax status in November 2018, which reduced its statutory income tax rate to 15% from January 2018 to December 2020.

Horgos Weiyi, Horgos Youshi, Horgos Bowei and Horgos Tianyuemeng were formed and registered in Horgos in Xinjiang Province, China from 2016 to 2020, and Kashgar Youshi was formed and registered in Kashgar in Xinjiang Provence, China in 2016. These companies are not subject to income tax for 5 years and can obtain another two years of tax exempt status and three years at reduced income tax rate of 12.5% after the 5 years due to the local tax policies to attract companies in various industries.

The Ministry of Finance (“MOF”) and State Administration of Taxation (“SAT”) on January 17, 2019 jointly issued Cai Shui 2019 No. 13. This clarified that from January 1, 2019 to December 31, 2021, eligible small enterprises whose RMB 1,000,000 of annual taxable income is eligible for a 75% reduction on a rate of 20% (i.e., effective rate is 5%) and the income between RMB 1,000,000 and RMB 3,000,000 is eligible for 50% reduction on a rate of 20% (i.e. effective rate is 10%). For the year ended December 31, 2020 and 2019, Shenzhen Tianyuemeng, Yijia Network, and Qianhai Youshi were eligible to employ this policy.

Tax savings for those entities in Xinjiang province and for those entities eligible for small enterprises for the years ended December 31, 2019 and 2020 amounted to RMB 2,533,697 and RMB 7,288,504 (USD 1,117,492), respectively. The preferential tax rate reduction increased earnings per share by RMB 0.02 and RMB 0.06 (USD 0.01) for the years ended December 31, 2019 and 2020, respectively.

Significant components of the income tax expense consisted of the following:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Current income tax expense	-	465,691	71,401
Deferred income tax benefit	-	(153,475)	(23,531)
Total	-	312,216	47,870

The following table reconciles China statutory rates to the Company’s effective tax rate:

	For the year ended December 31,
	2019	2020
China statutory income tax rate	25.00%	25.00%
Preferential tax rate reduction	(24.70)%	(22.68)%
Change in valuation allowance	0.42%	(0.25)%
Additional R&D deduction in China	(0.93)%	(0.90)%
Permanent difference	0.21%	0.07%
Tax rate difference outside China (1)	-	(0.27)%
Effective tax rate	0.00%	0.97%

(1)	It is mainly due to the lower tax rate of the entities incorporated in Hong Kong.

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Deferred tax assets and liabilities—China

Significant components of deferred tax assets and liabilities were as follows:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Deferred tax assets:
Allowance for doubtful accounts	54,701	200,352	30,719
Depreciation and amortization	-	15,929	2,442
Net operating loss carry forward	689,243	1,042,107	159,779
Inventory reserve	-	183,486	28,132
Less: valuation allowance	(743,944)	(663,181)	(101,681)
Deferred tax assets, net	-	778,693	119,391
Deferred tax liabilities:
Other temporary difference	-	(50,965)	(7,814)
Recognition of intangible assets arising from business acquisition	-	(3,556,670)	(545,317)
Deferred tax liabilities, net	-	(3,607,635)	(553,131)

Total deferred tax liabilities, net	-	(2,828,942)	(433,740)

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary differences can be utilized. Valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. Valuation allowance was provided for net operating loss carry forward because it was more likely than not that such deferred tax assets would not be realized based on the Company’s estimate of its future taxable income. If events occur in the future that allow the Company to realize more of its deferred income tax than the presently recorded amounts, an adjustment to the valuation allowances will result in a decrease in tax expense when those events occur. The valuation allowance was increased by RMB 43,365 and decreased by RMB 80,763 (USD 12,383) for the year ended December 31, 2019 and 2020, respectively.

The Company recognized deferred tax liabilities related to the excess of the intangible assets reporting basis over its income tax basis as a result of fair value adjustment from acquisitions in 2020. The deferred tax liabilities will reverse as the intangible assets are amortized for financial statement reporting purposes.

As of December 31, 2020, the Company had net operating loss carry forwards of approximately RMB 7,343,555 (USD 1,125,933), which arose from Shenzhen Mengyun, Qianai Youshi, Yijia Nework and Shenzhen Bowei, the subsidiaries established in the PRC, and will expire during the period from 2021 to 2025.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2019 and 2020, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2019 and 2020, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2020.

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Value added taxes (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT are based on gross sales price. VAT rate is 6% on services and 13% on goods in China.

Taxes payable consisted of the following:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
VAT taxes payable	153,874	1,270,777	194,839
Income taxes payable	-	487,027	74,672
Other taxes payable	6,821	109,545	16,796
Totals	160,695	1,867,349	286,307

Note 15 — Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and short term investments. In China, the insurance coverage for cash deposits at each bank is RMB 500,000. As of December 31, 2019 and 2020, cash balance of RMB 998,891 and RMB 30,682,374 (USD 4,704,298) was deposited with financial institutions located in China, of which RMB 31,410 RMB and 24,589,026 (USD 3,770,051) was uninsured. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against the U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to the Company.

Customer concentration risk

For the years ended December 31, 2019, and 2020, no customer accounted for more than 10% of the Company’s total revenues.

As of December 31, 2019, four customers accounted for 33.2%, 17.8%, 13.7% and 10.6% of the Company’s accounts receivable, respectively. As of December 31, 2020, four customers accounted for 19.3%, 16.0%, 10.5% and 10.4% of the Company’s accounts receivable, respectively.

F-98

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Vendor concentration risk

For the year ended December 31, 2019, three vendors accounted for 29.8%, 12.3% and 10.6% of the Company’s total purchases, respectively. For the year ended December 31, 2020, two vendors accounted for 25.9% and 12.0% of the Company’s total purchases, respectively.

As of December 31, 2019, four vendors accounted for 23.9%, 21.5%, 16.3%, and 13.4% of the Company’s accounts payable, respectively. As of December 31, 2020, three vendors accounted for 25.2%, 17.0%, and 11.2% of the Company’s accounts payable, respectively.

Note 16 — Shareholders’ equity

Ordinary shares

MC was established under the laws of Cayman Islands on November 10, 2020 with authorized share of 500,000,000 ordinary Shares with a par value of USD 0.0001 each.

In September 2021, MC issued 132,000,000 ordinary shares, and the shares were presented on a retroactive basis as if they were issued and outstanding at the beginning of the period presented pursuant to the reorganization as stated in Note 1.

Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by Beijing Xihuiyun and Shanghai Mengyun (collectively “Mengyun PRC entities”) only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Mengyun PRC entities.

Mengyun PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Mengyun PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund and staff bonus and welfare fund at its discretion. Mengyun PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, Mengyun PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulations in the PRC may further restrict Mengyun PRC entities from transferring funds to the Company in the form of dividends, loans and advances. As of December 31, 2020, amounts restricted are the paid-in-capital and statutory reserve of Mengyun PRC entities, which amounted to RMB 35,712,751 (USD 5,475,568)

Statutory reserve

During the year ended December 31, 2019 and 2020, Mengyun PRC entities collectively attributed RMB 681,383 and RMB 1,411,651 (USD 216,438), of retained earnings for their statutory reserves, respectively.

F-99

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Commitments and contingencies

Lease commitments

The Company entered into several non-cancellable operating lease agreements for offices. The Company’s commitment for minimum lease payments under the remaining operating leases as of December 31, 2020 for the next five years is as follows:

Twelve months ending December 31,	Minimum lease payment
	RMB	USD
2021	1,884,000	289,000
2022	1,543,000	237,000
2023	1,183,000	181,000
2024	937,000	144,000
2025	1,011,000	155,000
Thereafter	584,000	89,000
Future minimum operating lease payments	7,142,000	1,095,000

Rental expense of the Company for the year ended December 31, 2019 and 2020 were approximately RMB 1,480,000 and RMB 1,433,000 (USD 219,711), respectively.

Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

COVID-19

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China from February to mid-March in 2020. All of the Company’s business operations and the workforce are concentrated in China, so the Company closed offices and implemented work-from-home policy during that period. Due to the nature of the Company’s business, the impact of the closure on the operational capabilities was not significant. However, the Company’s customers were negatively impacted by the pandemic and reduced their budgets for online advertising and marketing. Potential impact to the Company’s results of operations for 2021 will also depend on economic impact due to the pandemic and if any future resurgence of the virus in China, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in the remaining of 2021 and beyond.

Note 18 — Segments

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. The Company has determined that it has two operating segments: (1) Holographic solutions, and (2) Holographic technology service.

F-100

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The summary information by segment are as follows:

	Holographic solutions	Holographic technology service	Total December 31, 2019
	RMB	RMB	RMB
Revenues	61,185,796	14,433,145	75,618,941
Cost of revenues	(1,923,611)	(34,552)	(1,958,163)
Gross profit	59,262,185	14,398,593	73,660,778
Depreciation and amortization	(777,866)	(29,591)	(807,457)
Total capital expenditures	(30,690)	-	(30,690)

	Holographic solutions	Holographic technology service	Total December 31, 2020	Total December 31, 2020
	RMB	RMB	RMB	USD
Revenues	110,560,336	105,534,165	216,094,501	33,132,149
Cost of revenues	(72,342,355)	(10,058,546)	(82,400,901)	(12,633,912)
Gross profit	38,217,981	95,475,619	133,693,600	20,498,237
Depreciation and amortization	(1,498,249)	(1,042,115)	(2,540,364)	(389,495)
Total capital expenditures	(12,832)	-	(12,832)	(1,967)

Total assets as of:

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
Holographic solutions	10,952,096	121,061,743	18,561,489
Holographic technology service	584,465	71,965,037	11,033,860
Total assets	11,536,561	193,026,780	29,595,349

Note 19 — Subsequent events

On May 11, 2021, Beijing Xihuiyun was established under the law of PRC.

On June 24, 2021, Shanghai Mengyun Quanyou Vision Technology Co., Ltd was established under the law of PRC and was later dissolved on September 1, 2021.

Note 20 — Condensed financial information of the parent company (unaudited)

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08(e)(3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for MC, the parent company.

The subsidiary did not pay any dividends to the Company for the years presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Parent Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2020.

F-101

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MC HOLOGRAM INC. BALANCE SHEETS

	December 31,	December 31,	December 31,
	2019	2020	2020
	RMB	RMB	USD
ASSETS
OTHER ASSETS
Investment in subsidiaries	(717,829)	31,118,810	4,771,215

Total assets	(717,829)	31,118,810	4,771,215

LIABILITIES AND EQUITY (DEFICIT)

LIABILITIES
Due to subsidiaries	-	31,989	4,905

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)

Ordinary shares (USD 0.0001 par value; 500,000,000 shares authorized, 132,000,000 shares issued and outstanding at December 31, 2020 and 2019*)	86,093	86,093	13,200
Additional paid-in capital	29,910,089	29,910,089	4,585,890
Accumulated deficit	(35,105,022)	(4,686,228)	(718,504)
Statutory reserves	4,391,011	5,802,662	889,679
Accumulated other comprehensive (loss)	-	(25,795)	(3,955)
Total (deficit) equity	(717,829)	31,086,821	4,766,310

Total liabilities and (deficit) equity	(717,829)	31,118,810	4,771,215

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 13, 2021.

F-102

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MC HOLOGRAM INC. STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the years ended December 31,
	2019	2020	2020
	RMB	RMB	USD

EQUITY INCOME OF SUBSIDIARIES	10,256,954	31,862,435	4,885,229

COSTS AND EXPENSES
General and Administrative expenses	-	31,989	4,905
Total costs and expenses	-	31,989	4,905

INCOME BEFORE INCOME TAXES	10,256,954	31,830,446	4,880,324

INCOME FROM OPERATION	10,256,954	31,830,446	4,880,324

PROVISION FOR INCOME TAXES	-	-	-

NET INCOME	10,256,954	31,830,446	4,880,324

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	-	(25,795)	(3,955)
COMPREHENSIVE INCOME	10,256,954	31,804,651	4,876,369

F-103

MC HOLOGRAM INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MC HOLOGRAM INC. STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2020	2020
	RMB	RMB	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	10,256,954	31,830,446	4,880,324
Adjustments to reconcile net income to cash used in operating activities:
Equity income of subsidiaries	(10,256,954)	(31,862,435)	(4,885,229)
Others payable and accrued liabilities	-	31,989	4,905
Net cash used in operating activities	-	-	-

CHANGES IN CASH			-

CASH, beginning of year	-	-	-

CASH, end of year	-	-	-

F-104

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Golden Path’ Memorandum and Articles of Association provide that, subject to the provisions of the Cayman Islands laws, each existing or former secretary, director (including alternate director) and officers of Golden Path (including an investment adviser or an administrator or liquidator) and their personal representatives, will be entitled to indemnification from New Golden Path against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of his or her own actual fraud, wilful default or wilful neglect, in or about the conduct of the New Golden Path’ business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without limitation to of the foregoing, all costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative (whether threatened, pending or completed) proceedings concerning Golden Path or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement between Registrant and Ladenburg Thalmann & Co, Inc.*
1.2	Business combination and merger agreement dated as of September 10, 2021 by and among MC Hologram, Inc., Golden Path Acquisition Corporation and Golden Path Merger Sub Corporation ***
3.1	Golden Path Acquisition Corporation Amended and Restated Articles of Association *
3.2	Amended and Restated Memorandum and Articles of Association of Golden Path Acquisition Corporation.*
3.3	Form of Amended and Restated Memorandum of Association of MicroCloud Hologram Inc. (formerly Golden Path Acquisition Corporation)****
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Specimen Right Certificate.*
4.5	Warrant Agreement between Vstock Transfer LLC and the Registrant.**
4.6	Rights Agreement between Vstock Transfer LLC and the Registrant.**
5.1	Opinion of Ogier, Cayman Islands counsel to the Registrant.*****
5.2	Opinion of Becker & Poliakoff LLP, counsel to the Registrant.*****
10.1	Amended and Restated Promissory Note, dated as of December 19, 2020, issued to Greenland Asset Management Corporation.*
10.2	Letter Agreement among the Registrant, and its officers, directors and Greenland Asset Management Corporation.*
10.3	Investment Management Trust Agreement between Wilmington Trust National Association, Vstock Transfer LLC and the Registrant.*
10.4	Registration Rights Agreement between the Registrant, Greenland Asset Management Corporation and certain security holders.**
10.5	Securities Subscription Agreement, dated December 18, 2020, between the Registrant and Greenland Asset Management Corporation.*
10.6	Private Placement Units Purchase Agreement between the Registrant and Greenland Asset Management Corporation.**
10.7	Indemnity Agreement.*
10.8	Administrative Services Agreement, by and between the Registrant and Greenland Asset Management Corporation.*
10.9

Registration Rights Agreement dated as of September 10, 2021 by and among Golden Path Acquisition Corporation and the Holders named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on September 13, 2021)***

14	Code of Ethics.*
23.1	Consent of Friedman LLP as independent auditor of Golden Path Acquisition Corporation.****
23.2	Consent of Ogier (included on Exhibit 5.1).*****
23.3	Consent of Becker & Poliakoff LLP (included on Exhibit 5.2).*****
23.4	Consent of Friedman LLP as independent auditor of MC Hologram, Inc.****
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating Committee Charter. *

II-1

Exhibit Number	Description
99.4	Consent of Guohui Kang (New Golden Path’ director nominee)****
99.5	Consent of Wei Peng (New Golden Path’ director nominee)****
99.6	Consent of Mi Zhou (New Golden Path’ director nominee)****
99.7	Consent of Han Qin (New Golden Path’ director nominee)****
99.8	Form of Proxy for Extraordinary General Meeting of Holders of Golden Path ordinary shares*****

*	previously filed as an exhibit to Registrant’s Form S-1/A as filed with the SEC on June 6, 2011 and declared effective on June 21, 2021.

**	previously filed as an exhibit to Registrant’s Current Report on Form 8-K as filed with the SEC on June 24, 2021.

***	previously filed as an exhibit to the Registrant’s Current Report on Form 8-K as filed with the SEC on September 13, 2021.

****	filed herewith

*****	to be filed upon amendment.

Item 22. Undertakings

A.	Golden Path hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-2

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	Golden Path hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 29, 2021.

Golden Path Acquisition Corporation

By:	/s/ Shaosen Cheng
Name:	Shaosen Cheng
Title:	Chief Executive Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on September 29, 2021 in the capacities indicated.

Signature	Title	Date

/s/ Shaosen Cheng	Chairman and Chief Executive Officer	September 29, 2021
Shaosen Cheng	(Principal Executive Officer)

/s/ Teddy Zheng	Chief Financial Officer	September 29, 2021
Teddy Zheng	(Principal Accounting Officer)

/s/ Jun Liu	Director	September 29, 2021
Jun Liu

/s/ Hai Lin	Director	September 29, 2021
Hai Lin

/s/ Xu Zhang	Director	September 29, 2021
Xu Zhang

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Shaosen Cheng and Teddy Zheng, each acting alone, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-4 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

NAME	POSITION	DATE

/s/ Jun Liu	Director	September 29, 2021
Jun Liu

/s/ Hai Lin	Director	September 29, 2021
Hai Lin

/s/ Xu Zhang	Director	September 29, 2021
Xu Zhang

II-4

Annex A

BUSINESS COMBINATION AND MERGER AGREEMENT

dated as of

September 10, 2021

by and among

MC Hologram Inc.

Golden Path Acquisition Corporation

and

Golden Path Merger Sub Corporation

Annex A-1

A-i

A-ii

A-iii

Annex 1 Allocation Statement

Annex 2 Plan of Merger

Exhibit A Form of Lock-up Agreement

Exhibit B Form of Non-Compete Agreement

Exhibit C Form of Registration Rights Agreement

Exhibit D Form of Memorandum and Articles of Association for Surviving Corporation

A-iv

MERGER AGREEMENT

This MERGER AGREEMENT (the “Agreement”), dated as of September 10, 2021 (the “Signing Date”), by and among MC Hologram Inc., a Cayman Islands exempted company (the “Company”), Golden Path Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), Golden Path Merger Sub Corporation, a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (the “Merger Sub”).

RECITALS

WHEREAS, Purchaser is a blank check company under the United States’ federal securities laws and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed entity and was formed for the purpose of effectuating the Merger (as defined below);

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Act (As Revised) (the “Cayman Companies Act”), the parties hereto desire and intend to effect a business combination transaction whereby the Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving company (as defined in the Cayman Companies Act) (the Company is hereinafter referred to for the periods from and after the Merger Effective Time (as defined below) as the “Surviving Corporation”) and becoming a wholly owned Subsidiary of Purchaser simultaneously with the Closing (as defined below), Purchaser will change its name to “MicroCloud Hologram Inc.”;

WHEREAS, for U.S. Federal income tax and applicable state income purposes, (a) the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”) and (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser and the Company Shareholders are entering into a registration rights agreement substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

WHEREAS, in connection with the Closing, each of the Purchaser, Greenland Asset Management Corporation, a British Virgin Islands company (the “IPO Sponsor”) and the Company Shareholders will enter into a lock-up agreement substantially in the form attached hereto as Exhibit A, whereby the shares to be issued to the Company Shareholders shall be restricted from transfer and resale on the terms and conditions contained therein (collectively, the “Lock-up Agreements”);

WHEREAS, in connection with the Closing, the Purchaser, the Company and the Major Company Shareholder will enter into a non-compete and non-solicitation agreement substantially in the form attached hereto as Exhibit B (the “Non-Compete Agreement”).

A-1

WHEREAS, the board of directors of the Company has unanimously (i) determined that this Agreement, the Plan of Merger, the Merger and the Transactions are in the best interests of the Company, (ii) approved and declared it advisable for the Company to enter into this Agreement and the Plan of Merger and the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions (as defined below), and (iii) recommended the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions by the shareholders of the Company and direct that this Agreement, the Plan of Merger and the consummation of the Transactions be submitted to the shareholders of the Company for authorization and approval;

WHEREAS, the Company Shareholders have adopted a special resolution by written resolutions approving this Agreement, the Plan of Merger and the Transactions;

WHEREAS, the board of directors of the Purchaser has unanimously (a) determined that this Agreement, the Plan of Merger, the Merger and the Transactions are fair to, advisable and in the best interests of the Purchaser and constitute a “Business Combination” as such term is defined in the Purchaser’s Organizational Documents (as defined below), (b) approved and declared advisable this Agreement, the Plan of Merger and the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions, (c) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions to the shareholders of the Purchaser, and (d) directed that this Agreement, the Plan of Merger and the consummation of the Transactions be submitted to the shareholders of the Purchaser for their authorization and approval; and

WHEREAS, (a) the board of directors of the Merger Sub has (i) determined that this Agreement, the Plan of Merger, the Merger and the consummation of the Transactions are fair to, advisable and in the best interests of Merger Sub, (ii) approved and declared it advisable for the Merger Sub to enter into this Agreement and the Plan of Merger and the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions and (b) noted that Purchaser, as the sole shareholder of Merger Sub, has adopted a special resolution by written resolution approving this Agreement, the Plan of Merger and the consummation of the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

Article I.

DEFINITIONS

The following terms, as used herein, have the following meanings:

“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

“Adjournment Proposal” has the meaning given to such term Section 6.5(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

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“Allocation Statement” has the meaning given to such term in Section 3.1.

“Alternative Proposal” has the meaning given to such term in Section 6.2.

“Alternative Transaction” has the meaning given to such term in Section 6.2.

“Arbitrator” has the meaning given to such term in Section 10.1.

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.

“Balance Sheet Date” means December 31, 2020.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Combination Proposal” has the meaning given to such term Section 6.5(a).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York or the PRC are authorized to close for business.

“Cayman Companies Act” has the meaning given to such term in the Recitals.

“Change of Name Proposal” has the meaning given to such term Section 6.5(a).

“Closing” has the meaning given to such term in Section 2.2.

“Closing Date” has the meaning given to such term in Section 2.2.

“Closing Payment Shares” means such number of the Consideration Shares to be received by a Company Shareholder at Closing, in each case as set forth opposite of each Company Shareholder’s name in the Allocation Statement and subject to any adjustments made pursuant to Section 3.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” has the meaning given to such term in Section 4.8(a).

“Company Disclosure Schedule” has the meaning given to such term in Article IV.

“Company Group” means, collectively, the Company and its Subsidiaries.

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“Company Material Adverse Effect” means a material adverse change or a material adverse effect upon on the assets, liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company Group and its business, taken as a whole, whether or not arising from transactions in the Ordinary Course of business, provided, however, that “Company Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Group operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchaser Parties; (vi) any matter of which Purchaser is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Company Group to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded).

“Company Share Rights” means all options, warrants, rights, or other securities (including debt instruments) to purchase, convert or exchange into Company Shares.

“Company Shares” means shares of par value $0.0001 each in the capital of the Company.

“Company Shareholder” means a holder of any Company Shares.

“Company Shareholders’ Approval” means a special resolution of the shareholders of the Company passed by written resolutions approving the entry into of this Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger and the Transactions, in accordance with the Organizational Documents of the Company and applicable Law.

“Company Transaction Expenses” means all fees, costs and expenses of the Company incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement and the Transaction Documents, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with at or prior to the Closing, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Company, whether paid or unpaid as of the Closing. For the avoidance of doubt, Company Transaction Expenses shall not include any fees, costs, or expenses incurred by the Company Shareholders.

“Computer Systems” means the Software, computer hardware, firmware, networks, interfaces and related systems used by a party or any of its respective Subsidiaries in connection with the operation of their businesses.

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“Consideration Shares” means such number of Purchaser Ordinary Shares equal to $450,000,000, divided by the Per Share Merger Consideration, rounded up to the nearest whole number.

“Contingent Worker” means any independent contractor, consultant, contractor, subcontractor, temporary employee, leased employee or other agent used by any Company Group and classified by such Company Group as such other than an employee, or compensated other than through wages paid by such Company Group through the Company Group’s payroll function.

“Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiary is a party or by which any of its respective assets are bound, including any entered into by the Company and/or any of its Subsidiary in compliance with Section 6.1 after the date hereof and prior to the Closing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies;

“Director Appointment Proposal” has the meaning given to such term in Section 6.5(a).

“D&O Indemnified Parties” has the meaning given to such term in Section 8.5.

“Effective Time” has the meaning given to such term in Section 2.2.

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” has the meaning given to such term in Section 4.23(a).

“Financial Statements” has the meaning given to such term in Section 4.8(a).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

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“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Indebtedness” with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (c) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (d) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (e) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” but excluding payables arising in the Ordinary Course, (f) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (e), and (g) all Indebtedness of another Person referred to in clauses (a) through (f) above guaranteed directly or indirectly, jointly or severally.

“Indemnification Notice” has the meaning given to such term in Section 12.2.

“Indemnified Party” has the meaning given to such term in Section 12.1.

“Indemnifying Party” has the meaning given to such term in Section 12.1.

“Intellectual Property Right” means any and all intellectual property, industrial property, and proprietary rights worldwide, whether registered or unregistered, including rights in and to the following in any jurisdiction throughout the world: (a) all patents and utility models and inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures and all improvements thereto (“Patents”), (b) all trademarks, service marks, certification marks, collective marks, trade dress, logos, slogans, trade names, corporate and business names, and other indicia of source, including all goodwill symbolized thereby or associated therewith (“Trademarks”), (c) Internet domain names and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, copyrightable works, all copyrights and related rights (“Copyrights”), (e) all designs, industrial designs and mask works (“Designs”), (f) all trade secrets, know-how, proprietary information (such as processes, techniques, formulae, compositions, data analytics, source code, models and methodologies), business or financial information (such as customer and supplier lists, pricing and cost information and business and marketing plans and proposals), technical or engineering information (such as technical data, algorithms, designs, drawings and specifications) and other non-public or confidential information (“Trade Secrets”), (g) technology, (h) Software, (i) any registrations or applications for registration for any of the foregoing, and any provisionals, divisionals, continuations, continuations-in-part, renewals, reissuances, revisions, re-examinations and extensions of any of the foregoing (as applicable), each of which shall be deemed to be included in Patents, Copyrights, Trademarks, Designs or the foregoing clause (c), as applicable, and (j) analogous rights to those set forth above.

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“Intended Tax Treatment” has the meaning given to such term in the Recitals.

“IPO” means the initial public offering of Purchaser pursuant to the IPO Prospectus.

“IPO Prospectus” means the prospectus of Purchaser’s offering of 5,000,000 units dated June 25, 2021 and filed with the SEC (Registration No. 333-255297).

“IPO Sponsor” has the meaning given to such term in the Recitals.

“Key Warranties” means the representations and warranties in Section 4.1 to Section 4.6, and in Section 4.16 to Section 4.20.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Authority, including rule or regulation promulgated thereunder.

“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-up Agreement” has the meaning given to such term in the Recitals.

“Losses” has the meaning given to such term in Section 12.1.

“Major Company Shareholder” means, Best Road Holdings Limited.

“Material Contracts” has the meaning given to such term in Section 4.13(a).

“Material IPs” has the meaning given to such term in Section 4.16(a).

“Material Permits” has the meaning given to such term in Section 4.14(a).

“Merger” has the meaning given to such term in the Recitals.

“Merger Sub Share” has the meaning given to such term in Section 5.7(b).

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“Non-Compete Agreements” has the meaning given to such term in the Recitals.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the normal day-to-day operations of such Person, including any reasonable actions taken or refrained from being taken in good faith in response to COVID-19, any COVID-19 Measures or any change in such COVID-19 Measures or interpretations whether taken prior to or following the date of this Agreement.

“Outside Closing Date” has the meaning given to such term in Section 11.1.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational or constitutional documents, in each case, as amended.

“Organizational Documents Proposal” has the meaning given to such term in Section 6.5(a).

“PCAOB Financials” has the meaning given to such term in Section 7.2.

“Peace Asset” has the meaning given to such term in Section 5.5.

“Peace Asset Agreement” has the meaning given to such term in Section 5.5.

“Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Purchaser Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, (C) that not resulting from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law, and (D) the Liens that the Purchaser is aware on the date hereof; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance to the applicable accounting principles and standards).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Per Share Merger Consideration” means $10.10.

“Permit” means any permit, license, approval, certificate, qualification, consent or authorization issued by an Authority.

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“Plan of Merger” has the meaning given to such term in Section 2.2.

“Post-Closing Officers” has the meaning given to such term in Section 8.4.

“PRC” means the People’s Republic of China.

“Proxy Statement” means the proxy statement forming part of the Proxy/Registration Statement filed with the SEC, with respect to the Purchaser Shareholders’ Meeting and the transactions contemplated hereby, to be used for the purpose of soliciting proxies from Purchaser Shareholders to approve the transactions contemplated hereby.

“Proxy/Registration Statement” has the meaning given to such term in Section 6.5(a).

“Purchaser Board Recommendation” has the meaning given to such term in Section 6.5(b).

“Purchaser Founder Shares” means the ordinary shares of Purchaser, par value $0.0001 per share, issued to the IPO Sponsor prior to the IPO.

“Purchaser Financial Statements” has the meaning given to such term in Section 5.12(b).

“Purchaser Material Adverse Effect” means a material adverse change or a material adverse effect upon on the assets, liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Purchaser Parties and its business, taken as a whole, whether or not arising from transactions in the Ordinary Course of business, or that would prevent or materially delay the Closing from happening, provided, however, that “Purchaser Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which each of the Purchaser Parties operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; (vi) any matter of which Company is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Purchaser Parties; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Purchaser Parties to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded).

“Purchaser Ordinary Shares” means the ordinary shares in the capital of Purchaser, par value $0.0001 per share.

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“Purchaser Parties” means, collectively, the Purchaser and the Merger Sub, and “Purchaser Party” means either of them.

“Purchaser Rights” means the right to receive one-tenth (1/10) of one Purchaser Ordinary Share upon consummation of a business combination of the Purchaser.

“Purchaser SEC Documents” has the meaning given to such term in Section 5.12.

“Purchaser Securities” means the Purchaser Shares, Purchaser Rights, Purchaser Units, Purchaser Warrants, collectively.

“Purchaser Share Redemption” means the right of the holders of Purchaser Shares to redeem all or a portion of their Purchaser Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Organizational Documents of Purchaser and the Trust Agreement.

“Purchaser Shareholders’ Approval” means the approval, at the Purchaser Shareholders’ Meeting where a quorum is present, of the Transaction Proposals comprising of (a) in the case of the Business Combination Proposal, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring the affirmative vote of at least a majority of the votes cast by the holders of the issued Purchaser Shares present in person or represented by proxy at the Purchaser Shareholders’ Meeting and entitled to vote on such matter; (b) in the case of the Change of Name Proposal, a special resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued Purchaser Shares present in person or represented by proxy at the Purchaser Shareholders’ Meeting and entitled to vote on such matter; (c) in the case of the Organizational Documents Proposal, a special resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued Purchaser Shares present in person or represented by proxy at the Purchaser Shareholders’ Meeting and entitled to vote on such matter; (d) in the case of the Director Appointment Proposal, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring the affirmative vote of at least a majority of the votes cast by the holders of the issued Purchaser Shares present in person or represented by proxy at the Purchaser Shareholders’ Meeting and entitled to vote on such matter ; and (e) in the case of the Adjournment Proposal, if required, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring the affirmative vote of at least a majority of the votes cast by the holders of the issued Purchaser Shares present in person or represented by proxy at the Purchaser’s Shareholders’ Meeting and entitled to vote on such matter.

“Purchaser Shares” means the Purchaser Founder Shares and the Purchaser Ordinary Shares, as applicable.

“Purchaser Shareholders” means the holders of the Purchaser Shares.

“Purchaser Shareholders’ Meeting” has the meaning given to such term in Section 6.5(b).

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“Purchaser Transaction Expenses” means all fees, costs and expenses of Purchaser and Merger Sub incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with at or prior to the Closing, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including fees, costs, expenses and disbursements of counsel, accountants, advisors and consultant of Purchaser and Merger Sub, whether paid or unpaid as of the Closing and the Transfer Taxes.

“Purchaser Unit” means a unit of the Purchaser comprised of one Purchaser Ordinary Share, one Purchaser Warrant and one Purchaser Right.

“Purchaser Warrants” means the warrants to purchase one-half of one Purchaser Ordinary Share at a price of $11.50 per whole share, subject to adjustments as described in the IPO Prospectus.

“Registration Rights Agreement” means has the meaning given to such term in the Recitals.

“Sanctions” has the meaning given to such term in Section 4.23(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any (a) computer, mobile, or device programs, systems, applications and code, including any software implementations of algorithms, models and methodologies and any source code, object code, firmware, middleware, APIs, development and design tools, applets, compilers and assemblers, (b) databases and compilations, including any and all libraries, data and collections of data whether machine readable, on paper or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (d) technology supporting, and the contents and audiovisual displays of, any internet site(s) and (e) documentation, other works of authorship and media, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Survival Period” has the meaning given to such term in Section 12.3.

“Surviving Corporation” has the meaning given to such term in the Recitals.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

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“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the United States Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Third-Party Claim” has the meaning given to such term in Section 12.2.

“Threshold” has the meaning given to such term in Section 12.1.

“Transaction Documents” mean collectively, this Agreement, the Plan of Merger, the Lock-up Agreements, the Registration Rights Agreement, and the Non-Compete Agreements and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto.

“Transaction Expenses” means collectively, the Purchaser Transaction Expenses and the Company Transaction Expenses.

“Transaction Litigation” has the meaning given to such term in Section 6.10.

“Transaction Proposals” has the meaning given to such term Section 6.5(a).

“Transactions” means, collectively, the Merger and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Transfer Agent” means Vstock Transfer LLC.

“Transfer Taxes” means all transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement.

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“Trust Account” has the meaning given to such term in Section 5.9.

“Trust Agreement” means the trust agreement made as of June 25, 2021 by and between the Purchaser, the Trustee and the Transfer Agent.

“Trustee” means Wilmington Trust, National Association acting as trustee pursuant to the Trust Agreement.

“VIE Agreements” means the variable interest entity agreements entered into by Beijing Xihui Cloud Technology Co., Ltd with the shareholders of Shanghai Mengyun Holographic Technology Co., Ltd., which include: 1) an Exclusive Business Cooperation and Management Agreement; 2) an Equity Interest Pledge Agreement, 3) an Exclusive Option Agreement; 4) Powers of Attorney and 5) Spousal Consent Letters.

“$” means U.S. dollars, the legal currency of the United States.

Article II.
MERGER

Section 2.1 Business Combination / Merger. Upon and subject to the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of Cayman Companies Act, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Merger Sub will be struck off the Register of Companies in the Cayman Islands, and the Company shall continue as the Surviving Corporation following the Merger as a wholly-owned subsidiary of Purchaser.

Section 2.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XI, the closing of the Merger (the “Closing”) shall take place at the offices of Becker & Poliakoff in New York, USA or via electronic means, on a date no later than five (5) Business Days after the satisfaction or waiver of all the conditions set forth in Article IX, or at such other place and time as the Company and the Purchaser Parties may mutually agree upon. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall execute a plan of merger substantially in the form attached hereto as Annex 2 (the “Plan of Merger”) and the parties hereto shall cause the Merger to be consummated by filing the Plan of Merger (and other documents required under the Cayman Companies Act) with the Registrar of Companies in the Cayman Islands as provided by Section 233 of the Cayman Companies Act, on the same day as the Closing Date or such later time as specified in the Plan of Merger, in accordance with the relevant provisions of Cayman Companies Act. The Merger shall become effective on the date the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or on such later date as specified in the Plan of Merger, in accordance with the Cayman Companies Act (such date and time, the "Effective Time"). At the Closing, the Purchaser shall file a copy of the Purchaser Shareholders’ Approval with the Registrar of Companies in the Cayman Islands on the same day as the Closing Date and (i) register and file for a change of name of Purchaser from “Golden Path Acquisition Corporation” to “MicroCloud Hologram Inc.”; (ii) file the amended and restated memorandum and articles of association of the Purchaser amended in accordance with Section 2.5; and (iii) file the appointment and/ or removal of the directors and officers of the Purchaser in accordance with Section 2.4.

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Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Merger Sub set forth in this Agreement to be performed after the Effective Time.

Section 2.4 Directors and Officers.

(a) The directors and officers of Company as of immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation from and after the Effective Time, in each case, each to hold office in accordance with the Organizational Documents of the Surviving Corporation.

(b) From and after the Effective Time, the directors and officers of the Purchaser shall comprise such Persons pursuant to Section 8.4 hereof. The parties shall take all actions necessary to ensure that, from and after the Effective Time, the Persons so identified to hold office in accordance with this Agreement and the Organizational Documents of Purchaser.

Section 2.5 Organizational Documents.

(a) The memorandum and articles of association of the Company in effect immediately prior to the Effective Time shall be the memorandum and articles of association of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with their terms and under the applicable Laws.

(b) The memorandum and articles of association of the Purchaser from and after the Effective Time shall be in the form attached hereto as Exhibit D.

Section 2.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and the Plan of Merger, and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and the Company, the officers and directors of Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement and the Plan of Merger.

Section 2.7 Section 368 Reorganisation. The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Each party will use commercially reasonable efforts, and agrees to cooperate with the other parties and to provide to the other parties such information and documentation as may be necessary, proper or advisable, to cause the Merger to so qualify, and will not knowingly take an action that would cause the Merger to fail to qualify, as a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

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Article III.
CONSIDERATION

Section 3.1 Allocation Statement. Annex 1 attached hereto sets forth the number of Purchaser Ordinary Shares issuable to each Company Shareholder pursuant to this Agreement in respect of the Consideration Shares (the “Allocation Statement”).

Section 3.2 Conversion of Capital

(a) Share Capital of Merger Sub. At the Effective Time, on the terms and subject to the conditions set forth herein and in the Plan of Merger, by virtue of the Merger and without any action on the part of the Purchaser, the Merger Sub, or the holders of any securities of the Company or Merger Sub, each share in the share capital of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and non-assessable ordinary share of the Surviving Corporation. Such conversion shall be effected by means of the cancellation of each of such share of the Merger Sub, in exchange for the right to receive one such ordinary share of the Surviving Corporation. Such ordinary shares of the Surviving Corporation into which the ordinary shares of Merger Sub are so converted shall be the only shares of the Surviving Corporation that are issued and outstanding immediately after the Effective Time.

(b) Share Capital of Company. At the Effective Time, on the terms and subject to the conditions set forth herein and in the Plan of Merger, by virtue of the Merger and without any action on the part of the Purchaser, the Merger Sub, the Company or the holders of any securities of the Company or Merger Sub, each Company Share issued and outstanding immediately prior to the Effective Time, shall be cancelled in exchanged for the right to receive, without interest, the Per Share Merger Consideration. For avoidance of any doubt, each Company Share to be cancelled in exchange for the right to receive the Per Share Merger Consideration as provided in this Section 3.2(b) shall be automatically cancelled and shall cease to exist, and from and after the Effective Time, each Company Shareholder holding such Company Shares will cease to have any rights with respect to such Company Shares, except the right to receive the Per Share Merger Consideration, without interest in accordance with this Section 3.2(b), and the right to receive any dividends or other distributions with a record date prior to the Effective Time which may have been declared by the Company and which remain unpaid at the Effective Time.

(c) No Liability. Notwithstanding anything to the contrary in this Section 3.2, none of Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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(d) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the issued and outstanding securities of the Company or the Purchaser Ordinary Shares shall occur (other than the issuance of additional shares of the Company or Purchaser as permitted by this Agreement), including by reason of any reclassification, recapitalization, share subdivision (including a share consolidation), or combination, exchange, readjustment of shares, or similar transaction, or any dividend or distribution paid in kind, any amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change so that the holder of such securities would receive the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit Purchaser or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 3.3 Payment of Merger Consideration

(a) Closing Payment Shares. Upon and subject to the terms and conditions of this Agreement and the Plan of Merger, at the Closing, Purchaser shall deliver or cause to be delivered the Closing Payment Shares, represented by book-entry, to each holder of Company Shares that have been converted into the right to receive the Consideration Shares, as set forth in the Allocation Statement.

(b) No fraction shares. No certificates or scrip or book-entry credit representing fractional Purchaser Ordinary Shares will be issued pursuant to the Merger, and such fractional share interests will not entitle the registered holder thereof to vote or to any rights of a shareholder of the Purchaser. In the event any holder of Company Share would otherwise be entitled to receive a fraction of a share of Purchaser Ordinary Shares (after aggregating all fractional shares of Purchaser Ordinary Shares issuable to such holder), such fractional share shall be rounded up to the nearest whole share. The parties acknowledge that any such adjustment was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Purchaser that would otherwise be caused by the issuance of fractional shares.

(c) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Share shall have been lost, stolen or destroyed, the Company shall deliver or cause to be delivered in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

(d) Company Register of Members. At the Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Corporation of transfers of Company Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Company Shares issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law.

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Article IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser Parties that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date), except as set forth in the Company’s disclosure schedule delivered by the Company to the Purchaser Parties in connection with this Agreement (the “Company Disclosure Schedule”) (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced):

Section 4.1 Corporate Existence and Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were incorporated, registered or formed. The Company has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on its business as presently conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents (to which it is a party to) and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of Company to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound. This Agreement has been duly executed and delivered by the Company and it constitutes, and upon their execution and delivery, the Transaction Documents (to which it is a party to) will constitute, a valid and legally binding agreement of the Company, enforceable against it in accordance with their representative terms.

Section 4.3 Governmental Authorization. No consent, approval or authorization of, or designation, declaration to or filing with, notice to, or any other action by or in respect of, any governmental Authority or other Person is required on the part of the Company with respect to the Company’s execution, delivery and performance of this Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) the filing of the Plan of Merger in accordance with the Cayman Companies Act, (b) the SEC declaration of effectiveness of the Proxy/Registration Statement, and (c) any consents, approvals, authorizations, designations, declarations, filings, notices or actions, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

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Section 4.4 Non-Contravention.The execution, delivery or performance by the Company of this Agreement or any Transaction Documents to which it is a party does not and will not (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Shares, or any of the Company’s assets is or may be bound or any Permit, or (d) result in the creation or imposition of any Lien on any of the Company Shares, (e) cause a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s material assets, in the cases of (a) to (f), other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.5 Capital Structure. The Company has an authorized capital of $50,000, divided into 500,000,000 ordinary shares of a nominal or par value of $0.0001 each, 132,000,000 of which have been issued and are outstanding, as of the date hereof. No Company Share is held in its treasury. All of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any pre-emptive rights or have been issued in violation of any pre-emptive right, right of first refusal or similar rights of any Person. There are no: (a) outstanding Company Share Rights; (b) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance, exchange, transfer or sale of any share of the Company, or (c) to the knowledge of the Company, agreements with respect to any of the Company Share, including any voting trust, other voting agreement or proxy with respect thereto. To the Company’s knowledge, all Company Shares are owned free and clear of all Liens.

Section 4.6 Organizational Documents. The Company has not taken any action in violation or derogation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company has delivered to Purchaser a true, correct and complete copy of its Organizational Documents in effect as of the date of this Agreement.

Section 4.7 Subsidiaries. Section 4.7 of the Company Disclosure Schedule sets forth the corporate details of each Subsidiary of the Company. (i) All of the issued and outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and, other than the VIE Agreements (which shall be terminated prior to Closing), are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); and (ii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company.

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Section 4.8 Financial Statements

(a) Section 4.8 of the Company Disclosure Schedule includes the unaudited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2019 and 2020, consisting of the unaudited balance sheets as of such dates (the “Company Balance Sheet”), the unaudited income statements for the twelve (12) month periods ended on such dates, and the unaudited cash flow statements for the twelve (12) month periods ended on such dates (collectively, the “Financial Statements”).

(b) The Financial Statements or similar reports, which are required to be included in the Proxy/Registration Statement or any other filings to be made by the Company with the SEC in connection with the transactions contemplated by this Agreement or any Transaction Document (the financial statements described in this sentence, which the Parties acknowledge shall, solely consist of the Financial Statements, along with unaudited financial statements as of and for the applicable quarterly interim periods thereafter) when delivered in accordance with Section 6.5, (i) will fairly present in all material respects the financial position of the Company as at the respective date(s) thereof, and the results of its operations, shareholders’ deficit and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of such delivery (including Regulation S-X or Regulation S-K, as applicable).

(c) Except as disclosed, reflected or fully reserved against on the Company Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the Ordinary Course of business since the Balance Sheet Date, there are no material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company. All material debts and liabilities, fixed or contingent, required to be included under the applicable accounting standards of the Company applied on a consistent basis on the Company Balance Sheet are included therein.

(d) The Company Balance Sheet accurately reflects in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except (i) as set forth in the Financial Statements, (ii) for liabilities incurred in the ordinary course of business since the Balance Sheet Date (none of which is a liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of their respective covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, (iv) for executory obligations under contracts to which any member of the Company Group is a party (other than liabilities for breach thereof), and (v) for liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, no member of the Company Group has any liabilities of the type required to be set forth on a balance sheet in accordance with GAAP. The Company Group does not have any material liabilities or obligations (whether accrued, absolute, contingent, unknown or otherwise) of the type required to be accrued on or reserved against in a consolidated balance sheet prepared in accordance with GAAP (collectively, “Liabilities”), except (i) Liabilities accrued on or reserved against in the Company Balance Sheet or disclosed in the notes thereto or in the notes to the other Financial Statements, (ii) Liabilities that have arisen since the Balance Sheet Date in the ordinary course of business, and (iii) Liabilities incurred in connection with the Transactions.

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(e) Since the incorporation of the Company, the Company has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company to the Company’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of the Company Group to the Company’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

(f) The Company Group maintains, in all material respects, accurate and complete books and records reflecting the assets and Liabilities of the Company Group, and maintains, in all material respects, proper and adequate internal accounting controls that are designed to provide reasonable assurance that (i) transactions are executed with management’s authorization and (ii) transactions are recorded as necessary to permit preparation of the Financial Statements and to maintain accountability for the Company Group’s assets and Liabilities. The Company Group has not been subject to or involved in any fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company Group.

(g) The independent auditor for the Company, with respect to its report as will be included in the PCAOB Financials, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and, with respect to the PCAOB Financials, the PCAOB.

Section 4.9 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to the Purchaser Parties by or on behalf of the Company are true and authentic. The Books and Records reflect fairly in all material respects the transactions and dispositions of assets of and the providing of services by the Company Group. All accounts, books and ledgers of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

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Section 4.10 Absence of Certain Changes. Since the Balance Sheet Date, the Company has conducted the business in the Ordinary Course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, there has not been:

(a) any Company Material Adverse Effect;

(b) any transaction, Contract or other instrument entered into, or commitment made, by the Company relating to its business, or any of the Company’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company of any Contract or other right, in either case other than transactions and commitments in the Ordinary Course of business consistent in all material respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or share capital or other equity interests in the Company; (ii) any issuance by the Company of shares or of shares of capital stock or other equity interests in the Company (other than pursuant to any effective employee equity incentive plan), or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares or shares of capital stock or other equity interests (other than pursuant to any effective employee equity incentive plan);

(d) (i) any creation or other incurrence of any Lien other than Permitted Liens on the Company Shares or any of the Company’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company, in each case other than in the Ordinary Course of business consistent with past practice of the Company;

(e) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company;

(f) any material labor dispute, other than routine individual grievances, or any material activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

(g) any sale, transfer, lease to others or otherwise disposition of any of its material assets by the Company except for inventory, licenses or services sold in the Ordinary Course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(h) (i) any amendment to or termination of any Material Contract, (ii) any amendment to any material license or material permit from any Authority held by the Company Group, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by the Company Group under any Material Contract, or any material license or material permit from any Authority held by the Company, other than in the cases of each of clauses (i) through (iv), as provided for in this Agreement or the transactions contemplated hereunder or as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect;

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(i) other than in the Ordinary Course of business, any capital expenditure by the Company in excess of $1,000,000 per one transaction or entering into any lease of capital equipment or property under which the annual lease charges exceed $5,000,000 in the aggregate by the Company;

(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(k) any loan of any monies to any Person or guarantee of any obligations of any Person by the Company, in excess of $5,000,000, other than accounts payable and accrued liabilities in the Ordinary Course of business consistent with past business;

(l) except as required by the appliable accounting principles and standards, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company or any revaluation of any of the assets of the Company;

(m) any material amendment to the Company’s Organizational Documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction, other than as provided for in this Agreement or the transactions contemplated hereunder;

(n) any acquisition of assets (other than acquisitions of inventory in the Ordinary Course of business consistent with past practice) or business of any Person;

(o) any material Tax election made by the Company outside of the Ordinary Course of business consistent with past practice, or any material Tax election changed or revoked by the Company; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax (other than an ordinary commercial agreement the principal purpose of which does not relate to Taxes) entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company; or

(p) any undertaking of any legally binding obligation to do any of the foregoing.

Section 4.11 Properties; Title to the Company’s Assets

(a) The material Tangible Personal Properties of the Company Group have no material defects, are in good operating condition, function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto.

(b) The Company has good, valid and marketable title in and to, or in the case of the leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Company Balance Sheet or acquired after Balance Sheet Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate its business immediately after the Closing in the same manner as the business of the Company Group is currently being conducted.

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Section 4.12 Litigation. There is no Action (or any basis therefore) pending against, or threatened against or affecting, the Company, any of its officers or directors, its business, or any Company Shares, or any of the Company’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Transaction Documents, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no outstanding judgments against the Company that would reasonably to be expected to, individually or in the aggregate, have a Company Material Adverse Effect on the ability of the Company to enter into and perform its obligations under this Agreement. The Company is not, and has not been in the past two (2) years, subject to any proceeding with any Authority, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.13 Contracts

(a) Section 4.13(a) of Company Disclosure Schedule lists all material Contracts, oral or written (collectively, the “Material Contracts”) to which the Company is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of $3,000,000 or more (other than standard purchase and sale orders entered into in the Ordinary Course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $3,000,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $500,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company Group;

(iv) all Contracts creating a material joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

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(v) all Contracts relating to any material acquisitions or dispositions of assets by the Company Group in excess of $3,000,000;

(vi) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the Ordinary Course of business;

(vii) all Contracts relating to material secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company Group or substantially limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(viii) all Contracts relating to material patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company Group;

(ix) all Contracts providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(x) all Contracts with or pertaining to the Company Group to which any 10% Shareholder is a party;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest and which involve payments to the lessor thereunder in excess of $3,000,000 per month;

(xii) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding $3,000,000;

(xiii) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company (other than the Organizational Documents of the Company Group);

(xiv) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Company is a party; and

(xv) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of a member of Company Group will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the Company Group’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets, (iii) no Contract (A) requires the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict its business or require any payments by or with respect to Purchaser or any of its Affiliates.

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(c) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, none of the execution, delivery or performance by the Company of this Agreement or Transaction Documents to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d) Except would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

Section 4.14 Licenses and Permits.

(a) Section 4.14 of the Company Disclosure Schedule correctly lists each material Permits affecting, or relating in any way to, the Company Group’s business or the Company’s ability to own, lease or operate its properties and assets as required for its business, as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect (the “Material Permits”). Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company has all Material Permits necessary to operate its business.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, to the knowledge of the Company, such Material Permits are (i) valid and in full force and effect, (ii) none of the Material Permits will, be terminated or impaired or become terminable as a result of the transactions contemplated hereby, and (iii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company Group.

Section 4.15 Compliance with Laws. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group is not in violation of, has not violated, and to the Company Group’s knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 24 months the Company has not received any subpoenas by any Authority.

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Section 4.16 Intellectual Property Rights

(a) Section 4.16 of the Company Disclosure Schedule sets forth a true, correct and complete list of all material Intellectual Property Rights owned, leased or licensed by the Company Group (the “Material IPs”).

(b) Within the past two (2) years, to the knowledge of the Company, the Company Group has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company Group.

(c) The Company and its Subsidiaries own or have a valid and enforceable right to use any and all Material IPs used or held for use in, or otherwise necessary for, the conduct of the business of the Company and its Subsidiaries as currently conducted. Except as would not have a Company Material Adverse Effect and to the knowledge of the Company, the current use by the Company Group of the Intellectual Property Rights does not infringe, and will not infringe, the rights of any other Person in any material respect.

(d) All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material copyrights, patents or trade secrets on behalf of the Company Group or any predecessor in interest thereto, to the knowledge of the Company, either: (i) is a party to a “work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e) Except as would not have a Company Material Adverse Effect, the execution, delivery or performance by the Company of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby will not cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company immediately prior to the Closing to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing in any material respect.

(f) The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Intellectual Property Rights owned by the Company that are confidential and all other confidential information, data and materials licensed by the Company or otherwise used in the operation of its business. Without limiting the foregoing, each Company Group has not disclosed any material trade secrets or know-how to any other Person unless such disclosure was under a written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession of any member of the Company Group or of any written obligations with respect to any of the foregoing.

(g) None of the Material IPs and, to the Company’s knowledge, none of the Intellectual Property Rights licensed by the Company Group, is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by any of the members of the Company Group or affects the validity, use or enforceability of any such Material IPs or licenses, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole.

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(h) To the Company’s knowledge, no Person is infringing, misappropriating, or otherwise violating in any material respect any Material IPs. No member of the Company Group has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Material IPs.

(i) To the Company’s knowledge, each member of the Company Group has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such member of the Company Group and/or its employees in connection with such member of the Company Group business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as whole.

(j) There are no royalties, fees (including registration, maintenance and renewal fees), honoraria or other payments payable by any member of the Company Group to any Person under any Contract by reason of the ownership, development, modification, use, license, sublicense, sale or other disposition of any Material IPs or Intellectual Property Rights licensed by the Company Group, other than salaries and sales commissions paid to employees and sales agents, and customary license fees charged by third parties for off-the-shelf Software, in each case in the ordinary course of business.

Section 4.17 Employees. Except as would not have a Company Material Adverse Effect, the Company Group is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company, non-competition agreement restricting the activities of the Company, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

Section 4.18 Employee Matters.

(a) Except as would not have a Company Material Adverse Effect, to the knowledge of the Company Group, no current employee of the Company Group, in the Ordinary Course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and the Company is not a party to any collective bargaining agreement, does not have any material labor relations disputes, and there is no pending representation question or union organizing activity respecting employees of the Company.

(b) Each member of the Company Group is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, pay equity, the classification of independent contractors, the classification of employees as exempt or non-exempt for wage and hour purposes, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment, whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. No member of the Company Group is delinquent in any material payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers.

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(c) In the last three (3) years, (i) none of the members of the Company Group (A) has or has had any material liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any governmental Authority with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any member of the Company Group (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) except as would not result in a material liability to the Company Group, the Company Group has withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each member of the Company Group.

(d) In the last five (5) years, no allegations of sexual harassment or sexual misconduct have been made to any member of the Company Group against any employee, officer, or director of any member of the Company Group in connection with such individual’s employment or service with a member of the Company Group and no member of the Company Group has otherwise become aware of any such allegations or entered into a settlement agreement, or out of court or pre-charge or pre-litigation arrangements relating to such matters. To the knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment or misconduct, other unlawful harassment or unlawful discrimination or retaliation against or involving any member of the Company Group or any employee, officer, or director of any member of the Company Group in connection with such individual’s employment or service with a member of the Company Group.

Section 4.19 Tax Matters.

(a) All material Tax Returns required to be filed by or with respect to the Company have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by the Company have been or will be paid in a timely fashion or have been accrued for on the Financial Statements. No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of the Company have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of the Company has been received from, any Taxing Authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Taxing authority is currently outstanding. No material claim that is currently outstanding has been made by the Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

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(b) There are no Liens for Taxes on any assets of the Company Group.

(c) In the past three (3) years, no written claims have been received by any member of the Company Group from any Tax Authority in a jurisdiction where a member of the Company Group does not file Tax Returns that such member of the Company Group is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(d) No member of the Company Group is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no member of the Company Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(e)        No member of the Company Group has taken any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.20 Environmental Laws.

(a) Except as would not have a Company Material Adverse Effect, the Company Group is in compliance with the applicable Environmental Laws in the relevant jurisdictions where it conducts business.

(b) None of the members of the Company Group has received any written notice or communication from any governmental Authority or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any applicable Environmental Laws.

(c) There is (and since the incorporation of the Company there has been) no proceeding pending or, to the Company’s knowledge, threatened in writing against any member of the Company Group pursuant to applicable Environmental Laws.

Section 4.21 Insurance. Section 4.21 of the Company Disclosure Schedule sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any member of the Company Group as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to Purchaser. As of the date of this Agreement, no claim by any member of the Company Group is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole.

Section 4.22 Data Privacy and Security.

(a) Each member of the Company Group has at all times complied in all material respects with all applicable privacy Laws and contractual obligations entered into by a member of the Company Group relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, or transfer of personal data.

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(b) As of the date of this Agreement, the Company has not received notice of any pending proceedings, nor has there been any material proceedings against any member of the Company Group initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official or any other governmental authority (whether in the United States, Cayman Islands or PRC); or (iii) any other governmental Authority, in each case, alleging that any processing of personal data by or on behalf of a member of the Company Group is in violation of any requirements under Section 4.22(a).

(c) Since the incorporation of the Company (i) there has been no material unauthorized processing of personal data in the possession or control of any member of the Company Group and/or any of the service providers of any member of the Company Group and (ii) to the Company’s knowledge, there have been no unauthorized intrusions or breaches of security into any of the IT systems under the control of any member of the Company Group.

(d) Each member of the Company Group owns or has a binding Contract in place to use the IT systems as necessary to operate the business of each Group Company as currently conducted in all material respects.

(e) Each member of the Company Group has implemented and established data safeguards against the destruction, loss, damage, corruption, alteration, loss of integrity, commingling or unauthorized access, acquisition, use, disclosure or other processing of personal data that are consistent with industry standards and the requirements of applicable Law. Each member of the Company Group maintains backups of all data used to conduct the business of such member of the Company Group at a reasonable frequency.

(f) To Company’s knowledge, the Computer Systems owned or operated by the Company Group, do not contain any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, bug, errors, malware, spyware, or other device or code intended to disable, disrupt or harm the Computer Systems, or would materially disrupt the business or operations of the Company Group.

Section 4.23 Compliance with International Trade & Anti-Corruption Laws.

(a) Neither the Company from its formation to the date hereof, its Subsidiaries in the last three (3) years to the date hereof, nor any of their respective representatives acting on their behalf, in their capacity as such, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) promised, offered, authorized, made or agreed to make any unlawful payment or promised, offered, authorized, provided or agreed to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the United States’ Foreign Corrupt Practices Act (“FCPA”) or of any other applicable anti-bribery or anti-corruption Law. Neither the Company, its Subsidiaries, nor any of their respective representatives acting on their behalf, in their capacity as such, has promised, offered, authorized, given or agreed to give any unlawful gift, similar unlawful benefit or anything of value in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or its Subsidiaries or assist in connection with any actual or proposed transaction, in violation of any provision of the FCPA or of any other applicable anti-bribery or anti-corruption Law. No Action with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries.

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(b) The operations of the Company are and have been since its formation, and the operations of each of its Subsidiaries are and have been since the later of (i) their respective formation dates, (ii) the date on which they were acquired by the Company, and (iii) the date that is five (5) years prior to the date hereof, been conducted in compliance with anti-money laundering Laws in all applicable jurisdictions, including the maintenance of appropriate anti-money laundering programs pursuant to such Laws, and no material deficiencies in those programs have been identified, and no Action involving the Company or any of its Subsidiaries with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened in writing.

(c) Neither the Company, its Subsidiaries nor any of their respective directors or officers, or, to the knowledge of the Company, any other representative acting on behalf of the Company or its Subsidiaries, is currently identified on the Specially Designated Nationals and Blocked Persons List or other sanctions-related persons list, owned or controlled by such a person, otherwise the target of sanctions administered by the U.S. Government, including the Office of Foreign Assets Control of the United States Treasury Department, the United States Department of State, or any other relevant sanctions authorities (collectively, “Sanctions”), or operating, organized, or resident in a country or territory that is the target of United States sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine), and the Company has not since its formation, directly or, to its knowledge indirectly, loaned, contributed or otherwise made available funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country or territory that is the target of Sanctions or for the purpose of financing the activities of any Person that is the target of Sanctions, or has otherwise been in violation of Sanctions.

Section 4.24 Finders’ Fees. With respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from the Purchaser upon consummation of the transactions contemplated by this Agreement.

Section 4.25 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Section 4.26 Company Board Approval. The board of directors of the Company has unanimously determined that (i) the consummation of the Transactions (including the Merger) is in the best interest of the Company and the Company Shareholders, and (ii) recommend that the Company Shareholders adopt and approve this Agreement, the other Transaction Documents and the Transactions.

Section 4.27 No other Representations or Warranties. Except as otherwise expressly provided in this Article IV (as may be modified by the Company Disclosure Schedule), Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Company and its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Purchaser Parties, their Affiliates or any of their respective representatives by, or on behalf of, Purchaser Parties, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as may be modified by the Company Disclosure Schedule), neither the Company nor any other Person on behalf thereof has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Purchaser Parties, or their Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any presentation or in any other information made available to the Purchaser Parties, or their Affiliates or any of their representatives or any other Person, and any such representations or warranties are expressly disclaimed.

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Article V.
REPRESENTATIONS AND WARRANTIES OF PURCHASER PARTIES

The Purchaser Parties hereby, jointly and severally, represent and warrant to the Company that, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date):

Section 5.1 Corporate Existence and Power. Each of Purchaser and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Purchaser Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

Section 5.2 Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Transaction Documents (to which it is a party to) and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of Purchaser Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound other than the Purchaser Shareholders’ Approval. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon their execution and delivery, the Transaction Documents (to which it is a party to) will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against them in accordance with their representative terms.

Section 5.3 Governmental Authorization. No consent, approval or authorization of, or designation, declaration to or filing with, notice to, or any other action by or in respect of, any governmental Authority or other Person is required on the part of the Purchase Parties with respect to their execution, delivery and performance of this Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) the filing of the Plan of Merger in accordance with the Cayman Companies Act, (b) the SEC declaration of effectiveness of the Proxy/Registration Statement, and (c) any consents, approvals, authorizations, designations, declarations, filings, notices or actions, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Purchaser Parties, taken as a whole.

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Section 5.4 Non-Contravention. The execution, delivery or performance by the Purchaser Parties of this Agreement or any Transaction Documents to which it is a party does not and will not (a) contravene or conflict with the organizational or constitutive documents of the Purchaser Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Purchaser Parties, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Purchaser Parties or require any payment or reimbursement or to a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Purchaser Parties or by which any of the Purchaser Shares, or any of the assets of the Purchaser Parties is or may be bound or any Permit, or (d) result in the creation or imposition of any Lien on any of the Purchaser Shares, (e) cause a loss of any material benefit relating to its business to which the Purchaser Parties is entitled under any provision of any Permit or Contract binding upon the Purchaser Parties, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Purchaser Parties’ material assets, in the cases of (a) to (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Purchaser Material Adverse Effect.

Section 5.5 Finders’ Fees.

(a) Pursuant to an agreement between the Purchaser and Peace Asset Management Ltd. (“Peace Asset”) dated August 3, 2021, the Purchaser engaged Peace Asset as the finder to introduce the Company to the Purchaser in connection with the Transactions and the Purchaser shall issue 380,000 Purchaser Ordinary Shares to Peace Asset upon the Closing (the “Peace Asset Agreement”).

(b) Other than the Peace Asset Agreement, there is no other investment banker, broker, funder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or their Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

Section 5.6 Issuance of Shares. The Consideration Shares, when issued in accordance with this Agreement and the Plan of Merger, will be duly authorized and validly issued, and will be fully paid and nonassessable.

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Section 5.7 Capitalization

(a) At the date of this Agreement, the authorized share capital of Purchaser consists of $50,000 divided into 500,000,000 Purchaser Ordinary Shares. 7,458,000 Purchaser Ordinary Shares have been issued and outstanding as of the date hereof, 1,437,500 of which are Purchaser Founder Shares and 270,500 of which are private placements with the IPO Sponsor. Except for the Purchaser Securities as described in the IPO prospectus, no other shares or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Islands Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational Documents and as described in the IPO Prospectus, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. Other than as described in the IPO Prospectus, there are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The authorized share capital of Merger Sub is $50,000 divided into 500,000,000 ordinary shares, par value $0.0001 per share (the “Merger Sub Shares”) of which 1,437,500 Merger Sub Shares are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding of Merger Sub Share(s) are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Islands Law, the Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Share(s) or any share capital or equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

Section 5.8 Information Supplied. None of the information supplied or to be supplied by the any Purchaser Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents).

Section 5.9 Trust Account. As of the date of this Agreement, the Purchaser has at least $58,075,002 in the trust fund established by the Purchaser for the benefit of its public shareholders in a United States-based account at Wilmington Trust National Association (the “Trust Account”), which is established by the Transfer Agent and maintained by the Trustee, and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Trust Agreement. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate or that would entitle any Person (other than Purchaser Shareholders holding Purchaser Shares sold in Purchaser’s IPO who shall have elected to redeem their Purchaser Shares pursuant to Purchaser’s Organizational Documents and the underwriters of Purchaser’s IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Purchaser Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Purchaser Parties, threatened with respect to the Trust Account. Purchaser has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of Purchaser to dissolve or liquidate pursuant to Purchaser’s Organizational Documents shall terminate, and as of the Effective Time, Purchaser shall have no obligation whatsoever pursuant to Purchaser’s Organizational Documents to dissolve and liquidate the assets of Purchaser by reason of the consummation of the transactions contemplated hereby. As of the date hereof, following the Effective Time, no Purchaser Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Purchaser Shareholder is exercising an Purchaser Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Purchaser has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Purchaser at the Effective Time.

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Section 5.10 Listing. As of the date hereof, the Purchaser Units, Purchaser Ordinary Shares, Purchaser Warrants and Purchaser Rights are listed on the Nasdaq Capital Market, with trading symbols “GPCOU”, “GPCO”, “GPCOW” and “GPCOR”. Purchaser is in compliance with the rules of Nasdaq and there is no Action pending or, to the knowledge of Purchaser, threatened against Purchaser by the Nasdaq or the SEC with respect to any intention by such entity to deregister Purchaser Units, Purchaser Ordinary Shares, Purchaser Warrants or Purchaser Rights. No Purchaser Party has taken any action in an attempt to terminate the registration of Purchaser Units, Purchaser Ordinary Shares, Purchaser Warrants or Purchaser Rights.

Section 5.11 Board Approval. Each of the board of directors of the Purchaser and of the Merger Sub have, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, the Plan of Merger and the Transaction Documents, (ii) determined that the transactions contemplated hereby and thereby are in the best interests of the shareholders or shareholders of the Purchaser Parties, as applicable, and (iii) solely with respect to the Purchaser Board Recommendation, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s Organizational Documents. Notwithstanding the foregoing, such recommendation and approval by the board of directors of Purchaser includes the right to terminate this Agreement and the proposed Plan of Merger as provided under Section 11.3.

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Section 5.12 Purchaser SEC Documents and Financial Statements

(a) Each of the (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser, beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s Quarterly Reports on Form 10-Q for each fiscal quarter of Purchaser beginning with the first quarter Purchaser was required to file such a form, (iii) all proxy statements relating to Purchaser’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents filed by Purchaser with the SEC since Purchaser’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, together with any amendments, restatements or supplements thereto, are available in full without redaction on the SEC’s website through EDGAR. Purchaser has timely filed or furnished all statements, prospectuses, registration statements, forms, reports, schedules, and other documents, together with any amendments, restatements or supplements thereto, required to be filed or furnished by it with the SEC since its formation, pursuant to the Exchange Act, the Securities Act and all regulations and rules promulgated thereunder (collectively and as they have been amended since the time of their filing or furnishing, the “Purchaser SEC Documents”). Purchaser will timely file all of the foregoing documents with the SEC to the extent they are required by applicable Laws or rules subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Each of the Purchaser SEC Documents, as of the respective date of its filing, and as of the date of any amendment, complied, and each of the Additional Purchaser SEC Documents will be prepared for and comply, in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such documents. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Purchaser SEC Documents and the Additional Purchaser SEC Documents did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were or to be made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Purchaser SEC Documents. None of the Purchaser SEC Documents filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

(b) The financial statements and notes contained or incorporated by reference in the Purchaser SEC Documents (the “Purchaser Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the Purchaser as of the dates thereof and the results of operations of the Purchaser for the periods reflected therein. The Purchaser Financial Statements (i) were prepared from the Books and Records of the Purchaser; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Purchaser’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Purchaser with respect to the periods then ended.

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(c) Except as specifically disclosed, reflected or fully reserved against in the Purchaser Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the Ordinary Course of business since the Purchaser’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Purchaser. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Purchaser Financial Statements.

Section 5.13 Litigation. There is no Action (or any basis therefore) pending against any Purchaser Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Transaction Documents. There are no outstanding judgments against the Purchaser Parties. No Purchaser Party is, and has previously been, subject to any legal proceeding with any Authority.

Section 5.14 Compliance with Laws. No Purchaser Party is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and the Purchaser has not previously received any subpoenas by any Authority.

Section 5.15 Compliance with Anti-Corruption & Sanctions Law.

(a) Neither the Purchaser Parties from its formation to the date hereof, nor any of their respective representatives acting on their behalf, in their capacity as such, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) promised, offered, authorized, made or agreed to make any unlawful payment or promised, offered, authorized, provided or agreed to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the FCPA or of any other applicable anti-bribery or anti-corruption Law. Neither the Purchaser Parties, nor any of their respective representatives acting on their behalf, in their capacity as such, has promised, offered, authorized, given or agreed to give any unlawful gift, similar unlawful benefit or anything of value in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser Parties or assist in connection with any actual or proposed transaction, in violation of any provision of the FCPA or of any other applicable anti-bribery or anti-corruption Law. No Action with respect to any of the foregoing is pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser Parties.

(b) The operations of the Purchaser Parties are and have been since its formation, conducted in compliance with anti-money laundering Laws in all applicable jurisdictions, including the maintenance of appropriate anti-money laundering programs pursuant to such Laws, and no material deficiencies in those programs have been identified, and no Action involving the Purchaser Parties with respect to any of the foregoing is pending or, to the knowledge of the Purchaser, threatened in writing.

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(c) Neither the Purchaser Parties, nor any of their respective directors or officers, or, to the knowledge of the Purchaser, any other representative acting on behalf of the Purchaser Parties, is under Sanctions, or operating, organized, or resident in a country or territory that is the target of United States sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine), and the Purchaser Parties have not since their formation, directly or, to their knowledge indirectly, loaned, contributed or otherwise made available funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country or territory that is the target of Sanctions or for the purpose of financing the activities of any Person that is the target of Sanctions, or has otherwise been in violation of Sanctions.

Section 5.16 Not an Investment Company. Each of the Purchaser Parties is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Section 5.17 Tax Matters All material Tax Returns required to be filed by or with respect to each Purchaser Party have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by the Purchaser Parties have been or will be paid in a timely fashion or have been accrued for on the Financial Statements. No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of the Purchaser Parties have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of a Purchaser Party has been received from, any Taxing Authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Taxing authority is currently outstanding. No material claim that is currently outstanding has been made by the Taxing Authority in a jurisdiction where the Purchaser Parties do not file Tax Returns that the Purchaser Parties are or may be subject to taxation by that jurisdiction. The Purchaser Parties have not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment. The Purchaser Parties have no current plan to dispose any asset of the Company Group after the Merger.

Section 5.18 Contracts. All material Contracts to which any of the Purchaser Parties is a party are available in full without redaction on the SEC’s website through EDGAR.

Section 5.19 Business Activities

(a) Since its incorporation, each of the Purchaser Parties has not conducted any business activities other than activities related to Purchaser’s IPO or directed toward the accomplishment of a business combination. Except as set forth in the Organizational Documents of each of the Purchaser Parties or as otherwise contemplated by this Agreement and the Transaction Documents, there is no Contract to which any Purchaser Party is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of any Purchaser Party or any acquisition of property by any Purchaser Party or the conduct of business by each of the Purchaser Parties as currently conducted or as contemplated to be conducted as of the Closing. Except for the transactions contemplated under the Transaction Documents, each of the Purchaser Parties does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, each of the Purchaser Parties has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a business combination under Purchaser’s IPO Prospectus and the Organizational Documents of each of the Purchaser Parties .

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(b) Merger Sub was formed solely for the purpose of effecting the transactions contemplated under the Transaction Documents and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated under the Transaction Documents and has no, and at all times prior to the Closing except as expressly contemplated by the Transaction Documents, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 5.20 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article V, Purchaser hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Purchaser and its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its Affiliates or any of their respective representatives by, or on behalf of, Purchaser, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Purchaser nor any other Person on behalf thereof has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Purchaser (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any presentation or in any other information made available to the Company or any of its representatives or any other Person, and any such representations or warranties are expressly disclaimed.

Section 5.21 No Outside Reliance Notwithstanding anything contained in this Agreement, each of the Purchaser Parties and its respective equityholders, partners, investors, members and representatives, has made their own investigation of the Company and its Subsidiaries and that neither the Company nor any of its Affiliates, agents, advisors or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Schedule or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by the Purchaser Parties or its representatives) or reviewed by the Purchaser Parties otherwise) or management presentations that have been or shall hereafter be provided to Purchaser or any of its Affiliates, agents, advisors or representatives are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries, or Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing. Except as otherwise expressly set forth in this Agreement, each of the Purchaser Parties understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

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Article VI.
COVENANTS OF COMPANY AND PURCHASER PARTIES

Section 6.1 Conduct of the Business

(a) From the date hereof through the Closing Date, each party shall, and shall cause its Subsidiaries to, conduct their respective business only in the Ordinary Course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the other party, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably withheld), the Company and the Purchaser Parties shall not:

(i) materially amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the Company or the Purchaser Parties, which involve payments in excess of $5,000,000;

(iii) modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $5,000,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $5,000,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of the Company’s or the Purchaser Parties’ assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of inventory in the Ordinary Course consistent with past practice, and (iii) not exceeding $5,000,000;

(vi) accept returns of products sold from inventory except in the Ordinary Course, consistent with past practice;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any shareholder or shareholder (other than, in the case of any shareholder or shareholder that is an employee, payments of salary accrued in said period at the current salary rate);

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(viii) authorize any salary increase of more than 10% for any employee making an annual salary equal to or greater than $100,000 or in excess of $100,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of the Company or the Purchaser Parties;

(ix) obtain or incur any loan or other Indebtedness in excess of $5,000,000, including drawings under the Company’s or the Purchaser Parties’ existing lines of credit;

(x) suffer or incur any Lien on the Company Group’s or the Purchaser Parties’ assets, except for Permitted Liens or the Liens incurred in the Ordinary Course of business consistent with past practice;

(xi) suffer any damage, destruction or loss of property related to any of the Company’s or the Purchaser Parties’ assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $5,000,000;

(xii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiii) suffer any insurance policy protecting any of the Company’s or the Purchaser Parties’ assets with an aggregate coverage amount in excess of $5,000,000 to lapse;

(xiv) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any inventory or assets other than in the Ordinary Course of business consistent with past practice;

(xv) change the principal place of business or jurisdiction of organization;

(xvi) extend any loans other than travel or other expense advances to employees in the Ordinary Course of business or with the principal amount not exceeding $10,000;

(xvii) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xviii) make or change any material Tax election or change any annual Tax accounting periods; or

(xix) undertake any legally binding obligation to do any of the foregoing.

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(b) From the date hereof through the Closing Date, the Purchaser shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and Ordinary Course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement, without the Company’s prior written consent, the Purchaser Parties shall not amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser Parties.

(c) Neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time.

Section 6.2 Alternative Proposal and Alternative Transaction. From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article XI and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Purchaser Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or the Purchaser Parties (other than the transactions contemplated by this Agreement and the other Transaction Documents): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the Ordinary Course of business) or any class or series of the share capital or capital stock or other equity interests of the Company or the Purchaser Parties in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or the Purchaser Parties or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company on one hand and the Purchaser Parties one the other hand shall keep the other party informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

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Section 6.3 Access to Information. From the date hereof until and including the Closing Date, each of the Company on one hand and the Purchaser Parties on the other hand shall, to the best of their abilities, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company or the Purchaser Parties as such Persons may request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other party in such other party’s investigation of its business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser Parties and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Purchaser Parties. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided that the non-disclosing party must advise the other party that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

Section 6.4 Notices of Certain Events. Each of the Company on one hand and the Purchaser Parties on the other hand shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Share or share capital or capital stock of the Purchaser Parties or any of the Company’s or the Purchaser Parties’ assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Transaction Documents;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Transaction Documents;

(d) with respect to the Company, the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result in a Company Material Adverse Effect; and with respect to the Purchaser Parties, the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result in a Purchaser Material Adverse Effect; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact.

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Section 6.5 Proxy/Registration Statement and Requisite Approval

(a) Proxy/Registration Statement

(i) As promptly as reasonably practicable after the execution of this Agreement and subject to receipt by Purchaser of the necessary and proper financial statements of the Company and its subsidiaries under SEC rules and regulations, the Purchaser Parties and with the assistance, cooperation and reasonable best efforts of the Company, shall prepare, and file with the SEC, a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement, the “Proxy/Registration Statement”) relating to (1) the Purchaser Shareholders’ Meeting to approve and adopt: (A) the Business Combination (as defined in Purchaser’s Organizational Documents), this Agreement, the Plan of Merger and the other Transaction Documents, the Merger and the other Transactions (the "Business Combination Proposal"), (B) the change of name of the Purchaser to “MicroCloud Hologram Inc.” (the "Change of Name Proposal"), (C) the amendment and restatement of the memorandum and articles of association of the Purchaser in accordance with Section 2.5(b) (the "Organizational Documents Proposal"), (D) the appointment and removal of the directors of the Purchaser in accordance with Section 2.4 (the "Director Appointment Proposal"), (E) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, (F) the issuance of the Consideration Shares in accordance with Nasdaq listing and continuing listing standards, (G) any other proposals as reasonably agreed by the Purchaser and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (H) adjournment of the Purchaser Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the "Adjournment Proposal") (such proposals in (A) through (H), collectively, the “Transaction Proposals”), and (2) the registration under the Securities Act of the Consideration Shares to be issues to the Company Shareholders pursuant to this Agreement. The Purchaser Parties, and with the assistance and cooperation of the Company, shall use their commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Purchaser Parties shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Purchaser Ordinary Shares pursuant to this Agreement. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, Purchaser shall use reasonable best efforts to within five Business Days thereof, mail the Proxy/Registration Statement to the Purchaser Shareholders.

(ii) Each of the Purchaser Parties and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equity holders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties, the Company or their respective Affiliates to any regulatory Authority (including Nasdaq) in connection with the Transactions. None of the information provided by the Company Group to the Purchaser Parties for inclusion in the Proxy/Registration Statement, including, without limitation, financial statements, financial projections, beneficial and legal ownership of Company Shares and description of the business of the Company Group shall (i) contain any material misstatement regarding the Company Group or its financial condition, business operations, assets, liabilities, officers, directors or affiliates or (ii) omit any material information related to the Company Group or its financial condition, business operations, assets, liabilities, officers, directors or affiliates.

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(iii) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually agreed upon by the Purchaser Parties and the Company. The Purchaser Parties will advise the Company, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Purchaser Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company a reasonable opportunity to provide comments and amendments to any such filing. The Purchaser Parties and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(iv) If, at any time prior to the Effective Time, any information, event or circumstance relating to any Purchaser Party or their respective officers or directors, should be discovered by a Purchaser Party which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, Purchaser shall promptly inform the Company. If, at any time prior to the Effective Time, any information, event or circumstance relating to the Company, any of its Subsidiaries or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, the Company shall promptly inform the Purchaser. Thereafter, the Purchaser Parties and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and the Purchaser Parties shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the Purchaser Shareholders

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(b) Purchaser Shareholders’ Approval.

(i) Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective (or in the event that the parties determine to file only a merger proxy, the SEC notifies the Purchaser Parties that it has no further comments) under the Securities Act, Purchaser shall establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of the Purchaser Shareholders (including any adjournment or postponement thereof, the “Purchaser Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the Purchaser Shareholders’ Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing Purchaser Shareholders with the opportunity to elect to effect a Purchaser Share Redemption and such other matter as may be mutually agreed by Purchaser and the Company. Purchaser will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the Purchaser Shareholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and Purchaser Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Organizational Documents of Purchaser. Purchaser (X) shall consult with the Company regarding the record date and the date of the Purchaser Shareholders’ Meeting and (Y) shall not adjourn or postpone the Purchaser Shareholders’ Meeting without the prior written consent of Company; provided, however, that Purchaser shall adjourn or postpone the Purchaser Shareholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that Purchaser reasonably determines is necessary to comply with applicable Laws, is provided to the Purchaser Shareholders in advance of a vote on the adoption of this Agreement, (2) if, as of the time that the Purchaser Shareholders’ Meeting is originally scheduled, there are insufficient shares of Purchaser represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Shareholders’ Meeting, or (3) if, as of the time that the Purchaser Shareholders’ Meeting is originally scheduled, adjournment or postponement of the Purchaser Shareholders’ Meeting is necessary to enable Purchaser to solicit additional proxies required to obtain Purchaser Shareholders’ Approval; provided further, however, that Purchaser shall adjourn or postpone on not more than three occasions and so long as the date of the Purchaser Shareholders’ Meeting is not adjourned or postponed more than an aggregate of 45 consecutive days in connection with such adjournment or postponement.

(ii) The Proxy/Registration Statement shall include a statement to the effect that the board of directors of the Purchaser has unanimously recommended that the Purchaser Shareholders vote in favor of the Transaction Proposals at the Purchaser Shareholders’ Meeting (such statement, the “Purchaser Board Recommendation”) and neither the board of directors of the Purchaser nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Purchaser Board Recommendation unless in strict observance of their common law or fiduciary duties.

Section 6.6 Support of Transactions. Without limiting any covenant contained in Article VI, Article VII and Article VIII, the Purchaser Parties and the Company shall each, and each shall cause its Subsidiaries to (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any of the Purchaser Parties, or the Company or their respective Affiliates are required to obtain in order to consummate the Merger and the Transactions, including cooperating, by adopting appropriate corporate resolutions and otherwise, to cause the name of the Purchaser to be changed immediately prior to the Closing to “MicroCloud Hologram Inc.”, and (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable. Notwithstanding anything to the contrary contained herein, no action taken by the Company under this Section 6.6 will constitute a breach of Section 6.1.

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Section 6.7 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement and the Transaction Documents. The parties hereto shall execute and deliver such other documents, certificates, financial statements, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement and the Transaction Documents.

Section 6.8 Confidentiality; Public Announcements.

(a) Except as necessary to complete the Proxy/Registration Statement, the Company, on the one hand, and the Purchaser Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy/Registration Statement.

(b) Except as otherwise provided herein (including the filing of the Proxy/Registration Statement or as required by applicable Law), none of the parties shall make any disclosure or permit any of their respective Affiliates to make any public disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by Purchaser and the Company in writing, which approval shall not be unreasonably conditioned, withheld or delayed, and:

(i) Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement;

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(ii) Purchaser and the Company shall cooperate in good faith with respect to the prompt preparation of, and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, which the Purchaser shall file with the SEC;

(iii) Prior to Closing, Purchaser and the Company shall mutually agree upon and prepare the press release announcing the consummation of the Transactions, which shall be issued by the Purchaser concurrently with or promptly after the Closing;

(iv) Purchaser and the Company shall cooperate in good faith with respect to the preparation of, and, at least five (5) days prior to the Closing, a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant and the other “Form 10” information required to be included therein, which shall be filed by the Company with the SEC concurrently with the Closing, or as soon as practicable (but in any event within four (4) Business Days of the Closing) .

Section 6.9 Government Authority Inquiries and Investigations. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Company Group, on the one hand, and the Purchaser Parties, on the other hand, shall give counsel for the Company and Purchaser, a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any governmental Authority relating to the transactions contemplated by this Agreement or the Transaction Documents, to the extent permitted by Law. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by Law or by such governmental Authority, gives, such other Party the opportunity to attend and participate in such meeting or discussion.

Section 6.10 Private Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Company, on the one hand, and the Purchaser, on the other hand, shall each notify the other in writing promptly, to the extent permitted by Law, after learning of any shareholder demands or other shareholder proceedings (including derivative claims) relating to this Agreement, any Transaction Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against any of the Company Group members or the Purchaser Parties or any officer or director of Purchaser. Purchaser and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation (to the extent permitted by Law and whereby such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (ii) give the other Party the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other Party’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with the other Party, including with respect to the defense, settlement and compromise of any such Transaction Litigation.

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Article VII.
COVENANTS OF THE COMPANY

The Company agrees that:

Section 7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

Section 7.2 PCAOB Financials. By no later than November 30, 2021 the Company will deliver to the Purchaser Parties (a) the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2019 and 2020, and (b) reviewed financial statements of the Company as of and for the six (6) month period ended June, 30 2021, all prepared in conformity with GAAP under the standards of the Public Company Accounting Oversight Board (the “PCAOB Financials”). The PCAOB Financials shall be (i) prepared from the Books and Records of the Company; (ii) prepared on an accrual basis in accordance with GAAP; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The PCAOBs will be complete and accurate and fairly present in all material respects, in conformity with GAAP applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Group will provide additional financial information as reasonably requested by the Purchaser Parties for inclusion in any filings to be made by the Purchaser Parties with the SEC.

Section 7.3 No Trading in Securities of Purchaser. During the period commencing upon the date of this Agreement and the Closing, except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall cause its officers, directors and Affiliates and Subsidiaries not to, engage in any transactions involving any Purchaser Securities without the prior written consent of Purchaser, and otherwise in compliance with the rules and regulations of the United States Securities and Exchange Commission and applicable Law.

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Section 7.4 Trust Waiver. The Company understands that, except as otherwise described in the IPO Prospectus or as set forth in the Trust Agreement, Purchaser may disburse monies from the Trust Account only: (i) to its public shareholders in the event they elect to redeem their shares in connection with the consummation of Purchaser’s initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an extension of the deadline to consummate a Business Combination, (ii) to its public shareholders if Purchaser fails to consummate a Business Combination within 21 months after the closing of the IPO, (iii) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes and up to one hundred thousand dollars ($100,000) in liquidation expenses or (iv) to Purchaser after or concurrently with the consummation of a Business Combination. The Company hereby agrees on behalf of itself and its Affiliates that:

(a) neither the Company nor any of its Affiliates do now or at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), in each case, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or the Transactions or any proposed or actual business relationship between Purchaser or its representatives, on the one hand, and the Company or its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims against the Trust Account are collectively referred to hereafter as the “Released Claims”);

(b) the Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, Contracts or agreements with Purchaser or its representatives, including this Agreement or the Transactions, and will not seek recourse against the Trust Account (including any distributions therefrom) in connection therewith (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates);

(c) the irrevocable waiver set forth in the immediately preceding clause (ii) is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law;

(d) to the extent the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its representatives, including this Agreement or the Transactions, which proceeding seeks, in whole or in part, monetary relief against Purchaser, IPO Sponsor, officers or directors, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and such claim shall not permit the Company or its Affiliates (or any Person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein; and

(e) notwithstanding anything to the contrary, immediately upon Closing, any of the Purchaser’s cash, including the funds remaining in the Trust Account after the redemption of the Purchaser’s public shareholders and any equity financing proceeds, will be used as follows: (i) payment of Purchaser’s and Company’s accrued but unpaid transaction expenses, deferred IPO fees and deferred advisor fees, and (ii) the remaining cash will be transferred to the Company and used for working capital and general corporate purposes.

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Article VIII.
COVENANTS OF PURCHASER PARTIES

Section 8.1 Nasdaq Listing. From the date hereof through the Effective Time, Purchaser shall ensure Purchaser remains listed as a public company on the Nasdaq, and shall prepare and submit to Nasdaq a listing application, if required under Nasdaq rules, covering the Consideration Shares issuable in the transactions contemplated hereby and shall obtain approval for the listing of such shares. After the date hereof and prior to the Closing, Purchaser shall procure the reservation of ticker symbols “HOLO”, “HOLOR”, “HOLOW” and “HOLOU” on Nasdaq.

Section 8.2 Public Filings. From the date hereof through the Closing, Purchaser shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 8.3 Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to Trustee (which notice Purchaser shall provide to Trustee in accordance with the terms of the Trust Agreement)), Purchaser shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including causing the documents, opinions and notices required to be delivered to Trustee pursuant to the Trust Agreement to be so delivered, for the following: (a) the redemption of any Purchaser Ordinary Shares in connection with the Purchaser Share Redemption; (b) the payment of the amounts due to the underwriters and professional service providers of the IPO for their deferred underwriting commissions as set forth in the Trust Agreement; (c) the payment of the Transaction Expenses, and (d) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (c), to be disbursed to Purchaser in accordance with the Trust Agreement, all of which shall subsequently be contributed to the Surviving Corporation for its working capital and general corporate purpose.

Section 8.4 Post-Closing Directors and Officers of Purchaser. Subject to the terms of the Purchaser’s Organizational Documents, Purchaser shall take all such action within its power as may be necessary or appropriate such that:

(a) Effective upon Closing, the Purchaser’s board of directors shall consist of five (5) directors:

(i) four (4) directors shall be designated by the Company, at least two (2) of whom shall be considered “independent” for purposes of under Nasdaq rules requirement, and who shall be PENG Wei (彭伟), KANG Guohui (康國輝), ZHOU Mi (周密), and QIN Han (覃涵) initially; and

(ii) one (1) director shall be designated by the Purchaser, who shall be “independent” for purposes of under Nasdaq rules requirement and shall be the “financial expert” as determined under SEC rules and regulations and whose biography and other information will be provided as required under SEC regulations, and shall be Jun Liu initially;

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(b) from and after the Effective Time, the officers of Purchaser shall be the same as the officers of the Surviving Corporation (the “Post-Closing Officers”), who shall serve in such capacity in accordance with the terms of Purchaser’s Organizational Documents following the Effective Time.

Section 8.5 D&O Indemnification and Insurance.

(a) From and after the Effective Time, Purchaser agrees that it shall indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to their business) and (y) Purchaser and each of its Subsidiaries (the Persons in the foregoing (x) and (y) are collectively referred to as, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Purchaser or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Purchaser shall, and shall cause its Subsidiaries to (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of Purchaser’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Organizational Documents of the Company, Purchaser or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Purchaser shall assume, and be liable for, each of the covenants in this Section 8.5.

(b) For a period of six (6) years from the Effective Time, Purchaser shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Purchaser’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Purchaser or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Purchaser be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Purchaser or the Company, as applicable, for such insurance policy for the year ended December 31, 2021; provided, however, that (i) Purchaser may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 8.5 shall be continued in respect of such claim until the final disposition thereof.

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(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 8.5 shall survive the Closing indefinitely and shall be binding, jointly and severally, on Purchaser and all successors and assigns of Purchaser. In the event that Purchaser or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Purchaser shall ensure that proper provision shall be made so that the successors and assigns of Purchaser shall succeed to the obligations set forth in this Section 8.5.

(d) On the Closing Date, Purchaser shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Purchaser with the post-Closing directors and officers of Purchaser, which indemnification agreements shall continue to be effective following the Closing.

Section 8.6 Section 16 Matters. Prior to the Closing, the board of directors of Purchaser, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Purchaser Ordinary Shares pursuant to this Agreement and the other agreements contemplated hereunder, by any Person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Purchaser following the Closing shall be exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 8.7 Shareholder Litigation. In the event that any litigation related to this Agreement, any Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Purchaser Parties, threatened in writing, against Purchaser or the board of directors of Purchaser by any of Purchaser’s shareholders prior to the Closing, Purchaser shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Purchaser shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle or agree to settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

Article IX.
CONDITIONS TO CLOSING

Section 9.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law, and no Order shall prohibit or prevent the consummation of the Closing.

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(b) There shall not be any Action brought by a third party to enjoin or otherwise restrict the consummation of the Closing and the Merger.

(c) The SEC shall have declared the Proxy/Registration Statement effective or advised the Purchaser Parties that it has no further comments. No stop order suspending the effectiveness of the Proxy/Registration Statement or any part thereof shall have been issued.

(d) Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.

(e) The Purchaser Shareholders’ Approval has been duly obtained.

(f) The employment agreement for each of the Post-Closing Officers, each in form and substance satisfactory to the Company and acceptable to the Purchaser, shall have been duly executed and delivered, effective as of the Closing.

(g) Purchaser shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Closing.

Section 9.2 Conditions to Obligations of the Purchaser Parties. The obligation of the Purchaser Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company Group shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Company contained in Article IV in this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement, and (ii) be true and correct as of the Closing Date (except for the representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Company Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Purchaser Parties shall have received a certificate signed by the chief executive officer of the Company to the effect set forth in clauses (a) through (c) of this Section 9.2.

Section 9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Purchaser Parties shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

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(b) All of the representations and warranties of the Purchaser Parties contained in Article V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Purchaser Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Purchaser Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Purchaser Material Adverse Effect on the Purchaser Parties, regardless of whether it involved a known risk.

(d) From the date hereof until the Closing, the Purchaser Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Purchaser Parties.

(e) Purchaser Ordinary Shares shall remain listed for trading on Nasdaq and the additional listing application for the Consideration Shares shall have been approved by Nasdaq. As of the Closing Date, Purchaser shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied.

(f) The Persons identified in Section 8.4 shall have been elected to the board of directors of the Purchaser simultaneously with the Closing.

(g) The Purchaser’s name shall have been changed to “MicroCloud Hologram Inc.” effective with the Closing.

(h) The Company shall have received a certificate signed by the chief executive officer of the Purchaser to the effect set forth in clauses (a) through (g) of this Section 9.3.

Article X.
DISPUTE RESOLUTION

Section 10.1 Arbitration

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

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(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c) The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 10.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement, unless resulting from the gross negligence or willful misconduct of the person indemnified.

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(j) This arbitration section shall survive the termination of this Agreement.

Section 10.2 Waiver of Jury Trial; Exemplary Damages

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENTS, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENTS.

(b) Each of the parties to this Agreement acknowledges that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledges that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

  Article XI.
TERMINATION

Section 11.1 Termination without Default

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by March 31, 2022 (the “Outside Closing Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 11.2 hereof), the Purchaser Parties or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by Purchaser Parties or the Company, as the case may be, by giving written notice to the other at any time after the Outside Closing Date.

Section 11.2 Termination upon Default

(a) The Purchaser Parties may terminate this Agreement by giving notice to the Company, without prejudice to any rights or obligations the Purchaser Parties may have, if the Company shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or in any Transaction Documents to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to any Purchaser Party, without prejudice to any rights or obligations the Company may have, if any Purchaser Party shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or in any Transaction Documents to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by such Purchaser Party of a notice describing in reasonable detail the nature of such breach.

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Section 11.3 Termination by Purchaser. Purchaser shall have the right to terminate this Agreement (i) in the event that the Company and Merger Sub are unable to provide the PCAOB Financials as set in in Section 7.2 or (ii) in Purchaser’s reasonable discretion exercised in good faith, in the event that the PCAOB Financials reflect adverse material changes from the Financial Statements provided by the Company in accordance with Section 4.8 or (iii) in the event that within ten (10) Business Days following delivery by the company of the PCAOB Financials, Purchaser is unable to obtain a fairness opinion in usual and customary form from a third party provider, which opinion states that the consideration payable by Purchaser hereunder is fair to its shareholders.

Section 11.4 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 11.2 hereof, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (i) as set forth in Article X and Article XIII.

  Article XII.
Indemnification

Section 12.1 Indemnification of Purchaser. Subject to the terms and conditions of this Article XII and from and after the Closing Date, the Company (the “Indemnifying Party”) agrees to indemnify and hold harmless the Purchaser (the “Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by the Indemnified Party as a result of or in connection with any breach or inaccuracy of any of the representations or warranties of the Company contained in Article IV herein. Notwithstanding the foregoing, the Indemnified Party shall not assert any claim, and shall not be entitled to indemnification, unless and until the aggregate amount of all Losses indemnifiable hereunder exceeds $2,250,000 (the “Threshold”), in which event the Indemnifying Party shall be responsible for the aggregate amount of Losses from the first dollar. The maximum liability of Losses that the Indemnifying Party is liable for under this Article XII is $45,000,000.

Section 12.2 Procedure. The following shall apply with respect to all claims by the Indemnified Party for indemnification:

(a) The Indemnified Party shall give the Indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party action with respect to which the Indemnified Party seeks indemnification pursuant to Section 12.1 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of the Indemnified Party under Section 12.1, except to the extent such failure adversely affects the ability of the Indemnifying Party to defend such claim or increases the amount of such liability;

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(b) In the case of any Third-Party Claims as to which indemnification is sought by the Indemnified Party, the Indemnified Party shall be entitled to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within thirty (30) days thereafter), shall (i) deliver a written confirmation to the Indemnified Party that the indemnification provisions of Section 12.1 are applicable to such action and the Indemnifying Party will indemnify the Indemnified Party in respect of such action pursuant to the terms of Section 12.1, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Third-Party Claim;

(c) If the Indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 12.2(b), then the Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense. If the Indemnifying Party so assumes the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, and the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party;

(d) If the Indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 12.2(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party withdraws from or fail to adequately prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party’s expense. Notwithstanding anything to the contrary, the Indemnifying Party shall not be entitled to control over, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third-Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party;

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(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 12.2(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Party’s expense. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against the Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to the Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts;

(f) Following the Closing, the disinterested independent directors of the Purchaser shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Purchaser to enforce the terms of this Agreement.

Section 12.3 Survival of Indemnification Rights. All representations and warranties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive until 6 months following the Closing Date (the “Survival Period”); provided that the Key Warranties shall survive until the expiry of the applicable statute of limitations. After the expiration of the Survival Period, the Indemnifying Party shall have no further liability for indemnification pursuant to this Article XII other than with respect to the claims already made pursuant to this Article XII.

Section 12.4 Sole and Exclusive Remedy. The remedies provided in this Article XII shall be deemed the sole and exclusive remedies of the Indemnified Party, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby.

  Article XIII.
MISCELLANEOUS

Section 13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or the Surviving Corporation following the Closing), to:

MC Hologram Inc.

Room 302, Building A,

Zhongkenaneng Building,

Yuexing Sixth Road,

Nanshan District,

Shenzhen, P.R.China (518000)

Attn: Ivy Zhen/ Doris Zhang

Email: ivy@mcvrar.com; zhangningying@mcloudvr.com

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with a copy to (which shall not constitute notice):

DLA Piper UK LLP Shanghai Representative Office

20th Floor, South Tower, Beijing Kerry Center, 1 Guang Hua Road, Chaoyang

District, Beijing 100020

Attn: James Chang/Yang Ge

Email: James.Chang@dlapiper.com; Yang.Ge@dlapiper.com

if to Purchaser and Merger Sub

Golden Path Acquisition Corporation

100 Park Avenue, New York, New York 10017

Attn: Shaosen Cheng, Chief Executive Officer

Email: ceo@goldenpath.cn

with a copy to (which shall not constitute notice):

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, New York 10006

Attn.: Bill Huo, Esq. and Brian Daughney, Esq

Email: bhuo@bckerlawyers.com; bdaughney@beckerlawyers.com

Section 13.2 Non-survival or Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XIII and any corresponding definitions set forth in Article I.

Section 13.3 Amendments; No Waivers; Remedies

(a) This Agreement cannot be amended, except by a writing signed by each of the Purchaser Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 13.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 13.5 Publicity.

(a) All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Purchaser and the Company; provided, that no such party shall be required to obtain consent pursuant to this Section 13.5(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13.5(a).

(b) The restriction in Section 13.5(a) shall not apply to the extent the public announcement is required by applicable securities Law, any governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent practicable, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing

Section 13.6 Expenses. Except as otherwise set forth in this Agreement, each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided that, if the Closing shall occur, Purchaser shall pay or cause to be paid the unpaid Company Transaction Expenses by wire transfer of immediately available funds to the designated account. For the avoidance of doubt, any payments to be made (or to cause to be made) by Purchaser pursuant to this Section 13.6 shall promptly and immediately be paid upon consummation of the Closing and release of proceeds from the Trust Account.

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Section 13.7 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

Section 13.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

Section 13.9 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

Section 13.10 Entire Agreement. This Agreement together with the other Transaction Documents, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Transaction Documents, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Transaction Documents, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Transaction Documents, except those expressly stated herein or therein.

Section 13.11 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

Section 13.12 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

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(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Company Disclosure Schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) All monetary figures used herein shall be in United States dollars unless otherwise specified.

(h) A reference to a statute or statutory provision includes, to the extent applicable at any relevant time: (i) that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision; (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and (iii) any subordinate legislation or regulation made under the relevant statute or statutory provision.

Section 13.13 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 13.14 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

Section 13.15 Waiver of Conflicts. Recognizing that DLA Piper (“DLA”) acted as legal counsel to the Company and certain of their respective affiliates prior to the Closing, and that DLA may act as legal counsel to the Surviving Corporation and one or more of its Subsidiaries after the Closing, each of the Company and the Surviving Corporation (including on behalf of the Surviving Corporation’s Subsidiaries) hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with DLA representing any of the Company, the Surviving Corporation or any of its Subsidiaries and any of their respective affiliates after the Closing.

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Section 13.16 Specific Performance.

(a) The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with this Agreement this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy);

(b) Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[The remainder of this page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, each of the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Purchaser	Golden Path Acquisition Corporation

	By:	/s/ Cheng Shaosen
	Name:	Cheng Shaosen
	Title:	Chief Executive Officer

Merger Sub	Golden Path Merger Sub Corporation

	By:	/s/ Cheng Shaosen
	Name:	Cheng Shaosen
	Title:	Director

Company	MC Hologram Inc.

	By:	/s/ Kang Guohui
	Name:	Kang Guohui
	Title:	Director

Signature Page to Business Combination and Merger Agreement

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Annex 1

Allocation Statement

Company Shareholders	Closing Payment Shares
Best Road Holdings Limited	8,302,047
Tiger Initiative Investment Ltd	6,750,675
Lucky monkey Holding Limited	4,050,405
Super plus Holding Limited	5,063,006
Wu Yue Investment Ltd	4,387,939
Import&Export Guojin Development Co., Ltd	5,063,006
Brilliantrf Holdings Limited	675,068
Jintgian Tiyqi Holdings Limited	675,068
Kobecho Holdings Limited	1,012,601
Innovation Spark Technology Limited	3,375,338
Sensegain Prosperity Holding Limited	3,639,120
Hangzhou Chuyuan Investment Partnership (Limited Partnership) (杭州础元投资合伙企业（有限合伙）)	521,287
Sensegain Glitter Holding Limited	260,036
Vision Ace Limited	260,036
Bright Hill Holdings Limited	260,036
Bright Brothers Holdings Limited	258,787
TOTAL	44,554,455

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Annex B

Form of Plan of Merger

THIS PLAN OF MERGER is made on [        ], 2021.

BETWEEN:

(1)	MC Hologram Inc., an exempted company incorporated under the laws of the Cayman Islands, having its registered office at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (“MC Hologram” or the “Surviving Company”); and

(2)	Golden Path Merger Sub Corporation, an exempted company incorporated under the laws of the Cayman Islands, having its registered office at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the “Merging Company” and together with MC Hologram or the Surviving Company, the “Companies”).

WHEREAS:

(A)	The respective boards of directors of MC Hologram and the Merging Company have approved the merger of MC Hologram and the Merging Company, with the Surviving Company continuing as the surviving company (as defined in the Cayman Companies Act, as defined below) of the Merger (the “Merger”) and becoming a wholly-owned subsidiary of Golden Path Acquisition Corporation, upon the terms and subject to the conditions of a merger agreement dated [ ] 2021 between Golden Path Acquisition Corporation, the Merging Company and MC Hologram Inc. (the “Agreement”) a copy of which is annexed as Annex A to this Plan of Merger, and pursuant to the provisions of Part XVI of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”).

(B)	The directors and shareholders of each of the Surviving Company and the Merging Company have approved the execution and delivery of the Agreement and this Plan of Merger, respectively, and the performance of its obligations thereunder, respectively, on the terms and subject to the conditions set forth herein and otherwise in accordance with the Cayman Companies Act.

(C)	This Plan of Merger is made in accordance with section 233 of the Cayman Companies Act.

IT IS AGREED:

CONSTITUENT COMPANIES

1.	The constituent companies (as defined in the Cayman Companies Act) to this Plan of Merger are MC Hologram and the Merging Company.

NAME OF THE SURVIVING CORPORATION

2.	The surviving company (as defined in the Cayman Companies Act) is the Surviving Company which shall be named MC Hologram Inc.

REGISTERED OFFICE

3.	The registered office of the Surviving Company is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

4.	The registered office of the Merging Company is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

B-1

AUTHORISED AND ISSUED SHARE CAPITAL

5.	Immediately prior to the Effective Date (as defined below), the authorized share capital of MC Hologram was US$50,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each, 132,000,000 of which have been issued and are outstanding.

6.	Immediately prior to the Effective Date, the authorized share capital of the Merging Company was US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each, of which 1,437,500 have been issued and are outstanding.

7.	The authorized share capital of the Surviving Company shall be US$50,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each.

EFFECTIVE DATE

8.	In accordance with section 233(13) of the Cayman Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar of Companies in the Cayman Islands (the “Effective Date”).

TERMS AND CONDITIONS; SHARE RIGHTS

9.	On the Effective Date, each share of a nominal or par value US$0.0001 each in the capital of the Merging Company issued and outstanding immediately prior to the Effective Date shall be converted into and become one validly issued, fully paid and non-assessable ordinary share of a nominal or par value US$0.0001 each in the capital of the Surviving Company in accordance with the terms and conditions of the Agreement; such conversion shall be effected by means of the cancellation of such share of the Merging Company, in exchange for the right to receive one such ordinary share of the Surviving Company.

10.	On the Effective Date, each ordinary share of a nominal or par value US$0.0001 each in the capital of MC Hologram issued and outstanding immediately prior to the Effective Date shall be cancelled in exchange for the right to receive the Per Share Merger Consideration (as defined in the Agreement) without interest in accordance with the Agreement.

11.	For the avoidance of doubt, the provisions of Sections 2 and 3 of the Agreement are incorporated by reference into this Plan of Merger.

12.	From the Effective Date, the rights and restrictions attaching to the shares of the Surviving Company are set out in the M&A (as defined below).

MEMORANDUM AND ARTICLES OF ASSOCIATION

13.	From the Effective Date, the amended and restated memorandum and articles of association of the Surviving Company shall be amended and restated by their deletion in their entirety and the substitution in their place of the second amended and restated memorandum and articles of association in the form annexed hereto as Annex B (the “M&A”).

DIRECTORS' INTERESTS IN THE MERGER

14.	No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.

B-2

15.	The names and addresses of each director of the Surviving Company from the Effective Date are:

a.	PENG Wei (彭伟) whose address is at Room 2517, Block B, Jintong Building, No. 1058, Aiguo Road, Luohu District, Shenzhen, Guangdong, China

b.	KANG Guohui (康國輝) whose address is at 9A, Junxi Pavilion, Mingjunhaoting, No. 20 Ganglian Road, Luohu District, Shenzhen, Guangdong, China

c.	ZHOU Mi (周密) whose address is at 13th Floor, Building 3, Kerry Construction Plaza, Futian District, Shenzhen, Guangdong, China

d.	QIN Han (覃涵) whose address is at Room 302, Block A, Zhongkenaneng Building, Yuexing Sixth Avenue, Nanshan District, Shenzhen, Guangdong, China

e.	Jun Liu who address is at 2-401, zone 3, Caoqiao Xinyuan, Fengtai District, Beijing, China

SECURED CREDITORS

16.	The Surviving Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

17.	The Merging Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

PROPERTY

18.	On the Effective Date, the rights, property of every description including chores in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Companies shall immediately vest in the Surviving Company, which shall be liable for and subject, in the same manner as the Companies, to all mortgages, charges, security interests and all contracts, obligations, claims, debts and liabilities of each of the Companies.

TERMINATION

19.	At any time prior to the Effective Date, this Plan of Merger may be terminated in accordance with the terms and conditions of the Agreement.

COUNTERPARTS

20.	This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

APPROVAL AND AUTHORIZATION

21.	This Plan of Merger has been approved by the board of directors of each of Merging Company and MC Hologram pursuant to section 233(3) of the Cayman Companies Act.

22.	This Plan of Merger has been authorised by the shareholders of each of Merging Company and MC Hologram pursuant to section 233(6) of the Cayman Companies Act.

GOVERNING LAW

23.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

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IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of

MC HOLOGRAM INC.

Director

Name:

SIGNED for and on behalf of

GOLDEN PATH MERGER SUB CORPORATION

Director

Name:

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Annex C

Companies Act (Revised) Company Limited by Shares MicroCloud Hologram Inc. (FORMERLY NAMED GOLDEN PATH ACQUISITION CORPORATION)

AMENDED & RESTATED ARTICLES of association
Adopted by special resolution passed on [ ] 2021

Annex C-1

CONTENTS

1	Definitions, interpretation and exclusion of Table A	C-1

	Definitions	C-1

	Interpretation	C-3

	Exclusion of Table A Articles	C-4

2	Shares	C-4

	Power to issue Shares and options, with or without special rights	C-4

	Power to issue fractions of a Share	C-5

	Power to pay commissions and brokerage fees	C-5

	Trusts not recognised	C-5

	Power to vary class rights	C-6

	Effect of new Share issue on existing class rights	C-6

	Capital contributions without issue of further Shares	C-6

	No bearer Shares or warrants	C-7

	Treasury Shares	C-7

	Rights attaching to Treasury Shares and related matters	C-7

3	Register of Members	C-7

4	Share certificates	C-8

	Issue of share certificates	C-8

	Renewal of lost or damaged share certificates	C-8

5	Lien on Shares	C-9

	Nature and scope of lien	C-9

	Company may sell Shares to satisfy lien	C-9

	Authority to execute instrument of transfer	C-9

	Consequences of sale of Shares to satisfy lien	C-9

	Application of proceeds of sale	C-10

C-i

6	Calls on Shares and forfeiture	C-10

	Power to make calls and effect of calls	C-10

	Time when call made	C-10

	Liability of joint holders	C-10

	Interest on unpaid calls	C-10

	Deemed calls	C-11

	Power to accept early payment	C-11

	Power to make different arrangements at time of issue of Shares	C-11

	Notice of default	C-11

	Forfeiture or surrender of Shares	C-11

	Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender	C-12

	Effect of forfeiture or surrender on former Member	C-12

	Evidence of forfeiture or surrender	C-12

	Sale of forfeited or surrendered Shares	C-12

7	Transfer of Shares	C-13

	Form of transfer	C-13

	Power to refuse registration	C-13

	Power to suspend registration	C-13

	Company may retain instrument of transfer	C-13

8	Transmission of Shares	C-13

	Persons entitled on death of a Member	C-13

	Registration of transfer of a Share following death or bankruptcy	C-14

	Indemnity	C-14

	Rights of person entitled to a Share following death or bankruptcy	C-14

9	Alteration of capital	C-14

	Increasing, consolidating, converting, dividing and cancelling share capital	C-14

	Dealing with fractions resulting from consolidation of Shares	C-15

	Reducing share capital	C-15

C-ii

10	Redemption and purchase of own Shares	C-15

	Power to issue redeemable Shares and to purchase own Shares	C-15

	Power to pay for redemption or purchase in cash or in specie	C-16

	Effect of redemption or purchase of a Share	C-16

11	Meetings of Members	C-16

	Power to call meetings	C-16

	Content of notice	C-17

	Period of notice	C-18

	Persons entitled to receive notice	C-18

	Publication of notice on a website	C-18

	Time a website notice is deemed to be given	C-19

	Required duration of publication on a website	C-19

	Accidental omission to give notice or non-receipt of notice	C-19

12	Proceedings at meetings of Members	C-19

	Quorum	C-19

	Lack of quorum	C-19

	Use of technology	C-19

	Chairman	C-20

	Right of a director to attend and speak	C-20

	Adjournment	C-20

	Method of voting	C-20

	Taking of a poll	C-20

	Chairman's casting vote	C-21

	Amendments to resolutions	C-21

	Written resolutions	C-21

	Sole-member company	C-22

C-iii

13	Voting rights of Members	C-22

	Right to vote	C-22

	Rights of joint holders	C-22

	Representation of corporate Members	C-22

	Member with mental disorder	C-23

	Objections to admissibility of votes	C-23

	Form of proxy	C-23

	How and when proxy is to be delivered	C-24

	Voting by proxy	C-25

14	Number of directors	C-25

15	Appointment, disqualification and removal of directors	C-25

	No age limit	C-25

	Corporate directors	C-25

	No shareholding qualification	C-25

	Appointment and removal of directors	C-25

	Resignation of directors	C-26

	Termination of the office of director	C-26

16	Alternate directors	C-27

	Appointment and removal	C-27

	Notices	C-28

	Rights of alternate director	C-28

	Appointment ceases when the appointor ceases to be a director	C-28

	Status of alternate director	C-28

	Status of the director making the appointment	C-28

17	Powers of directors	C-29

	Powers of directors	C-29

	Appointments to office	C-29

	Remuneration	C-30

	Disclosure of information	C-30

C-iv

18	Delegation of powers	C-30

	Power to delegate any of the directors' powers to a committee	C-30

	Power to appoint an agent of the Company	C-31

	Power to appoint an attorney or authorised signatory of the Company	C-31

	Power to appoint a proxy	C-31

19	Meetings of directors	C-31

	Regulation of directors' meetings	C-31

	Calling meetings	C-32

	Notice of meetings	C-32

	Period of notice	C-32

	Use of technology	C-32

	Place of meetings	C-32

	Quorum	C-32

	Voting	C-32

	Validity	C-32

	Recording of dissent	C-32

	Written resolutions	C-33

	Sole director's minute	C-33

20	Permissible directors' interests and disclosure	C-33

	Permissible interests subject to disclosure	C-33

	Notification of interests	C-34

	Voting where a director is interested in a matter	C-34

21	Minutes	C-34

C-v

22	Accounts and audit	C-34

	Accounting and other records	C-34

	No automatic right of inspection	C-34

	Sending of accounts and reports	C-35

	Time of receipt if documents are published on a website	C-35

	Validity despite accidental error in publication on website	C-35

	Audit	C-35

23	Financial year	C-36

24	Record dates	C-36

25	Dividends	C-36

	Declaration of dividends by Members	C-36

	Payment of interim dividends and declaration of final dividends by directors	C-37

	Apportionment of dividends	C-37

	Right of set off	C-37

	Power to pay other than in cash	C-38

	How payments may be made	C-38

	Dividends or other moneys not to bear interest in absence of special rights	C-38

	Dividends unable to be paid or unclaimed	C-39

26	Capitalisation of profits	C-39

	Capitalisation of profits or of any share premium account or capital redemption reserve	C-39

	Applying an amount for the benefit of members	C-39

27	Share premium account	C-39

	Directors to maintain share premium account	C-39

	Debits to share premium account	C-40

C-vi

28	Seal	C-40

	Company seal	C-40

	Duplicate seal	C-40

	When and how seal is to be used	C-40

	If no seal is adopted or used	C-40

	Power to allow non-manual signatures and facsimile printing of seal	C-40

	Validity of execution	C-41

29	Indemnity	C-41

	Indemnity	C-41

	Release	C-41

	Insurance	C-42

30	Notices	C-42

	Form of notices	C-42

	Electronic communications	C-42

	Persons authorised to give notices	C-43

	Delivery of written notices	C-43

	Joint holders	C-43

	Signatures	C-43

	Evidence of transmission	C-43

	Giving notice to a deceased or bankrupt Member	C-43

	Date of giving notices	C-44

	Saving provision	C-44

31	Authentication of Electronic Records	C-44

	Application of Articles	C-44

	Authentication of documents sent by Members by Electronic means	C-44

	Authentication of document sent by the Secretary or Officers of the Company by Electronic means	C-45

	Manner of signing	C-45

	Saving provision	C-45

32	Transfer by way of continuation	C-46

C-vii

33	Winding up	C-46

	Distribution of assets in specie	C-46

	No obligation to accept liability	C-46

	The directors are authorised to present a winding up petition	C-46

34	Amendment of Memorandum and Articles	C-47

	Power to change name or amend Memorandum	C-47

	Power to amend these Articles	C-47

35	Mergers and Consolidations	C-47

36	Certain Tax Filings	C-47

C-viii

Companies Act (Revised)

Company Limited by Shares

Amended & Restated Articles of Association

of

MicroCloud Hologram Inc.

Adopted by special resolution passed on [ ] 2021

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles.

Audit Committee means the audit committee of the Company formed pursuant to Article 22.8 hereof, or any successor audit committee.

Auditor means the person for the time being performing the duties of auditor of the Company.

Business Day means a day other than (a) a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City (b) a Saturday or (c) a Sunday.

Cayman Islands means the British Overseas Territory of the Cayman Islands.

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is given or deemed to be given; and

(b)	the day for which it is given or on which it is to take effect.

Clearing House means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

Company means the above-named company.

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Default Rate means 10% (ten per cent) per annum.

Designated Stock Exchange means any national securities exchange, including the Nasdaq Stock Market LLC, the NYSE American LLC or The New York Stock Exchange LLC or any Over- the-Counter market on which the Shares are listed for trading.

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fully Paid and Paid Up:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money's worth;

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money's worth.

Independent Director means a director who is an independent director as defined in the rules and regulations of the Designated Stock Exchange as determined by the directors.

IPO means the initial public offering of units, consisting of Shares and warrants of the Company and rights to receive Shares of the Company.

Law means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force.

Member means any person or persons entered on the Register of Members from time to time as the holder of a Share.

Memorandum means the memorandum of association of the Company as amended from time to time.

Officer means a person then appointed to hold an office in the Company; and the expression includes a director, alternate director or liquidator.

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote thereon. The expression also includes a unanimous written resolution.

Public Share means the Shares included in the units issued in the IPO (as described in Article 2.4).

Register of Members means the register of Members maintained in accordance with the Law and includes (except where otherwise stated) any branch or duplicate register of Members.

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SEC means the United States Securities and Exchange Commission.

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

Share means an ordinary share in the share capital of the Company; and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a share.

Special Resolution has the meaning given to that term in the Law.

Tax Filing Authorised Person means such person as any director shall designate from time to time, acting severally.

Treasury Shares means Shares of the Company held in treasury pursuant to the Law and Article 2.15.

Underwriter means an underwriter of the IPO from time to time, and any successor underwriter.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Law of the Cayman Islands is taken to be a reference to the revision of that Law in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

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(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company's registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

Exclusion of Table A Articles

1.3	The regulations contained in Table A in the First Schedule of the Law and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Law and these Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares of the Company to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Law.

2.2	Without limitation to the preceding Article, the directors may so deal with the unissued Shares of the Company:

(a)	either at a premium or at par;

(b)	with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

2.3	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the directors may decide.

2.4	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the directors may decide. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the 52nd day following the date of the prospectus relating to the IPO unless the managing Underwriter determines that an earlier date is acceptable, subject to the Company having filed a current report on Form 8-K containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO with the SEC and a press release announcing when such separate trading will begin. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

C-4

2.5	Each Share in the Company confers upon the Member:

(a)	the right to one vote at a meeting of the Members of the Company or on any resolution of Members;

(b)	a pro rata right in any dividend paid by the Company; and

(c)	a pro rata right in the distribution of the surplus assets of the Company on its liquidation.

Power to issue fractions of a Share

2.6	Subject to the Law, the Company may, but shall not otherwise be obliged to, issue fractions of a Share of any class or round up or down fractional holdings of Shares to its nearest whole number. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

2.7	The Company may, in so far as the Law permits, pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional for any Shares in the Company. That commission may be satisfied by the payment of cash or the allotment of Fully Paid or partly-paid Shares or partly in one way and partly in another.

2.8	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.9	Except as required by Applicable Law:

(a)	the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

C-5

Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding two thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.11	For the purpose of paragraph (b) of the preceding Article, all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.12	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.13	With the consent of a Member, the directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	It shall be treated as if it were a share premium.

(b)	Unless the Member agrees otherwise:

(i)	if the Member holds Shares in a single class of Shares - it shall be credited to the share premium account for that class of Shares;

(ii)	if the Member holds Shares of more than one class - it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

(c)	It shall be subject to the provisions of the Law and these Articles applicable to share premiums.

C-6

No bearer Shares or warrants

2.14	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.15	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Law shall be held as Treasury Shares and not treated as cancelled if:

(a)	the directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Law are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.16	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

2.17	The Company shall be entered in the Register as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Law.

2.18	Nothing in the preceding Article prevents an allotment of Shares as fully paid bonus shares in respect of a Treasury Share and Shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.19	Treasury Shares may be disposed of by the Company in accordance with the Law and otherwise on such terms and conditions as the directors determine.

3	Register of Members

3.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Law.

3.2	The directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Law. The directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

3.3	The title to Public Shares may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the Register of Members may be maintained in accordance with Article 40B of the Law.

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4	Share certificates

Issue of share certificates

4.1	A Member shall only be entitled to a share certificate if the directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the directors may determine. If the directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the directors may issue to any Member:

(a)	without payment, to one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member's holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the directors may determine for every certificate after the first, to several certificates each for one or more of that Member's Shares.

4.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the directors determine.

4.3	Every certificate shall bear legends required under the Applicable Laws.

4.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

4.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate as the directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

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5	Lien on Shares

Nature and scope of lien

5.1	The Company has a first and paramount lien on all Shares (whether Fully Paid or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all moneys payable to the Company by the Member or the Member's estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those moneys are presently payable.

5.2	At any time the directors may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

5.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within 14 Clear Days after that notice is deemed to be given under these Articles.

5.4	The Shares may be sold in such manner as the directors determine.

5.5	To the maximum extent permitted by Applicable Law, the directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

5.6	To give effect to a sale, the directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee of the Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

5.7	On sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate for those Shares.

Despite this, that person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of sale or for any consideration received on their disposal.

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Application of proceeds of sale

5.8	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Shares have been sold:

(a)	if no certificate for the Shares was issued, at the date of the sale; or

(b)	if a certificate for the Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Shares before the sale.

6	Calls on Shares and forfeiture

Power to make calls and effect of calls

6.1	Subject to the terms of allotment, the directors may make calls on the Members in respect of any moneys unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days' notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

6.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

6.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. A person shall not be liable for calls made after such person is no longer registered as Member in respect of those Shares.

Time when call made

6.4	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

Liability of joint holders

6.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

6.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The directors may waive payment of the interest wholly or in part.

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Deemed calls

6.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

6.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

6.9	Subject to the terms of allotment, the directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

6.10	If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 Clear Days' notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person's default.

6.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

6.12	If the notice under the preceding Article is not complied with, the directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the directors may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

6.13	The directors may accept the surrender for no consideration of any Fully Paid Share.

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Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

6.14	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

6.15	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

6.16	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those moneys before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

6.17	A declaration, whether statutory or under oath, made by a director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

6.18	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

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7	Transfer of Shares

Form of transfer

7.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the SEC, the Designated Stock Exchange and federal and state securities laws of the United States, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

7.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration

7.3	If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 2.4 on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

Power to suspend registration

7.4	The directors may suspend registration of the transfer of Shares at such times and for such periods, not exceeding 30 days in any calendar year, as they determine.

Company may retain instrument of transfer

7.5	The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

8	Transmission of Shares

Persons entitled on death of a Member

8.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members' interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member's personal representative or representatives.

8.2	Nothing in these Articles shall release the deceased Member's estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

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Registration of transfer of a Share following death or bankruptcy

8.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

8.4	That person must produce such evidence of his entitlement as the directors may properly require.

8.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

8.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid, the transferor must execute an instrument of transfer; and

(b)	if the Share is partly paid, the transferor and the transferee must execute an instrument of transfer.

8.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

8.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the directors against any loss or damage suffered by the Company or the directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

8.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. However, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares in the Company.

9	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

9.1	To the fullest extent permitted by the Law, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

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(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

9.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the directors may on behalf of those Members:

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

For that purpose, the directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee's title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

9.3	Subject to the Law and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

10	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

10.1	Subject to the Law, and to any rights for the time being conferred on the Members holding a particular class of Shares, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may by its directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation; and

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(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Law, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

10.2	When making a payment in respect of the redemption or purchase of Shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares, or by the terms applying to those Shares in accordance with Article 10.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

10.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member's name shall be removed from the Register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Shares, as the directors may determine.

For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

11	Meetings of Members

Power to call meetings

11.1	To the extent required by the Designated Stock Exchange, an annual general meeting of the Company shall be held no later than one year after the first financial year end occurring after the IPO, and shall be held in each year thereafter at such time as determined by the directors and the Company may, but shall not (unless required by the Law or the rules and regulations of the Designated Stock Exchange) be obliged to, in each year hold any other general meeting.

11.2	The agenda of the annual general meeting shall be set by the directors and shall include the presentation of the Company’s annual accounts and the report of the directors (if any).

11.3	Annual general meetings shall be held in New York, USA or in such other places as the directors may determine.

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11.4	All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.

11.5	The directors may call a general meeting at any time.

11.6	If there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, the directors must call a general meeting for the purpose of appointing additional directors.

11.7	The directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

11.8	The requisition must be in writing and given by one or more Members who together hold at least 10% of the rights to vote at such general meeting.

11.9	The requisition must also:

(a)	specify the purpose of the meeting.

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners.

(c)	be delivered in accordance with the notice provisions.

11.10	Should the directors fail to call a general meeting within 21 Clear Days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

11.11	Without limitation to the foregoing, if there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, any one or more Members who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional directors.

11.12	Members seeking to bring business before the annual general meeting or to nominate candidates for election as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

Content of notice

11.13	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to paragraph (d), the general nature of the business to be transacted; and

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

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11.14	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

11.15	At least five Clear Days' notice of a general meeting must be given to Members, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the Shares giving that right.

Persons entitled to receive notice

11.16	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member; and

(c)	the directors.

Publication of notice on a website

11.17	Subject to the Law or the rules of the Designated Stock Exchange, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the place on the website where the notice may be accessed;

(c)	how it may be accessed; and

(d)	the place, date and time of the general meeting.

11.18	If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles. This will not affect when that Member is deemed to have received notice of the meeting.

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Time a website notice is deemed to be given

11.19	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

11.20	Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

11.21	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

11.22	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

12	Proceedings at meetings of Members

Quorum

12.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. One or more Members who together hold 50% of the Shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

Lack of quorum

12.2	If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved.

Use of technology

12.3	A person may participate in a general meeting through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting.

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Chairman

12.4	The chairman of a general meeting shall be the chairman of the board or such other director as the directors have nominated to chair board meetings in the absence of the chairman of the board. Absent any such person being present within 15 minutes of the time appointed for the meeting, the directors present shall elect one of their number to chair the meeting.

12.5	If no director is present within 15 minutes of the time appointed for the meeting, or if no director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a director to attend and speak

12.6	Even if a director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares in the Company.

Adjournment

12.7	The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

12.8	Should a meeting be adjourned for more than twenty Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five Clear Days' notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

12.9	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

12.10	A poll demanded on the question of adjournment shall be taken immediately.

12.11	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than 30 Clear Days after the poll was demanded.

12.12	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

12.13	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than place, the chairman may appoint scrutineers in more than place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

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Chairman's casting vote

12.14	If the votes on a resolution are equal, the chairman may if he wishes exercise a casting vote.

Amendments to resolutions

12.15	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

12.16	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

12.17	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman's error does not invalidate the vote on that resolution.

Written resolutions

12.18	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote :

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

12.19	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

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12.20	The directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-member company

12.21	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

13	Voting rights of Members

Right to vote

13.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

13.2	Members may vote in person or by proxy.

13.3	Every Member shall have one vote for each Share he holds, unless any Share carries special voting rights.

13.4	A fraction of a Share shall entitle its holder to an equivalent fraction of one vote.

13.5	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

13.6	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

13.7	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

13.8	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

13.9	The authorisation may be for any period of time, and must be delivered to the Company not less than two hours before the commencement of the meeting at which it is first used.

13.10	The directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

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13.11	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

13.12	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the directors of the Company had actual notice of the revocation.

13.13	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

Member with mental disorder

13.14	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member's receiver, curator bonis or other person authorised in that behalf appointed by that court.

13.15	For the purpose of the preceding Article, evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

13.16	An objection to the validity of a person's vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

13.17	An instrument appointing a proxy shall be in any common form or in any other form approved by the directors.

13.18	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member's authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

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13.19	The directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

13.20	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with the Article above about signing proxies; but such revocation will not affect the validity of any acts carried out by the proxy before the directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

13.21	Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the directors) must be delivered so that it is received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

13.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under the preceding Article not less than 24 hours before the time appointed for the taking of the poll;

(b)	but if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be e delivered as required under the preceding Article not less than two hours before the time appointed for the taking of the poll.

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13.23	If the form of appointment of proxy is not delivered on time, it is invalid.

Voting by proxy

13.24	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

14	Number of directors

Unless otherwise determined by Ordinary Resolution, the minimum number of directors shall be one and the maximum shall be ten.

15	Appointment, disqualification and removal of directors

No age limit

15.1	There is no age limit for directors save that they must be aged at least 18 years.

Corporate directors

15.2	Unless prohibited by law, a body corporate may be a director. If a body corporate is a director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about directors' meetings.

No shareholding qualification

15.3	Unless a shareholding qualification for directors is fixed by Ordinary Resolution, no director shall be required to own Shares as a condition of his appointment.

Appointment and removal of directors

15.4	The Company may by Ordinary Resolution appoint any person to be a director or may by Ordinary Resolution remove any director.

15.5	Without prejudice to the Company's power to appoint a person to be a director pursuant to these Articles, the directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. The directors shall have power at any time to remove any director.

15.6	Each director holds office for the term fixed by the Ordinary Resolution or fixed by the resolution of the directors appointing such director, as applicable, but such term shall not exceed two years.

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15.7	Notwithstanding the other provisions of these Articles, in any case where, as a result of death, the Company has no directors and no shareholders, the personal representatives of the last shareholder to have died have the power, by notice in writing to the Company, to appoint a person to be a director. For the purpose of this Article:

(a)	where two or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder;

(b)	if the last shareholder died leaving a will which disposes of that shareholder’s shares in the Company (whether by way of specific gift, as part of the residuary estate, or otherwise):

(i)	the expression personal representatives of the last shareholder means:

(A)	until a grant of probate in respect of that will has been obtained from the Grand Court of the Cayman Islands, all of the executors named in that will who are living at the time the power of appointment under this Article is exercised; and

(B)	after such grant of probate has been obtained, only such of those executors who have proved that will;

(ii)	without derogating from section 3(1) of the Succession Act (Revised), the executors named in that will may exercise the power of appointment under this Article without first obtaining a grant of probate.

15.8	A remaining director may appoint a director even though there is not a quorum of directors.

15.9	No appointment can cause the number of directors to exceed the maximum; and any such appointment shall be invalid.

15.10	For so long as Shares are listed on a Designated Stock Exchange, the directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange.

Resignation of directors

15.11	A director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

15.12	Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of director

15.13	A director's office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

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(d)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(e)	without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months; or

(f)	all of the other directors (being not less than two in number) determine that he should be removed as a director, either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other directors.

16	Alternate directors

Appointment and removal

16.1	Any director may appoint any other person, including another director, to act in his place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors. Such notice must be given to each other director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one director (and to the email address of the Company pursuant to Article 16.4(c)).

16.2	Without limitation to the preceding Article, a director may appoint an alternate for a particular meeting by sending an email to his fellow directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 16.4.

16.3	A director may revoke his appointment of an alternate at any time. No revocation shall take effect until the director has given notice of the revocation to the other directors. Such notice must be given by either of the methods specified in Article 16.1.

16.4	A notice of appointment or removal of an alternate director must also be given to the Company by any of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company's registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

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(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company's registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company's registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

16.5	All notices of meetings of directors shall continue to be given to the appointing director and not to the alternate.

Rights of alternate director

16.6	An alternate director shall be entitled to attend and vote at any board meeting or meeting of a committee of the directors at which the appointing director is not personally present, and generally to perform all the functions of the appointing director in his absence.

16.7	For the avoidance of doubt:

(a)	if another director has been appointed an alternate director for one or more directors, he shall be entitled to a separate vote in his own right as a director and in right of each other director for whom he has been appointed an alternate; and

(b)	if a person other than a director has been appointed an alternate director for more than one director, he shall be entitled to a separate vote in right of each director for whom he has been appointed an alternate.

16.8	An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.

Appointment ceases when the appointor ceases to be a director

16.9	An alternate director shall cease to be an alternate director if the director who appointed him ceases to be a director.

Status of alternate director

16.10	An alternate director shall carry out all functions of the director who made the appointment.

16.11	Save where otherwise expressed, an alternate director shall be treated as a director under these Articles.

16.12	An alternate director is not the agent of the director appointing him.

16.13	An alternate director is not entitled to any remuneration for acting as alternate director.

Status of the director making the appointment

16.14	A director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

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17	Powers of directors

Powers of directors

17.1	Subject to the provisions of the Law, the Memorandum and these Articles, the business of the Company shall be managed by the directors who may for that purpose exercise all the powers of the Company.

17.2	No prior act of the directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Law, following the consummation of the IPO Members may by Special Resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

Appointments to office

17.3	The directors may appoint a director:

(a)	as chairman of the board of directors;

(b)	as vice-chairman of the board of directors;

(c)	as managing director;

(d)	to any other executive office

for such period and on such terms, including as to remuneration, as they think fit.

17.4	The appointee must consent in writing to holding that office.

17.5	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of directors.

17.6	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the directors may nominate one of their number to act in place of the chairman should he ever not be available.

17.7	Subject to the provisions of the Law, the directors may also appoint any person, who need not be a director:

(a)	as Secretary; and

(b)	to any office that may be required (including, for the avoidance of doubt, one or more chief executive officers, presidents, a chief financial officer, a treasurer, vice-presidents, one or more assistant vice-presidents, one or more assistant treasurers and one or more assistant secretaries), for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the directors decide.

17.8	The Secretary or Officer must consent in writing to holding that office.

17.9	A director, Secretary or other Officer of the Company may not hold the office, or perform the services, of Auditor.

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Remuneration

17.10	The remuneration to be paid to the directors, if any, shall be such remuneration as the directors shall determine. The directors shall also be entitled to be paid all out of pocket expenses properly incurred by them in connection with activities on behalf of the Company.

17.11	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the director or to any other person connected to or related to him.

17.12	Unless his fellow directors determine otherwise, a director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

17.13	The directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the Register of Members relating to a Member, (and they may authorise any director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the rules of any stock exchange upon which the Company's shares are listed; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

18	Delegation of powers

Power to delegate any of the directors' powers to a committee

18.1	The directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-directors so long as the majority of those persons are directors.

18.2	The delegation may be collateral with, or to the exclusion of, the directors' own powers.

18.3	The delegation may be on such terms as the directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the directors at will.

18.4	Unless otherwise permitted by the directors, a committee must follow the procedures prescribed for the taking of decisions by directors.

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Power to appoint an agent of the Company

18.5	The directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person's powers. The directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

18.6	The directors may appoint any person, whether nominated directly or indirectly by the directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under these Articles. The directors may do so by power of attorney or any other manner they think fit.

18.7	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Power to appoint a proxy

18.8	Any director may appoint any other person, including another director, to represent him at any meeting of the directors. If a director appoints a proxy, then for all purposes the presence or vote of the proxy shall be deemed to be that of the appointing director.

18.9	Articles 16.1 to 16.4 inclusive (relating to the appointment by directors of alternate directors) apply, mutatis mutandis, to the appointment of proxies by directors.

18.10	A proxy is an agent of the director appointing him and is not an officer of the Company.

19	Meetings of directors

Regulation of directors' meetings

19.1	Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit.

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Calling meetings

19.2	Any director may call a meeting of directors at any time. The Secretary, if any, must call a meeting of the directors if requested to do so by a director.

Notice of meetings

19.3	Every director shall be given notice of a meeting, although a director may waive retrospectively the requirement to be given notice. Notice may be oral. Attendance at a meeting without written objection shall be deemed to be a waiver of such notice requirement.

Period of notice

19.4	At least five Clear Days’ notice of a meeting of directors must be given to directors. A meeting may be convened on shorter notice with the consent of all directors.

Use of technology

19.5	A director may participate in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

19.6	A director participating in this way is deemed to be present in person at the meeting.

Place of meetings

19.7	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

Quorum

19.8	The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number or unless the Company has only one director.

Voting

19.9	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Validity

19.10	Anything done at a meeting of directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a director, or was otherwise not entitled to vote.

Recording of dissent

19.11	A director present at a meeting of directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

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(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

19.12	The directors may pass a resolution in writing without holding a meeting if all directors sign a document or sign several documents in the like form each signed by one or more of those directors.

19.13	Despite the foregoing, a resolution in writing signed by a validly appointed alternate director or by a validly appointed proxy need not also be signed by the appointing director. If a written resolution is signed personally by the appointing director, it need not also be signed by his alternate or proxy.

19.14	Such written resolution shall be as effective as if it had been passed at a meeting of the directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last director signs.

Sole director's minute

19.15	Where a sole director signs a minute recording his decision on a question, that record shall constitute the passing of a resolution in those terms.

20	Permissible directors' interests and disclosure

Permissible interests subject to disclosure

20.1	Save as expressly permitted by these Articles or as set out below, a director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company.

20.2	If, notwithstanding the prohibition in the preceding Article, a director discloses to his fellow directors the nature and extent of any material interest or duty in accordance with the next Article, he may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; or

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested. In particular, the director may be a director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

20.3	Such disclosure may be made at a meeting of the board or otherwise (and, if otherwise, it must be made in writing). The director must disclose the nature and extent of his direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest.

20.4	If a director has made disclosure in accordance with the preceding Article, then he shall not, by reason only of his office, be accountable to the Company for any benefit that he derives from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

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Notification of interests

20.5	For the purposes of the preceding Articles:

(a)	a general notice that a director gives to the other directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Voting where a director is interested in a matter

20.6	A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest pursuant to these Articles. The director shall be counted towards a quorum of those present at the meeting. If the director votes on the resolution, his vote shall be counted.

20.7	Where proposals are under consideration concerning the appointment of two or more directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

21	Minutes

The Company shall cause minutes to be made in books kept for the purpose in accordance with the Law.

22	Accounts and audit

Accounting and other records

22.1	The directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

No automatic right of inspection

22.2	Members are only entitled to inspect the Company's records if they are expressly entitled to do so by law, or by resolution made by the directors or passed by Ordinary Resolution.

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Sending of accounts and reports

22.3	The Company's accounts and associated directors' report or auditor's report that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions: or

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that publication of the documents has been published on the website;

(ii)	the address of the website; and

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

22.4	If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under the next Article.

Time of receipt if documents are published on a website

22.5	Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least five Clear Days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least five Clear Days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least five Clear Days' notice of the hearing.

Validity despite accidental error in publication on website

22.6	If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because:

(a)	those documents are, by accident, published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

Audit

22.7	The directors may appoint an Auditor of the Company who shall hold office on such terms as the directors determine.

22.8	Without prejudice to the freedom of the directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the directors shall establish and maintain an Audit Committee as a committee of the directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

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22.9	If the Shares are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

22.10	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

22.11	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the directors shall fill the vacancy and determine the remuneration of such Auditor.

22.12	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

22.13	Auditors shall, if so required by the directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the directors or any general meeting of the Members.

23	Financial year

Unless the directors otherwise specify, the financial year of the Company:

(a)	shall end on 31st December in the year of its incorporation and each following year; and

(b)	shall begin when it was incorporated and on 1st January each following year.

24	Record dates

Except to the extent of any conflicting rights attached to Shares, the directors may fix any time and date as the record date for calling a general meeting, declaring or paying a dividend or making or issuing an allotment of Shares. The record date may be before or after the date on which a the general meeting is held or the dividend, allotment or issue is declared, paid or made.

25	Dividends

Declaration of dividends by Members

25.1	Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the directors.

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Payment of interim dividends and declaration of final dividends by directors

25.2	The directors may pay interim dividends or declare final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

25.3	Subject to the provisions of the Law, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

25.4	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

25.5	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. If a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

25.6	The directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

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Power to pay other than in cash

25.7	If the directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

25.8	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

25.9	For the purpose of paragraph (a) of the preceding Article, the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of paragraph (b) of the preceding Article, subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

25.10	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the Register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

25.11	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other moneys not to bear interest in absence of special rights

25.12	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

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Dividends unable to be paid or unclaimed

25.13	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the directors may pay it into a separate account in the Company's name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

25.14	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

26	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve

26.1	The directors may resolve to capitalise:

(a)	any part of the Company's profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company's share premium account or capital redemption reserve, if any.

The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member's Shares;

(b)	by issuing Fully Paid Shares, debentures or other securities of the Company to that Member or as that Member directs. The directors may resolve that any Shares issued to the Member in respect of partly paid Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain partly paid.

Applying an amount for the benefit of members

26.2	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

26.3	Subject to the Law, if a fraction of a Share, a debenture, or other security is allocated to a Member, the directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

27	Share premium account

Directors to maintain share premium account

27.1	The directors shall establish a share premium account in accordance with the Law. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Law.

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Debits to share premium account

27.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Law.

27.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Law, out of capital.

28	Seal

Company seal

28.1	The Company may have a seal if the directors so determine.

Duplicate seal

28.2	Subject to the provisions of the Law, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

28.3	A seal may only be used by the authority of the directors. Unless the directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a director (or his alternate) and the Secretary; or

(b)	by a single director (or his alternate).

If no seal is adopted or used

28.4	If the directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a director (or his alternate) or any Officer to which authority has been delegated by resolution duly adopted by the directors; or

(b)	by a single director (or his alternate); or

(c)	in any other manner permitted by the Law.

Power to allow non-manual signatures and facsimile printing of seal

28.5	The directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

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Validity of execution

28.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

29	Indemnity

Indemnity

29.1	To the extent permitted by Applicable Law, the Company shall indemnify each existing or former Secretary, director (including alternate director), and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Secretary or Officer in or about the conduct of the Company's business or affairs or in the execution or discharge of the existing or former Secretary's or Officer's duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

29.2	To the extent permitted by Applicable Law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Secretary or Officer of the Company in respect of any matter identified in paragraph (a) or paragraph (b) of the preceding Article on condition that the Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Secretary or that Officer for those legal costs.

Release

29.3	To the extent permitted by Applicable Law, the Company may by Special Resolution release any existing or former director (including alternate director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person's own actual fraud, wilful default or wilful neglect.

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Insurance

29.4	To the extent permitted by Applicable Law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the directors, other than liability arising out of that person's own dishonesty:

(a)	an existing or former director (including alternate director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

30	Notices

Form of notices

30.1	Save where these Articles provide otherwise, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

30.2	Without limitation to Articles 16.1 to 16.4 inclusive (relating to the appointment and removal by directors of alternate directors) and to Articles 18.8 to 18.10 inclusive (relating to the appointment by directors of proxies), a notice may only be given to the Company in an Electronic Record if:

(a)	the directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

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30.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

Persons authorised to give notices

30.4	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a director or company secretary of the Company or a Member.

Delivery of written notices

30.5	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member's or director's registered address or the Company's registered office, or posted to that registered address or registered office.

Joint holders

30.6	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the Register of Members.

Signatures

30.7	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

30.8	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

30.9	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

30.10	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Giving notice to a deceased or bankrupt Member

30.11	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

30.12	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

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Date of giving notices

30.13	A notice is given on the date identified in the following table.

Method for giving notices	When taken to be given
Personally	At the time and date of delivery
By leaving it at the member's registered address	At the time and date it was left
If the recipient has an address within the Cayman Islands, by posting it by prepaid post to the street or postal address of that recipient	48 hours after it was posted
If the recipient has an address outside the Cayman Islands, by posting it by prepaid airmail to the street or postal address of that recipient	3 Clear Days after posting
By Electronic Record (other than publication on a website), to recipient's Electronic address	Within 24 hours after it was sent
By publication on a website	See the Articles about the time when notice of a meeting of Members or accounts and reports, as the case may be, are published on a website

Saving provision

30.14	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of directors and written resolutions of Members.

31	Authentication of Electronic Records

Application of Articles

31.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a director or other Officer of the Company, shall be deemed to be authentic if either Article 31.2 or Article 31.4 applies.

Authentication of documents sent by Members by Electronic means

31.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

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(c)	Article 31.7 does not apply.

31.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 31.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

31.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 31.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

31.5	For example, where a sole director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that director unless Article 31.7 applies.

Manner of signing

31.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

31.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

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32	Transfer by way of continuation

32.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

32.2	To give effect to any resolution made pursuant to the preceding Article, the directors may cause the following:

(a)	an application be made to the Registrar of Companies to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

33	Winding up

Distribution of assets in specie

33.1	If the Company is wound up, the Members may, subject to these Articles and any other sanction required by the Law, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members;

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

33.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

The directors are authorised to present a winding up petition

33.3	The directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

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34	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

34.1	The Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

34.2	Subject to the Law and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

35	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Law) upon such terms as the directors may determine and (to the extent required by the Law) with the approval of a Special Resolution.

36	Certain Tax Filings

36.1	Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director or officer of the Company. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

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Annex D

Fairness Opinion of Valtech Valuation Advisory Limited

10 September, 2021

Board of Directors

Golden Path Acquisition Corporation

100 Park Avenue, New York, NY 10017

Members of the Board:

We understand that Golden Path Acquisition Corporation (“GPCO”) and MC Hologram Inc., a Cayman Islands exempted company (“MC”), have entered into a Business Combination and Merger Agreement dated 10 September 2021 (the “Merger Agreement”), pursuant to which, among other things, GPCO will acquire the entire share capital of MC and MC will merge with a newly formed entity, Golden Path Merger Sub Corporation, which is wholly owned by GPCO and was formed for the purpose of effectuating the Merger (the “Merger”), by issuance of ordinary shares of GPCO in an amount of US$450,000,000 divided by the per share merger consideration of US$10.10. Pursuant to the Merger, MC will continue as the surviving corporation as a wholly-owned subsidiary of GPCO. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration of the Merger Agreement is fair, from a financial point of view, to the independent holders of the common stock of GPCO.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, a market research report prepared by iResearch Consulting Group1, certain financial information and related documents of MC and certain publicly available financial information of certain guideline public companies. We have also reviewed certain forward looking information relating to MC, including financial projection (the “MC Projection”), operating data, strategic cooperation agreements between MC and its clients and potential clients, prepared by the management of MC. Additionally, we discussed the past and current operations and financial condition and the prospects of MC with the management of MC. We have also reviewed certain related documents and certain financial statements and financial information of MC, including the consolidated unaudited financial statements for the years ended December 31,2019, December 31, 2020 and for the six-month period ended June 30, 2021. As of the date of this letter, the audit work is at the final stage but yet to complete. In addition, we have reviewed the financial terms, to the extent publicly available, of selected guideline public companies and performed such other analyses, reviewed such other information including the market research report prepared by iResearch Consulting Group and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by GPCO and MC. We have also assumed and relied upon, without independent verification, the organized historical and forward looking information on certain guideline public companies by a financial data provider. With respect to the MC Projection, we have been advised by the management of MC, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MC of the future financial performance of MC and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger Agreement, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on MC or the contemplated benefits expected to be derived in the Merger Agreement. We have not made any independent evaluation or appraisal of the individual assets or liabilities (fixed, contingent or otherwise) of MC, nor have we been furnished with any such evaluation or appraisal. We have made no physical inspection of the property or assets of MC and its subsidiaries. In addition, we have relied, without independent verification, upon the assessment of the managements of MC as to the existing and future technology and products of MC, and the risks associated with such technology and products.

1	An independent market research institution engaged by MC to prepare market research on China’s Holographic Technology Service Industry.

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We have been engaged by the Board of Directors of GPCO in connection with this transaction and will receive a fee for our services payable upon rendering of this opinion. In addition, GPCO has agreed to reimburse our expenses and indemnify us for liabilities arising out of our engagement. Prior to this engagement, no material relationship existed between Valtech Valuation Advisory Limited (“Valtech”) and its affiliates and GPCO pursuant to which compensation was received by Valtech or its affiliates. However, Valtech and/or its affiliates may in the future provide other financial or advisory services to GPCO and their respective affiliates for which we would expect to receive compensation.

This opinion has passed our internal review procedures in accordance with our customary practice. This opinion is for the information of the Board of Directors of GPCO and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any holder of shares of the common stock of GPCO should vote with respect to the Merger Agreement or any other matter and does not in any manner address the prices at which the common stock of GPCO will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of GPCO to enter into the Merger Agreement, or the relative merits of the Merger Agreement as compared to any strategic alternatives that may be available to GPCO. Our opinion is limited to the fairness of the consideration, from a financial point of view, of the Merger Agreement to the independent holders of the common stock of GPCO. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of GPCO’s officers, directors or employees, or any class of such persons. We also express no opinion regarding the consideration to be received by any other participant in the transactions contemplated by the Merger Agreement.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration of the Merger Agreement is fair, from a financial point of view, to the independent holders of the common stock of GPCO.

Yours faithfully,

Valtech Valuation Advisory Limited

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